                                                      Registration No. 333-01345


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D. C. 20549

                         ---------------------------

                               AMENDMENT NO. 2


                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         ---------------------------

                         THE COLONIAL BANCGROUP, INC.
            (Exact name of Registrant as specified in its charter)


        Delaware                             6711                                  63-0661573
(State of Incorporation)         (Primary Standard Industrial         (I.R.S. Employer Identification No.)
                                  Classification Code Number)


              ONE COMMERCE STREET, SUITE 800                                     (334) 240-5000
                 MONTGOMERY, ALABAMA 36104                                       (Telephone No.)
         (Address of principal executive offices)



                        ---------------------------

                              W. FLAKE OAKLEY, IV
                                   SECRETARY
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36102
                    (Name and address of agent for service)

                                   Copies to:


      MICHAEL D. WATERS, ESQUIRE                     DAVID M. CALHOUN, ESQ.
MILLER, HAMILTON, SNIDER & ODOM, L.L.C.             LONG, ALDRIDGE & NORMAN
     ONE COMMERCE STREET, SUITE 802             ONE PEACHTREE CENTER, SUITE 5300
              P. O. BOX 19                            303 PEACHTREE STREET
     MONTGOMERY, ALABAMA 36101-0019                 ATLANTA, GEORGIA  30308


  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

                          THE COLONIAL BANCGROUP, INC.
                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-4


                                                           CAPTION IN PROSPECTUS OR OTHER
FORM S-4 ITEM NUMBER AND CAPTION                           LOCATION IN REGISTRATION STATEMENT
- --------------------------------                           ----------------------------------
Item 1.     Forepart of Registration Statement             Facing page,
            and Outside Front Cover Page of                Cross Reference Sheet,
            Prospectus                                     Outside front cover page of
                                                           Prospectus

Item 2.     Inside Front and Outside Back                  "AVAILABLE INFORMATION,"
            Cover Pages of Prospectus                      Inside front cover page of Pros-
                                                           pectus, "DOCUMENTS INCOR-
                                                           PORATED BY REFERENCE,"
                                                           "TABLE OF CONTENTS"

Item 3.     Risk Factors, Ratio of Earnings                "SUMMARY," Cover Page of Pros-
            to Fixed Charges and Other                     pectus, "PER SHARE
            Information                                    DATA," "APPROVAL OF THE
                                                           MERGER," "PRO FORMA
                                                           FINANCIAL INFORMATION"
                                                           AND "SELECTED FINANCIAL DATA"

Item 4.     Terms of the Transaction                       "APPROVAL OF THE
                                                           MERGER," "DOCUMENTS
                                                           INCORPORATED BY
                                                           REFERENCE"

Item 5.     Pro Forma Financial Information                "PER SHARE DATA,"
                                                           "CONDENSED PRO FORMA
                                                           STATEMENTS OF CONDITION,"
                                                           AND "CONDENSED PRO FORMA
                                                           STATEMENTS OF INCOME"

Item 6.     Material Contacts with the Company             "APPROVAL OF THE MERGER
                                                           -- Background of the Merger,"
                                                           "Reasons for the Merger," and
                                                           "Interests of Certain Persons in the
                                                            Merger"

Item 7.     Additional Information Required for            Not Applicable
            Reoffering by Persons and Parties
            Deemed to be Underwriters

Item 8.     Interests of Named Experts and                 "LEGAL MATTERS"
            Counsel

Item 9.     Disclosure of Commission Position              Not Applicable; See Items
            on Indemnification for Securities              20 and 22 below
            Act Liabilities

Item 10.    Information with Respect to S-3                "DOCUMENTS INCORPORAT-
            Registrants                                    ED BY REFERENCE," "BUSI-
                                                           NESS OF BANCGROUP -
                                                           Proposed Affiliate Banks" and
                                                           -" Management Information"

Item 11.    Incorporation of Certain Information           "DOCUMENTS INCORPORATED
            by Reference                                   BY REFERENCE"

Item 12.    Information with Respect to S-2 or             Not Applicable
            S-3 Registrants -- Item 12(b)

Item 13.    Incorporation of Certain Information           Not Applicable
            by Reference

Item 14.    Information with Respect to                    Not Applicable
            Registrants Other Than S-3 or S-2
            Registrants

Item 15.    Information with Respect to S-3                Not Applicable
            Companies

Item 16.    Information with Respect to S-2 or             Not Applicable
            S-3 Companies

Item 17.    Information with Respect to                    "BUSINESS OF CBG"
            Companies Other than S-3 or S-2                "FINANCIAL STATEMENTS"
            Companies

Item 18.    Information if Proxies, Consents or            "INTRODUCTION," "BUSINESS
            Authorizations are to be Solicited             OF BANCGROUP - Voting
                                                           Securities and Principal
                                                           Stockholders," "Security Ownership
                                                           of Management," "Management
                                                           Information"

Item 19.    Information if Proxies, Consents or            Not Applicable
            Authorizations are not to be
            Solicited or in an Exchange Offer

Item 20.    Indemnification of Directors and               PART II, Item 20
            Officers

Item 21.    Exhibits and Financial Statement               PART II, Item 21
            Schedules

Item 22.    Undertakings                                   PART II, Item 22


                      COMMERCIAL BANCORP OF GEORGIA, INC.

                               390 CROGAN STREET
                          LAWRENCEVILLE, GEORGIA 30245

                                                                          , 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Commercial Bancorp of Georgia, Inc. ("CBG") to be held at the headquarters of CBG, 390 Crogan Street, Lawrenceville, Georgia, at
p.m., local time, on                      ,                      , 1996.

     At this important meeting, you will be asked to consider and vote upon the approval of the proposed merger (the "Merger") of CBG with and into The Colonial BancGroup, Inc. ("BancGroup") pursuant to an Agreement and Plan of Merger dated December 21, 1995 (the "Agreement"), by and among CBG and BancGroup. The Agreement, among other things, provides that BancGroup will be the surviving corporation in the Merger. If the proposed Merger is consummated, each outstanding share of CBG Common Stock (excluding shares held by stockholders who perfect their dissenters' rights under Georgia law) shall be converted and exchanged for the right to receive the number of shares of BancGroup Common Stock equal to $21.07 divided by the "Market Value" of the BancGroup Common Stock. The Market Value of the BancGroup Common Stock will be equal to the average of the "Daily Average Value" of the BancGroup Common Stock on the 30 trading days ending on the trading day immediately preceding the effective time of the Merger. The "Daily Average Value" on each such trading day will be the average of the high and low sales price of the BancGroup Common Stock on such day as reported by the New York Stock Exchange.

     The affirmative vote of the holders of a majority of the shares of CBG Common Stock entitled to vote at the Special Meeting is required for approval of the Agreement and the transactions contemplated thereby.

     Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement and Prospectus and (iii) proxy for the Special Meeting. Please review carefully the Proxy Statement and Prospectus which describes in more detail the Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of CBG stockholders. If the CBG stockholders approve the Agreement and the transactions contemplated thereby and the Merger is consummated, BancGroup will send to you a letter of transmittal providing instructions for exchanging your CBG stock certificates for your shares of BancGroup Common Stock. Accordingly, you should not deliver your CBG stock certificate to CBG or BancGroup until you have received the letter of transmittal.

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CBG'S STOCKHOLDERS AND THAT THE MERGER IS FAIR TO THE CBG STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, YOUR BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN VIEW OF THE IMPORTANCE OF THE ACTION TO BE TAKEN, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Richard Sikes
                                          Chairman of the Board,
                                          President and Chief Executive Officer

     CBG STOCKHOLDERS SHOULD NOT SURRENDER OR OTHERWISE ATTEMPT TO EXCHANGE THEIR CBG COMMON STOCK CERTIFICATES FOR BANCGROUP STOCK CERTIFICATES UNLESS AND UNTIL THEY HAVE RECEIVED APPROPRIATE NOTICE AND INSTRUCTIONS FOR EXCHANGE.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                               390 CROGAN STREET
                          LAWRENCEVILLE, GEORGIA 30245
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT      P.M. ON             , 1996
                             ---------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Commercial Bancorp of Georgia, Inc. ("CBG") will be held at the headquarters of CBG, 390 Crogan Street, Lawrenceville, Georgia, on
       , 1996, at      p.m., local time, for the following purposes:

          1. Merger. To consider and vote upon the proposed merger (the "Merger") of CBG with and into The Colonial BancGroup, Inc. ("BancGroup"), in accordance with an Agreement and Plan of Merger, dated as of December 21, 1995 (the "Agreement"). Pursuant to the Agreement, BancGroup will be the surviving corporation in the Merger, and each share of Common Stock of CBG outstanding at the time of the Merger will be converted into the right to receive shares of Common Stock of BancGroup, with cash paid in lieu of fractional shares at the same value as will be paid in BancGroup Common Stock, as described more fully in the accompanying Joint Proxy Statement and Prospectus. The Agreement is attached to the Joint Proxy Statement and Prospectus as Appendix A.

          2. Other Matters. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     The Board of Directors of CBG is not aware of any other business to come before the Special Meeting.


     The Board of Directors of CBG has fixed the close of business on May 21, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Common Stock of CBG at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


     Under Georgia law, holders of Common Stock of CBG are eligible to exercise dissenters' rights of appraisal and demand payment in cash of the fair value of his or her shares of CBG Common Stock if the Merger is consummated. The right of any CBG stockholder to receive such payment is contingent upon strict compliance with Article 13 of the Georgia Business Corporation Code, a copy of which is attached to the Joint Proxy Statement and Prospectus as Appendix B and is incorporated herein by reference. For a summary of Article 13 of the Georgia Business Corporation Code, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."

     You are requested to complete and sign the enclosed form of Proxy which is solicited by the Board of Directors of CBG and to mail it promptly in the enclosed envelope. The Proxy may be revoked at any time by filing with the Secretary of CBG a written revocation, by executing a later dated Proxy, or by attending the Special Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RICHARD SIKES
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Lawrenceville, Georgia
               , 1996

                                   PROSPECTUS

                                       OF

                          THE COLONIAL BANCGROUP, INC.

                                PROXY STATEMENT

                                       OF

                      COMMERCIAL BANCORP OF GEORGIA, INC.


     This Joint Proxy Statement and Prospectus (the "Prospectus") relates to the proposed merger (the "Merger") of Commercial Bancorp of Georgia, Inc., a Georgia corporation ("CBG"), with and into The Colonial BancGroup, Inc., a Delaware corporation ("BancGroup"), and is furnished to CBG's stockholders on or about the date set forth below. In connection with the Merger, BancGroup will issue shares of its Common Stock, $2.50 par value per share, to the holders of the outstanding shares of Common Stock of CBG. As described more fully herein, each share of CBG Common Stock outstanding at the time of the Merger shall be converted into the right to receive the number of shares of BancGroup Common Stock equal to $21.07 divided by the market value of BancGroup Common Stock determined at the time of the Merger. See "APPROVAL OF THE MERGER -- Conversion of CBG Shares." The shares of Common Stock of BancGroup are listed on the New York Stock Exchange ("NYSE") under the symbol "CNB." The closing price per share of such stock as reported by the NYSE on May 8, 1996, was $33.


     Consummation of the Merger requires, among other things, the affirmative vote of at least a majority of the outstanding shares of Common Stock of CBG.

     BancGroup has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, to register the shares of its Common Stock to be issued in connection with the Merger described herein. This document constitutes a Proxy Statement of CBG in connection with stockholder approval of the Merger and a Prospectus of BancGroup with respect to the BancGroup Common Stock to be issued in the Merger.

     THE BOARD OF DIRECTORS OF CBG UNANIMOUSLY RECOMMENDS APPROVAL OF THE
MERGER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The executive offices of CBG are located at 390 Crogan Street, Lawrenceville, Georgia 30245 (telephone 770-339-1900), and the executive offices of BancGroup are located at Colonial Financial Center, One Commerce Street, Montgomery, Alabama 36192 (telephone 334-240-5000).

             THE DATE OF THIS PROSPECTUS IS                , 1996.

                             AVAILABLE INFORMATION

     BancGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

     BancGroup's Common Stock is listed for trading on the NYSE. Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

     BancGroup has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, to register the shares of Common Stock of BancGroup being offered in connection with the Merger. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

     The information in this Prospectus concerning BancGroup has been furnished by BancGroup and the information concerning CBG has been furnished by CBG. CBG is also subject to the periodic reporting requirements of the Exchange Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY BANCGROUP NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.

     The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:


          (1) BancGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;



          (2) BancGroup's Quarterly Report on Form 10Q for the quarter ended March 31, 1996; and



          (3) BancGroup's Registration Statement on Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of BancGroup's Common Stock.


     All documents filed by BancGroup pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BancGroup has entered into an Agreement and Plan of Merger dated as of December 21, 1995 (the "Agreement") with CBG regarding the Merger described herein. Various provisions of the Agreement are summarized or referred to in this Prospectus, and the Agreement is incorporated by reference into this Prospectus and attached hereto as Appendix A.

                                      (ii)

     BancGroup will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

                                      (iii)

                               TABLE OF CONTENTS


                                       CAPTION                                          PAGE
- --------------------------------------------------------------------------------------  -----
SUMMARY...............................................................................      1
INTRODUCTION..........................................................................      9
General...............................................................................      9
Record Date; Shares Entitled to Vote; Vote Required for the Merger....................      9
Solicitation, Voting and Revocation of Proxies........................................      9
Voting Effect of Merger...............................................................     10
APPROVAL OF THE MERGER................................................................     10
General...............................................................................     10
Background of the Merger..............................................................     11
Reasons for the Merger................................................................     12
Opinion of Financial Advisor..........................................................     13
Interests of Certain Persons in the Merger............................................     15
Conversion of CBG Common Stock........................................................     16
Certain Federal Income Tax Consequences...............................................     17
Other Possible Consequences...........................................................     19
Conditions of Consummation of the Merger..............................................     19
Conduct of Business Pending the Merger................................................     20
Rights of Dissenting Stockholders.....................................................     22
Resale of BancGroup Common Stock......................................................     23
Accounting Treatment..................................................................     23
COMPARATIVE MARKET PRICES AND DIVIDENDS...............................................     24
BancGroup.............................................................................     24
CBG...................................................................................     24
BANCGROUP CAPITAL STOCK AND DEBENTURES................................................     24
Common Stock..........................................................................     25
Preference Stock......................................................................     25
1986 Debentures.......................................................................     25
Changes in Control....................................................................     26
COMPARATIVE RIGHTS OF STOCKHOLDERS....................................................     28
Director Elections....................................................................     28
Removal of Directors..................................................................     28
Authorized Capital Stock..............................................................     28
Voting................................................................................     29
Preemptive Rights.....................................................................     29
Directors' Liability..................................................................     29
Indemnification.......................................................................     29
Special Meeting of Stockholders; Action Without a Meeting.............................     30
Mergers, Share Exchanges and Sales of Assets..........................................     30
Amendment of Certificate of Incorporation and Bylaws..................................     31
Rights of Dissenting Stockholders.....................................................     31
Antitakeover Statutes.................................................................     32
Preferred Stock.......................................................................     32
Dividends.............................................................................     32
Effect of the Merger on CBG Stockholders..............................................     32
PRO FORMA INFORMATION.................................................................     34
Condensed Pro Forma Statements of Condition (Unaudited)...............................     34
Condensed Pro Forma Statements of Income (Unaudited)..................................     38
Pro Forma Selected Financial Data (Unaudited).........................................     43
THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES.........................................     45
Selected Interim Financial Data (Unaudited)...........................................     45
Selected Financial Data...............................................................     46
Selected Quarterly Financial Data 1995-1994...........................................     48


                                      (iv)

                                       CAPTION                                          PAGE
- --------------------------------------------------------------------------------------  -----
COMMERCIAL BANCORP OF GEORGIA, INC....................................................     45
Selected Interim Financial Data (Unaudited) March 31, 1996 and 1995...................
Management's Discussion and Analysis of Financial Condition and Results of Operations
  Three Months Ended March 31, 1996 and 1995..........................................
Selected Financial Data 1991-1995.....................................................     44
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................
BUSINESS OF BANCGROUP.................................................................     68
General...............................................................................     68
Lending Activities....................................................................     68
Proposed Affiliate Banks..............................................................     69
Voting Securities and Principal Stockholders..........................................     69
Security Ownership of Management......................................................     71
Management Information................................................................     72
Certain Regulatory Considerations.....................................................     72
BUSINESS OF CBG.......................................................................     74
General...............................................................................     74
Lending Activities....................................................................     74
Loan Origination......................................................................     75
Loan Fee Income.......................................................................     76
Non-Performing Assets and Allowance for Loan Losses...................................     76
Investment Securities and Federal Funds Sold..........................................     76
Deposits..............................................................................     76
Borrowings............................................................................     77
Asset and Liability Management........................................................     77
Data Processing.......................................................................     77
Supervision and Regulation............................................................     77
Market Area...........................................................................     78
Competition...........................................................................     78
Employees.............................................................................     78
Properties............................................................................     79
Legal Proceedings.....................................................................     79
CBG Common Stock Owned by Management and Principal Stockholders.......................     80
ADJOURNMENT OF SPECIAL MEETING........................................................     81
OTHER MATTERS.........................................................................     81
DATE FOR SUBMISSION OF BANCGROUP'S STOCKHOLDER PROPOSALS..............................     81
INDEPENDENT ACCOUNTANTS...............................................................     81
LEGAL MATTERS.........................................................................     82
INDEX TO FINANCIAL STATEMENTS.........................................................    F-1
APPENDIX A -- Agreement and Plan of Merger............................................    A-1
APPENDIX B -- Georgia Statute Regarding Dissenters' Rights of Appraisal...............    B-1
APPENDIX C -- Opinion of The Robinson-Humphrey Company, Inc. .........................    C-1
APPENDIX D -- Tax Opinion.............................................................    D-1


                                       (v)

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL THE SECURITIES COVERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                      (vi)

                                    SUMMARY

     The following provides a summary of information included in this Prospectus. The summary is qualified in its entirety by the more detailed information appearing elsewhere herein, the Appendices hereto and the documents incorporated herein by reference. Stockholders of CBG are urged to read this document in full.

GENERAL

     This Prospectus relates to the issuance of shares of BancGroup Common Stock pursuant to the Merger of CBG with and into BancGroup. BancGroup will be the surviving corporation in the Merger. Following the Merger, BancGroup intends to operate CBG's subsidiary bank, Commercial Bank of Georgia ("Commercial Bank"), as a commercial bank subsidiary in Georgia, and the name of such bank will be changed after the Merger to include the name "Colonial Bank." BancGroup has an existing subsidiary federal savings bank located in Georgia, Colonial Bank, which is referred to herein as Colonial Bank -- Georgia. See "APPROVAL OF THE MERGER."

     The Merger will be presented for approval at the Special Meeting of the
stockholders of CBG to be held on ,             , 1996, at           p.m., local
time, at the main office of CBG.

     See "INTRODUCTION."

TERMS OF THE MERGER

     Upon the date of consummation of the Merger (the "Effective Date") and subject to certain conditions, holders of CBG's Common Stock will be entitled to receive shares of BancGroup Common Stock. On the Effective Date, each share of Common Stock of CBG issued and outstanding and held by CBG's stockholders shall be converted by operation of law into the right to receive the number of shares of BancGroup Common Stock equal to $21.07 divided by the Market Value (the "Exchange Ratio"). The Market Value shall represent the per share market value of BancGroup Common Stock at the Effective Date and shall be equal to the average of the Daily Average Value (as defined below) of the BancGroup Common Stock as reported by the NYSE on the thirty (30) trading days ending on the trading day immediately preceding the Effective Date. The "Daily Average Value" on each trading day shall be the average of the high and low sales prices of the BancGroup Common Stock for such trading day as reported by the NYSE.

     No fractions of shares of BancGroup Common Stock will be issued in the Merger. Pursuant to the terms of the Agreement, each holder of shares of CBG Common Stock who would otherwise be entitled to receive a fraction of a share of BancGroup Common Stock shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction of a share multiplied by the Market Value.


     As an example, if the Market Value is $34, then the Exchange Ratio will be .6197, and each share of CBG Common Stock will be converted on the Effective
Date into .6197 of a share of BancGroup Common Stock (i.e., $21.07 divided by $34). As a result, a stockholder of CBG holding 100 shares of CBG Common Stock would receive in the aggregate 61.97 shares of BancGroup Common Stock (100 multiplied by .6197) with the .97 of a share of BancGroup Common Stock converted to cash equal to $32.98 ($34 multiplied by .97). The closing sales price on the NYSE of the BancGroup Common Stock on May 8, 1996, was $33 per share. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."



     Options and warrants held by CBG shareholders (collectively, the "CBG Options") respecting the right to acquire shares of CBG Common Stock shall be assumed by BancGroup. Following the Merger, persons holding CBG Options shall be entitled to acquire BancGroup Common Stock upon exercise of their CBG Options. The number of shares of BancGroup Common Stock that may be acquired upon exercise of a CBG Option shall equal the number of shares of CBG Common Stock formerly subject to the CBG Option multiplied by the Exchange Ratio. The per share exercise price of the CBG Options shall be adjusted by dividing the per share exercise price for each CBG Option by the Exchange Ratio. There are 348,351 shares of CBG Common Stock subject to issue upon the exercise of CBG Options.

     BancGroup will also assume certain stock appreciation rights and deferred compensation rights held by certain directors and officers of CBG and Commercial Bank. BancGroup will pay cash to the holders of these rights in exchange for termination of the rights. The amount of cash to be paid will be approximately $392,385 in the aggregate.


     See "APPROVAL OF THE MERGER."

     Except as stated above, no adjustments will be made to the number of shares of BancGroup Common Stock to be issued in the Merger based upon the operating results, financial condition or other factors relating to either CBG or BancGroup. The actual number of shares to be issued will depend upon the Market Value of the BancGroup Common Stock. The aggregate number of shares of BancGroup Common Stock will increase as the Market Value of such shares falls and will decrease as the Market Value increases. See "APPROVAL OF THE
MERGER -- Conversion of CBG Shares" and "-- Certain Federal Income Tax Consequences."

     CBG stockholders will be given notice of the Merger promptly after the Effective Date of the Merger. Certificates for the BancGroup Common Stock will not be distributed until stockholders surrender their certificates representing their shares of CBG Common Stock. See "APPROVAL OF THE MERGER -- Conversion of CBG Shares."

RECOMMENDATION OF THE CBG BOARD OF DIRECTORS

     The terms of the Merger, including the Exchange Ratio for the CBG Common Stock, were determined through negotiations between CBG and BancGroup following the submission of acquisition proposals from BancGroup and two other financial institutions. The Board of Directors of CBG believes that the terms of the Agreement and the transactions contemplated thereby are in the best interests of CBG and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF CBG HAS APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE CBG STOCKHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     In reaching its decision to approve the Agreement and the transactions contemplated thereby, CBG's Board of Directors considered a number of factors, including: (i) the financial terms of the Merger; (ii) the alternatives to the Merger, including CBG continuing as an independent financial institution in light of current economic conditions in CBG's market areas, the existing and anticipated competition from larger financial institutions operating in the market areas and the effect of changes in the banking industry resulting from recent legislation and increased competition; (iii) the current lack of a market for the CBG Common Stock and the existence of a liquid trading market for the BancGroup Common Stock which is traded on the NYSE; (iv) the results of a competitive bidding process utilized by CBG to identify prospective acquirors;
(v) the value of the BancGroup Common Stock to be received by CBG's stockholders; (vi) the financial terms of recent business combinations among financial institutions; (vii) the financial condition, results of operations and future prospects of CBG and BancGroup; (viii) the compatibility of operations of CBG and BancGroup; (ix) the level of cash dividends currently paid by BancGroup on its Common Stock; (x) the fact that the Merger qualifies as a tax-free reorganization to the CBG stockholders except in respect of cash received for their CBG Common Stock; and (xi) the fairness opinion of The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") delivered to CBG with respect to the Merger. See "APPROVAL OF THE MERGER -- Background of the Merger" and "Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

     CBG has received a written opinion of Robinson-Humphrey dated December 21, 1995, that, as of such date, the consideration to be received by CBG stockholders in connection with the Merger is fair, from a financial point of view, to the holders of CBG Common Stock. The full text of Robinson-Humphrey's opinion, which describes the procedures followed, assumptions made, limitations on the review taken, and other matters in connection with rendering such opinion, is set forth as Appendix C to this Prospectus and should be read in its entirety by CBG stockholders. For additional information regarding Robinson-Humphrey's opinion and a discussion of its qualifications, see "APPROVAL OF THE MERGER -- Opinion of Financial Advisor."

INTEREST OF CERTAIN PERSONS IN THE MERGER


     Except as stated below, no director or executive officer of CBG, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of CBG Common Stock, stock options, stock purchase warrants and stock appreciation rights in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of CBG Common Stock except for stock options, stock purchase warrants, and stock appreciation rights. Six officers of Commercial Bank will receive retention bonuses in the aggregate amount of $233,750 contingent upon the completion of the Merger and upon the satisfaction of certain other conditions. See "APPROVAL OF THE MERGER -- Interest of Certain Persons in the Merger."


VOTE REQUIRED


     The Merger (item 1 on the proxy card) requires the approval of at least a majority of the outstanding shares of Common Stock of CBG. Each share of CBG
Common Stock outstanding is entitled to one vote. A total of      shares are
outstanding. Only those stockholders of CBG who were stockholders of record at the close of business on May 21, 1996 are entitled to notice of and to vote at the Special Meeting. CBG's directors and executive officers own in the aggregate
approximately      % of the outstanding shares of Common Stock of CBG entitled to vote at the Special Meeting and have indicated their intent to vote for the Merger. Directors and executive officers of BancGroup beneficially own in the aggregate 2,103,478 shares representing approximately 15% of the outstanding shares of Common Stock of BancGroup, but no vote of BancGroup's stockholders is required for the Merger. See "INTRODUCTION."


     Proxies should be submitted in the envelope enclosed herewith. Stockholders of CBG submitting proxies may revoke their proxies by giving notice of such revocation in writing to the Secretary of CBG, by executing and delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person. Because approval of the Merger requires the approval of at least a majority of the outstanding shares of Common Stock of CBG, failure to submit a proxy or failure to vote in person at the Special Meeting will have the same effect as a negative vote. See "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies."

RIGHTS OF DISSENTING STOCKHOLDERS


     Any stockholder of CBG may dissent from the Merger and obtain the fair value of such holder's CBG Common Stock in cash rather than receive shares of BancGroup Common Stock if such stockholder (1) has delivered notice in writing to CBG before the vote is taken at the Special Meeting that he or she intends to demand payment of his shares if the Merger is consummated and (2) votes against the Merger or refrains from voting on the Merger. If a stockholder votes against the Merger or refrains from voting on the Merger but does not deliver the notice in writing to CBG before the stockholder vote on the Merger occurs, such stockholder will lose his or her appraisal rights. If the Merger is authorized at the Special Meeting, BancGroup will deliver a written dissenters' notice within ten (10) days of the Effective Date to all holders of CBG Common Stock who have provided notice that they intend to seek payment. Stockholders wishing to exercise dissenters' rights must follow properly all requirements for the exercise of such rights as set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B hereto. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."


     Any stockholder who properly exercises appraisal rights and receives fair market value for his shares will encounter income tax treatment different than the treatment for stockholders who do not exercise appraisal rights. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax Consequences."

     For certain information concerning dissenting stockholders' rights, voting at the Special Meeting, and management of BancGroup and CBG, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders," "-- Conversion of CBG Shares"; "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies," "-- Record Date; Shares Entitled to Vote; Vote Required"; "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders," "-- Security Ownership of Management," and "BUSINESS OF CBG -- CBG Common Stock Owned By Management and Principal Stockholders."

CONDITIONS OF CONSUMMATION

     The Merger is subject to approval by the requisite vote of at least a majority of the outstanding shares of Common Stock of CBG, and certain other conditions. The Merger must be approved by the Georgia Department of Banking and Finance (the "Georgia Department") and the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Applications were filed with these agencies on March 21, 1996, and the regulatory approval process is expected to take approximately three months from that date. It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, will be satisfied, but the Agreement states that CBG and BancGroup may waive all conditions to their obligations to consummate the Merger, except that the conditions of the requisite approvals of regulatory authorities and stockholder approval of the Merger may not be waived. Either BancGroup or CBG may terminate the Merger if the Merger is not consummated by September 30, 1996. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."

     In addition, the Boards of Directors of BancGroup and CBG may amend or terminate the Agreement before or after approval by the stockholders of CBG. No amendments will be made to the Agreement which would alter the Exchange Ratio or which, in the opinion of the Board of Directors of CBG, would adversely affect the rights of the stockholders of CBG. Any amendments to the Agreement which in the opinion of the Board of Directors of CBG would have a material adverse effect upon the stockholders of CBG would be submitted to CBG's stockholders for approval. Such amendments could require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."

BUSINESS OF CBG

     CBG is a bank holding company organized under the laws of the State of Georgia and headquartered in Lawrenceville, Georgia. CBG was incorporated in April 1989 under the name "Commercial Bancorp of Gwinnett, Inc." to serve as the holding Company for Commercial Bank which began operations in July 1990 under the name "Commercial Bank of Gwinnett, N.A." In December 1994, Commercial Bank converted from a national bank charter to a state bank charter under the laws of the State of Georgia. On March 2, 1995, CBG acquired in a merger transaction Commercial Bancorp of Georgia, Inc. ("Georgia Bancorp"), a Georgia corporation and the bank holding company for Commercial Bank of Georgia ("Georgia Bank"). At the effective time of this transaction, CBG changed its name to "Commercial Bancorp of Georgia, Inc." On September 30, 1995, Georgia Bank merged with Commercial Bank and Commercial Bank, as the surviving bank, changed its name to "Commercial Bank of Georgia." CBG, through Commercial Bank, currently operates seven bank offices in Cobb, DeKalb, Gwinnett and Fulton Counties, Georgia, from which it provides a wide range of commercial and retail banking services in its north metropolitan Atlanta market areas.


     For the quarter ended March 31, 1996, CBG reported consolidated net income of $642,000 after giving retroactive effect to the merger of CBG and Georgia Bancorp. As of March 31, 1996, CBG had total assets of $235.1 million, total deposits of $210.7 million and stockholders' equity of $20.4 million. See "BUSINESS OF CBG," and "COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY."


BUSINESS OF BANCGROUP


     BancGroup conducts a commercial banking business in the states of Alabama, Tennessee and Georgia through 95, 4, and 3 banking offices, respectively. Colonial Mortgage Company, a subsidiary of BancGroup's Alabama bank subsidiary, Colonial Bank, is a mortgage company that has $10 billion of residential loan servicing and 6 offices which cover 29 states. As of March 31, 1996, BancGroup had consolidated assets of $3.9 billion and consolidated shareholders' equity of $268.2 million. BancGroup has entered into agreements to acquire an additional bank in Alabama and to acquire a bank in Orlando, Florida. See "BUSINESS OF BANCGROUP" and "PRO FORMA INFORMATION."

COMMON STOCK OF CBG


     The holders of Common Stock of CBG are entitled to dividends as and when declared by the Board of Directors out of funds legally available therefor, to one vote for each share held on matters submitted to a vote of stockholders, and, in the event of liquidation, to the net assets remaining after satisfaction
of all liabilities. As of May 21, 1996, CBG had      shares of its Common Stock
outstanding and      stockholders of record. See "COMPARATIVE RIGHTS OF
STOCKHOLDERS."


COMMON STOCK OF BANCGROUP


     BancGroup is authorized to issue 44,000,000 shares of its Common Stock, of which on May 8, 1996, 13,575,465 shares were issued and outstanding. Further, up to 333,333 shares of Common Stock are issuable upon conversion of certain debentures of BancGroup and 199,495 shares are subject to issue upon exercise of outstanding options under BancGroup's stock option plans. BancGroup has authorized 1,000,000 shares of Preference Stock, none of which has been issued. Certain provisions of BancGroup's Restated Certificate of Incorporation and bylaws may have the effect of preventing, delaying or deferring a change in control of BancGroup. Among other things, these provisions include the election of the BancGroup Board of Directors on a classified basis, supermajority votes of stockholders to approve certain business combinations, and the inability of stockholders to call special meetings or to act by written consent. See "BANCGROUP CAPITAL STOCK AND DEBENTURES," and "COMPARATIVE RIGHTS OF STOCKHOLDERS."


FEDERAL INCOME TAX CONSEQUENCES

     CBG has received an opinion from Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, a copy of which is included herein as Appendix D, that the Merger will constitute a tax-free reorganization for federal income tax purposes and, accordingly, no gain or loss will be recognized by holders of CBG Common Stock upon the conversion of CBG Common Stock solely into BancGroup Common Stock by reason of the Merger (except with respect to cash, if any, received in lieu of fractional share interests in BancGroup Common Stock). Stockholders who receive cash for their shares of CBG Common Stock upon perfection of dissenters' rights, however, will realize gain or loss for federal income tax purposes with respect to such shares. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax Consequences." CBG stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.

ACCOUNTING TREATMENT

     The Merger will be treated as a "pooling of interests" transaction by BancGroup for financial accounting purposes. See "APPROVAL OF THE
MERGER -- Accounting Treatment."

RECENT PER SHARE MARKET PRICE

     CBG. There is no established public trading market for the Common Stock of CBG. Trading of CBG Common Stock has been sporadic and generally is confined to the Atlanta, Georgia area. CBG does not maintain a record of the sales prices of trades of CBG Common Stock, although CBG is aware of a trade in late 1995 at $13.50 per share. CBG has not paid any dividends on the CBG Common Stock.

     BANCGROUP. BancGroup Common Stock is listed for trading on the NYSE under the symbol "CNB."

     The following table indicates the high and low closing prices of the BancGroup Common Stock as reported on the NYSE and on the Nasdaq National Market for the last two full fiscal years. Prior to February 21, 1995, BancGroup had two classes of Common Stock outstanding, Class A and Class B. Class B was not publicly traded. Class A was traded on the Nasdaq National Market under the symbol "CLBGA" until February 24, 1995.


                                                                             PRICE PER SHARE OF
                                                                                COMMON STOCK
                                                                        ----------------------------
                                                                                           DIVIDENDS
                                                                        HIGH      LOW      PER SHARE
                                                                        ----      ----     ---------
1994
  First Quarter....................................................... $20 1/4   $18        $ 0.200
  Second Quarter......................................................  25        19 1/4      0.200
  Third Quarter.......................................................  24 3/4    22          0.200
  Fourth Quarter......................................................  23 3/4    19 1/2      0.200
1995
  First Quarter(1)....................................................  23 5/8    19 1/2      0.225
  Second Quarter......................................................  27 1/2    23 1/8      0.225
  Third Quarter.......................................................  29 7/8    27 1/2      0.225
  Fourth Quarter......................................................  32 7/8    30          0.225
1996
  First Quarter.......................................................  36 1/2    30           0.27
  Second Quarter (through May 8, 1996)................................  36 1/8    33           0.27


- ---------------

(1) Trading on the NYSE commenced on February 24, 1995.

     On December 20, 1995, the business day immediately prior to the public announcement of the execution of the Agreement, the closing price of the BancGroup Common Stock on the NYSE was $32 7/8 per share. The following table presents the market value of BancGroup Common Stock on December 20, 1995, and the market value and equivalent per share value of CBG Common Stock on that date:

                                                                                       EQUIVALENT
                                                     BANCGROUP           CBG           BANCGROUP
                                                    COMMON STOCK     COMMON STOCK     COMMON STOCK
                                                    (PER SHARE)      (PER SHARE)      (PER SHARE)
                                                    ------------     ------------     ------------
Comparative Market Value..........................     $32 7/8(1)       $13.50(2)        $21.07(3)

- ---------------

(1) Closing price as reported by the NYSE.
(2) There is no established public trading market for the Common Stock of CBG. The value shown is the price at which shares of Common Stock were sold on the last sale price prior to December 21, 1995, of which management of CBG is aware.
(3) If the Merger had closed on that date, .6409 (21.07 / 32.875) shares of BancGroup Common Stock would have been exchanged for each share of CBG Common Stock.

     See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

CERTAIN LEGAL RESTRICTIONS ON ACQUISITIONS OF CONTROL

     Certain restrictions under Delaware law prevent a person who beneficially owns 15% or more of BancGroup's Common Stock from engaging in a "business combination" with BancGroup unless certain conditions are satisfied. Also, the Change in Bank Control Act of 1978 prohibits a person from acquiring "control" of BancGroup unless certain notice provisions with the Federal Reserve Board have been satisfied.

     BancGroup's Restated Certificate of Incorporation and bylaws also contain provisions which may deter or prevent a takeover of BancGroup that is not supported by BancGroup's Board of Directors. These provisions include (1) a classified Board of Directors, (2) supermajority vote requirements for certain "business combinations" that exceed the provisions of Delaware law described above, (3) flexibility for the Board to consider non-economic and other factors in evaluating a "business combination,"
(4) inability of stockholders to call special meetings and act by written consent, and (5) certain advance notice provisions for the conduct of business at stockholder meetings.

     See "COMPARATIVE RIGHTS OF STOCKHOLDERS."

PER SHARE DATA

     The following table presents on a per share basis the book value, cash dividends and income from continuing operations of BancGroup and CBG on a historical basis and on a pro forma equivalent basis assuming the acquisition of CBG. Certain information from the table has been taken from the condensed pro forma statements of condition and income included elsewhere in this document. The table should be read in conjunction with those pro forma statements.


                                                                               THREE MONTHS
                                                                                  ENDED        YEAR      YEAR    YEAR
                                                                                MARCH 31,      ENDED    ENDED    ENDED
                                                                                   1996        1995      1994    1993
                                                                               ------------   -------   ------   -----
BANCGROUP-HISTORICAL:
Net Income(a)
  Primary....................................................................     $ 0.82      $  3.12   $ 2.28   $2.01
  Fully diluted..............................................................       0.80         3.02     2.23   1.96
Book value at end of period..................................................      19.81        19.35    16.08   14.64
Dividends per share:
  Common Stock...............................................................       0.27        0.675
  Common A...................................................................                   0.225     0.80   0.71
  Common B...................................................................                   0.125     0.40   0.31
COMMERCIAL BANCORP OF GEORGIA, INC.:
Net Income(a)
  Historical:
    Primary..................................................................       0.34         0.37     0.38   0.49
    Fully diluted............................................................       0.32         0.33     0.38   0.49
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc. only(b):
    Primary..................................................................       0.49         1.78     1.31   1.15
    Fully diluted............................................................       0.48         1.74     1.29   1.13
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc,
    Southern Banking Corporation and Dothan Federal Savings Bank(b):
    Primary..................................................................       0.47         1.67     1.24   1.05
    Fully diluted............................................................       0.47         1.63     1.22   1.04
Book value at end of period
  Historical.................................................................      10.84        10.66    10.09   9.79
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc......................................................................      12.06          N/A      N/A    N/A
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc.,
    Southern Banking Corporation and Dothan Federal Savings Bank(b)..........      11.56          N/A      N/A    N/A
Dividends per share
  Historical.................................................................       0.00         0.00     0.00   0.00
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc......................................................................       0.17         0.41     0.49   0.44
  Pro forma equivalent assuming acquisition of Commercial Bancorp of Georgia,
    Inc.,
    Southern Banking Corporation and Dothan Federal Savings Bank(c)..........       0.17         0.41     0.49   0.44
BANCGROUP -- PRO FORMA COMBINED (COMMERCIAL BANCORP OF GEORGIA, INC. ONLY):
Net Income:(a)
  Primary....................................................................       0.80         2.91     2.13   1.88
  Fully diluted..............................................................       0.79         2.83     2.10   1.84
Book value at end of period..................................................      19.67          N/A      N/A    N/A
BANCGROUP-PRO FORMA COMBINED (COMMERCIAL BANCORP OF GEORGIA, INC.,
  SOUTHERN BANKING CORPORATION AND DOTHAN FEDERAL SAVINGS BANK):
Net Income(a)
  Primary....................................................................       0.77         2.73     2.02   1.72
  Fully diluted..............................................................       0.76         2.66     1.99   1.70
Book value at end of period..................................................      18.86          N/A      N/A    N/A


- ---------------


N/A Not applicable due to pro forma balance sheet being presented only at March 31, 1996 which assumes the transaction was consummated on the latest balance sheet date in accordance with Rule 11.02(b) of Regulation S-X.


(a) Net Income per share for the year ended December 31, 1993 represents income before extraordinary items and cumulative effect of change in accounting principle.

(b) Pro forma equivalent per share amounts are calculated by multiplying the pro forma combined total income per share and the pro forma combined total book value per share of BancGroup (reflecting Commercial only and reflecting Commercial, Southern and Dothan) by the conversion ratio so that the per share amounts are equated to the respective values for one share of CBG. For the purposes of these pro forma equivalent per share amounts, a .6131 BancGroup Common Stock share conversion ratio is utilized. The ratio is based on the 30-day average of the Daily Average market price of BancGroup Common Stock of $34.3688 at May 8, 1996 ($21.07/34.3688 = .6131).



(c) Pro forma equivalent dividends per share are shown at BancGroup's Class A Common Stock dividend per share rate multiplied by the .6131 conversion ratio per share of CBG Common Stock (see note (b)). BancGroup presently contemplates that dividends will be declared in the future. However, the payment of cash dividends is subject to BancGroup's actual results of operations as well as certain other internal and external factors. Accordingly, there is no assurance that cash dividends will either be declared and paid in the future, or, if declared and paid, that such dividends will approximate the pro forma amounts indicated.

                                  INTRODUCTION

GENERAL

     This Prospectus is being furnished to the stockholders of CBG in connection with the solicitation of proxies by the Board of Directors of CBG for use at a
Special Meeting to be held on             , 1996, at           p.m., local time,
and at any adjournments thereof, as stated in the accompanying Notice of Special Meeting of Stockholders and described herein. The purpose of the Special Meeting is to consider and vote upon the proposed Merger of CBG with and into BancGroup. BancGroup will be the surviving corporation in the Merger.

     This Prospectus is also furnished by BancGroup in connection with the offer of shares of BancGroup Common Stock to be issued in the Merger. No vote of BancGroup stockholders is required to approve the Merger.

     The Board of Directors of CBG believes that the Merger is in the best interests of CBG and its stockholders and unanimously recommends that stockholders vote "FOR" the Merger (item 1 on the proxy card).

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED FOR THE MERGER


     The close of business on May 21, 1996, has been fixed by the Board of Directors of CBG as the record date for determination of stockholders entitled
to vote at the Special Meeting. There were      record holders of CBG Common
Stock as of such date. On that date, there were      shares of CBG Common Stock
outstanding, each entitled to one vote per share. An additional 348,351 shares of CBG Common Stock are issuable pursuant to the CBG Options. Approval of the Merger requires the affirmative vote of at least a majority of the outstanding shares of CBG Common Stock.


     Under Georgia law, stockholders of CBG will have dissenters' rights of appraisal with respect to the Merger. It is a condition to consummation of the Merger that the holders of not more than 10% of the outstanding shares of CBG's Common Stock exercise dissenters' appraisal rights. This condition may be waived by BancGroup. The condition was placed in the Agreement by BancGroup to limit the amount of cash that BancGroup might have to pay in the Merger in case a larger number of stockholders of CBG exercise dissenters' rights of appraisal and to satisfy certain accounting principles for the pooling of interests method of accounting. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."

     If the Merger is approved at the Special Meeting, CBG is expected to merge with and into BancGroup promptly after the other conditions to the Agreement are satisfied. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger." If the Merger is not approved at the Special Meeting and it becomes reasonably and objectively certain that stockholder approval cannot be obtained or the other conditions to the Agreement are not satisfied, the Agreement will be terminated.

     THE BOARD OF DIRECTORS OF CBG URGES THE STOCKHOLDERS OF CBG TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND UNANIMOUSLY RECOMMENDS THAT THE SHARES REPRESENTED BY THE PROXY BE VOTED IN FAVOR OF THE MERGER.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     In addition to soliciting proxies by mail, directors, officers and other employees of CBG, without receiving special compensation therefor, may solicit proxies from CBG's stockholders by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries, if any, to forward solicitation materials to any beneficial owners of shares of CBG Common Stock held of record by such persons

     The cost of mailing this Prospectus and other materials furnished to stockholders of CBG and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of CBG, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by CBG. Expenses incident to the registration of the securities to be issued in connection with the Merger will be paid by BancGroup.

     Each proxy which is solicited on behalf of CBG, as stated on such proxy, permits each record holder of CBG Common Stock to vote on the Merger. Where a stockholder specifies his or her choice on the proxy with respect to the Merger, the shares represented by the proxy will be voted in accordance with such specification. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE MERGER. Properly executed proxies will be voted in accordance with the determination of a majority of the Board of Directors of CBG as to any other matter which may properly come before the Special Meeting. The enclosed proxy card should be returned in the accompanying envelope.

     Votes will be tabulated and counted by one or more vote tabulators appointed by CBG. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Special Meeting. Stockholders who execute proxies retain the right to revoke them at any time. However, abstentions and broker non-votes will have the same effect as a "no" vote respecting stockholder approval of the Merger.

     A proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of CBG a written notice of revocation; (ii) delivering to CBG a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of the proxy.

     The Board of Directors of CBG is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger described herein.

VOTING EFFECT OF MERGER


     Assuming that no dissenters' rights of appraisal are exercised in the Merger, no CBG Options are exercised prior to the Merger, and a Market Value of BancGroup Common Stock of $34.369 on the Effective Date (which was the Market Value calculated as of May 8, 1996), 1,136,180 shares of BancGroup Common Stock would be distributed to the stockholders of CBG pursuant to the Merger. Based on those assumptions, the shares of BancGroup Common Stock to be issued in the Merger would represent approximately 8.0% of the total number of shares of Common Stock outstanding following the Merger, and not counting any shares of BancGroup Common Stock that will be issued in other pending acquisitions.


                             APPROVAL OF THE MERGER

     THE FOLLOWING SETS FORTH A SUMMARY OF THE MATERIAL PROVISIONS OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A, AND CERTAIN PROVISIONS OF GEORGIA LAW RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B. ALL CBG STOCKHOLDERS ARE URGED TO READ THE AGREEMENT AND THE OTHER APPENDICES IN THEIR ENTIRETY.

GENERAL

     Pursuant to the Agreement, subject to stockholder approval, receipt of necessary regulatory approval and certain other conditions set forth in the Agreement, CBG will merge with and into BancGroup. Upon completion of the Merger, the corporate existence of CBG will cease, and BancGroup will succeed to the business formerly conducted by CBG. Following the Merger, BancGroup intends to operate Commercial Bank as a commercial bank subsidiary of BancGroup.

     In the event there is an insufficient number of shares of CBG Common Stock present in person or by proxy at the Special Meeting to approve the Merger, the Board of Directors of CBG intends to adjourn the Special Meeting. Any such adjournment will require the affirmative vote of a majority of shares present at the

Special Meeting. While such an adjournment would not invalidate any proxies previously filed, including those filed by CBG stockholders voting against the Merger, it would give CBG the opportunity to solicit additional proxies in favor of the Merger.

BACKGROUND OF THE MERGER


     Subsequent to CBG's acquisition of Georgia Bancorp in March 1995, the Board of Directors of CBG began developing a strategic business plan for CBG and Commercial Bank for the purpose of enhancing stockholder value and improving liquidity in the CBG Common Stock. As part of the strategic planning process, the Board of Directors considered a number of alternatives, including remaining an independent financial institution, growth through possible acquisitions of smaller financial institutions and the possible sale of CBG. In addition, during 1994 and 1995, CBG and, prior to March 1995, Georgia Bancorp, received unsolicited indications of possible interest from several financial institutions regarding business combinations, including a written indication of interest from BancGroup in April 1995. During the course of its strategic planning activities, the Board of Directors determined that it would benefit from the advice of a financial advisor. In April 1995, Robinson-Humphrey met with the CBG Board of Directors to discuss the current banking environment and the types of services that Robinson-Humphrey could provide to CBG in connection with strategic planning. In May 1995, CBG retained Robinson-Humphrey to act as a financial advisor to CBG to assist in CBG's efforts to develop a strategic business plan for CBG and Commercial Bank.



     During the period from May 1995 to July 1995, the Board of Directors, with the assistance of Robinson-Humphrey, conducted an analysis and review of the operations and prospects of CBG in light of a number of factors. The factors that the Board considered were the financial and business prospects of CBG as an independent financial institution, the possibility of acquiring or being acquired by other financial institutions, the impact on CBG of the competitive and economic conditions in its market areas, and the recent consolidations in the banking industry and the affect of recent legislation and proposed legislation on CBG and its competitors. As a result of this analysis, in July 1995, the Board of Directors determined to solicit from other financial institutions indications of interest in connection with the possible sale of CBG. The purpose of this process was to determine the level of interest other financial institutions had in acquiring CBG and the amount and type of consideration such institutions would pay in such a transaction. The Board of Directors believed that this information would assist the Board in developing a strategic business plan designed to enhance stockholder value. On July 31, 1995, CBG engaged Robinson-Humphrey as exclusive agent for the purpose of (i) identifying opportunities for the possible sale of, or other business combination involving, CBG, (ii) advising CBG concerning such opportunities and
(iii) participating on CBG's behalf in negotiations concerning any such sale or business combination.


     In August 1995, CBG and Robinson-Humphrey began to prepare a package of financial information concerning CBG for distribution to potential merger partners. On August 23, 1995 and September 27, 1995, the Board of Directors met with representatives of Robinson-Humphrey and legal counsel to discuss and review the package of financial information and to discuss the marketing process and the list of potential merger partners. In September 1995, Robinson-Humphrey, at the direction of the Board of Directors, distributed the financial information package to prospective merger partners. On October 25, 1995, the Board of Directors met with representatives of Robinson-Humphrey to review the status of indications of interest. Robinson-Humphrey reported that several of the prospective merger partners requested the opportunity to review CBG's financial results for the nine months ended September 30, 1995 prior to submitting an indication of interest. The Board of Directors authorized Robinson-Humphrey to provide the requested financial information and established November 3, 1995 as the deadline for the submission of indications of interest.

     On November 7, 1995 and November 13, 1995, the Board of Directors met with representatives of Robinson-Humphrey to review the indications of interest received from the potential merger partners. The Board of Directors reviewed detailed information and market statistics regarding each entity that submitted an indication of interest. At the conclusion of the November 13, 1995 meeting, the Board of Directors instructed Robinson-Humphrey to inform each of the entities that submitted an indication of interest that CBG intended to select only one prospective merger partner to perform additional due diligence on CBG and to negotiate a definitive agreement. The Board instructed Robinson-Humphrey to offer the prospective merger partners an opportunity to revise their proposals before the selection of the entity with which CBG would continue discussions and negotiations. The Board of Directors fixed November 20, 1995, as the deadline for submission of revised proposals and instructed that the proposals be firm offers subject to satisfactory due diligence by all parties. On November 22, 1995, the Board of Directors met again with representatives of Robinson-Humphrey to review and discuss the revised indications of interest. After reviewing and analyzing each of the revised indications of interest and the entities submitting the proposals, the Board of Directors authorized Robinson-Humphrey to invite BancGroup to perform additional due diligence and to negotiate a definitive agreement. The Board of Directors appointed a committee comprised of five Directors to coordinate negotiations with, and due diligence on, BancGroup. The Board of Directors also authorized legal counsel to draft a proposed agreement. BancGroup's offer was for $21.15 per share of CBG Common Stock, payable in BancGroup Common Stock.


     During its discussions regarding the proposed merger, the Board of Directors identified six officers of Commercial Bank that could make important contributions to the success of Commercial Bank as an independent financial institution as well as to the success of Commercial Bank following the Merger. The Directors concurred that CBG should take appropriate action to provide financial incentive to these officers in order to encourage them to remain in the employ of Commercial Bank through the date of the Merger. In November 1995, the Board of Directors approved a retention bonus and severance benefit arrangement for John T. Hopkins, III, the Executive Vice President and Chief Financial Officer of CBG and Commercial Bank., and authorized Richard L. Cravey, a Director of CBG, to negotiate the terms of retention bonus arrangements for the remaining officers identified by the Board, including Richard Sikes, the Chairman of the Board, President and Chief Executive Officer of CBG and Commercial Bank, and Larry D. Key, Executive Vice President of CBG and Commercial Bank.


     During the period from November 23, 1995 until December 21, 1995, CBG and BancGroup conducted due diligence and negotiated the terms of the definitive Agreement. On December 21, 1995, the Board of Directors met again with representatives of Robinson-Humphrey and legal counsel. Robinson-Humphrey and counsel discussed the due diligence review of BancGroup, outlining the procedures used and summarizing the results of the review. The Board then reviewed with counsel the provisions of the proposed definitive Agreement. Robinson-Humphrey also reviewed its financial analysis of the transaction and delivered its opinion that the Agreement and the transactions contemplated thereby are fair to the stockholders of CBG from a financial point of view. Mr. Cravey reported to the Board of Directors that BancGroup would not agree to pay retention bonuses to any officers of Commercial Bank other than that previously approved for Mr. Hopkins unless CBG would agree to reduce the purchase price to be paid by BancGroup in the Merger by an amount equal to the retention bonuses. The Board discussed at length its concern that the loss of one or more of the identified officers would have a negative impact on the operations of CBG and Commercial Bank, particularly if the proposed Merger is not consummated. After extensive discussions, the Board of Directors unanimously approved the payment of retention bonuses to the five identified officers in the aggregate amount of $175,000 as described under "APPROVAL OF THE MERGER -- Interests of Certain Persons in the Merger." The Board of Directors also authorized a corresponding $.08 per share reduction in the purchase price in the Merger from $21.15 per share of CBG Common Stock to $21.07 per share of CBG Common Stock. Robinson-Humphrey confirmed its opinion that a purchase price of $21.07 is fair to the CBG stockholders from a financial point of view. The Board of Directors then unanimously approved the proposed Merger on terms and conditions substantially as set forth in the proposed definitive Agreement subject to the agreement of BancGroup to the payment of the retention bonuses and the corresponding reduction in the purchase price. The Board of Directors authorized Mr. Sikes and Mr. Hopkins to complete negotiations with BancGroup and to execute and deliver the proposed Agreement on behalf of CBG. See "APPROVAL OF THE
MERGER -- Interests of Certain Persons in the Merger."

REASONS FOR THE MERGER

     The terms of the Merger, including the Exchange Ratio for the CBG Common Stock, were determined through negotiations between CBG and BancGroup following the submission of acquisition proposals from BancGroup and two other financial institutions. The Merger will provide CBG stockholders more liquidity in their investment and will provide them an investment in a financial institution that is larger and that has greater financial resources than CBG. The Board of Directors of CBG believes that the terms of the Agreement and the transactions contemplated thereby are in the best interests of CBG and it stockholders.

     In reaching its decision to approve the Agreement and the transactions contemplated thereby, CBG's Board of Directors considered a number of factors, including: (i) the financial terms of the Merger; (ii) the alternatives to the Merger, including CBG continuing as an independent financial institution in light of current economic conditions in CBG's market areas, the existing and anticipated competition from larger financial institutions operating in the market areas and the effect of changes in the banking industry resulting from recent legislation and increased competition; (iii) the current lack of a market for the CBG Common Stock and the existence of a liquid trading market for the BancGroup Common Stock which is traded on the NYSE; (iv) the results of a competitive bidding process utilized by CBG to identify prospective acquirors;
(v) the value of the BancGroup Common Stock to be received by CBG's stockholders; (vi) the financial terms of recent business combinations among financial institutions; (vii) the financial condition, results of operations and future prospects of CBG and BancGroup; (viii) the compatibility of operations of CBG and BancGroup; (ix) the level of cash dividends currently paid by BancGroup on its Common Stock; (x) the fact that the Merger qualifies as a tax-free reorganization to the CBG stockholders except in respect of cash received for their CBG Common Stock; and (xi) the fairness opinion of Robinson-Humphrey Company delivered to CBG with respect to the Merger.


     The foregoing discussion of the information and factors considered and given weight by the CBG Board of Directors is not intended to be exhaustive but includes the material factors considered by the CBG Board. In addition, in reaching the determination to approve and recommend the Merger, in view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the CBG Board did not find it practical to, and did not quantify or otherwise attempt to, assign any relative or specific weights to the foregoing factors, and the individual directors may have given differing weights to different factors.


     From the point of view of BancGroup, the Merger will enable BancGroup to expand its banking operations into the State of Georgia.

OPINION OF FINANCIAL ADVISOR


     GENERAL. CBG retained Robinson-Humphrey to act as its financial adviser in connection with the Merger. Robinson-Humphrey has rendered an opinion to CBG's Board of Directors that, based on the matters set forth therein, consideration to be received pursuant to the Merger is fair, from a financial point of view, to CBG's stockholders. The text of such opinion is set forth as Appendix C of this Prospectus and should be read in its entirety by stockholders of CBG. Robinson-Humphrey will update its opinion immediately prior to the closing of the Merger based upon the price of the BancGroup Common Stock and other circumstances in existence at such time.


     The consideration to be received by CBG stockholders in the Merger was determined by CBG and BancGroup in their negotiations. No limitations were imposed by the Board of Directors or management of CBG upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.

     In connection with rendering its opinion to the CBG Board of Directors, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of CBG, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of CBG. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by CBG or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of, its analyses.

     VALUATION METHODOLOGIES. In connection with its opinion on the Merger and the presentation of that opinion to the CBG Board of Directors, Robinson-Humphrey performed two valuation analyses with respect to CBG: (i) an analysis of comparable prices and terms of recent transactions involving financial institutions purchasing banks; and (ii) a discounted cash flow analysis. For purposes of the comparable transaction analyses, BancGroup's stock was valued at $32.875 per share, which was the closing price per share of the BancGroup Common Stock on December 20, 1995 as reported on the NYSE. Each of these methodologies is discussed briefly below.

     Comparable Transaction Analysis. Robinson-Humphrey performed two analyses of premiums paid for selected banks with comparable characteristics to CBG. Comparable transactions were considered to be (i) transactions since January 1, 1995, where the seller was a financial institution headquartered in the Southeast United States with assets less than $500 million, (ii) transactions since January 1, 1995, where the seller was a financial institution headquartered in the United States with assets between $100 and $300 million.

     Based on the first type of comparable transactions, financial institutions purchasing Southeastern-based financial institutions since January 1, 1995, the analysis yielded a range of transaction values to book value of 1.16 times to
3.04 times, with a mean of 1.91 times and a median of 1.80 times. These compare to a transaction value for the Merger of approximately 1.87 times CBG's book value as of September 30, 1995.

     The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.16 times to
3.38 times, with a mean of 1.97 times and a median of 1.86 times. These compare to a transaction value to tangible book value at September 30, 1995 of approximately 1.87 times CBG's tangible book value for the Merger.

     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 7.84 times to
38.24 times, with a mean of 18.31 times and a median of 17.84 times. These compare to a transaction value to CBG's last twelve months earnings as of September 30, 1995 of approximately 21.07 times for the Merger.

     The analysis yielded a range of transaction values as a percent of total assets. These values ranged from 6.19 percent to 31.05 percent, with a mean of
16.20 percent and a median of 15.86 percent. These compare to a transaction value to the September 30, 1995 total assets of CBG of 20.20 percent for the Merger.

     Based on transactions since January 1, 1995, where the seller was a U.S. financial institution with total assets between $100 and $300 million, the analysis yielded a range of transaction values to book value of 0.84 times to
3.04 times, with a mean of 1.87 times and a median of 1.94 times. These compare to a transaction value for the Merger of approximately 1.87 times CBG's book value as of September 30, 1995.

     The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 0.91 times to
3.29 times, with a mean of 1.96 times and a median of 1.99 times. These compare to a transaction value to CBG's tangible book value at September 30, 1995 of approximately 1.87 times for the Merger.

     The analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share, from 6.87 times to 32.13 times, with a mean of 16.57 times and a median of 16.40 times. These compare to a transaction value to CBG's last twelve months earnings as of September 30, 1995 of approximately 21.07 times for the Merger.

     The analysis yielded a range of transaction values as a percent of total assets, from 5.98 percent to 31.05 percent, with a mean of 15.76 percent and a median of 15.10 percent. These compare to a transaction value to the September 30, 1995 total assets of CBG of 20.20 percent for the Merger.

     No company or transaction used in the comparable transaction analyses is identical to CBG. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

     Discounted Cash Flow Analysis. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that CBG could produce through 1999, under various circumstances, assuming that CBG performed in accordance with the earnings/return projections of management at the time that CBG entered into acquisition discussions in September 1995. Robinson-Humphrey estimated the terminal value for CBG at the end of the period by applying multiples of earnings ranging from 9.0 to 11.0x and then discounting the cash flow streams, dividends paid to stockholders and terminal value using differing discount rates ranging from 10.0 percent to 12.0 percent chosen to reflect different assumptions regarding the required rates of return of CBG and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $38.0 million to $46.1 million, or $17.48 to $21.20 per share, for CBG.

     COMPENSATION OF ROBINSON-HUMPHREY. Pursuant to an engagement letter dated July 31, 1995 between CBG and Robinson-Humphrey, CBG agreed to pay Robinson-Humphrey a $75,000 fairness opinion fee and an incremental success fee (to be paid at closing) equal to approximately, 1.25% of the total value of the transaction less the fairness opinion fee. CBG has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Robinson-Humphrey.

     As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. CBG's Board of Directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the United States, and its knowledge of financial institutions and CBG in particular.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     During its discussions regarding the proposed Merger, the Board of Directors of CBG identified six officers of Commercial Bank that the Board believed to be particularly important to the success of Commercial Bank as an independent financial institution as well as the success of Commercial Bank following the Merger. The officers identified by the Board include Richard Sikes, the Chairman of the Board, President and Chief Executive Officer of CBG and Commercial Bank, Larry D. Key, Executive Vice President and a Director of CBG and Commercial Bank, and John T. Hopkins, III, Executive Vice President and Chief Financial Officer of CBG and Commercial Bank. The Board of Directors has approved the payment of retention bonuses in the aggregate amount of $175,000 to the five identified officers other than Mr. Hopkins, including $50,000 payable to each of Messrs. Sikes and Key. The retention bonuses are payable upon the earlier of (i) 90 days following the Merger or (ii) the involuntary termination without cause of the eligible officer's employment with Commercial Bank or its successor following the Merger. In the event the Merger does not occur or an eligible officer voluntarily terminates his employment with Commercial Bank or its successor or such employment is terminated for cause prior to the payment of the retention bonus, such officer would not be eligible for the retention bonus. If any officer is not entitled to payment of the retention bonus, that officer's bonus will be distributed pro rata among the remaining officers that are eligible for retention bonuses.

     The Board of Directors approved a separate bonus of $48,750 payable to Mr. Hopkins. This bonus is payable $10,000 on the date of the Special Meeting and the balance on the date of the closing of the Merger.


     Except as described above, no director or executive officer of CBG, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of CBG Common Stock, stock options, stock purchase warrants and stock appreciation rights in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of CBG Common Stock except for stock options, stock purchase warrants and stock appreciation rights. See "Conversion of CBG Common Stock."

CONVERSION OF CBG COMMON STOCK

     On the Effective Date of the Merger, each share of CBG's Common Stock outstanding and held of record by CBG stockholders shall be converted into shares of BancGroup Common Stock. Each such share of CBG Common Stock shall be converted into the number of shares of BancGroup Common Stock which shall be equal to $21.07 divided by the Market Value (the "Exchange Ratio"). The Market Value shall represent the per share market value of BancGroup Common Stock at the Effective Date and shall be equal to the average of the Daily Average Value of BancGroup Common Stock as reported by the NYSE on the thirty (30) trading days ending on the trading day immediately preceding the Effective Date. The "Daily Average Value" on each trading day shall be the average of the high and low sales price of the BancGroup Common Stock for such trading day as reported by the NYSE.

     No fractions of shares of BancGroup Common Stock will be issued in the Merger. Pursuant to the terms of the Agreement, each holder of shares of CBG Common Stock who would otherwise be entitled to receive a fraction of a share of BancGroup Common Stock shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction of a share multiplied by the Market Value.


     As an example, if the Market Value is $34, then the Exchange Ratio will be .6197, and each share of CBG Common Stock will be converted on the Effective
Date into .6197 of a share of BancGroup Common Stock (i.e., $21.07 divided by $34). As a result, a stockholder of CBG holding 100 shares of CBG Common Stock would receive in the aggregate 61.97 shares of BancGroup Common Stock (100 multiplied by .6197) with the .97 of a share of BancGroup Common Stock converted to cash equal to $32.98 ($34 multiplied by .97). As the Market Value rises, the number of shares of BancGroup Common Stock to be issued in the Merger will fall, and as the Market Value decreases, the number of shares to be issued will increase. The closing sales price on the NYSE of the BancGroup Common Stock on May 8, 1996, was $33 per share.


     CBG Options respecting the right to acquire shares of CBG Common Stock shall be assumed by BancGroup. Following the Merger, persons holding CBG Options shall be entitled to acquire BancGroup Common Stock upon exercise of the CBG Option. The number of shares of BancGroup Common Stock that may be acquired upon exercise of a CBG Option shall equal the number of shares of CBG Common Stock formerly subject to the CBG Option multiplied by the Exchange Ratio. The per share exercise price of the CBG Options shall be adjusted by dividing the per share exercise price for each CBG Option by the Exchange Ratio. There are 348,351 shares of CBG Common Stock subject to issue upon the exercise of CBG Options.


     BancGroup will also assume certain stock appreciation rights and deferred compensation rights held by certain directors and officers of CBG and Commercial Bank. BancGroup will pay cash to the holders of these rights in exchange for termination of the rights. The amount of cash to be paid will be approximately $392,385 in the aggregate. See "BUSINESS OF CBG -- CBG Common Stock Owned by Management and Principal Stockholders."


     Upon the Effective Date and subject to the conditions described at "Conditions of Consummation of the Merger," CBG's stockholders will automatically, and without further action by such stockholders or by BancGroup, have the right to receive shares of BancGroup Common Stock upon surrender of the certificates representing their shares of CBG Common Stock as described herein. Outstanding certificates representing shares of CBG Common Stock shall represent the right to receive shares of BancGroup Common Stock. Thereafter, upon surrender of the certificates formerly representing shares of CBG Common Stock, the holder will receive certificates for the BancGroup Common Stock. Dividends on the shares of BancGroup Common Stock will accumulate without interest and will not be distributed to any former stockholder of CBG unless and until such stockholder surrenders for cancellation his or her certificate for CBG Common Stock. Sun Trust Bank, Atlanta, Georgia, transfer agent for BancGroup Common Stock, will act as the Exchange Agent with respect to the CBG Common Stock certificates surrendered in connection with the Merger.

     The Agreement provides that if BancGroup changes the number of shares of BancGroup Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, or similar recapitalization with respect to such Common Stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Market Value and, as a result, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or other recapitalization.

     A detailed explanation of these arrangements will be mailed to CBG stockholders promptly following the Effective Date. STOCK CERTIFICATES SHOULD NOT BE SENT TO THE EXCHANGE AGENT UNTIL SUCH NOTICE IS RECEIVED.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code. The obligation of CBG and BancGroup to consummate the Merger is conditioned on the receipt by CBG and BancGroup of an opinion from Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, to the effect that the Merger will constitute such a reorganization. In delivering its opinion, Miller, Hamilton, Snider & Odom, L.L.C., will receive and rely upon certain representations of BancGroup and CBG and certain other information, data, documentation and other materials as it deems necessary. The tax opinion is based upon certain assumptions, including the assumption that CBG has no knowledge of any plan or intention on the part of the CBG stockholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares having in the aggregate a fair market value of less than 50% of the total fair market value of the CBG Common Stock outstanding immediately upon the Merger. A copy of such opinion is included in this Prospectus as Appendix D.

     Neither CBG nor BancGroup intends to seek a ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger. CBG's stockholders should be aware that the opinion will not be binding on the Internal Revenue Service or the courts. CBG's stockholders also should be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

     Among other things, the following discussion is based on CBG's stockholders maintaining sufficient equity ownership interest in BancGroup after the Merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations that the stockholders of an acquired corporation (i.e., CBG) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., BancGroup) equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares of CBG Common Stock exchanged for cash in lieu of fractional shares of BancGroup Common Stock and shares owned by stockholders exercising dissenters' rights will be treated as outstanding shares of CBG Common Stock. Moreover, shares of CBG Common Stock and BancGroup Common Stock held by CBG stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger may be taken into account in determining whether the requirement with respect to continuing equity ownership of BancGroup's Common Stock is met by CBG's stockholders.


     The tax opinion states that, provided the assumptions stated therein (and outlined below) are satisfied, the Merger will constitute a reorganization as defined in Section 368(a) of the Code, the following federal income tax consequences will result to CBG's stockholders who exchange their shares of CBG Common Stock for shares of BancGroup Common Stock:


          (i) No gain or loss will be recognized by CBG's stockholders on the exchange of shares of CBG Common Stock for shares of BancGroup Common Stock;

          (ii) The aggregate basis of BancGroup Common Stock received by each CBG stockholder (including any fractional shares of BancGroup Common Stock deemed received, but not actually received), will be the same as the aggregate tax basis of the shares of CBG Common Stock surrendered in exchange therefor increased by the gain, if any, recognized on the exchange, and decreased by any cash received in the exchange;

          (iii) The holding period of the shares of BancGroup Common Stock received by each CBG stockholder for federal income tax purposes will include the period during which the shares of CBG

     Common Stock exchanged therefor were held, provided that the shares of CBG Common Stock were a capital asset in the holder's hands;


          (iv) No gain or loss will be recognized by CBG upon the transfer of its assets and liabilities to BancGroup. No gain or loss will be recognized by BancGroup upon the receipt of the assets and liabilities of CBG;



          (v) The basis of the assets of CBG acquired by BancGroup will be the same as the basis of the assets in the hands of CBG immediately prior to the Merger;



          (vi) The holding period of the assets of CBG in the hands of BancGroup will include the period during which such assets were held by CBG;



          (vii) Cash payments received by each CBG stockholder in lieu of a fractional share of BancGroup Common Stock will be treated for federal income tax purposes as if the fractional share had been issued in the exchange and then redeemed by BancGroup. Gain or loss will be recognized on the redemption of the fractional share and generally will be capital gain or loss if the CBG Common Stock is a capital asset in the hands of the holder; and



          (viii) A CBG stockholder who dissents and receives only cash pursuant to appraisal rights will recognize gain or loss. Such gain or loss will, in general, be treated as capital gain or loss, measured by the difference between the amount of cash received and the tax basis of the shares of CBG Common Stock converted, if the shares of CBG Common Stock were held as capital assets. However, a CBG stockholder who receives only cash may need to consider the effects of Sections 302 and 318 of the Code in determining the federal income tax consequences of the transaction.



     The following assumptions are stated in the tax opinion:



          (1) BancGroup does not plan to sell or otherwise dispose of any of the stock or assets of Commercial Bank of Georgia, a wholly-owned subsidiary of CBG (the "Bank") or to liquidate the Bank after the merger, except that the Bank may be merged into BancGroup's subsidiary federal savings bank located in Georgia, referred to as Colonial Bank -- Georgia.



          (2) BancGroup will continue the historic business of CBG or will use a significant portion of the historic business assets of CBG in a business.



          (3) CBG and the Bank have no knowledge of any plan or intention on the part of the CBG stockholders to sell or otherwise dispose of the BancGroup Common Stock to be received by them that would reduce their holdings to a number of shares having, in the aggregate, a fair market value of less than fifty percent of the total fair market value of the CBG Common Stock outstanding immediately before the merger.



          (4) As a result of the Merger, each share of the issued and outstanding CBG Common Stock will be converted into the right to receive BancGroup Common Stock.



          (5) No fractional shares will be issued in the Merger. In the event fractional shares result in the exchange, the CBG stockholders entitled to fractional shares will be paid cash by BancGroup for their fractional shares.



          (6) The fair market value of the BancGroup Common Stock to be received by the CBG stockholders will be approximately equal to the fair market value of the CBG stock exchanged therefor.



          (7) The proposed Merger will be effected for substantial non-tax business purposes.



          (8) BancGroup will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by CBG immediately prior to the Merger. For purposes of this representation, CBG assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CBG immediately preceding the Merger and all payments to dissenters, if any, will be included as assets of CBG held immediately prior to the Merger.



          (9) CBG is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of sec. 368(a)(3)(A) of the Code.

     If the assumption stated above, that there is no plan or intention by the CBG stockholders to sell or dispose of BancGroup Common Stock that would reduce their holdings to the number of shares, with an aggregate fair market value of at least 50 percent of the total fair market value of CBG Common Stock outstanding immediately before the Merger were to be incorrect, then counsel would not be able to opine that the Merger is a tax free reorganization under
Section 368 of the Code. Accordingly, the Merger must satisfy the "continuity of interest" requirement contained in Treasury Regulations and judicial authority. The IRS has stated that, for ruling purposes, for mergers to qualify as tax free reorganizations, the stockholders of the acquired corporation must receive and retain stock of the acquiror equal to 50 percent of the aggregate value of the acquired corporation immediately before the Merger.


     THE FOREGOING DISCUSSION IS INTENDED AS A SUMMARY OF ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE STOCKHOLDERS OF CBG, TO CBG AND TO BANCGROUP AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, STOCKHOLDERS WHO DO NOT HOLD THEIR SHARES OF CBG COMMON STOCK AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF THE CODE, STOCKHOLDERS WHO ACQUIRED THEIR SHARES OF CBG COMMON STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION, NOR ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE TAX CONSEQUENCES TO HOLDERS OF CBG OPTIONS AND STOCK APPRECIATION RIGHTS AND THE TAX CONSEQUENCES OF GRANTS TO OFFICERS OF RETENTION BONUSES ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. CBG STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.


OTHER POSSIBLE CONSEQUENCES

     If the Merger becomes effective, the stockholders of CBG, a Georgia corporation, will exchange their shares of CBG Common Stock for securities in a Delaware business corporation.

     The state tax consequences, where applicable, of owning stock of a Delaware business corporation may be different from those of owning shares of a Georgia corporation.

     For a discussion of the differences, if any, in the rights, preferences, and privileges attaching to CBG Common Stock as compared with BancGroup Common Stock, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."

CONDITIONS OF CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to a number of conditions. The Agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of CBG Common Stock.

     The Merger must be approved by the Georgia Department and the Federal Reserve. Applications for approval were filed with these agencies on March 21, 1996, and the regulatory approval process is expected to take approximately three months from that date. Any of these agencies might refuse or revoke approval or condition approval on one or more of the parties agreeing to take some action such as making some change in operations.

     The obligations of CBG to consummate the Merger are conditioned, among other things, upon (i) the absence of litigation or any threat of litigation challenging the Agreement or seeking damages respecting the Merger that would have a material adverse effect on BancGroup, Colonial Bank, CBG or Commercial Bank or consummation of the transactions contemplated by the Agreement, (ii) receipt of opinions of counsel to BancGroup regarding certain matters, including the federal income tax consequence of the Merger, (iii) absence of events which have had a material adverse effect on BancGroup or consummation of the Merger or which would be materially adverse to the interests of CBG stockholders, and (iv) receipt of an opinion from Robinson-Humphrey respecting the fairness of the Merger to the stockholders of CBG from a financial point of view.

     The obligations of BancGroup to consummate the Merger are conditioned, among other things, upon (i) no material adverse change in the business of CBG or Commercial Bank, (ii) the absence of litigation or a threat of litigation challenging the Agreement or seeking damages respecting the Merger that would have a material adverse effect on BancGroup, Colonial Bank or Commercial Bank, CBG or consummation of the transactions contemplated by the Agreement, (iii) receipt of an opinion of counsel to CBG as to certain matters, and receipt of an opinion of BancGroup counsel as to the federal income tax consequence of the Merger, (iv) receipt from Bricker & Melton, P.A., CBG's independent accountants, of a letter within five days prior to the Effective Date respecting certain financial data regarding CBG, (v) the exercise of dissenters rights of appraisal by no more than 10% of CBG's outstanding shares of Common Stock, (vii) receipt from affiliates of CBG of undertakings regarding certain restrictions on the resale of BancGroup Common Stock under Rule 145 of the Securities and Exchange Commission, and (viii) receipt of an opinion of Coopers & Lybrand L.L.P., BancGroup's independent accountants, that the Merger will qualify for the pooling of interests method of accounting under generally accepted accounting principles.

     It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, such as the receipt of certificates of officers of each party as to compliance with the Agreement, will be satisfied, but the Agreement states that CBG and BancGroup may waive all conditions to their obligations to consummate the Merger, other than the conditions requiring the requisite approvals of regulatory authorities and CBG stockholder approval of the Merger. In making any decisions regarding a waiver of one or more conditions to consummation of the Merger or an amendment of the Agreement, the Boards of Directors of CBG and BancGroup would be subject to fiduciary duty standards imposed upon such Boards by relevant law that would require such Boards to act in the best interests of their respective stockholders.

     In addition, the Boards of Directors of BancGroup and CBG may amend or terminate the Agreement before or after approval by the stockholders of CBG. No amendments will be made to the Agreement which would alter the Exchange Ratio or which, in the opinion of the Board of Directors of CBG, would adversely affect the rights of the stockholders of CBG. Any amendments to the Agreement which in the opinion of the Board of Directors of CBG would have a material adverse effect upon the stockholders of CBG would be submitted to such stockholders for approval. Such amendments could require the filing of an amendment to the Registration Statement, of which this Prospectus forms a part, with the Commission. Either BancGroup or CBG may terminate the Agreement and abandon the Merger if the Merger has not occurred by September 30, 1996.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Agreement contains certain restrictions on the conduct of the business of CBG pending consummation of the Merger. CBG has agreed that, prior to the Effective Date, it will not take any of the following actions, subject to certain limited exceptions previously agreed to by the parties, without the prior written approval of BancGroup:

          (i) Incur any additional debt obligation or other obligation for borrowed money in excess of $25,000 except in the ordinary course of the business consistent in all material respects with past practices (which shall include, for Commercial Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose or suffer the imposition, on any asset of CBG or Commercial Bank of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date hereof);

          (ii) Mortgage, pledge or subject to liens any assets having a value of $25,000 or more in the aggregate, except liens that exist as of the date of the Agreement;

          (iii) Except for purchase of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person or entity, or otherwise acquire direct or indirect control over any person or entity, other than in connection with (i) foreclosures in the ordinary course of business, or
     (ii) acquisitions of control by Commercial Bank in its fiduciary capacity;

          (iv) Increase (or announce any increase of) any salaries, wages or employee benefits, or modify, alter or amend any CBG Options, deferred compensation plans or stock appreciation rights or hire any new employees with individual salaries in excess of $35,000 (except to replace existing employees) other than in the ordinary course of business consistent in all material respects with past practice;

          (v) Amend any charter document or bylaw;

          (vi) Issue or sell any of its capital stock (other than upon exercise of outstanding CBG Options), redeem, purchase or otherwise acquire any shares of its capital stock, or make any other change in its issued and outstanding capital stock, or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or declare any dividends or make any other distribution with respect to its capital stock;

          (vii) Adjust, split, combine or reclassify any capital stock of CBG or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBG Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any share of capital stock of Commercial Bank;

          (viii) Incur, assume or guarantee any obligation or liability for borrowed money, or exchange, refund or renew any outstanding indebtedness of CBG or Commercial Bank in such a manner as to reduce the principal amount of such indebtedness or increase the interest rate or balance outstanding other than in the ordinary course of business consistent in all material respects with past practice;

          (ix) Amend or terminate any material agreement, excluding loan contracts but including any insurance policy, in force on the date hereof;

          (x) Enter into or amend any employment contract or agreement between CBG or Commercial Bank and any person (unless such amendment is required by applicable law) that CBG or Commercial Bank does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Date;

          (xi) Adopt any new employee benefit plan of CBG or Commercial Bank or make any material change in or to any existing employee benefit plans of CBG or Commercial Bank other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (xii) Make any material changes in financial or tax accounting methods, principles or practices except as may be appropriate to conform to changes in applicable law or regulatory accounting requirements of generally accepted accounting principles.

     Until the termination of the Agreement, neither CBG nor any of its directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, knowingly furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the assets of, or of a substantial equity interest in, CBG or any business combination involving CBG except in a situation in which a majority of the full Board of Directors of CBG has determined upon advice of counsel that such Board has a fiduciary duty to consider and respond to a bona fide proposal from a third party. If CBG enters into a letter of intent or definitive agreement regarding a business combination with a third party prior to the Effective Date or the termination of the Agreement, it shall be a condition precedent to the consummation of such business combination that the third party pay to BancGroup $1,000,000 to compensate BancGroup for its direct and indirect costs and expenses in connection with the Merger.

     BancGroup has agreed to indemnify present and former directors, officers, employees and agents of Commercial Bank against liabilities arising out of actions or omissions occurring at or prior to the Effective Date to the full extent currently provided in CBG's articles of incorporation.

RIGHTS OF DISSENTING STOCKHOLDERS


     Article 13 of the Georgia Business Corporation Code provides for rights of appraisal for the value of the shares of a stockholder who (i) has delivered notice in writing to CBG before the vote is taken that the stockholder intends to demand payment for his or her shares if the Merger is consummated and (ii) either votes against the Merger or refrains from voting on the Merger. The notice must be delivered to Commercial Bancorp of Georgia, Inc., attention Corporate Secretary, 390 Crogan Street, Lawrenceville, Georgia 30245. If a stockholder votes against the Merger or refrains from voting on the Merger, but does not also deliver the notice in writing to CBG before the stockholder vote on the Merger occurs, such stockholder will lose his or her appraisal rights.


     Within ten (10) days after the Effective Date of the Merger, BancGroup, as the corporation surviving the Merger, will send to each CBG stockholder who has given such notice a written dissenter's notice (the "Dissenter's Notice") stating, among other things, a date not less than thirty (30) days nor more than sixty (60) days after the date of the Dissenter's Notice by which the stockholder must submit a written payment demand. The Dissenter's Notice will also include where and when stock certificates for shares of CBG Common Stock must be deposited. A CBG stockholder who does not demand payment or deposit stock certificates where required by the date set in the Dissenter's Notice shall lose his or her right to dissent and will not be entitled to payment for his or her shares.

     Within ten (10) days of the later of the Effective Date or receipt of a payment demand by the dissenting stockholders, BancGroup will offer to pay each dissenting stockholder who has complied with the requirements of the Georgia Business Corporation Code the amount which BancGroup estimates to be the fair value of the shares, plus accrued interest. A stockholder may agree to accept such offer.

     If a dissenting stockholder is dissatisfied with BancGroup's offer of payment, the stockholder may notify BancGroup in writing within thirty (30) days of the offer of his or her own estimate of the fair value plus interest and demand that such payment be made. A dissenting stockholder waives his or her right to demand payment of a different amount than that offered by BancGroup and is deemed to have accepted BancGroup's offer unless such written notification is provided to BancGroup within such period.

     In the event a dissenting stockholder's second payment demand remains unsettled within sixty (60) days after BancGroup receives such demand, BancGroup will commence a nonjury equitable valuation proceeding in the Gwinnett County Superior Court to determine the fair value of the shares and accrued interest. BancGroup will make all dissenting stockholders whose second payment demand remains unsettled parties to the court proceeding. In the proceeding, the court will fix a value of the shares and may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. If BancGroup does not commence the proceeding within sixty (60) days after receiving the dissenting stockholder's second payment demand, BancGroup shall pay each dissenting stockholder whose second payment demand remains unsettled the amount demanded by each such dissenting stockholder in his or her second payment demand.

     The determination of a "fair value" necessarily involves matters of judgment upon which reasonable persons may disagree. No allowance is permitted for any increase or decrease in the value of the CBG Common Stock which may be attributed to the proposed Merger.

     A record stockholder may assert dissenters' rights as to fewer than all shares registered in such holder's name, but only if the record holder dissents with respect to all shares beneficially owned by any one beneficial stockholder and provides written notice to CBG of the name and address of each person on whose behalf the dissenting rights are asserted. A "beneficial shareholder" is defined in the Georgia Business Corporation Code as a "person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder." For these purposes, "shareholder" and "stockholder" have the same meaning. The rights of a partial dissenter are determined as if the shares as to which such holder dissents and other shares held by the holder are registered in different names of stockholders. Thus, if a beneficial stockholder holds shares of CBG Common Stock through a bank, broker, or other nominee, such beneficial holder may assert dissenters' rights, but only if the nominee dissents with respect to all shares beneficially owned by such stockholder through the bank, broker or nominee and provides CBG with the name and address of each such person wishing to assert dissenters' rights. A person holding CBG Common Stock through a bank, broker or other nominee should act promptly to cause such bank, broker or nominee to follow the proper procedures to perfect any dissenters' rights on behalf of such person.

     A dissenting stockholder may not challenge the Merger unless CBG fails to comply with appropriate procedures under Georgia law or CBG's Articles of Incorporation and Bylaws or unless the stockholder vote to approve the Merger was obtained by fraudulent and deceptive means.

     FAILURE OF A STOCKHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTER'S RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH STOCKHOLDER OF APPRAISAL RIGHTS. ANY HOLDER OF CBG COMMON STOCK WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS IS URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. Article 13 of the Georgia Business Corporation Code is attached hereto as Appendix B. STOCKHOLDERS SHOULD READ APPENDIX B CAREFULLY.

RESALE OF BANCGROUP COMMON STOCK

     The issuance of the shares of BancGroup Common Stock pursuant to the Merger has been registered under the Securities Act of 1933 (the "Securities Act") and the shares so issued may be traded without restriction, except that such registration does not cover resales by persons ("Affiliates") receiving such BancGroup Common Stock who may be deemed to control or be controlled by, or be under common control with CBG at the time of the Special Meeting. Rule 145 promulgated by the Commission under the Securities Act restricts the resale of Common Stock received in the Merger by Affiliates.

     CBG will provide BancGroup with such information as may be reasonably necessary to determine the identity of those persons (primarily officers, directors and principal stockholders) who may be deemed to be Affiliates. CBG will also obtain from each such person a written undertaking to the effect that no sale or transfer will be made of any shares of BancGroup Common Stock by such person except pursuant to Rule 145 of the Commission or pursuant to an effective registration or an exemption from registration under the Securities Act. Receipt of such an undertaking is a condition to BancGroup's obligation to close the Merger. If such certificates are not received and BancGroup waives receipt of such condition, the certificates for the shares of BancGroup Common Stock to be issued to such person will contain an appropriate restrictive legend and appropriate stop transfer orders will be given to BancGroup's stock transfer agent.

ACCOUNTING TREATMENT

     BancGroup will account for the Merger as a pooling-of-interests transaction in accordance with generally accepted accounting principles, which, among other things, require that the number of shares of CBG

Common Stock acquired for cash pursuant to the exercise of dissenters' rights or in lieu of fractional shares not exceed 10% of the outstanding shares of CBG Common Stock. Under this accounting treatment, assets and liabilities of CBG would be added to those of BancGroup at their recorded book values, and the shareholders' equity of the two companies would be combined in BancGroup's consolidated balance sheet. Financial statements of BancGroup issued after the Effective Date of the Merger will be restated to reflect the consolidated operations of BancGroup and CBG as if the Merger had taken place prior to the periods covered by the financial statements.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

BANCGROUP

     BancGroup Common Stock is listed for trading on the NYSE. The BancGroup Common Stock was first listed on the NYSE on February 24, 1995. Prior to February 21, 1995, BancGroup had two classes of common stock outstanding, Class A and Class B. The Class B was not publicly traded. The Class A Common Stock was traded in the over-the-counter market and quoted on the Nasdaq National Market. The Class A and Class B Common Stock were reclassified into one class of Common Stock on February 21, 1995, and the Class A Common Stock ceased to be quoted on the Nasdaq National Market on February 24, 1995.

     The following table shows the dividends paid per share and indicates the high and low closing prices for the Class A Common Stock as reported by the Nasdaq National Market up to February 24, 1995, and the same information reported by the NYSE for the BancGroup Common Stock commencing February 24, 1995.


                                                                      PRICE AND DIVIDENDS PAID
                                                                    -----------------------------
                                                                                       DIVIDENDS
                                                                    HIGH     LOW      (PER SHARE)
                                                                    ----     ----     -----------
1994 -- 1st Quarter............................................... $20 1/4   $18        $ 0.200
        2nd Quarter...............................................  25        19 1/4      0.200
        3rd Quarter...............................................  24 3/4    22          0.200
        4th Quarter...............................................  23 3/4    19 1/2      0.200
1995 -- 1st Quarter...............................................  23 5/8    19 1/2      0.225
        2nd Quarter...............................................  27 1/2    23 1/2      0.225
        3rd Quarter...............................................  29 7/8    27 1/2      0.225
        4th Quarter...............................................  32 7/8    28 1/2      0.225
1996 -- 1st Quarter...............................................  36 1/2    30           0.27
        2nd Quarter (through May 8, 1996).........................  36 1/8    33           0.27


     On December 20, 1995, the business day immediately prior to the public announcement of the Merger, the closing price as reported on the NYSE of the BancGroup Common Stock was $32 7/8 per share.

     At December 31, 1995, BancGroup's banking subsidiaries accounted for approximately 99.98% of BancGroup's consolidated assets. BancGroup derives substantially all of its income from dividends received from its subsidiary banks. Various statutory provisions limit the amount of dividends the subsidiary banks may pay without regulatory approval. In addition, federal statutes restrict the ability of subsidiary banks to make loans to BancGroup, and regulatory policies may also restrict such dividends.

CBG

     There is no organized public market for the CBG Common Stock. Trading of CBG Common Stock has been sporadic and generally is confined to the Atlanta, Georgia area. CBG does not maintain a record of the sales prices of trades of CBG Common Stock, although CBG is aware of a trade in late 1995 at $13.50 per share. CBG has not paid any dividends on the CBG Common Stock.

                     BANCGROUP CAPITAL STOCK AND DEBENTURES


     BancGroup's authorized capital stock consists of 44,000,000 shares of its Common Stock, par value $2.50 per share, and 1,000,000 shares of its Preference Stock, par value $2.50 per share. As of May 8, 1996, there were issued and outstanding a total of 13,575,465 shares of Common Stock. No shares of Preference Stock are issued and outstanding. BancGroup issued in 1986 $28,750,000 in principal amount of its 7 1/2% Convertible Subordinated Debentures due 2011 (the "1986 Debentures") of which $9,373,000 are currently outstanding and are convertible at any time into 333,333 shares of Common Stock, subject to adjustment. There are 199,495 shares of Common Stock subject to issue upon exercise of options under BancGroup's stock option plans. In addition to BancGroup Common Stock issued in the Merger, BancGroup will issue additional shares of its Common Stock in two pending acquisitions. See "BUSINESS OF BANCGROUP -- Proposed Affiliate Banks."


     The following statements with respect to BancGroup Common Stock and Preference Stock are brief summaries of material provisions of Delaware law and the Restated Certificate of Incorporation (the "Certificate"), as amended, and bylaws of BancGroup, do not purport to be complete and are qualified in their entirety by reference to the foregoing.

COMMON STOCK

     Dividends. Subject to the rights of holders of BancGroup's Preference Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of BancGroup Common Stock, when and as dividends, payable in cash, stock or other property, are declared by the BancGroup Board of Directors, the holders of Common Stock are entitled to share ratably in such dividends.

     Voting Rights. Each holder of Common Stock has one vote for each share held on matters presented for consideration by the stockholders.

     Preemptive Rights. The holders of Common Stock have no preemptive rights to acquire any additional shares of BancGroup.

     Issuance of Stock. The BancGroup Certificate authorizes the BancGroup Board to issue authorized shares of Common Stock without stockholder approval. However, BancGroup's Common Stock is listed on the NYSE, which requires stockholder approval of the issuance of additional shares of Common Stock under certain circumstances.

     Liquidation Rights. In the event of liquidation, dissolution or winding-up of BancGroup, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its stockholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Preference Stock.

PREFERENCE STOCK

     BancGroup's Preference Stock may be issued from time to time as a class without series, or if so determined by the BancGroup Board of Directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of BancGroup Preference Stock (or of the entire class of BancGroup Preference Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the BancGroup Board of Directors. BancGroup Preference Stock may have a preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of BancGroup and such other preferences as may be fixed by the BancGroup Board.

1986 DEBENTURES

     BancGroup issued in 1986 its 7 1/2% Convertible Subordinated Debentures due 2011 in the total principal amount of $28,750,000. The 1986 Debentures were issued under a trust indenture (the "1986 Indenture") between BancGroup and SunTrust Bank, Atlanta, Georgia, as trustee.


     The 1986 Debentures will mature on March 31, 2011, and are convertible at any time into shares of BancGroup Common Stock at the option of a holder thereof, at the conversion price of $28 principal amount of the 1986 Debentures for each share of BancGroup Common Stock. The conversion price is, however, subject to adjustment upon the occurrence of certain events as described in the 1986 Indenture. In the event all of the outstanding 1986 Debentures are converted into shares of BancGroup Common Stock in accordance with the 1986 Indenture, a total of 333,333 shares of such Common Stock will be issued. The 1986 Debentures are redeemable, in whole or in part, at the option of BancGroup at certain premiums until 1996, when the redemption price shall be equal to 100% of the face amount of the 1986 Debentures plus accrued interest. The payment of principal and interest on the 1986 Debentures is subordinate, to the extent provided in the 1986 Indenture, to the prior payment when due of all Senior Indebtedness of BancGroup. "Senior Indebtedness" is defined as any indebtedness of BancGroup for money borrowed, or any indebtedness incurred in connection with an acquisition or with a merger or consolidation, outstanding on the date of execution of the 1986 Indenture as originally executed, or thereafter created, incurred or assumed, and any renewal, extension, modification or refunding thereof, for the payment of which BancGroup (which term does not include BancGroup's consolidated or unconsolidated subsidiaries) is at the time of determination responsible or liable as obligor, guarantor or otherwise. Senior Indebtedness does not include (i) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of BancGroup, and (ii) indebtedness which by its terms states that such indebtedness is subordinate to or equally subordinate with the 1986 Debentures.



     At March 31, 1996, BancGroup's Senior Indebtedness as defined in the 1986 Indenture aggregated approximately $684.6 million. Such debt includes all short-term debt consisting of federal funds purchased, securities purchased under repurchase agreements and borrowings with the Federal Home Loan Bank but excludes all federally-insured deposits. BancGroup may from time to time incur additional indebtedness constituting Senior Indebtedness. The 1986 Indenture does not limit the amount of Senior Indebtedness which BancGroup may incur nor does such indenture prohibit BancGroup from creating liens on its property for any purpose.


CHANGES IN CONTROL

     Certain provisions of the BancGroup Certificate and bylaws may have the effect of preventing, discouraging or delaying any change in control of BancGroup. The authority of the BancGroup Board of Directors to issue BancGroup Preference Stock with such rights and privileges, including voting rights, as it may deem appropriate may enable the BancGroup Board to prevent a change in control despite a shift in ownership of the BancGroup Common Stock. See "General" and "Preference Stock." In addition, the BancGroup Board's power to issue additional shares of BancGroup Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. See "Common Stock." The following provisions also may deter any change in control of BancGroup.

     Classified Board. BancGroup's Board of Directors is classified into three classes, as nearly equal in number as possible, with the members of each class elected to three-year terms. Thus, one-third of BancGroup's Board of Directors is elected by stockholders each year. With this provision, two annual elections are required in order to change a majority of the Board of Directors. There are currently 18 directors of BancGroup. This provision of BancGroup's Certificate also stipulates that (i) directors can be removed only for cause upon a vote of 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class, (ii) vacancies in the Board may only be filled by a majority vote of the directors remaining in office, (iii) the maximum number of directors shall be fixed by resolution of the Board of Directors, and (iv) the provisions relating to the classified Board can only be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class.

     Business Combinations. Certain "Business Combinations" of BancGroup with a "Related Person" may only be undertaken with the affirmative vote of at least 75% of the outstanding shares of "Voting Stock," plus the affirmative vote of at least 67% of the outstanding shares of Voting Stock, not counting shares owned by the Related Person, unless the Continuing Directors of BancGroup approve such Business Combination. A "Related Person" is a person, or group, who owns or acquires 10% or more of the outstanding shares of Common Stock, provided that no person shall be a Related Person if such person would have been a Related Person on the date of approval of this provision by BancGroup's Board of Directors, i.e., April 20, 1994. An effect of this provision may be to exclude Robert E. Lowder, the chairman and president of BancGroup, or certain members of his family from the definition of Related Person. A "Continuing Director" is a director who was a member of the Board of Directors immediately prior to the time a person became a Related Person. This provision may not be amended without the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, plus the affirmative vote of the outstanding shares of at least 67% of the outstanding Voting Stock, excluding shares held by a Related Person. This provision may have the effect of giving the incumbent Board of Directors a veto over a merger or other Business Combination that could be desired by a majority of BancGroup's stockholders. The current Board of Directors of BancGroup owns approximately 15% of the outstanding shares of Common Stock of BancGroup.

     Board Evaluation of Mergers. BancGroup's Certificate permits the Board of Directors to consider certain factors such as the character and financial stability of the other party, the projected social, legal, and economic effects of a proposed transaction upon the employees, suppliers, regulatory agencies and customers and communities of BancGroup, and other factors when considering whether BancGroup should undertake a merger, sale of assets, or other similar transaction with another party. This provision may not be amended except by the affirmative vote of at least 80% of the outstanding shares of Common Stock. This provision may give greater latitude to the Board of Directors in terms of the factors which the Board may consider in recommending or rejecting a merger or other Business Combination of BancGroup.

     Director Authority. BancGroup's Certificate prohibits stockholders from calling special stockholders' meetings and acting by written consent. It also provides that only BancGroup's Board of Directors has the authority to undertake certain actions with respect to governing BancGroup such as appointing committees, electing officers, and establishing compensation of officers, and it allows the Board to act by majority vote.

     Bylaw Provisions. BancGroup's bylaws provide that stockholders wishing to propose nominees for the Board of Directors or other business to be taken up at an annual meeting of BancGroup stockholders must comply with certain advance written notice provisions. These bylaw provisions are intended to provide for the more orderly conduct of stockholder meetings but could make it more difficult for stockholders to nominate directors or introduce business at stockholder meetings.

     Delaware Business Combination Statute. Subject to some exceptions, Delaware law prohibits BancGroup from entering into certain "business combinations" (as defined) involving persons beneficially owning 15% or more of the outstanding BancGroup Common Stock (or who is an affiliate of BancGroup and has over the past three years beneficially owned 15% or more of such stock) (either, for the purpose of this paragraph, an "Interested Stockholder"), unless the BancGroup Board has approved either (i) the business combination or (ii) prior to the stock acquisition by which such person's beneficial ownership interest reached 15% (a "Stock Acquisition"), the Stock Acquisition. The prohibition lasts for three years from the date of the Stock Acquisition. Notwithstanding the preceding, Delaware law allows BancGroup to enter into a business combination with an Interested Stockholder if (i) the business combination is approved by the BancGroup Board of Directors and authorized by an affirmative vote of at least 66 2/3% of the outstanding voting stock of BancGroup which is not owned by the Interested Stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the outstanding stock of BancGroup (excluding BancGroup stock held by officers and directors of BancGroup or by certain BancGroup stock plans). These provisions of Delaware law apply simultaneously with the provisions of BancGroup's Certificate relating to business combinations with a related person, described above at "Business Combinations," but they are generally less restrictive than BancGroup's Certificate.

     Control Acquisitions. As it relates to BancGroup, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as BancGroup, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     If the Merger is consummated, all stockholders of CBG other than those properly exercising dissenters' rights of appraisal will become holders of BancGroup Common Stock. The rights of the holders of the Common Stock of CBG who become holders of the Common Stock of BancGroup following the Merger will be governed by BancGroup's Certificate and bylaws, as well as the laws of Delaware, the state in which BancGroup is incorporated.

     The following summary compares the rights of holders of Common Stock of CBG with the rights of the holders of the Common Stock of BancGroup. For a more complete description of the rights of the holders of BancGroup Common Stock, see "BANCGROUP CAPITAL STOCK AND DEBENTURES."

     The following information is qualified in its entirety by BancGroup's Certificate and bylaws, and CBG's Articles of Incorporation and bylaws, the Delaware General Corporation Law (the "Delaware GCL") and the Georgia Business Corporation Code.

DIRECTOR ELECTIONS

     CBG. The Bylaws of CBG provide that the Board of Directors of CBG shall consist of 13 Directors. CBG's Directors are elected at each annual meeting of stockholders to one year terms expiring at the next annual meeting following their election and until their successors are duly elected and qualified.

     BancGroup. BancGroup's directors are elected to terms of three years with approximately one-third of the board to be elected annually. There is no cumulative voting in the election of directors. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Classified Board."

REMOVAL OF DIRECTORS

     CBG. The Articles of Incorporation of CBG provide that any director may be removed from office at any time, but only for cause, by the affirmative vote of the stockholders of record holding a majority of the then outstanding shares of stock of each class of CBG entitled to vote in the elections of directors at a meeting of stockholders called for that purpose. For purposes of the Articles of Incorporation, "cause" means any act or omission for which a director may be personally liable to CBG or its stockholders pursuant to the Articles of Incorporation as well as any other act or omission which relates to personal dishonesty, incompetence or intentional failure to perform stated duties.

     BancGroup. The BancGroup Certificate provides that a director may be removed from office, but only for cause and by the affirmative vote of the holders of at least 80% of the voting shares then entitled to vote at an election of directors.

AUTHORIZED CAPITAL STOCK


     CBG. The Articles of Incorporation of CBG authorize the issuance of up to 10,000,000 shares of Common Stock, par value $1.00 per share, and up to 10,000,000 shares of series preferred stock, $1.00 par value per share. Shares of preferred stock may be issued in one or more series with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be specified by the Board of Directors of CBG. As of May 21, 1996,
          shares of CBG Common Stock were issued and outstanding and no shares of CBG Preferred Stock were issued and outstanding.



     BancGroup. The BancGroup Certificate authorizes the issuance of up to 44,000,000 shares of Common Stock, of which 13,575,465 shares were issued and outstanding as of May 8, 1996, and up to 1,000,000 shares of Preference Stock, $2.50 par value per share, of which no shares are issued and outstanding. The Preference Stock is issuable in series, each series having such rights and preferences as the BancGroup Board may fix and determine by resolution.


VOTING

     CBG. Holders of CBG Common Stock are entitled to one vote for each share of CBG Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

     BancGroup. Each stockholder is entitled to one vote for each share of BancGroup Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

PREEMPTIVE RIGHTS

     CBG. The Holders of CBG Common Stock have no preemptive rights to acquire any additional shares of CBG Common Stock or any other shares of CBG capital stock.

     BancGroup. The holders of BancGroup Common Stock have no preemptive rights to acquire any additional shares of BancGroup Common Stock or any other shares of BancGroup capital stock.

DIRECTORS' LIABILITY

     CBG. The Articles of Incorporation of CBG provide that a director of CBG shall not be personally liable to CBG or its stockholders for monetary damages for breach of his or her duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of CBG, (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and other distributions, or (iv) for any transaction from which the director derives an improper personal benefit.

     BancGroup. Similarly, the BancGroup Certificate provides that a director of BancGroup will have no personal liability to BancGroup or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to BancGroup and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

INDEMNIFICATION

     CBG. As permitted by the Georgia Business Corporation Code, CBG's Articles of Incorporation contain detailed and comprehensive provisions providing for indemnification of directors and officers of CBG against expenses, judgments, fines and settlements in connection with pending or threatened litigation against such director or officer by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of CBG or is or was serving at the request of CBG as a director, officer, employee or agent of another entity provided that he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of CBG and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful. Pursuant to the Georgia Business Corporation Code, CBG is prohibited from indemnifying a director or officer in connection with a proceeding by or in the right of CBG in which the director or officer was adjudged liable to CBG or in connection with any proceeding in which he or she was adjudged liable on the basis that personal benefit was improperly received. In addition, CBG maintains an officers' and directors' insurance policy pursuant to which officers and directors of CBG would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

     BancGroup. Section 145 of the Delaware GCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the Delaware GCL, other than an action brought by or in the right of BancGroup, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of BancGroup, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to BancGroup unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     In addition, BancGroup maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which officers and directors of BancGroup would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

     CBG.   Pursuant to CBG's Bylaws, a special meeting of stockholders of CBG may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary of CBG upon the written request of stockholders owning not less than 25 percent of the outstanding stock of CBG. Additionally, pursuant to CBG's Articles of Incorporation, any action that is required to be taken or that may be taken at a meeting of the stockholders of CBG may be taken without a meeting if a written consent, setting forth the action to be taken, is signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

     BancGroup.   Under the BancGroup Certificate, a special meeting of
BancGroup's stockholders may only be called by a majority of the BancGroup Board of Directors or by the chairman of the Board of Directors of BancGroup. Holders of BancGroup Common Stock may not call special meetings or act by written consent.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

     CBG. The Georgia Business Corporation Code provides that mergers, share exchanges and sales of substantially all of the assets of CBG must be approved by a majority of the outstanding stock of CBG entitled to vote thereon. The Georgia Business Corporation Code also provides, however, that the stockholders of CBG need not approve a merger if CBG is the surviving corporation in the merger and: (i) the Articles of Incorporation of the surviving corporation will not differ from its Articles of Incorporation before the merger;

(ii) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger; and (iii) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued in connection with the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its Articles of Incorporation immediately prior to the transaction.

     BancGroup. The Delaware GCL provides that mergers and sales of substantially all of the assets of a corporation must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. The Delaware GCL law also provides, however, that the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. See also "BANCGROUP CAPITAL STOCK AND
DEBENTURES -- Changes in Control" for a description of the statutory provisions and the provisions of the BancGroup Certificate relating to changes of control of BancGroup. See "Antitakeover Statutes" for a description of additional restrictions on business combination transactions.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     CBG. Pursuant to the Georgia Business Corporation Code, a corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon unless the Georgia Business Corporation Code, the Articles of Incorporation or, in certain circumstances, the Board of Directors requires a greater vote. The Board of Directors of CBG, with certain exceptions, has the power to adopt, amend or repeal the Bylaws of CBG. The stockholders entitled to vote also have the power to adopt, amend or repeal the Bylaws of CBG.

     BancGroup. Under the Delaware GCL, a corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The BancGroup Certificate requires "supermajority" stockholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the BancGroup Certificate governing (i) the election or removal of directors,
(ii) business combinations between BancGroup and a Related Person, and (iii) Board of Directors evaluation of business combination procedures. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control."

     As is permitted by the Delaware GCL, the Certificate gives the Board of Directors the power to adopt, amend or repeal the bylaws. The stockholders entitled to vote have concurrent power to adopt, amend or repeal the BancGroup bylaws.

RIGHTS OF DISSENTING STOCKHOLDERS

     CBG. Pursuant to the Georgia Business Corporation Code, a stockholder of CBG has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation as a consequence of or in expectation of the proposed transaction) of his or her shares of CBG Common Stock in cash in lieu of the consideration he or she otherwise would have received in the proposed transaction. For a description of such dissenter's rights, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."

     BancGroup. Under the Delaware GCL, a stockholder has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of his or her shares in cash in lieu of the consideration he or she otherwise would have received in the transaction. Such fair value is determined by the Delaware Court of Chancery if a petition for appraisal is timely filed. Appraisal rights are not available, however, to stockholders of a corporation (i) if the shares are listed on a national securities exchange (as is BancGroup Common Stock) or quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders (as is BancGroup Common Stock), and (ii) stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares (a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of such stock, or
(d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.

ANTITAKEOVER STATUTES

     As a Delaware corporation, BancGroup is subject to the business combination statute described under the heading "BANCGROUP CAPITAL STOCK AND
DEBENTURES -- Changes in Control -- Control Acquisitions." Although the Georgia Business Corporation Code allows a corporation to elect to be covered by business combination statutes, CBG has not elected to be covered by such statutes.

PREFERRED STOCK

     CBG. The Articles of Incorporation of CBG authorize the issuance of 10,000,000 shares of preferred stock from time to time by resolution of the CBG Board of Directors without action by the stockholders of CBG. Currently, no shares of preferred stock of CBG are issued and outstanding.

     BancGroup. The BancGroup Certificate authorizes the issuance of 1,000,000 shares of Preference Stock from time to time by resolution of the BancGroup Board of Directors. Currently, no shares of Preference Stock are issued and outstanding. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Preference Stock."

DIVIDENDS

     CBG. The Georgia Business Corporation Code provides that a board of directors of a Georgia corporation may authorize and the corporation may make distributions to its stockholders subject to restriction by its articles of incorporation. Notwithstanding the foregoing, the Georgia Business Corporation Code prohibits any distribution if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. CBG's Articles of Incorporation provide that subject to applicable provisions of the Georgia Business Corporation Code, CBG from time to time may distribute a portion of its assets, in cash or in property, to its stockholders out of the capital surplus of CBG and may purchase any part of its stock out of the unreserved and unrestricted capital surplus as well as out of the unreserved and unrestricted earned surplus of CBG.

     BancGroup. The Delaware GCL provides that subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by BancGroup are derived from its subsidiary banks. There are various regulatory limitations on the ability of BancGroup's subsidiary banks to pay dividends to BancGroup. See "BUSINESS OF
BANCGROUP -- Certain Regulatory Considerations."

EFFECT OF THE MERGER ON CBG STOCKHOLDERS


     As of May 21, 1996, the number of stockholders of record of CBG was
and the number of shares of CBG Common Stock outstanding was           . As of
May 8, 1996, BancGroup had 13,575,465 shares of BancGroup Common Stock outstanding with 5,413 stockholders of record.



     Assuming at the Effective Date a Market Value per share of the BancGroup Common Stock of $34.369, (which was the Market Value calculated as of May 8,
1996), and no exercises of CBG Options or dissenters' rights, 1,136,180 shares of BancGroup Common Stock would be distributed to the stockholders of CBG pursuant to the Merger. These shares would represent 8.0% of the total shares of Common Stock outstanding after the Merger not counting any shares of BancGroup Common Stock that will be issued in other pending acquisitions. At that Market Value, the CBG Options would convert to options to acquire 231,481 shares of BancGroup Common Stock after the Effective Date.


     The issuance of the BancGroup Common Stock pursuant to the Merger will reduce the percentage interest of the BancGroup Common Stock currently held by each principal stockholder and each director and officer of BancGroup. Based on the foregoing assumptions, as a group, the directors and officers of BancGroup who own approximately 15% of BancGroup's outstanding shares will own approximately 14% after the Merger. See "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders."

     BancGroup has entered into agreements pursuant to which additional shares of BancGroup Common Stock will be issued. See "BUSINESS OF BANCGROUP -- Proposed Affiliate Banks."

                  THE COLONIAL BANCGROUP INC. AND SUBSIDIARIES



            CONDENSED PRO FORMA STATEMENTS OF CONDITION (UNAUDITED)


                                 (IN THOUSANDS)



    The following summary includes (i) the condensed consolidated statement of condition of BancGroup and subsidiaries as of March 31, 1996, (ii) the condensed consolidated statement of condition of Commercial Bancorp of Georgia, Inc. and subsidiaries ("CBG") as of March 31, 1996, (iii) the condensed consolidated statement of condition of Southern Banking Corporation and subsidiary ("SBC") as of March 31, 1996, (iv) the condensed statement of condition of Dothan Federal Savings Bank ("Dothan Federal") as of March 31, 1996, (v) adjustments to give effect to the proposed pooling of interests with CBG and SBC, and the proposed purchase method acquisition of Dothan Federal and (vi) the pro forma combined condensed statement of condition of BancGroup and subsidiaries as if such combination had occurred on March 31, 1996.



    These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of condition of BancGroup and subsidiaries, incorporated by reference herein, and the statements of condition of CBG, SBC, and Dothan Federal, included elsewhere herein. The pro forma information provided below may not be indicative of future results.


                                                                      MARCH 31, 1996
                                     ---------------------------------------------------------------------------------
                                                  COMMERCIAL                                  SOUTHERN
                                      COLONIAL    BANCORP OF    ADJUSTMENTS/                   BANKING    ADJUSTMENTS/
                                     BANCGROUP   GEORGIA, INC.  (DEDUCTIONS)      SUBTOTAL   CORPORATION  (DEDUCTIONS)
                                     ----------  -------------  ------------     ----------  -----------  ------------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from banks............. $ 140,571     $  20,753                     $  161,324   $  16,325
Interest-bearing deposits...........     5,003                                        5,003
Federal funds sold..................       700        22,680                         23,380      22,400
Securities available for sale.......   172,206        20,835                        193,041      29,244
Investment securities...............   259,165        13,981                        273,146
Mortgage loans held for sale........   193,672                                      193,672
Loans, net of unearned income....... 2,945,625       147,362                      3,092,987     152,362
Less: Allowance for possible loan
  losses............................   (38,443 )      (2,625)                       (41,068)     (1,942)
                                     ----------  -------------  ------------     ----------  -----------  ------------
Loans, net.......................... 2,907,182       144,737                      3,051,919     150,420
Premises and equipment, net.........    58,602         5,729                         64,331       4,877
Excess of cost over tangible and
  intangible assets acquired, net...    25,825           780                         26,605       2,309
Purchased mortgage servicing
  rights............................    88,788                                       88,788
Other real estate owned.............     9,785         1,413                         11,198
Accrued interest and other assets...    62,894         4,246                         67,140       3,233
                                     ----------  -------------  ------------     ----------  -----------  ------------
        Total Assets................ $3,924,393    $ 235,154      $      0       $4,159,547   $ 228,808     $      0
                                     =========   ===========    ============      =========  ===========  ============

                                                          MARCH 31, 1996
                                      -------------------------------------------------------
                                                                                   PRO FORMA
                                                  DOTHAN FEDERAL  ADJUSTMENTS/      COMBINED
                                       SUBTOTAL    SAVINGS BANK   (DEDUCTIONS)       TOTAL
                                      ----------  --------------  ------------     ----------
                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from banks.............  $  177,649     $  3,854       $ (2,600)(5)   $ 178,903
Interest-bearing deposits...........       5,003                                       5,003
Federal funds sold..................      45,780                                      45,780
Securities available for sale.......     222,285        4,901                        227,186
Investment securities...............     273,146        2,248            (13)(5)     275,381
Mortgage loans held for sale........     193,672                                     193,672
Loans, net of unearned income.......   3,245,349       36,679                      3,282,028
Less: Allowance for possible loan
  losses............................     (43,010)        (298)                       (43,308)
                                      ----------      -------     ------------     ----------
Loans, net..........................   3,202,339       36,381                      3,238,720
Premises and equipment, net.........      69,208        1,026                         70,234
Excess of cost over tangible and
  intangible assets acquired, net...      28,914                       1,466(5)       30,380
Purchased mortgage servicing
  rights............................      88,788                                      88,788
Other real estate owned.............      11,198                                      11,198
Accrued interest and other assets...      70,373          558            (22)(5)      71,076
                                                                         (29)(5)
                                                                         196(5)
                                      ----------      -------     ------------     ----------
        Total Assets................  $4,388,355     $ 48,968       $ (1,002)      $4,436,321
                                       =========  ==============  ============     ==========

                                                                      MARCH 31, 1996
                                     ---------------------------------------------------------------------------------
                                                  COMMERCIAL                                  SOUTHERN
                                      COLONIAL    BANCORP OF    ADJUSTMENTS/                   BANKING    ADJUSTMENTS/
                                     BANCGROUP   GEORGIA, INC.  (DEDUCTIONS)      SUBTOTAL   CORPORATION  (DEDUCTIONS)
                                     ----------  -------------  ------------     ----------  -----------  ------------
                                                                  (DOLLARS IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Deposits............................ $2,859,262    $ 210,700                     $3,069,962   $ 209,248
FHLB short-term borrowings..........   515,000                                      515,000
Other short-term borrowings.........   169,620                                      169,620
Subordinated debt...................     9,341                                        9,341
Other long-term debt................    27,254                                       27,254
Other liabilities...................    75,688         4,036                         79,724       2,275
                                     ----------  -------------  ------------     ----------  -----------  ------------
        Total liabilities........... 3,656,165       214,736                      3,870,901     211,523
Common Stock........................    33,850         1,883      $ (1,883)(2)       36,690       3,362     $ (3,362)(4)
                                                                     2,840(1)                                  4,013(3)
Additional paid in capital..........   144,334        16,323       (16,323)(2)      159,400       7,405       (7,405)(4)
                                                                    15,066(1)                                  6,754(3)
Treasury Stock......................                    (300)          300(2)
Retained earnings...................    90,658         2,547                         93,205       6,519
Unearned compensation...............      (782 )                                       (782)
Unrealized gain (loss) on
  securities........................       168           (35)                           133          (1)
                                     ----------  -------------  ------------     ----------  -----------  ------------
        Total equity................   268,228        20,418             0          288,646      17,285            0
                                     ----------  -------------  ------------     ----------  -----------  ------------
Total liabilities and equity........ $3,924,393    $ 235,154      $      0       $4,159,547   $ 228,808     $      0
                                     =========   ===========    ============      =========  ===========  ============
Capital Ratios:
  Capital Ratio.....................      7.97 %                                       8.07%
  Tangible Leverage Ratio...........      6.38 %                                       6.50%
  Tier One Capital Ratio*...........      8.94 %                                       9.42%
  Total Capital Ratio*..............     10.54 %                                       11.0%

                                                           MARCH 31, 1996
                                     --------------------------------------------------------
                                                                                   PRO FORMA
                                                  DOTHAN FEDERAL  ADJUSTMENTS/      COMBINED
                                       SUBTOTAL    SAVINGS BANK   (DEDUCTIONS)       TOTAL
                                      ----------  --------------  ------------     ----------
                                                        (DOLLARS IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Deposits............................  $3,279,210     $ 42,362                     $3,321,572
FHLB short-term borrowings..........     515,000        2,083                        517,083
Other short-term borrowings.........     169,620                                     169,620
Subordinated debt...................       9,341                                       9,341
Other long-term debt................      27,254                                      27,254
Other liabilities...................      81,999          461       $    460(5)       82,920
                                      ----------      -------     ------------     ----------
        Total liabilities...........   4,082,424       44,906            460       4,127,790
Common Stock........................      40,703            4             (4)(5)      40,897
                                                                         194(5)
Additional paid in capital..........     166,154        3,329         (3,329)(5)     168,560
                                                                       2,406(5)
Treasury Stock......................
Retained earnings...................      99,724          733           (733)(5)      99,724
Unearned compensation...............        (782)                                       (782)
Unrealized gain (loss) on
  securities........................         132           (4)             4(5)          132
                                      ----------      -------     ------------     ----------
        Total equity................     305,931        4,062         (1,462)        308,531
                                      ----------      -------     ------------     ----------
Total liabilities and equity........  $4,388,355     $ 48,968       $ (1,002)     $4,436,321
                                       =========  ==============  ============     ==========
Capital Ratios:
  Capital Ratio.....................        8.09%                                       8.06%
  Tangible Leverage Ratio...........        6.52%                                       6.47%
  Tier One Capital Ratio*...........        9.47%                                       9.48%
  Total Capital Ratio*..............       11.04%                                      11.05%

Pro Forma Adjustments (In Thousands):

COMMERCIAL BANCORP OF GEORGIA, INC.
  (pooling of interest)


     (1) To record the issuance of 1,136,180 shares of BancGroup Common Stock in exchange for all of the outstanding shares of CBG:



    Commercial Bancorp outstanding shares.........................  1,853,302
    Conversion ratio, determined as follows: $21.07 / $34.37 per share, the 30-day average of the Daily Average market value of BancGroup Common Stock on May 8, 1996; see "Conversion of
      CBG Common Stock"...........................................    0.61306
                                                                    ---------
    Colonial BancGroup shares to be issued........................  1,136,180
                                                                     ========
    Par value of 1,136,180 shares issued at $2.50 per share.......                $  2,840
    Shares issued at par value....................................  $   2,840
    Total capital stock of CBG....................................     17,906
                                                                    ---------
              Excess recorded as an increase in contributed
                capital...........................................                  15,066
                                                                                  --------
                                                                                    17,906


     (2) To eliminate CBG's capital stock:


    Common stock, at par value................................................    (1,883)
    Contributed capital.......................................................   (16,323)
    Treasury Stock............................................................       300
                                                                                --------
                                                                                 (17,906)
                                                                                --------
              Net change in equity............................................  $      0
                                                                                ========


SOUTHERN BANKING CORPORATION:
  (pooling of interest)

     (3) To record the issuance of 1,605,235 shares of BancGroup Common Stock in exchange for all of the outstanding shares and SBC options (other than incentive stock options to acquire 94,000 shares of SBC Common Stock) determined as follows:

                                                       OUTSTANDING
                                                         SHARES         OPTIONS        TOTAL
                                                       -----------     ---------     ---------
    Southern Bank outstanding shares and options.....   3,362,000      1,018,000
    Conversion ratio per Agreement...................      0.3919         0.2826*
                                                       -----------     ---------
    Colonial Bancgroup shares to be issued...........   1,317,568        287,667     1,605,235
                                                        =========       ========      ========
    Par value of 1,605,235 shares issued at $2.50 per
      share..........................................                  $   4,013
    Shares issued at par value.......................   $   4,013
    Total capital stock of SBC.......................      10,767
                                                       -----------
              Excess recorded as an increase in
                contributed capital..................                      6,754
                                                                       ---------
                                                                          10,767

     (4) To eliminate SBC's capital stock:

    Common stock, at par value.......................     (3,362)
    Contributed capital..............................     (7,405)
                                                       ---------
                                                         (10,767)
                                                       ---------
              Net change in equity...................  $       0
                                                        ========

- ---------------

* Assumes no SBC options are exercised prior to the date of combination and that the weighted average exercise price of the options is $3.32 per share.

DOTHAN FEDERAL:

  (purchase method)


(5) To assign the amount by which the estimated value of the investment in Dothan Federal is in excess of the historical carrying amount of the net assets acquired, based on the estimated fair value of such net assets and to record the investment in Dothan Federal by the issuance of approximately 77,439 shares of BancGroup Common Stock and $2,600,000 in cash for all of the outstanding 399,688 shares of Dothan Federal as follows:



    Equity in carrying value of net assets of Dothan Federal....................  $4,062
    Adjustments to state assets at fair value:
      Write-down prepaid expenses...............................................     (22)
      Write-down deposit premium................................................     (29)
      Write-down investment securities..........................................     (13)
    Acquisition accruals:
      Miscellaneous legal, accounting, other professional.......................    (460)
    Tax effect of purchase adjustments..........................................     196
    Goodwill....................................................................   1,466
                                                                                  ------
              Total adjustments.................................................   1,138
    Adjusted equity in carrying value of net assets.............................  $5,200
                                                                                  ======
    Allocated as follows:
    Par Value of 77,439 shares issued for all outstanding shares of Dothan
      Federal...................................................................  $  194
    Estimated amount in excess of par value of 77,439 shares of BancGroup Common
      Stock issued for Dothan Federal outstanding shares at an assumed market
      value of $33.575 per share (10 day average at May 8, 1996)................   2,406
    Cash of approximately $6.51 per share paid to Dothan Federal shareholders...   2,600
                                                                                  ------
              Total purchase price..............................................  $5,200
                                                                                  ======

              CONDENSED PRO FORMA STATEMENTS OF INCOME (UNAUDITED)



     The following summaries include (i) the condensed consolidated statements of income of Colonial BancGroup and subsidiaries on a historical basis for the three months ended March 31, 1996, and the years ended December 31, 1995, 1994, and 1993, (ii) the condensed consolidated statements of income of CBG for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994, and 1993 (iii) the condensed consolidated statements of income of SBC for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994, and 1993, (iv) the condensed statements of income of Dothan Federal for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994, and 1993, (v) adjustments to give effect to the proposed pooling of interests with CBG and SBC, and the proposed purchase method acquisition of Dothan Federal, and (vi) the pro forma combined condensed consolidated statements of income of BancGroup and subsidiaries as if such combinations had occurred on January 1, 1993.



     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of income of BancGroup and subsidiaries, incorporated by reference herein, and the statements of income of CBG, SBC and Dothan Federal included elsewhere herein. The pro forma information provided may not necessarily be indicative of future results.


                                                                     THREE MONTHS ENDED MARCH 31, 1996
                                          ---------------------------------------------------------------------------------------
                                          CONSOLIDATED     COMMERCIAL                                   SOUTHERN
                                            COLONIAL       BANCORP OF     ADJUSTMENTS/                   BANKING     ADJUSTMENTS/
                                           BANCGROUP     GEORGIA, INC.    (DEDUCTIONS)    SUBTOTAL     CORPORATION   (DEDUCTIONS)
                                          ------------   --------------   ------------   -----------   -----------   ------------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income.......................... $     71,986     $    4,850     $         0    $    76,836   $    4,425    $         0
Interest expense.........................       38,580          2,231                         40,811        1,620
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income before provision for
  loan losses............................       33,406          2,619               0         36,025        2,805              0
Provision for loan losses................        1,499             16                          1,515           55
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income after provision for
  loan losses............................       31,907          2,603               0         34,510        2,750              0
                                          ------------   --------------   ------------   -----------   -----------   ------------
Noninterest income.......................       14,775            544                         15,319          781
Noninterest expense......................       29,570          2,128                         31,698        2,162
                                          ------------   --------------   ------------   -----------   -----------   ------------
Income before income taxes...............       17,112          1,019               0         18,131        1,369              0
Income taxes.............................        6,058            377                          6,435          515
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net income............................... $     11,054     $      642     $         0    $    11,696   $      854    $         0
                                            ==========     ==========     ===========     ==========    =========    ===========
Average primary shares outstanding.......   13,546,000      1,840,006       1,136,180     14,682,180    3,647,540      1,605,235
                                                                           (1,840,006)                                (3,647,540)
Average fully-diluted shares
  outstanding............................   13,884,000      2,004,548       1,136,180     15,020,180    3,647,541      1,605,235
                                                                           (2,004,548)                                (3,647,541)
Earnings per share:
  Net Income:
    Primary.............................. $       0.82     $     0.34                    $      0.80   $     0.23
    Fully diluted........................ $       0.80     $     0.32                    $      0.79   $     0.23

                                                      THREE MONTHS ENDED MARCH 31, 1996
                                           -----------------------------------------------------
                                                          DOTHAN
                                                         FEDERAL                      PRO FORMA
                                                         SAVINGS    ADJUSTMENTS/      COMBINED
                                            SUBTOTAL       BANK     (DEDUCTIONS)        TOTAL
                                           -----------   --------   ------------     -----------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $    81,261   $    924    $        1(1)   $    82,148
                                                                            (38)(1)
Interest expense.........................       42,431        604                         43,035
                                           -----------   --------   ------------     -----------
Net interest income before provision for
  loan losses............................       38,830        320           (37)          39,113
Provision for loan losses................        1,570         15                          1,585
                                           -----------   --------   ------------     -----------
Net interest income after provision for
  loan losses............................       37,260        305           (37)          37,528
                                           -----------   --------   ------------     -----------
Noninterest income.......................       16,100         27             1(1)        16,128
Noninterest expense......................       33,860        238            20(1)        34,118
                                           -----------   --------   ------------     -----------
Income before income taxes...............       19,500         94           (56)          19,538
Income taxes.............................        6,950         37           (13)(1)        6,974
                                           -----------   --------   ------------     -----------
Net income...............................  $    12,550   $     57    $      (43)     $    12,564
                                            ==========   ========   ===========       ==========
Average primary shares outstanding.......   16,287,415    399,688        77,439       16,364,854
                                                                       (399,688)
Average fully-diluted shares
  outstanding............................   16,625,415    399,688        77,439       16,702,854
                                                                       (399,688)
Earnings per share:
  Net Income:
    Primary..............................  $      0.77   $   0.14                    $      0.77
    Fully diluted........................  $      0.76   $   0.14                    $      0.76

                                                                       YEAR ENDED DECEMBER 31, 1995
                                          ---------------------------------------------------------------------------------------
                                          CONSOLIDATED     COMMERCIAL                                   SOUTHERN
                                            COLONIAL       BANCORP OF     ADJUSTMENTS/                   BANKING     ADJUSTMENTS/
                                           BANCGROUP     GEORGIA, INC.    (DEDUCTIONS)    SUBTOTAL     CORPORATION   (DEDUCTIONS)
                                          ------------   --------------   ------------   -----------   -----------   ------------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income.......................... $    250,900     $   18,973     $         0    $   269,873   $   17,267    $         0
Interest expense.........................      132,458          8,389                        140,847        6,133
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income before provision for
  loan losses............................      118,442         10,584               0        129,026       11,134              0
Provision for loan losses................        5,480          1,345                          6,825          525
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income after provision for
  loan losses............................      112,962          9,239               0        122,201       10,609              0
                                          ------------   --------------   ------------   -----------   -----------   ------------
Noninterest income.......................       50,175          2,237                         52,412        1,978
Noninterest expense......................      103,230          9,962                        113,192        9,214
                                          ------------   --------------   ------------   -----------   -----------   ------------
Income before income taxes...............       59,907          1,514               0         61,421        3,373              0
Income taxes.............................       21,113            846                         21,959        1,282
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net Income............................... $     38,794     $      668     $         0    $    39,462   $    2,091    $         0
                                            ==========     ==========     ===========     ==========    =========    ===========
Average primary shares outstanding.......   12,418,000      1,826,711       1,136,180     13,554,180    3,356,500      1,605,235
                                                                           (1,826,711 )                               (3,356,500)
Average fully-diluted shares
  outstanding............................   13,181,000      2,034,063       1,136,180     14,317,180    3,356,500      1,605,235
                                                                           (2,034,063 )                               (3,356,500)
Earnings per share:
  Net Income:
    Primary.............................. $       3.12     $     0.37                    $      2.91   $     0.62
    Fully diluted........................ $       3.02     $     0.33                    $      2.83   $     0.62

                                                        YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------
                                                          DOTHAN
                                                         FEDERAL                      PRO FORMA
                                                         SAVINGS    ADJUSTMENTS/      COMBINED
                                            SUBTOTAL       BANK     (DEDUCTIONS)        TOTAL
                                           -----------   --------   ------------     -----------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $   287,140   $  3,533    $        3(1)   $   290,526
                                                                           (150)(1)
Interest expense.........................      146,980      2,240                        149,220
                                           -----------   --------   ------------     -----------
Net interest income before provision for
  loan losses............................      140,160      1,293          (147)         141,306
Provision for loan losses................        7,350         60                          7,410
                                           -----------   --------   ------------     -----------
Net interest income after provision for
  loan losses............................      132,810      1,233          (147)         133,896
                                           -----------   --------   ------------     -----------
Noninterest income.......................       54,390         73             4(1)        54,467
Noninterest expense......................      122,406      1,041            79(1)       123,526
                                           -----------   --------   ------------     -----------
Income before income taxes...............       64,794        265          (222)          64,837
Income taxes.............................       23,241        113           (50)(1)       23,304
                                           -----------   --------   ------------     -----------
Net Income...............................  $    41,553   $    152    $     (172)     $    41,533
                                            ==========   ========   ===========       ==========
Average primary shares outstanding.......   15,159,415    399,688        77,439       15,236,854
                                                                       (399,688)
Average fully-diluted shares
  outstanding............................   15,922,415    399,688        77,439       15,999,854
                                                                       (399,688)
Earnings per share:
  Net Income:
    Primary..............................  $      2.74   $   0.38                    $      2.73
    Fully diluted........................  $      2.66   $   0.38                    $      2.66

                                                                             DECEMBER 31, 1994
                                          ---------------------------------------------------------------------------------------
                                          CONSOLIDATED     COMMERCIAL                                   SOUTHERN
                                            COLONIAL       BANCORP OF     ADJUSTMENTS/                   BANKING     ADJUSTMENTS/
                                           BANCGROUP     GEORGIA, INC.    (DEDUCTIONS)    SUBTOTAL     CORPORATION   (DEDUCTIONS)
                                          ------------   --------------   ------------   -----------   -----------   ------------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income.......................... $    187,230     $   14,347     $         0    $   201,577   $   10,326    $         0
Interest expense.........................       82,549          5,458                         88,007        2,895
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income before provision for
  loan losses............................      104,681          8,889               0        113,570        7,431              0
Provision for loan losses................        6,481            695                          7,176          330
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income after provision for
  loan losses............................       98,200          8,194               0        106,394        7,101              0
                                          ------------   --------------   ------------   -----------   -----------   ------------
Noninterest income.......................       44,243          2,215                         46,458        1,294
Noninterest expense......................      100,791          9,213                        110,004        5,672
                                          ------------   --------------   ------------   -----------   -----------   ------------
Income before income taxes...............       41,652          1,196               0         42,848        2,723              0
Income taxes.............................       14,342            498                         14,840          989
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net Income............................... $     27,310     $      698     $         0    $    28,008   $    1,734    $         0
                                            ==========     ==========     ===========     ==========    =========    ===========
Average primary shares outstanding.......   11,996,000      1,826,711       1,136,180     13,132,180    2,704,109      1,605,235
                                                                           (1,826,711)                                (2,704,109)
Average fully-diluted shares
  outstanding............................   12,763,000      1,826,711       1,136,180     13,899,180    2,704,109      1,605,235
                                                                           (1,826,711)                                (2,704,109)
Earnings per share:
  Net income:
    Primary.............................. $       2.28     $     0.38                    $      2.13   $     0.64
    Fully diluted........................ $       2.23     $     0.38                    $      2.10   $     0.64

                                                             DECEMBER 31, 1994
                                           -----------------------------------------------------
                                                          DOTHAN
                                                         FEDERAL                      PRO FORMA
                                                         SAVINGS    ADJUSTMENTS/      COMBINED
                                            SUBTOTAL       BANK     (DEDUCTIONS)        TOTAL
                                           -----------   --------   ------------     -----------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $   211,903   $  3,089    $        3(1)   $   214,845
                                                                           (150)(1)
Interest expense.........................       90,902      1,563                         92,465
                                           -----------   --------   ------------     -----------
Net interest income before provision for
  loan losses............................      121,001      1,526          (147)         122,380
Provision for loan losses................        7,506         60                          7,566
                                           -----------   --------   ------------     -----------
Net interest income after provision for
  loan losses............................      113,495      1,466          (147)         114,814
                                           -----------   --------   ------------     -----------
Noninterest income.......................       47,752         55             4(1)        47,811
Noninterest expense......................      115,676      1,000            79(1)       116,755
                                           -----------   --------   ------------     -----------
Income before income taxes...............       45,571        521          (222)          45,870
Income taxes.............................       15,829        193           (50)(1)       15,972
                                           -----------   --------   ------------     -----------
Net Income...............................  $    29,742   $    328    $     (172)     $    29,898
                                            ==========   ========   ===========       ==========
Average primary shares outstanding.......   14,737,415    399,688        77,439       14,814,854
                                                                       (399,688)
Average fully-diluted shares
  outstanding............................   15,504,415    399,688        77,439       15,581,854
                                                                       (399,688)
Earnings per share:
  Net income:
    Primary..............................  $      2.02   $   0.82                    $      2.02
    Fully diluted........................  $      1.99   $   0.82                    $      1.99

                                                                             DECEMBER 31, 1993
                                          ---------------------------------------------------------------------------------------
                                          CONSOLIDATED     COMMERCIAL                                   SOUTHERN
                                            COLONIAL       BANCORP OF     ADJUSTMENTS/                   BANKING     ADJUSTMENTS/
                                           BANCGROUP     GEORGIA, INC.    (DEDUCTIONS)    SUBTOTAL     CORPORATION   (DEDUCTIONS)
                                          ------------   --------------   ------------   -----------   -----------   ------------
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $  141,572      $   12,326     $         0    $   153,898   $    6,931    $         0
Interest expense.........................      59,517           4,792                         64,309        2,048
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income before provision for
  loan losses............................      82,055           7,534               0         89,589        4,883              0
Provision for loan losses................       7,945             439                          8,384          466
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net interest income after provision for
  loan losses............................      74,110           7,095               0         81,205        4,417              0
                                          ------------   --------------   ------------   -----------   -----------   ------------
Noninterest income.......................      40,433           2,134                         42,567          878
Noninterest expense......................      86,520           7,864                         94,384        4,117
                                          ------------   --------------   ------------   -----------   -----------   ------------
Income before income taxes...............      28,023           1,365               0         29,388        1,178              0
Income taxes.............................       8,886             479                          9,365          415
                                          ------------   --------------   ------------   -----------   -----------   ------------
Income before extraordinary items and
  cumulative effect of change in
  accounting principle...................      19,137             886               0         20,023          763              0
Cumulative effect of change in accounting
  principle..............................       3,219             384               0          3,603           47
Extraordinary item, net of income tax....        (463)                                          (463)
                                          ------------   --------------   ------------   -----------   -----------   ------------
Net Income...............................  $   21,893      $    1,270     $         0    $    23,163   $      810    $         0
                                           ==========      ==========     ===========     ==========    =========    ===========
Average primary shares outstanding.......   9,530,000       1,826,711       1,136,180     10,666,180    2,200,000      1,605,235
                                                                           (1,826,711)                                (2,200,000)
Average fully-diluted shares
  outstanding............................  10,623,000       1,826,711       1,136,180     11,759,180    2,200,000      1,605,235
                                                                           (1,826,711)                                (2,200,000)
Earnings per share:
  Income before extraordinary item and
    cumulative effect of change in
    accounting principle:
    Primary..............................  $     2.01      $     0.49                    $      1.88   $     0.35
    Fully diluted........................  $     1.96      $     0.49                    $      1.84   $     0.35
  Net income:
    Primary..............................  $     2.30      $     0.70                    $      2.17   $     0.37
    Fully diluted........................  $     2.21      $     0.70                    $      2.11   $     0.37

                                                             DECEMBER 31, 1993
                                           -----------------------------------------------------
                                                          DOTHAN
                                                         FEDERAL                      PRO FORMA
                                                         SAVINGS    ADJUSTMENTS/      COMBINED
                                            SUBTOTAL       BANK     (DEDUCTIONS)        TOTAL
                                           -----------   --------   ------------     -----------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $   160,829   $  3,220    $        3(1)   $   163,902
                                                                           (150)
Interest expense.........................       66,357      1,486                         67,843
                                           -----------   --------   ------------     -----------
Net interest income before provision for
  loan losses............................       94,472      1,734          (147)          96,059
Provision for loan losses................        8,850        120                          8,970
                                           -----------   --------   ------------     -----------
Net interest income after provision for
  loan losses............................       85,622      1,614          (147)          87,089
                                           -----------   --------   ------------     -----------
Noninterest income.......................       43,445         54             4(1)        43,503
Noninterest expense......................       98,501        869            79(1)        99,449
                                           -----------   --------   ------------     -----------
Income before income taxes...............       30,566        799          (222)          31,143
Income taxes.............................        9,780        169           (50)(1)        9,899
                                           -----------   --------   ------------     -----------
Income before extraordinary items and
  cumulative effect of change in
  accounting principle...................       20,786        630          (172)          21,244
Cumulative effect of change in accounting
  principle..............................        3,650                                     3,650
Extraordinary item, net of income tax....         (463)                                     (463)
                                           -----------   --------   ------------     -----------
Net Income...............................  $    23,973   $    630    $     (172)     $    24,431
                                            ==========   ========   ===========       ==========
Average primary shares outstanding.......   12,271,415    399,688        77,439       12,348,854
                                                                       (399,688)
Average fully-diluted shares
  outstanding............................   13,364,415    399,688        77,439       13,441,854
                                                                       (399,688)
Earnings per share:
  Income before extraordinary item and
    cumulative effect of change in
    accounting principle:
    Primary..............................  $      1.69   $   1.58                    $      1.72
    Fully diluted........................  $      1.67   $   1.58                    $      1.70
  Net income:
    Primary..............................  $      1.95   $   1.58                    $      1.98
    Fully diluted........................  $      1.92   $   1.58                    $      1.94

Pro Forma Adjustments (In Thousands):

ADJUSTMENTS APPLICABLE TO DOTHAN FEDERAL SAVINGS BANK:

     (1) To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:


                                               MARCH 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                 1996          1995           1994           1993
                                               ---------   ------------   ------------   ------------
    Increases in income:
      Reversal of amortization of deposit
         premium.............................    $   1        $    4         $    4         $    4
      Amortization of write-down of
         investment securities (5 year
         period).............................        1             3              3              3
    Decreases in income:
      Earnings forgone on $2,600,000 cash at
         an average interest rate of 5.75....      (38)         (150)          (150)          (150)
                                               ---------   ------------   ------------   ------------
              Total..........................      (36)         (143)          (143)          (143)
                                               ---------   ------------   ------------   ------------
    Increase in expense:
      Amortization of goodwill (20 year
         period).............................      (20)          (79)           (79)           (79)
                                               ---------   ------------   ------------   ------------
              Total..........................      (20)          (79)           (79)           (79)
                                               ---------   ------------   ------------   ------------
    Net decrease in income before tax........      (56)         (222)          (222)          (222)
                                               ---------   ------------   ------------   ------------
    Tax effect of the pro forma adjustments
      (other than goodwill amortization).....       13            50             50             50
                                               ---------   ------------   ------------   ------------
    Net decrease in income...................    $ (43)       $ (172)        $ (172)        $ (172)
                                               ---------   ------------   ------------   ------------

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES


                 PRO FORMA SELECTED FINANCIAL DATA (UNAUDITED)



     The following pro forma information includes consolidated BancGroup and subsidiaries, consolidated CBG, consolidated SBC and Dothan Federal.



                                            FOR THREE                FOR THE YEARS ENDED DECEMBER 31,
                                           MONTHS ENDED    ----------------------------------------------------
                                          MARCH 31, 1996     1995       1994       1993       1992       1991
                                          --------------   --------   --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
Interest income.........................     $ 82,148      $290,526   $214,845   $163,902   $149,361   $152,874
Interest expense........................       43,035       149,220     92,465     67,843     69,005     89,357
                                          --------------   --------   --------   --------   --------   --------
Net interest income.....................       39,113       141,306    122,380     96,059     80,356     63,517
Provision for possible loan losses......        1,585         7,410      7,566      8,970      8,966      7,169
                                          --------------   --------   --------   --------   --------   --------
Net interest income after provision for
  possible loan losses..................       37,528       133,896    114,814     87,089     71,390     56,348
Noninterest income......................       16,128        54,467     47,811     43,503     37,104     32,744
Noninterest expense.....................       34,119       123,526    116,755     99,449     86,635     73,115
                                          --------------   --------   --------   --------   --------   --------
Income before income taxes..............       19,537        64,837     45,870     31,143     21,863     15,977
Applicable income taxes.................        6,974        23,304     15,972      9,899      5,699      4,197
                                          --------------   --------   --------   --------   --------   --------
Income before extraordinary items and
  the cumulative effect of a change in
  accounting for income taxes...........       12,563        41,533     29,898     21,244     16,164     11,780
Extraordinary items, net of income
  taxes.................................           --            --         --       (463)        --        831
Cumulative effect of a change in
  accounting for income
  taxes.................................           --            --         --      3,650         --         --
                                          --------------   --------   --------   --------   --------   --------
Net income..............................     $ 12,563      $ 41,533   $ 29,898   $ 24,431   $ 16,164   $ 12,611
                                          ==============   =========  =========  =========  =========  =========
EARNINGS PER COMMON SHARE
Income before extraordinary items and
  the cumulative effect of a change in
  accounting for income taxes:
  Primary...............................     $   0.77      $   2.73   $   2.02   $   1.72   $   1.37   $   1.01
  Fully-diluted.........................     $   0.76      $   2.66   $   1.99   $   1.70   $   1.37   $   0.90
Net income:
  Primary...............................     $   0.77      $   2.73   $   2.02   $   1.98   $   1.37   $   1.08
  Fully-diluted.........................     $   0.76      $   2.66   $   1.99   $   1.94   $   1.37   $    .97
Average shares outstanding:
  Primary...............................       16,365        15,237     14,815     12,349     11,835     11,724
  Fully-diluted.........................       16,703        16,000     15,582     13,442     13,146     13,066
Cash dividends per common share:(1)
  Common................................     $   0.27      $  0.675         --         --         --         --
  Class A...............................           --      $  0.225   $   0.80   $   0.71   $   0.67   $   0.63
  Class B...............................           --      $  0.125   $   0.40   $   0.31   $   0.27   $   0.23
                                          ==============   =========  =========  =========  =========  =========


- ---------------

(1) On February 21, 1995, the Class A and Class B Common Stock were reclassified into one class of Common Stock.

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

     The following Pro Forma information includes consolidated Colonial BancGroup and subsidiaries, consolidated CBG, consolidated SBC and Dothan Federal.



                                            FOR THREE MONTHS
                                                 ENDED                        FOR THE YEARS ENDED DECEMBER 31,
                                               MARCH 31,       --------------------------------------------------------------
                                                  1996            1995         1994         1993         1992         1991
                                            ----------------   ----------   ----------   ----------   ----------   ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF CONDITION
At year-end:
  Total assets............................     $4,436,367      $4,249,742    3,263,165    3,148,493    2,065,873    1,895,308
  Loans, net of unearned income...........      3,282,055       3,211,349    2,384,566    1,998,144    1,362,208    1,221,168
  Mortgage loans held for sale............        193,672         110,486       60,536      361,496      144,215      105,219
  Deposits................................      3,321,572       3,245,996    2,538,569    2,478,525    1,729,784    1,630,469
  Long-term debt..........................         27,254          29,038       69,203       57,686       23,449       27,890
  Shareholders' equity....................        308,531         292,064      227,633      200,989      126,552      114,039
Average daily balances:
  Total assets............................      4,297,486       3,705,572    3,118,702    2,420,879    2,013,982    1,813,095
  Interest-earning assets.................      3,468,892       3,379,930    2,812,788    2,141,925    1,644,962    1,527,523
  Loans, net of unearned income...........      3,024,445       2,743,628    2,173,453    1,527,234    1,213,856    1,141,760
  Mortgage loans held for sale............        123,470          97,511      131,121      241,683      118,510       65,373
  Deposits................................      2,347,916       2,866,791    2,506,240    1,909,148    1,576,154    1,474,003
  Shareholders' equity....................        262,473         254,950      218,167      146,816      120,798      105,930
Book value per share at year-end..........          18.86           18.32        15.38        13.75        10.79         9.78
Tangible book value per share at
  year-end................................          17.00           16.39        14.28        12.63         9.85         8.49
                                            ================    =========    =========    =========    =========    =========
SELECTED RATIOS
Income before extraordinary items and the
  cumulative effect of a change in
  accounting for income taxes to:
  Average assets..........................           0.29            1.12%        0.96%        0.88%        0.80%        0.65%
  Average shareholders' equity............           4.16           16.29        13.70        14.47        13.38        11.12
Net income to:
  Average assets..........................           0.29            1.12         0.96         1.01         0.80         0.70
  Average shareholders' equity............           4.16           16.29        13.70        16.64        13.38        11.91
Efficiency ratio..........................          61.76           63.10        68.60        71.26        73.75        75.95
Dividend payout ratio.....................          29.54           25.33        24.86        19.84        25.83        30.62
Average equity to average total assets....           7.03            6.88         7.00         6.06         6.00         5.84
Allowance for possible loan losses to
  total loans (net of unearned income)....           1.32            1.30         1.62         1.64         1.62         1.50

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES



                  SELECTED INTERIM FINANCIAL DATA (UNAUDITED)



                                                                      MARCH 31,      MARCH 31,
                                                                         1996           1995
                                                                      ----------     ----------
                                                                       (DOLLARS IN THOUSANDS,
                                                                      EXCEPT PER SHARE AMOUNTS)
STATEMENT OF CONDITION SUMMARY
Total assets........................................................  $3,924,393     $3,014,654
Loans, net of unearned income.......................................   2,945,625      2,255,647
Total earnings assets...............................................   3,576,371      2,739,092
Deposits............................................................   2,859,262      2,295,841
Shareholders' equity................................................     268,228        205,886
Book value per share................................................  $    19.81     $    16.86
                                                                      ----------     ----------



                                                                      THREE MONTHS ENDED MARCH
                                                                                 31,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
EARNINGS SUMMARY
Net interest income (taxable equivalent)............................  $   33,982     $   27,779
Provision for loan losses...........................................       1,499          1,067
Noninterest income..................................................      14,775         10,063
Noninterest expense.................................................      29,570         23,402
Net income..........................................................      11,054          8,301
Average primary shares outstanding..................................      13,546         12,049
Average fully diluted shares outstanding............................      13,884         12,818
Per common share:
  Fully-diluted earnings:
     Net Income.....................................................  $      .80     $      .67
  Dividends:
     Common Stock...................................................        0.27            N/A
     Class A........................................................         N/A          0.225
     Class B........................................................         N/A          0.125
                                                                      ----------     ----------
SELECTED RATIOS
Return on average assets............................................        1.17%          1.18%
Return on average equity............................................       16.94          17.16
Efficiency ratio....................................................       60.65          61.84
Equity to assets....................................................        6.83           6.83
Total capital.......................................................        7.97           8.44
Tangible leverage...................................................        6.42           6.67
                                                                      ----------     ----------

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------
                                                    1995         1994         1993         1992         1991
                                                 ----------   ----------   ----------   ----------   ----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF CONDITION
At year-end:
  Total assets.................................  $3,741,217   $2,838,343   $2,822,521   $1,796,246   $1,687,177
  Loans, net of unearned income................   2,875,581    2,094,028    1,771,989    1,172,151    1,093,728
  Mortgage loans held for sale.................     110,486       60,536      361,496      144,215      105,219
  Deposits.....................................   2,785,958    2,171,464    2,190,998    1,493,479    1,452,344
  Long-term debt...............................      29,038       69,042       57,397       22,979       27,225
  Shareholders' equity.........................     253,148      191,551      172,764      100,406       88,429
Average daily balances:
  Total assets.................................  $3,239,312   $2,726,710   $2,119,660   $1,764,397   $1,643,622
  Interest-earning assets......................   2,958,204    2,458,568    1,871,254    1,540,926    1,450,115
  Loans, net of unearned income................   2,428,823    1,906,385    1,315,910    1,136,124    1,094,096
  Mortgage loans held for sale.................      97,511      131,121      241,683      118,510       65,373
  Deposits.....................................   2,451,253    2,158,532    1,644,658    1,476,668    1,403,538
  Shareholders' equity.........................     216,256      182,823      119,790       94,833       84,423
Book value per share at year-end...............  $    19.35   $    16.08   $    14.64   $    11.27   $    10.00
Tangible book value per share at
  year-end.....................................       17.34        14.71        13.25        10.60         9.21
                                                 ==========   ==========   ==========   ==========   ==========
SELECTED RATIOS
Income before extraordinary items and the
  cumulative effect of a change in accounting
  for income taxes to:
  Average assets...............................        1.20%        1.00%        0.90%        0.88%        0.74%
  Average shareholders' equity.................       17.94        14.94        15.98        16.40        14.47
Net income to:
  Average assets...............................        1.20         1.00         1.03         0.88         0.79
  Average shareholders' equity.................       17.94        14.94        18.28        16.40        15.46
Efficiency ratio...............................       60.32        66.68        69.50        70.64        72.52
Dividend payout ratio..........................       27.12        27.21        25.33        26.85        31.60
Average equity to average total assets.........        6.68         6.70         5.65         5.37         5.14
Total nonperforming assets to net loans, other
  real estate and repossessions................        0.78         0.90         1.31         1.34         1.07
Net charge-offs to average loans...............        0.13         0.09         0.33         0.47         0.51
Allowance for possible loan losses to total
  loans (net of unearned income)...............        1.28         1.60         1.62         1.60         1.48
Allowance for possible loan losses to
  nonperforming loans..........................         271%         314%         347%         246%         246%
                                                 ==========   ==========   ==========   ==========   ==========

                 THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

            SELECTED QUARTERLY FINANCIAL DATA 1995-1994 (UNAUDITED)

                                                            1995                                      1994
                                           ---------------------------------------   ---------------------------------------
                                           DEC. 31   SEPT. 30   JUNE 30   MARCH 31   DEC. 31   SEPT. 30   JUNE 30   MARCH 31
                                           -------   --------   -------   --------   -------   --------   -------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income..........................  $70,667   $65,560    $60,664   $54,009    $50,870   $47,180    $45,779   $43,401
Interest expense.........................  38,410     35,124    32,093     26,831    23,341     20,439    19,915     18,854
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income......................  32,257     30,436    28,571     27,178    27,529     26,741    25,864     24,547
Provision for loan losses................   2,050      1,265     1,098      1,067     1,767      1,818     1,448      1,448
                                           -------   --------   -------   --------   -------   --------   -------   --------
Net interest income after provision for
  loan losses............................  30,207     29,171    27,473     26,111    25,762     24,923    24,416     23,099
Net income...............................  $10,041   $10,202    $10,250   $ 8,301    $6,644    $ 7,078    $6,740    $ 6,848
                                           -------   --------   -------   --------   -------   --------   -------   --------
Per common share:
Net income
  Primary................................  $ 0.78    $  0.83    $ 0.83    $  0.69    $ 0.55    $  0.59    $ 0.56    $  0.57
  Fully-diluted..........................    0.75       0.80      0.80       0.67      0.54       0.58      0.55       0.56
                                           =======   =======    =======   =========  =======   =======    =======   =========

                      COMMERCIAL BANCORP OF GEORGIA, INC.



                        SELECTED INTERIM FINANCIAL DATA


                                  (UNAUDITED)



                                                                              AT MARCH 31,
                                                                           -------------------
                                                                             1996       1995
                                                                           --------   --------
                                                                             (IN THOUSANDS)
FINANCIAL CONDITION DATA
Total amount of:
  Assets.................................................................  $235,154   $203,437
  Investments............................................................    34,816     25,729
  Federal funds..........................................................    22,680     11,570
  Loans receivable, net..................................................   144,737    142,147
  Deposits...............................................................   210,700    181,488
  Obligation under capital lease.........................................        76        127
  Stockholders' equity...................................................    20,418     19,384
Number of full service customer facilities...............................         7          7
OPERATING DATA
Interest income..........................................................  $  4,850   $  4,352
Interest expense.........................................................     2,231      1,682
                                                                           --------   --------
Net interest income before loan loss provision...........................     2,619      2,670
Provision for loan loss..................................................        16        196
                                                                           --------   --------
Net interest income after loan loss provision............................     2,603      2,474
Gain on sale of investments..............................................        --         --
Gain on sale of loans....................................................        73         89
Other income.............................................................       471        408
Other expense............................................................     2,128      2,112
                                                                           --------   --------
Income (loss) before tax expense (benefit)...............................     1,019        859
Income tax expense (benefit).............................................       377        343
                                                                           --------   --------
Income (loss) before cumulative effect of accounting change..............       642        516
Cumulative effect of accounting change...................................        --         --
                                                                           --------   --------
Net income (loss)........................................................  $    642   $    516
                                                                           ========   ========
SELECTED STATISTICAL DATA
Return on assets.........................................................      0.28%      0.26%
Equity-to-asset ratio....................................................      8.68%      9.53%
Dividends per share......................................................        --         --
Earnings (loss) per share:
  Primary:
     Before cumulative effect of change..................................  $    .34   $    .28
     Cumulative effect of change.........................................        --         --
                                                                           --------   --------
                                                                           $    .34   $    .28
                                                                           ========   ========
  Fully diluted..........................................................  $    .32   $    .28
                                                                           ========   ========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 1996 AND 1995



     CBG and its subsidiary, Commercial Bank, reported net income of $642,000 for the first quarter of 1996, an increase of 24 percent compared to $516,000 for the first quarter of 1995. Primary earnings per share for the first quarter of 1996 and 1995 were $.34 and $.28, respectively. The increase in net income was due primarily to a reduced provision for loan losses in 1996 as compared to 1995, which was partially offset by a decline in net interest income of $51,000. This decline in net interest income was due to a $498,000 increase in interest income offset by a $549,000 increase in interest expense.



     Total assets increased 2 percent, or $4.4 million, to $235.2 million at March 31, 1996, as compared to $230.7 million at December 31, 1995. This asset increase was funded primarily by growth in deposits, which increased $4.1 million, or 2 percent, to $210.7 million at March 31, 1996, as compared to $206.6 million at December 31, 1995. This deposit growth, combined with declines in cash and due from banks of $854,000 and investment securities of $997,000, funded loan growth of $2.4 million and an increase in federal funds sold of $3.7 million.



     Net interest income declined $51,000, or 2 percent, to $2.6 million for the three months ended March 31, 1996, as compared to 1995. This decline was due to a reduction in the net interest margin, which was partially offset by an increase in the average volume of earning assets. CBG's net interest margin declined 96 basis points to 5.16 percent at March 31, 1996, compared to 6.12 percent at March 31, 1995. The average volume of earning assets was $203.2 million and $174.4 million at March 31, 1996 and 1995, respectively, an increase of 17 percent. Interest on other time deposits was the primary contributor to the increase in interest expense, increasing to $1.4 million in 1996. This increase is due to both an increase in volume and an increase in rates paid on these deposits.



     The provision for loan losses declined 92 percent to $16,000 for the three months ended March 31, 1996, as compared to $196,000 for the same period in 1995. This decline is due to (1) a decline in loan growth from the first quarter of 1995, (2) a decline in net charge-offs from the first quarter of 1995, and
(3) the loan loss provision made by CBG in the fourth quarter of 1995. This increased provision in 1995 was based upon management's assessment of the quality of the loan portfolio and the relative uncertainty regarding economic conditions in CBG's market area.



     Other income totaled $544,000 for the first three months of 1996, an increase of 10 percent over the 1995 amount of $497,000. The primary contributor to the increase was debit card servicing fees, which increased $50,000 as CBG continued to expand its Electronic Banking Department. Other expense remained relatively constant, increasing only $16,000.



ASSET QUALITY



     The loan loss reserve was $2.6 million at March 31, 1996 and December 31, 1995. The allowance for loan losses as a percent of loans was 1.8 percent at March 31, 1996 and December 31, 1995.



     Net charge-offs were $10,000 for the three months ended March 31, 1996, compared to $142,000 for the same period in 1995, a decline of $132,000 or 93 percent. Net charge-offs as a percent of average loans were .01 percent and .10 percent at March 31, 1996 and 1995, respectively. Nonaccrual loans and loans past due over 90 days increased from $1.0 million at December 31, 1995, to $1.3 million at March 31, 1996. However, loans considered impaired under Statement of Financial Accounting Standards No. 114 have declined by $600,000 due to the foreclosure of properties related to one builder. Real estate owned has increased to $1.4 million at March 31, 1996, from $1.1 million at December 31, 1995. Foreclosures of $600,000 were partially offset by sales of $300,000.



     The loan portfolio is periodically reviewed to evaluate the outstanding loans and to measure both the performance of the portfolio and the adequacy of the allowance for loan losses. This analysis includes a review of delinquency trends, actual losses, and internal credit ratings. Management's judgement as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be reasonable. However, because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses or that additional allocations to the allowance will not be required.



LIQUIDITY AND CAPITAL ADEQUACY



     Commercial Bank's loan-to-deposit ratio was 70 percent at March 31, 1996 and December 31, 1995. Commercial Bank had excess liquidity in the form of federal funds sold of $22.7 million and $18.9 million at March 31, 1996, and December 31, 1995, respectively. Management analyzes the level of off-balance-sheet assets, such as unfunded loan commitments, liquid investments, and available fund lines, in an attempt to minimize the possibility that a potential shortfall will exist. Based on this analysis, management believes that CBG has adequate liquidity to meet short-term operating requirements; however, no assurances can be given in this regard.



     Shareholders' equity increased 3 percent, or $628,000, to $20.4 million at March 31, 1996, as compared to $19.8 million at December 31, 1995. The increase was due to the retention of first quarter 1996 net income of $642,000, offset by the change in CBG's market valuation reserve on investment securities available for sale from a $239,000 unrealized gain at December 31, 1995, to a $34,000 unrealized loss at March 31,1996. Shareholders' equity also increased by $259,000 due to the exercise of 26,591 shares of stock options during 1996.



     Commercial Bank is subject to various regulatory capital requirements administered by the federal banking agencies. These regulations require Commercial Bank to maintain a minimum Tier 1 leverage ratio of 4 percent. Tier 1 capital consists of common shareholders' equity, less certain intangibles. Commercial Bank's Tier 1 leverage ratio was 8 percent at March 31, 1996, compared to 7.7 percent at December 31, 1995. Commercial Bank is also required to maintain a total risk-weighted capital ratio of 8 percent, with one-half of this amount, or 4 percent, made up of Tier 1 capital. Risk-weighted assets consist of balance sheet assets, adjusted by risk category, and off-balance-sheet assets equivalents similarly adjusted. At March 31, 1996, Commercial Bank had a risk-weighted total capital ratio of 12.3 percent, compared to 12.4 percent at December 31, 1995, and a Tier 1 risk-weighted capital ratio of 11 percent, compared to 11.1 percent at December 31, 1995.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY


SELECTED CONSOLIDATED FINANCIAL DATA


                                                            AT DECEMBER 31,
                                      ------------------------------------------------------------
                                        1995         1994         1993         1992         1991
                                      --------     --------     --------     --------     --------
                                                             (IN THOUSANDS)
FINANCIAL CONDITION DATA
Total amount of:
  Assets............................  $230,707     $199,377     $172,255     $145,906     $105,129
  Investments.......................    35,813       26,588       20,551       22,818        8,454
  Federal funds.....................    18,939       14,610       19,187        6,202       14,685
  Loans receivable, net.............   142,311      133,926      113,753       98,938       66,046
  Deposits..........................   206,630      178,264      152,055      126,081       86,163
  Obligation under capital lease....       103          161          289          470          665
  Stockholders' equity..............    19,791       18,732       18,186       16,918       17,063
Number of full service customer
  facilities........................         7            7            7            7            3
OPERATING DATA
Interest income.....................  $ 18,973     $ 14,347     $ 12,326     $ 10,300     $  7,605
Interest expense....................     8,389        5,458        4,792        4,814        4,194
                                      --------     --------     --------     --------     --------
Net interest income before loan loss
  provision.........................    10,584        8,889        7,534        5,486        3,411
Provision for loan loss.............     1,345          695          439          652          413
                                      --------     --------     --------     --------     --------
Net interest income after loan loss
  provision.........................     9,239        8,194        7,095        4,834        2,998
Gain on sale of investments.........        --           --           67           65          223
Gain on sale of loans...............       506          690        1,004          854          404
Other income........................     1,731        1,525        1,063          744          509
Other expense.......................     9,962        9,213        7,864        6,688        4,604
                                      --------     --------     --------     --------     --------
Income (loss) before tax expense
  (benefit).........................     1,514        1,196        1,365         (191)        (470)
Income tax expense (benefit)........       846          498          479          (45)          22
                                      --------     --------     --------     --------     --------
Income (loss) before cumulative
  effect of accounting change.......       668          698          886         (146)        (492)
Cumulative effect of accounting
  change(1).........................        --           --          384           --           --
                                      --------     --------     --------     --------     --------
Net income (loss)...................  $    668     $    698     $  1,270     $   (146)    $   (492)
                                      ========     ========     ========     ========     ========
SELECTED STATISTICAL DATA
Return on assets....................      0.31%        0.38%        0.78%       (0.11)%      (0.54)%
Equity-to-asset ratio...............      8.86%       10.09%       10.78%       11.60%       16.23%
Dividends per share.................        --           --           --           --           --
Earnings (loss) per share:
  Primary:
  Before cumulative effect of
     change.........................  $    .37     $    .38     $    .49     $   (.08)    $   (.27)
  Cumulative effect of change.......        --           --          .21           --           --
                                      --------     --------     --------     --------     --------
                                      $    .37     $    .38     $    .70     $   (.08)    $   (.27)
                                      ========     ========     ========     ========     ========
  Fully diluted.....................  $    .33     $    .38     $    .70     $   (.08)    $   (.27)
                                      ========     ========     ========     ========     ========

- ---------------


(1) In 1993, CBG recorded a one-time cumulative effect due to the adoption of Statement of Financial Accounting Standards No. 109 on the accounting for income taxes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Overview

     The purpose of this discussion is to focus on significant changes in the financial condition and results of operations of CBG and its subsidiary, Commercial Bank, for the years ended December 31, 1995, 1994 and 1993. The discussion and analysis are intended to supplement and highlight information contained in the consolidated financial statements and selected financial data of CBG presented elsewhere in this document. The following should be read in conjunction with the consolidated financial statements of CBG contained in this document and other financial information contained herein.

     CBG was originally incorporated under the name "Commercial Bancorp of Gwinnett, Inc." to serve as the bank holding company for Commercial Bank which began operations under the name "Commercial Bank of Gwinnett, N.A." On March 2, 1995, CBG acquired, in a merger transaction, Commercial Bancorp of Georgia, Inc., a Georgia corporation and the bank holding company for Commercial Bank of Georgia. At the effective time of this merger, CBG changed its name to "Commercial Bancorp of Georgia, Inc." In connection with the merger, CBG issued 1,236,711 shares of CBG Common Stock to the stockholders of Commercial Bancorp of Georgia, Inc. Effective September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett and Commercial Bank of Gwinnett changed its name to Commercial Bank of Georgia. The mergers were treated as a pooling of interests for accounting purposes. Accordingly, the results of operations are combined for all the periods presented and the assets and liabilities are included in the balance sheet at historical cost. The results of the mergers created a single holding company owning a single bank subsidiary.

     As a bank holding company, CBG is intended to facilitate Commercial Bank's ability to serve its customers' requirements for financial services. The primary activity of CBG is the ownership and operation of Commercial Bank.

  Results of Operations for the Years Ended December 31, 1995 and 1994

     Net income for 1995 was $668,000 compared to $698,000 for 1994. The decrease of $30,000, or 4%, was substantially due to expenses related to the pending merger with BancGroup and an increased loan loss provision, offset by an increase in net interest income. Net interest income increased by $1.7 million for the year 1995, or 19%. During 1995, average interest rates increased, along with an increase in loan volume of $9.0 million, or 7%. In addition, investment securities increased by $9.4 million, or 36%, and federal funds sold increased by $4.3 million, or 30%. Asset growth of $31.3 million, or 16%, during 1995 was funded primarily with deposit growth of $28.4 million, or 16%. The increase in deposits during the year has increased interest expense by $2.9 million, or 54%, from 1994 to $8.4 million in 1995. Cost reductions began in mid-1994 and were reflected in salaries and benefits which decreased $119,000, or 3%, during the year and was facilitated through staff reductions. These cost reductions continued during 1995 by decreasing occupancy expense, equipment cost and other expense $418,000, or 10%. However, these reductions were offset by increases in the loan loss provision of $650,000, or 94%, and expenses related to the pending merger which totaled $1.3 million and were incurred in 1995.

     Total average assets for the years ended December 31, 1995 and 1994 were $217.5 million and $182.9 million, respectively. Total average assets increased $34.6 million, or 19%, for the year ended December 31, 1995 as compared to 1994.

     The ratio of net income to average assets for the years ended December 31, 1995 and 1994 was .31% and .38%, respectively. The ratio of net income to average stockholders' equity for such periods was 3.47% and 3.78%, respectively. Primary earnings per share for the years ended December 31, 1995 and 1994 was $.37 and $.38, respectively. Fully diluted earnings per share was $.33 in 1995 and $.38 in 1994.

     The following table summarizes the results of operations of CBG on a consolidated basis for the years ended December 31:

                                                                           1995      1994
                                                                          -------   ------
                                                                           (IN THOUSANDS)
    INCOME STATEMENT DATA:
    Net interest income.................................................  $10,584   $8,889
    Provision for loan losses...........................................    1,345      695
    Other income........................................................    2,237    2,215
    Other expense.......................................................    9,962    9,213
    Income tax expense..................................................      846      498
    Net income..........................................................      668      698
    RETURN ON EQUITY AND ASSETS:
    Return on average assets............................................      .31%     .38%
    Return on average equity............................................     3.47%    3.78%
    Dividend payout ratio...............................................       --       --
    Equity-to-assets ratio..............................................     8.86%   10.09%

     Earning Assets. Average earning assets were $194.8 million in 1995, an increase of $32.3 million, or 20%, from $162.5 million in 1994. Total earning assets increased $22.4 million, or 13%, from December 31, 1994, due to a $9.0 million increase in loans, a $9.4 million increase in investments, a $4.3 million increase in federal funds sold and a $200,000 decrease in other securities. At December 31, 1995, the mix of earning assets was comprised of total loans of 73%, investment securities of 18%, and federal funds sold of 9%. At December 31, 1994, total earning assets totaled $177.3 million, and the mix of earning assets was comprised of total loans of 77%, investment securities of 15% and federal funds sold of 8%.

     Net interest spread at December 31, 1995 and 1994 was 4.55% and 4.79%, respectively. Net interest margin at December 31, 1995 and 1994 was 5.43% and 5.47%, respectively.

     Investments. The composition of CBG's investment securities portfolio reflects CBG's investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of CBG's investment strategy are to maintain an appropriate level of liquidity and to provide a source of interest income with minimal credit risk. Maturities and principal prepayments of investment securities provided $13.7 million and $7.7 million in funds during 1995 and 1994, respectively.

     Investment securities totaled $35.8 million at December 31, 1995, an increase of $9.4 million from December 31, 1994. Average investment securities totaled $29.6 million during 1995 compared to $25.0 million during 1994.

     Investment securities classified as held to maturity totaled $14.5 million at December 31, 1995 compared to $19.1 million at December 31, 1994, representing a decrease of $4.6 million, or 24%. Investment securities classified as available for sale totaled $21.3 million at December 31, 1995 compared to $7.3 million at December 31, 1994, representing an increase of $14.0 million, or 192%. The increase in investments classified as available for sale was primarily due to anticipated liquidity needs.

     The amortized cost and estimated market value of investment securities available for sale are as follows at December 31 (in thousands):

                                                                      1995
                                               ---------------------------------------------------
                                               AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                 COST          GAINS          LOSSES        VALUE
                                               ---------     ----------     ----------     -------
    U.S. Treasury securities.................   $ 1,703         $  9           $  2        $ 1,710
    U.S. Government agencies and
      corporations...........................    17,039          321              2         17,358
    Mortgage-backed securities...............     2,207           36             --          2,243
                                               ---------     ----------     ----------     -------
                                                $20,949         $366           $  4        $21,311
                                                =======      ========       ========       =======

                                                                      1994
                                               ---------------------------------------------------
                                               AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                 COST          GAINS          LOSSES        VALUE
                                               ---------     ----------     ----------     -------
    U.S. Treasury securities.................   $ 4,697         $ --           $111        $ 4,586
    U.S. Government agencies and
      corporations...........................     1,247           --             97          1,150
    Mortgage-backed securities...............     1,598           --             22          1,576
                                               ---------     ----------     ----------     -------
                                                $ 7,542         $ --           $230        $ 7,312
                                                =======      ========       ========       =======

     The amortized cost and estimated market value of investment securities held to maturity are as follows at December 31 (in thousands):

                                                                      1995
                                               ---------------------------------------------------
                                               AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                 COST          GAINS          LOSSES        VALUE
                                               ---------     ----------     ----------     -------
    U.S. Treasury securities.................   $ 3,029         $  8           $ 10        $ 3,027
    U.S. Government agencies and
      corporations...........................     3,506            6             21          3,491
    Mortgage-backed securities...............     7,572           45             22          7,595
    States and political subdivisions........       394            6             --            400
                                               ---------         ---        ----------     -------
                                                $14,501         $ 65           $ 53        $14,513
                                                =======      ========       ========       =======

                                                                      1994
                                               ---------------------------------------------------
                                               AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                 COST          GAINS          LOSSES        VALUE
                                               ---------     ----------     ----------     -------
    U.S. Treasury securities.................   $ 6,042         $ --           $263        $ 5,779
    U.S. Government agencies and
      corporations...........................     7,559           --            368          7,191
    Mortgage-backed securities...............     4,301           --            199          4,102
    States and political subdivisions........       894           --             33            861
    Other securities.........................       300           --              7            293
                                               ---------     ----------     ----------     -------
                                                $19,096         $ --           $870        $18,226
                                                =======      ========       ========       =======

     The amortized cost and estimated market value of investment securities held to maturity and available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties. Mortgage-backed securities have been allocated based on stated maturity dates after considering assumed prepayment patterns.

                                                       INVESTMENT             INVESTMENT
                                                       SECURITIES             SECURITIES
                                                    HELD TO MATURITY      AVAILABLE FOR SALE
                                                  --------------------   --------------------
                                                  AMORTIZED    MARKET    AMORTIZED    MARKET     NET
                                                     COST       VALUE       COST       VALUE    YIELD
                                                  ----------   -------   ----------   -------   ------
                                                     (IN THOUSANDS)         (IN THOUSANDS)
Due in one year or less.........................   $  2,382    $ 2,396    $     --    $    --     5.66%
Due after one year through five years...........      7,745      7,715      10,242     10,365     5.88%
Due after five years through ten years..........         --         --       9,105      9,339     7.15%
Due after ten years.............................      4,374      4,402       1,602      1,607     6.91%
                                                  ----------   -------   ----------   -------   ------
                                                   $ 14,501    $14,513    $ 20,949    $21,311     5.78%
                                                   ========    =======    ========    =======   ======

- ---------------

Note: Yields on tax-exempt securities have not been presented on a tax-equivalent basis.

     During 1995 and 1994, no investment securities were sold. CBG's available for sale portfolio at December 31, 1995 had, net of deferred taxes, net unrealized gains of $239,000 compared to net unrealized losses of $152,000 at December 31, 1994. The absence of investment security sales during 1995 and 1994 reflected CBG's excess liquidity, and the change from net unrealized losses to net unrealized gains resulted primarily from the increase in the general level of interest rates and the maturity of certain securities with more volatile market value fluctuations.

     At December 31, 1995, mortgage-backed securities in CBG's held to maturity portfolio had net unrealized gains of $23,000 compared to net unrealized losses of $199,000 at December 31, 1994. The market value of these securities may be adversely affected by prepayments which tend to increase in a declining interest rate environment.

     During 1995 and 1994, CBG classified its investment securities as held to maturity or available for sale. No securities were held in trading accounts. In 1994, CBG adopted Statement of Financial Accounting Standards No. 115, which required that securities available for sale be reported at their market value with unrealized gains and losses, net of taxes, shown as a separate component of stockholders' equity. Held to maturity securities were reported at amortized cost in both 1995 and 1994.

     Loans. Loans outstanding at December 31, 1995, totaled $144.9 million, an increase of $9.0 million, or 7%, from December 31, 1994, when outstandings were $135.7 million, exclusive of loans held for sale of $189,000. Increases from December 31, 1994, were primarily in real estate mortgage loans of $8.4 million and real estate construction loans of $7.1 million, offset in part by decreases in commercial loans of $5.4 million and loans to individuals of $1.0 million. Loan demand in CBG's markets improved in 1995 compared to 1994 due to the strength of the metropolitan Atlanta, Georgia, economy. The area experienced growth in personal income, a lower unemployment rate than the national average, and an in-migration of people with typical needs for banking products and services. Construction loan outstandings increased significantly in 1995 due to new customers, funding of residential construction loan commitments in excess of loan payoffs and a lower level of loan participations sold to other financial institutions during the year.

     Unfunded loan commitments totaled $49.5 million and $38.3 million at December 31, 1995 and 1994, respectively. Management believes that funding of these commitments will come from normal operations.

     Average loans totaled $144.6 million during 1995 compared to $123.0 million for 1994. A $21.6 million, or 18%, increase in loans is due primarily to construction lending and real estate mortgage lending. In addition, the growth in the portfolio resulted from CBG's ongoing efforts to increase the loan portfolio through the origination of loans.

     The type and amount of loans outstanding are shown in the following table according to type of loans at December 31:

                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Commercial, financial and agricultural.........................  $ 34,522     $ 39,885
    Real estate -- construction....................................    58,110       50,980
    Real estate -- mortgage........................................    45,040       36,637
    Consumer, installment and other loans..........................     8,001        8,901
                                                                     --------     --------
              Total loans..........................................   145,673      136,403
    Less: Net deferred loan fees...................................      (743)        (700)
                                                                     --------     --------
    Loans, net of deferred loan fees...............................  $144,930     $135,703
                                                                     ========     ========

     CBG's loan-to-deposit ratio averaged 75.0% for 1995 compared to 76.0% for 1994. At December 31, 1995, the loan-to-deposit ratio was 70.1%. The decrease is due to deposit growth during 1995 exceeding loan demand.

     CBG's loan production efforts were not fully reflected in the amounts outstanding because of loan sales and participations. The guaranteed portion of business loans originated under the auspices of the Small Business Administration (the "SBA") is generally sold to investors as soon as practical after a loan is closed. Construction loan participations are sold to other financial institutions in periods when the growth in loan demand exceeds the growth in deposits. CBG generally sells its residential mortgage loan originations to investors. Proceeds from sales of SBA loans were $5.0 million and $7.0 million for the years ended December 31, 1995 and 1994, respectively.

     The following table presents an analysis of maturities of loans as of December 31, 1995 (in thousands):

                                                  MATURING IN   MATURING IN    MATURING
                                                   ONE YEAR     ONE TO FIVE     AFTER
                                                    OR LESS        YEARS      FIVE YEARS    TOTAL
                                                  -----------   -----------   ----------   --------
    Commercial, financial and agricultural......    $24,538       $ 6,070      $  3,914    $ 34,522
    Real estate -- construction.................     58,048            62            --      58,110
    Real estate -- mortgage.....................      8,090        14,831        22,119      45,040
    Consumer, installment and other loans.......      4,036         3,847           118       8,001
                                                  -----------   -----------   ----------   --------
                                                    $94,712       $24,810      $ 26,151    $145,673
                                                  =========     =========      ========    ========

     Scheduled repayments are reported in the maturity category in which the payment is due based upon contract terms. Demand loans, loans having no stated schedule of repayments, and overdrafts are reported as due in one year or less.

     The following is a presentation of an analysis of sensitivity of loans to changes in interest rates as of December 31, 1995 (in thousands):

    Loans due after one year with predetermined interest rates.................  $49,980
    Loans due after one year with floating interest rates......................      981

     CBG grants loans and extensions of credit to individuals and a variety of firms and corporations located in its market area which is the metropolitan Atlanta counties of Fulton, DeKalb, Cobb and Gwinnett. These counties enjoy a diverse and vibrant economy, with no concentrations related to a particular industry. A substantial portion of the loan portfolio is collateralized by improved and unimproved real estate, the value of which is generally dependant upon various economic factors which affect the real estate market.

     Federal Funds Sold. Federal funds sold averaged $20.5 million during 1995 compared to $14.4 million during 1994. Total federal funds sold at December 31, 1995 of $18.9 million represented an increase of $4.3 million, or 30%, from December 31, 1994. The 1995 average balance primarily increased due to the deposit growth obtained by CBG in the second and third quarters of 1995.

     Deposits. Deposits averaged $192.8 million during 1995 compared to $162.9 million during 1994. Total deposits at December 31, 1995 of $206.6 million represented an increase of $28.4 million, or 16%, from December 31, 1994. The increase was due to an increase of $31.4 million in interest-bearing deposits and a decrease of $3.0 million in noninterest-bearing deposits. Time deposits in excess of $100,000 increased $7.5 million and other time deposits increased $21.0 million for 1995 primarily due to a special promotion during the second quarter of 1995. There were no foreign deposits or brokered deposits in 1995 and 1994.

     Commercial Bank offers a wide range of commercial and consumer deposit accounts, including noninterest-bearing checking accounts, money market checking accounts (consumer and commercial), negotiable order of withdrawal ("NOW") accounts, individual retirement accounts, time certificates of deposit, and regular savings accounts. The following table contains a breakdown of the average balance and the average rate paid on each of the categories:

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                               1995                1994
                                                          ---------------     ---------------
                                                           AMOUNT    RATE      AMOUNT    RATE
                                                          --------   ----     --------   ----
                                                                    (IN THOUSANDS)
    Noninterest-bearing demand deposits.................  $ 31,792     --     $ 28,491     --
    Interest-bearing demand deposits....................    46,290   3.79%      46,738   3.05%
    Savings deposits....................................     5,338   3.09%       5,777   2.82%
    Time deposits of $100,000 and over..................    22,521   6.04%      18,913   4.54%
    Other time deposits.................................    86,823   5.85%      62,951   4.73%
                                                          --------            --------
                                                          $192,764            $162,870
                                                          ========            ========

     Average interest-bearing deposits increased $26.6 million, or 20%, to $161.0 million during 1995 compared to $134.4 million in 1994. Average noninterest-bearing deposits increased $3.3 million, or 12%, to $31.8 million during 1995 compared to $28.5 million in 1994.

     The amount of time certificates of deposit issued in amounts of $100,000 or more at December 31, 1995 are shown below by maturity category, which is based on the time remaining until maturity for the period indicated from December 31, 1995.

                                                                               TIME DEPOSITS OF
                                                                               $100,000 OR MORE
                                                                               ----------------
                                                                                (IN THOUSANDS)
Three months or less...........................................................     $  8,887
Over three months through six months...........................................        7,733
Over six months through twelve months..........................................        3,914
Over twelve months.............................................................        5,740
                                                                               ----------------
                                                                                   $ 26,274
                                                                               =============

     The sources of deposits typically are residents and businesses and their employees within Commercial Bank's market area and are obtained through personal solicitation, by Commercial Bank's officers and directors, direct mail solicitation, and advertisements published in the local media.

     Interest Rate Sensitivity Management. Interest rate sensitivity is a function of the repricing characteristics of CBG's portfolio of assets and liabilities. The repricing characteristics are the time frames within which the interest-earning assets and interest-bearing liabilities are subject to interest rate changes either at replacement, repricing or maturity during the life of the asset or liability. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of change in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in CBG's current portfolio that are subject to repricing at various time horizons of one year or less, one to five years and over five years. The difference is known as interest rate sensitivity gap.

     CBG's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income. Management believes, therefore, that changes in interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. Whenever interest-earning assets reprice to market interest rates at a different pace than interest-bearing liabilities, net interest income performance will be affected favorably or unfavorably during periods of changes in general interest rates. In a volatile interest rate environment, liquidity and the maturity structure of CBG's assets and liabilities are critical to the maintenance of acceptable performance levels. While CBG is unable to predict future changes in market rates of interest, an upward trend in interest rates would tend to have an overall positive effect on CBG's net interest margin based on the following table, as CBG's interest-bearing liabilities are not scheduled to reprice faster than its interest-earning assets.

     At December 31, 1995, $116 million, or 58%, of CBG's total earning assets may reprice during the next 12 months compared to $127.7 million, or 74%, of total interest-bearing liabilities. For the one year and over time frame, the corresponding relationships are $84.0 million, or 42%, of earning assets and $43.9 million, or 26%, of interest-bearing liabilities.

     The following table presents an analysis of the scheduled repricing of CBG's earning assets and interest-bearing liabilities based on expected maturities with the exception of loans which are based on scheduled repayments. Expected maturities and scheduled repayments may differ from actual results.

                       INTEREST RATE SENSITIVITY ANALYSIS
                               DECEMBER 31, 1995

                                         0-3          3-12         1-5         OVER
                                        MONTHS       MONTHS       YEARS       5 YEARS      TOTAL
                                       --------     --------     --------     -------     --------
                                                             (IN THOUSANDS)
EARNING ASSETS:
Fixed rate loans.....................  $  6,538     $ 10,292     $ 23,829     $26,151     $ 66,810
Variable rate loans..................    45,016       32,866          981          --       78,863
Federal funds sold...................    18,939           --           --          --       18,939
Investment securities -- fixed
  rate...............................        --        1,882       17,987      15,082       34,951
Investment securities -- variable
  rate...............................       500           --           --          --          500
                                       --------     --------     --------     -------     --------
          Total earning assets.......  $ 70,993     $ 45,040     $ 42,797     $41,233     $200,063
                                       ========     ========     ========     =======     ========
INTEREST-BEARING LIABILITIES:
Money market.........................  $ 31,447     $     --     $     --     $    --     $ 31,447
NOW..................................    18,211           --           --          --       18,211
Savings..............................     5,383           --           --          --        5,383
Time, $100,000 and over..............     8,887       11,647        5,740          --       26,274
Other time...........................    18,916       33,199       38,170          --       90,285
                                       --------     --------     --------     -------     --------
          Total interest-bearing
            liabilities..............  $ 82,844     $ 44,846     $ 43,910     $    --     $171,600
                                       ========     ========     ========     =======     ========
Interest sensitivity gap.............  $(11,851)    $    194     $ (1,113)    $41,233     $ 28,463
                                       ========     ========     ========     =======     ========
Cumulative interest sensitivity
  gap................................  $(11,851)    $(11,657)    $(12,770)    $28,463
                                       ========     ========     ========     =======
Ratio of interest sensitive assets to
  interest sensitive liabilities.....     85.69%      100.43%       97.47%       0.00%      116.59%
Cumulative ratio of interest
  sensitive assets to interest
  sensitive liabilities..............     85.69%       90.87%       92.56%     116.59%
Ratio of cumulative interest
  sensitivity gap to total earning
  assets.............................     (5.92)%      (5.83)%      (6.38)%     14.23%

     Based on this gap analysis and assuming no change in the mix of earning assets or interest-bearing liabilities, falling interest rates could reduce the net interest margin while rising interest rates could increase the net interest margin. The present gap position is within the range acceptable to management.

     CBG has not entered into any off-balance-sheet interest rate contracts, such as swaps, caps and floors, to alter CBG's interest rate sensitivity.

     Liquidity. Liquidity is the ability to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining CBG's ability to meet day-to-day cash flow requirements to ensure the availability of an adequate level of funds to meet the loan demand and deposit withdrawal needs of CBG's customers. CBG actively manages the levels, types and maturities of earning assets in relation to the sources of funds available to ensure adequate funding will be available at all times.

     Federal funds sold and investment securities scheduled to mature within one year totaled $21.3 million at December 31, 1995 and represented the primary source of CBG's liquidity. In addition, at December 31, 1995, a total of $21.3 million of investment securities was available for sale as additional liquidity, compared to $7.3 million at December 31, 1994.

     CBG's loan-to-deposit ratio averaged 75.0% during 1995 compared to 76.0% for 1994. The deposit growth in 1995 primarily funded loan growth of $9.0 million, investment growth of $9.4 million and liquidity in the form of $18.9 million in federal funds sold. The loan-to-deposit ratio at December 31, 1995 was 70.1%. The average loan-to-deposit ratio decrease was due to deposit growth exceeding loan demand. This increase did not significantly change the liquidity position of CBG during 1995.

     Another source of liquidity is CBG's ability to sell loans and loan participations to other financial institutions and investors as discussed in "Earning Assets" above. In addition, the construction loans originated by CBG usually have a repayment period of less than nine months which provides flexibility in managing the level of loan commitments and loan outstandings.

     CBG has short-term funding available through federal funds lines of credit with correspondent banks. Federal funds lines totaled $8.0 million at December 31, 1995. The entire amount was available for liquidity needs.

     CBG's main source of funding of earning assets is through the generation of deposits. During 1995, deposits net of repayments provided $28.4 million in funds compared to $26.2 million in 1994. The majority of this funding during 1995 came from time deposits. In addition to the generation of deposits, the sale and maturity of certain earning assets provided additional liquidity in 1995. Maturities of investment securities provided $13.7 million and sales of SBA loans provided $5.0 million in funds during 1995, as compared to $7.7 million and $7.0 million in 1994, respectively. The major uses of those funds were for the purchase of investment securities of $22.5 million and the origination of loans, net of repayments, of $15.7 million. During 1994, these amounts were $14.0 million and $31.5 million, respectively.

     Capital Resources. CBG's stockholders' equity at December 31, 1995 was $19.8 million, an increase of $1.1 million from December 31, 1994. Retention of earnings accounted for the majority of the increase in stockholders' equity during 1995, along with a $391,000 change from a $152,000 net unrealized loss to a $239,000 net unrealized gain on securities available for sale.

     In connection with the March 2, 1995 merger of Commercial Bancorp of Georgia, Inc. with CBG, CBG issued a total of 1,236,711 shares of CBG common stock to the stockholders of Commercial Bancorp of Georgia, Inc. The merger was accounted for as a pooling of interests.

     Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. CBG's ratio of average stockholders' equity to total average assets for 1995 was 8.9% compared to 10.1% at December 31, 1994. The decrease in this ratio during 1995 resulted from the growth rate of assets exceeding that of equity.

     Two important indicators of capital adequacy in the banking industry are the leverage ratio and the tangible leverage ratio. The leverage ratio is defined as common stockholders' equity minus goodwill and other intangibles disallowed by bank regulators divided by quarterly average assets minus goodwill and other disallowed intangibles. The tangible leverage ratio is defined as common stockholders' equity minus all intangibles divided by quarterly average assets minus all intangibles. Because all of Commercial Bank's intangibles are those that are disallowed, Commercial Bank's leverage ratio is the same as its tangible leverage ratio. This ratio was 7.7% at December 31, 1995 and 8.0% at December 31, 1994.


     Risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets. Under the guidelines, capital strength is measured by two tiers which are used in conjunction with risk-adjusted assets to determine risk-based capital ratios. Commercial Bank's Tier 1 capital, which consists of equity less goodwill, was $17.7 million and $15.9 million at December 31, 1995 and 1994, respectively. Tier 2 capital, equivalent to the allowance for loan losses limited to 1.25% of risk weighted assets, was $1.9 million and $1.8 million at December 31, 1995 and 1994, respectively. Tier 1 capital plus Tier 2 capital is referred to as Total Qualifying Capital and was $19.6 million and $17.7 million at December 31, 1995 and 1994, respectively. The percentage ratios as calculated under the guidelines were 11.1% and 12.4% for Tier 1 and Total Qualifying Capital, respectively, at December 31, 1995 as compared to 10.7% and 12.0%, respectively, at December 31, 1994. The risk-based capital ratios increased during 1995 due primarily to the change in mix of assets and increase in capital.

     The capitalization of Commercial Bank has always exceeded the minimum ratios required for "well capitalized" banks as defined by federal regulators, currently 4% leverage capital, 4% Tier 1 capital and 8% Total Qualifying Capital. CBG continually monitors these ratios to ensure that Commercial Bank's ratios exceed the minimum ratios required under applicable regulations.


                    RISK-BASED CAPITAL AT DECEMBER 31, 1995

                                                                              COMMERCIAL BANK
                                                                                OF GEORGIA
                                                                            -------------------
                                                                            AMOUNT      PERCENT
                                                                            -------     -------
Risk based capital ratios:
  Tier 1 capital..........................................................  $17,662      11.10%
  Tier 1 capital -- minimum required......................................    6,355       4.00%
                                                                            -------
Excess....................................................................  $11,307
                                                                            =======
  Risk base capital (Tier 2)..............................................  $19,648      12.40%
  Risk base capital -- minimum required...................................   12,710       8.00%
                                                                            -------
Excess....................................................................  $ 6,938
                                                                            =======
Leverage ratios:
  Total core capital......................................................  $17,662       7.70%
  Minimum leverage requirement............................................    9,202       4.00%
                                                                            -------
Excess....................................................................  $ 8,460
                                                                            =======

     Net Interest Income. Net interest income is the principal component of a financial institution's income stream. It represents the difference or spread between interest and fee income generated from earning assets and the interest expense paid on deposits and borrowed funds. Fluctuations in interest rates as well as volume and mix changes in earning assets and interest-bearing liabilities can materially impact net interest margin. In the following discussion of net interest margin, tax-exempt yields and interest income amounts are not presented on a tax-equivalent basis.

     Net interest income for the year ended December 31, 1995 increased $1.7 million, or 19%, to $10.6 million from $8.9 million for the year ended December 31, 1994. This increase in net interest income resulted primarily from growth in investment securities, loans and federal funds sold.

     Interest income increased $4.6 million, or 32%, to $18.9 million in 1995 compared to $14.3 million in 1994. Interest income increased in 1995 due to a 20% increase in the average volume of earning assets, and a 91 basis point increase in average yield on earning assets. Average loan volume increased $21.6 million, or 18%, to $144.6 million in 1995 compared to $123.0 million in 1994. This increase in volume was accompanied by a 92 basis point increase in yield during the same period.

     Total interest expense increased $2.9 million, or 54%, to $8.4 million in 1995 compared to $5.5 million in 1994 due to a $26.6 million, or 20%, increase in average volume of interest-bearing liabilities, along with a 115 basis point increase in rates paid on interest-bearing liabilities. The increase in rates paid on interest-bearing liabilities reflects the change in the composition of CBG's deposit portfolio to be more time deposit driven.

     The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin on earning assets is computed by dividing net interest income by average total earning assets. The net interest margin declined 4 basis points to 5.43% for 1995 from 5.47% for 1994.

     The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing liabilities. The interest rate spread decreased to 4.55% for the year ended 1995 from 4.79% for the year ended 1994.

     The following table sets forth certain consolidated statistical information with respect to average balances, interest income and expense and average yields/rates for the years ended December 31:

           AVERAGE BALANCE SHEET AND ANALYSIS OF NET INTEREST INCOME

                                                    1995                           1994
                                        ----------------------------   ----------------------------
                                        AVERAGE    INCOME/   YIELDS/   AVERAGE    INCOME/   YIELDS/
                                        BALANCES   EXPENSE    RATES    BALANCES   EXPENSE    RATES
                                        --------   -------   -------   --------   -------   -------
                                                              (IN THOUSANDS)
    AVERAGE ASSETS
    Loans(1)..........................  $144,587   $16,055    11.10%   $123,007   $12,518    10.18%
    Investment securities:
      Taxable.........................    29,006     1,693     5.84%     24,562     1,228     5.00%
      Tax-exempt(2)...................       639        21     3.29%        466        11     2.36%
    Federal funds sold................    20,476     1,200     5.86%     14,414       586     4.07%
    Deposits in banks.................        80         4     5.00%         74         4     5.41%
                                        --------   -------   -------   --------   -------   -------
              Total earning assets....   194,788    18,973     9.74%    162,523    14,347     8.83%
    Total other assets................    22,685                         20,359
                                        --------                       --------
              Total average assets....  $217,473                       $182,882
                                        ========                       ========
    AVERAGE LIABILITIES AND
      STOCKHOLDERS' EQUITY
    Interest-bearing deposits:
      NOW accounts....................  $ 15,323       413     2.70%   $ 14,618       361     2.47%
      Money market accounts...........    30,967     1,340     4.33%     32,120     1,066     3.32%
      Savings.........................     5,338       165     3.09%      5,777       163     2.82%
      Time, $100,000 and over.........    22,521     1,360     6.04%     18,913       858     4.54%
      Other time deposits.............    86,823     5,082     5.85%     62,951     2,979     4.73%
                                        --------   -------   -------   --------   -------   -------
              Total interest-bearing
                deposits..............   160,972     8,360     5.19%    134,379     5,427     4.04%
    Noninterest-bearing deposits......    31,792                         28,491
    Other liabilities.................     5,448        29                1,553        31
                                        --------   -------             --------   -------
    Total average liabilities.........   198,212     8,389              164,423     5,458
    Stockholders' equity..............    19,261                         18,459
                                        --------                       --------
              Total average
                liabilities and
                stockholders'
                equity................  $217,473     8,389             $182,882     5,458
                                        ========                       ========
                                                   -------                        -------
    Net interest income/Net interest
      spread..........................             $10,584     4.55%              $ 8,889     4.79%
                                                   =======    =====               =======    =====
    Net interest margin...............                         5.43%                          5.47%
                                                              =====                          =====

- ---------------

(1) Interest income includes loan fees of $1.8 million in both 1995 and 1994. Nonaccrual loans are included in the average balances, and interest income on such loans is recognized on a cash basis.
(2) Interest income on tax-exempt securities has not been presented on a tax-equivalent basis.

     The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is not presented on a tax-equivalent basis. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in later years. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume changes or solely due to rate changes have been allocated on a pro rata basis between volume and rate.

                            RATE AND VOLUME ANALYSIS

                                                                     DECEMBER 31, 1995 VS. 1994
                                                                   ------------------------------
                                                                           CHANGES DUE TO
                                                                   ------------------------------
                                                                                        INCREASE
                                                                    RATE     VOLUME    (DECREASE)
                                                                   ------    ------    ----------
                                                                           (IN THOUSANDS)
INCREASE (DECREASE) IN:
Income from earning assets:
  Interest and fees on loans.....................................  $1,209    $2,328      $3,537
  Interest on investment securities..............................     226       249         475
  Interest on federal funds sold.................................     314       300         614
                                                                   ------    ------    ----------
          Total interest income..................................   1,749     2,877       4,626
                                                                   ------    ------    ----------
Expense from interest-bearing liabilities:
Demand and money market..........................................     340       (14)        326
Savings..........................................................      15       (13)          2
Time deposits of $100,000 or more................................     319       183         502
Other time deposits..............................................     809     1,294       2,103
                                                                   ------    ------    ----------
          Total interest expense.................................   1,483     1,450       2,933
                                                                   ------    ------    ----------
          Net interest income....................................  $  266    $1,427      $1,693
                                                                   ======    ======    ========

     Provision for Loan Losses, Net Charge-Offs and Allowance for Loan
Losses. The provision for loan losses is the cost of providing an allowance or reserve for anticipated future losses on loans. The amount of the provision for a period is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and management's assessment of loan portfolio quality, the value of collateral and general economic factors.

     The provision for loan losses for 1995 was $1,345,000, compared to $695,000 for 1994. The increase in the loan loss provision during 1995 was based on CBG's internal loan quality grading system and the level of net charge-offs in 1995 as well as management's assessment of the risk of future loan losses in the growing loan portfolio. Management provided an additional $892,000 to the provision for loan losses in the fourth quarter of 1995, which included $380,000 in normal monthly provisions and a one-time increase of $512,000 due to estimated changes in economic uncertainty.

     Net loan charge-offs were $692,000, or .48%, of average loans outstanding during 1995 compared to $142,000, or .12%, of average loans outstanding for 1994. Charge-offs totaled $761,000 during 1995 and $217,000 for the same period in 1994. Recoveries of amounts previously charged off were $69,000 and $75,000, respectively, during such periods.

     The allowance for loan losses at December 31, 1995 of $2,619,000 was $653,000, or 33%, higher than the December 31, 1994 allowance of $1,966,000. At December 31, 1995, the allowance for loan losses was 1.81% of loans outstanding, and at December 31, 1994, the allowance was 1.45% of loans outstanding.

     Specific reserves have been established for specifically identified problem loans where management considers losses to be likely. A general reserve has been established by management to provide for loans considered to be potential problems as well as for future problem loans which are currently unidentified.

     CBG has allocated the allowance for loan losses according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the categories of loans set forth in the following table. The amount of such components of the allowance for loan losses for the years ended December 31, and the ratio of loans in each category to the outstanding loan balance, are presented below:

                                                       1995                          1994
                                            ---------------------------   ---------------------------
                                             ALLOWANCE      RATIO OF       ALLOWANCE      RATIO OF
                                             FOR LOAN     LOANS IN EACH    FOR LOAN     LOANS IN EACH
                                              LOSSES        CATEGORY        LOSSES        CATEGORY
                                            -----------   -------------   -----------   -------------
                                                                 (IN THOUSANDS)
    Commercial............................    $ 1,048           24%         $   727           29%
    Real estate -- construction...........        524           40%             374           37%
    Real estate -- mortgage...............        550           31%             275           27%
    Installment and other consumer........        497            5%             590            7%
                                            -----------        ---        -----------        ---
              Totals......................    $ 2,619          100%         $ 1,966          100%
                                            =========     ==========      =========     ==========

     The following table presents an analysis of CBG's loan loss experience for the years ended December 31:

                                                                          1995       1994
                                                                         ------     ------
                                                                          (IN THOUSANDS)
    Balance of reserve for loan losses at beginning of year............  $1,966     $1,413
                                                                         ------     ------
    Charge-offs:
      Commercial, financial and agricultural...........................    (435)      (104)
      Real estate -- construction......................................      --         --
      Real estate -- mortgage..........................................     (80)        (3)
      Installment and other consumer...................................    (246)      (110)
                                                                         ------     ------
                                                                           (761)      (217)
                                                                         ------     ------
    Recoveries:
      Commercial, financial and agricultural...........................      56         40
      Real estate -- construction......................................      --         --
      Real estate -- mortgage..........................................      --         --
      Installment and other consumer...................................      13         35
                                                                         ------     ------
                                                                             69         75
                                                                         ------     ------
              Net charge-offs..........................................    (692)      (142)
                                                                         ------     ------
    Additions to reserve charged to operating expenses.................   1,345        695
                                                                         ------     ------
    Balance of reserve for loan losses at end of year..................  $2,619     $1,966
                                                                         ======     ======
    Ratio of net loan charge-offs to average loans outstanding during
      the year.........................................................    0.48%      0.12%
                                                                         ======     ======

     Nonperforming Assets. The following is a summary of nonperforming and past due loans and foreclosed assets as of December 31:

                                                                            1995     1994
                                                                           ------   ------
                                                                           (IN THOUSANDS)
    Loans accounted for on a nonaccrual basis............................  $  734   $  770
    Accruing loans which are contractually past due 90 days or more as to
      interest or principal payments.....................................     315       --
    Loans, the terms of which have been renegotiated to provide a reduction or deferral of interest or principal balance because of
      deterioration in the financial position of the borrower............     765    1,026
    Loans considered impaired under SFAS 114.............................   1,787       --
    Foreclosed assets in other real estate...............................   1,102    1,480
                                                                           ------   ------
              Total......................................................  $4,703   $3,276
                                                                           ======   ======

     Nonperforming assets include nonaccrual loans and other real estate owned. Accruals on loans are discontinued when management believes, after consideration of economic and business conditions and collection efforts, that collection of interest is doubtful. Additionally, all loans contractually past due 90 days or more, which are not in the process of collection and adequately secured, are placed on nonaccrual status. Other real estate owned represents real property acquired through foreclosure or through a deed in lieu of foreclosure.

     CBG's nonaccrual loans and other real estate owned at December 31, 1995 totaled $1.8 million, a decrease of $414,000 from the December 31, 1994 amount of $2.3 million. Loans which were restructured due to a deterioration in the financial position of the borrower totaled $765,000 and $1,026,000 in 1995 and 1994, respectively. Nonaccrual loans at December 31, 1995 totaled $734,000, a decrease of $36,000 from $770,000 at December 31, 1994. The change in nonaccrual loans during 1995 was attributable to transfers of loans to other real estate owned. If the nonaccrual loans had been accruing interest for the full year, Commercial Bank would have recognized an additional $42,000 in interest income in 1995. Commercial Bank recognized approximately $16,000 in interest income on these loans in 1995. The amount of income on restructured loans that would have been recorded if the loans had been maintained on their original terms and the income actually realized is not disclosed due to management's belief that the collection of such information would involve unwarranted or undue burden or expense.

     Other real estate owned totaled $1.1 million at December 31, 1995 compared to $1.5 million at December 31, 1994. A significant component of other real estate owned is a 159 acre single-family housing development located in Fulton County, Georgia, obtained through foreclosure in 1992. Management determined the best strategy to obtain the highest value for this property was to develop the property in two phases. Phase one, consisting of 34 building lots already developed, would be sold to builders. In Phase two, 52 acres would be developed into 36 building lots and sold to builders and the remaining 30 acres would be divided into large tracts and marketed to individuals and builders. In 1994, management recorded a $200,000 reserve on this property due to uncertainties in the real estate market and an appraisal of the property. The net book value of this property at December 31, 1995 was $465,000.

     At December 31, 1995, Commercial Bank had approximately $1,787,000 in loans which were impaired under Statement of Financial Accounting Standards No. 114. SFAS 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's fair value if the loan is collateral dependent. Loans totaling $1,537,000, which are secured by real estate, have not been allocated a specific impairment reserve. These loans are collateral dependent and are in the process of foreclosure. Based on the fair value of the properties, no loss is expected to occur upon the sale of the collateral.

     As of December 31, 1995, loans totaling approximately $3,711,000 were classified for regulatory purposes as doubtful or substandard that have not been disclosed in the above table, which (i) represent or result from trends or uncertainties which management reasonably expects may materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits with respect to which management has serious doubts as to the ability of the borrowers to comply with the loan repayment terms. Reserves are specifically allocated to each of these loans based on management's assessment of risk and the value of collateral, if any, pledged to secure such loans.

     There may be additional loans within CBG's portfolio that may become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1995. Management continues to emphasize the need to maintain a low level of nonperforming assets and to return nonperforming assets to earning status.

     Noninterest Income. Noninterest income consists of revenue generated from a broad range of financial services and activities, including fee-based services and gains on sales of loans. Noninterest income increased $22,000, or 1%, to $2.2 million for the year ended December 31, 1995 from $2.2 million for the year ended December 31, 1994.

     Mortgage origination fees totaled $111,000 in 1995 compared to $164,000 in 1994, a decrease of $53,000, or 32%. This decrease reflected management's decision to not pursue mortgage banking activities except as an adjunct to its construction lending and for customers who express a desire for mortgage financing as part of their banking relationship with CBG.

     Gains on sales of loans of $395,000 decreased 25%, or $131,000, in 1995 compared to $526,000 in 1994. The sales consisted of the guaranteed portion of loans originated under the SBA's guaranteed loan program. The lower level of gains reflected management's decision to sell a lower percentage of the loans to investors due to changes in the SBA program. Accompanied by this decline in gains on sale of loans was an increase in loan servicing fees of $91,000, or 36%, to $346,000 in 1995 as more SBA loans were retained by CBG.

     Service charges on deposits were $953,000 in 1995, an increase of $34,000, or 4%, as compared to $919,000 for 1994. This increase resulted from deposit growth and a repricing of all service charges assessed by CBG.

     Debit card servicing fees were $241,000 in 1995, an increase of $125,000, or 108%, from $116,000 in 1994. These fees are derived from a corporate sponsorship program promoted by CBG's Electronic Banking Division. An increase in the volume of automated clearing house transactions processed is the primary contributor to the increase.

     Other operating income decreased 18% to $192,000 or $43,000 in 1995 compared to $235,000 in 1994, primarily due to a decline in miscellaneous income and processing fees received from correspondent institutions.

     Noninterest Expense. Operating expenses increased $749,000, or 8%, to $10.0 million in 1995 compared to $9.2 million in 1994. Despite a general decline in ongoing operating expenses, total operating expenses increased due to the expenses relating to the pending merger with BancGroup. These costs include fees for brokerage services related to the transaction, various retention bonuses for key employees and accruals for professional fees associated with the transaction. Salaries and related expenses decreased $119,000, or 3%, to $4.4 million in 1995 from $4.5 million in 1994 primarily due to a branch closing and ongoing cost reduction programs. A reduction in staff was implemented in the second and third quarters of 1995 to reduce operating expenses and, thereby, continue to improve operating results in the future.

     Occupancy expense totaled $1.3 million in 1995 compared to $1.4 million in 1994. The decrease in occupancy expense of $152,000 was primarily due to decreased lease costs from various canceled leases due to the combination of the two companies in 1995 as previously discussed.

     Other operating expenses during 1995 totaled $2.6 million compared to $2.8 million in 1994. The decrease was a result of cost reduction programs and efficiencies gained from the 1995 merger with the former Commercial Bancorp of Georgia, Inc.

     Income Taxes. The effective tax rate as a percentage of pretax income was 56% in 1995 and 42% in 1994, respectively. The increase in the effective tax rate in 1995 is due to the fact that a substantial portion of the merger-related expenses incurred by CBG are not deductible for federal income tax purposes.

     Dividends. CBG's only source of funds for the payment of dividends is dividends paid by Commercial Bank. Bank regulations restrict the amount of dividends which Commercial Bank may pay without obtaining prior approval. If Commercial Bank meets certain requirements pertaining to credit quality and capital ratios, dividends may be paid to CBG if the aggregate amount of dividends declared in the calendar year does not exceed 50% of the net profits after taxes, but before dividends, for the previous calendar year. Commercial Bank has not paid any dividends to CBG in 1995 and 1994.

     Other Accounting Issues. The FASB has issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium, or discount existing at the inception or acquisition of the loan. SFAS No. 114 was effective for fiscal years beginning after December 15, 1994, with earlier adoption permitted. CBG adopted SFAS No. 114 in fiscal 1995 without a material impact.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The provisions of SFAS 119 require and encourage disclosure of information about derivative financial instruments, such as options, swaps, futures and forward contracts. CBG has no such items; therefore, the adoption of SFAS 119 had no significant impact on CBG. The requirements of SFAS 119 were effective in 1995 for financial statements of entities with less than $150 million in total assets. At December 31, 1994, prior to the merger, Commercial Bank of Georgia and the former Commercial Bank of Gwinnett each had less than $150 million in total assets and, therefore, were not required to adopt SFAS 119 until 1995.

     The FASB has issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. CBG is required to implement SFAS No. 121 by December 31, 1996. The provisions of SFAS No. 121 will require CBG to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 121 is not expected to have a significant impact on CBG.

     The FASB has issued SFAS No. 122, Mortgage Servicing Rights, as an amendment to SFAS No. 65. CBG is required to implement SFAS No. 122 by December 31, 1996. The provisions of SFAS No. 122 eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination and those acquired through purchase. The adoption of SFAS No. 122 is not expected to have a significant impact on CBG.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company is required to implement SFAS 123 in 1996. SFAS 123 establishes a method of accounting for stock compensation plans based on fair value. Companies are permitted to continue to use the existing method of accounting but are required to disclose pro forma net income and earnings per share as if SFAS 123 had been used to measure compensation cost. The adoption of SFAS 123 is not expected to have a significant impact on CBG.

     Impact of Inflation. Unlike most industrial companies, the assets and liabilities of financial institutions such as CBG are primarily monetary in nature. Therefore, interest rates have a more significant effect on CBG's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

  Results of Operations for the Years Ended December 31, 1994 and 1993

     Summary. Net income for 1994 was $698,000, a decrease of $572,000, or 45%, from $1.3 million for 1993. Net income per share before cumulative effect of change was $.38 in 1994 and $.49 in 1993. The decline in earnings in 1994 as compared to 1993 was the result of a 17% increase in operating expenses and a 58% increase in the loan loss provision which exceeded the 18% increase in net interest income. During 1994, CBG opened a branch facility and loan origination office which increased operating and other related costs as compared to 1993. CBG also incurred the majority of the expenses related to the merger with the former Commercial Bancorp of Georgia, Inc. during 1994. These increases in expense were partially offset by an 18% increase in net interest income. Additionally, in 1993, CBG recorded a nonrecurring adjustment to earnings of $384,000 related to the cumulative effect of change in accounting principle based on the adoption of SFAS No. 109, Accounting for Income Taxes. Exclusive of this nonrecurring income, net income declined 21% during 1994.

     The following table summarizes the results of operations of CBG on a consolidated basis for the years ended December 31:

                                                                                1994     1993
                                                                               ------   ------
                                                                               (IN THOUSANDS)
INCOME STATEMENT DATA:
Net interest income..........................................................  $8,889   $7,534
Provision for loan losses....................................................     695      439
Other income.................................................................   2,215    2,134
Other expense................................................................   9,213    7,864
Income tax expense...........................................................     498      479
Net income before cumulative effect of change in accounting principle........     698      886
Cumulative effect of change in accounting principle(1).......................      --      384
Net income...................................................................     698    1,270
RETURN ON EQUITY AND ASSETS:
Return on average assets.....................................................    .38%     .78%
Return on average equity.....................................................   3.78%    7.24%
Dividend payout ratio........................................................      --       --
Equity-to-assets ratio.......................................................  10.09%   10.78%

- ---------------

(1) See further discussion of cumulative effect of change in accounting principle in Income Taxes.

     Liquidity. Liquidity is the ability to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining CBG's ability to meet day-to-day cash flow requirements to ensure the availability of an adequate level of funds to meet the loan demand and deposit withdrawal needs of CBG's customers. CBG actively manages the levels, types and maturities of earning assets in relation to the sources of funds available to ensure adequate funding will be available at all times.

     CBG's main source of funding of earning assets is through the generation of deposits. During 1994, deposits net of repayments provided $26.2 million in funds. This funding was obtained equally from all types of deposits. In addition to the generation of deposits, the sale and maturity of certain earning assets provided additional liquidity in 1994. Maturities of investment securities provided $7.7 million and sales of SBA loans provided $7.0 million in funds during 1994. The major use of funds during 1994 was for the origination of loans, which totaled $31.5 million net of repayments. Another major use was for the purchase of investment securities which totaled $14.0 million during 1994. CBG also has liquidity sources through the ability to sell loan participations to other financial institutions. In addition, the construction loans originated by CBG usually have a repayment period of less than nine months, which provides flexibility to CBG in managing its level of loan commitments and loans outstanding.

     CBG has short-term funding available through federal funds lines of credit with correspondent banks. Federal funds lines of credit totaled $8.0 million at December 31, 1994 and 1993. The entire amount was available for liquidity needs.

     Capital Resources. Stockholders' equity at December 31, 1994 was $18.7 million. Net income accounted for all of the increase in stockholders' equity in 1994, net of the market valuation adjustment for unrealized losses on available for sale securities which totaled $152,000, net of tax, at December 31, 1994. A strong capital position, which is vital to the continued profitability of CBG, also promotes depositor and investor confidence and provides a solid foundation for the future growth of the organization. CBG's capital requirements have been met primarily through the initial capitalization of CBG and through the retention of earnings.

     Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1994 was 10.09%.

     Two important indicators of capital adequacy in the banking industry are the leverage ratio and the tangible leverage ratio. The leverage ratio is defined as common stockholders' equity minus goodwill and other intangibles disallowed by bank regulators divided by total quarterly average assets minus goodwill and other disallowed intangibles. The tangible leverage ratio is defined as common stockholders' equity minus all intangibles divided by total average assets minus all intangibles. Because all of Commercial Bank's intangibles are those that are disallowed, Commercial Bank's leverage ratio is the same as its tangible leverage ratio. This ratio was 8.00% at December 31, 1994.

     Risk-based capital guidelines take into consideration risk factors, as defined by Commercial Bank's regulators, associated with various categories of assets. Under the guidelines, capital strength is measured by two tiers, which are used in conjunction with risk-adjusted assets to determine risk-based capital ratios. Commercial Bank's Tier I capital, which consists of equity less goodwill, was $15.9 million at December 31, 1994. Tier II capital, equivalent to the allowance for loan losses limited to 1.25% of risk-weighted assets, was $1.8 million at December 31, 1994. Tier I capital plus Tier II capital is referred to as Total Qualifying Capital and was $17.7 million at 1994 year-end. The percentage ratios as calculated under the guidelines were 10.7% and 12.0% for Tier I and Total Qualifying Capital, respectively, at December 31, 1994.

     The capitalization of Commercial Bank has always exceeded the minimum ratios required for "well capitalized" banks as defined by federal regulators, currently 4% leverage capital, 4% Tier I capital and 8% Total Qualifying Capital. CBG continually monitors these ratios to ensure that Commercial Bank's ratios exceed the minimum ratios required under applicable regulations.

     Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the difference or spread between interest and fee income generated from earning assets and the interest expense paid on deposits and borrowed funds. Fluctuations in interest rates as well as volume and mix changes in earning assets and interest-bearing liabilities can materially impact net interest margin. In the following discussion of net interest margin, tax-exempt yields and interest income amounts are not presented on a tax-equivalent basis.

     Net interest income for 1994 increased $1.4 million, or 18%, to $8.9 million from $7.5 million in 1993. This increase in net interest income resulted primarily from growth in average earning assets, predominantly in loans, and was offset somewhat by an increase of $666,000 in interest expense due to growth in the volume of interest-bearing liabilities.

     Interest income increased $2.0 million, or 16%, to $14.3 million in 1994 from $12.3 million in 1993. Interest income increased in 1994 due to an 11% increase in the average volume of loans outstanding and a 39 basis point increase in the average yield. Most categories of earning assets experienced increases in both volume and yield in 1994 compared to 1993, with the exception of investment securities, which had a decline in yield but an overall increase in interest income due to volume increases.

     Total interest expense increased $666,000, or 14%, in 1994 due to a 9 basis point increase in rates paid on interest-bearing liabilities and a 12% increase in average volume. Time deposits dominated the trend of increasing interest expense by increasing 16% in average volume while rates remained relatively constant.

     The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin on earning assets is computed by dividing net interest income by average total earning assets. The net interest margin increased 15 basis points to 5.47% in 1994. The increase in net interest margin resulted from an increase in the size of CBG's loan portfolio which generally consists of higher yielding assets. In particular, the increase in Commercial Bank's real estate construction portfolio, which accounted for 74% of the increase in loans during 1994, helped increase Commercial Bank's yield on earning assets. This type of loan generally enjoys higher yields than other earning assets due to a combination of loan fees, a variable rate structure and a shorter term of repayment.

     The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing liabilities. The interest rate spread increased to 4.79% in 1994 from 4.76% in 1993.

     The following table sets forth certain consolidated statistical information with respect to average balances, interest income and expense, and average yields/rates for the years ended December 31:

           AVERAGE BALANCE SHEET AND ANALYSIS OF NET INTEREST INCOME

                                                      1994                             1993
                                          ----------------------------     ----------------------------
                                          AVERAGE    INCOME/   YIELDS/     AVERAGE    INCOME/   YIELDS/
                                          BALANCES   EXPENSE    RATES      BALANCES   EXPENSE    RATES
                                          --------   -------   -------     --------   -------   -------
                                                                 (IN THOUSANDS)
AVERAGE ASSETS
Loans(1)................................  $123,007   $12,518    10.18%     $110,887   $10,853     9.79%
Investment securities:
  Taxable...............................    24,562     1,228     5.00%       19,702     1,135     5.76%
  Tax-exempt(2).........................       466        11     2.36%           77         2     2.60%
Federal funds sold......................    14,414       586     4.07%       10,856       336     3.10%
Deposits in banks.......................        74         4     5.41%           --        --       --%
                                          --------   -------   -------     --------   -------   -------
          Total earning assets..........   162,523    14,347     8.83%      141,522    12,326     8.71%
Total other assets......................    20,359                           21,341
                                          --------                         --------
          Total average assets..........  $182,882                         $162,863
                                          ========                         ========
AVERAGE LIABILITIES AND STOCKHOLDERS'
  EQUITY
Interest-bearing deposits:
  NOW accounts..........................  $ 14,618       361     2.47%     $ 12,484       325     2.60%
  Money market accounts.................    32,120     1,066     3.32%       32,739       979     2.99%
  Savings...............................     5,777       163     2.82%        4,567       118     2.58%
  Time, $100,000 and over...............    18,913       858     4.54%       15,672       706     4.50%
  Other time deposits...................    62,951     2,979     4.73%       55,062     2,635     4.79%
                                          --------   -------   -------     --------   -------   -------
Total interest-bearing deposits.........   134,379     5,427     4.04%      120,524     4,763     3.95%
Noninterest-bearing deposits............    28,491                           21,177
Other liabilities.......................     1,553        31                  3,610        29
                                          --------   -------               --------   -------
Total average liabilities...............   164,423     5,458                145,311     4,792
Stockholders' equity....................    18,459                           17,552
                                          --------                         --------
          Total average liabilities and
            stockholders' equity........  $182,882     5,458               $162,863     4,792
                                          ========                         ========
                                                     -------                          -------
Net interest income/Net interest
  spread................................             $ 8,889     4.79%                $ 7,534     4.76%
                                                     =======    =====                 =======    =====
Net interest margin.....................                         5.47%                            5.32%
                                                                =====                            =====

- ---------------

(1) Interest income includes loan fees of $1.8 million and $1.6 million in 1994 and 1993, respectively. Nonaccrual loans are included in the average balances, and interest income on such loans is recognized on a cash basis.
(2) Interest income on tax-exempt securities has not been presented on a tax-equivalent basis.

     The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is not presented on a tax-equivalent basis. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in later years. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume changes or solely due to rate changes have been allocated on a pro rata basis between volume and rate.

                            RATE AND VOLUME ANALYSIS

                                                               DECEMBER 31, 1994 VS. 1993
                                                             -------------------------------
                                                                     CHANGES DUE TO
                                                             -------------------------------
                                                                                   INCREASE
                                                             RATE      VOLUME     (DECREASE)
                                                             -----     ------     ----------
                                                                     (IN THOUSANDS)
    INCREASE (DECREASE) IN:
    Income from earning assets:
      Interest and fees on loans...........................  $ 445     $1,220       $1,665
      Interest on investment securities....................   (178)       280          102
      Interest on federal funds sold.......................    122        128          250
              Total interest income........................      2          2            4
                                                             -----     ------     ----------
    Expense from interest-bearing liabilities:.............    391      1,630        2,021
                                                             -----     ------     ----------
    Demand and money market................................     77         46          123
    Savings................................................     12         33           45
    Time deposits of $100,000 or more......................      5        147          152
    Other time deposits....................................    (31)       375          344
                                                             -----     ------     ----------
              Total interest expense.......................     63        601          664
                                                             -----     ------     ----------
              Net interest income..........................  $ 328     $1,029       $1,357
                                                             =====     ======     ========

     Provision for Loan Losses, Net Charge-Offs and Allowance for Loan
Losses. The provision for loan losses is the cost of providing an allowance or reserve for anticipated future losses on loans. The amount of the provision for a period is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and management's assessment of loan portfolio quality, the value of collateral and general economic factors.

     The provision for loan losses in 1994 was $695,000 compared to $439,000 in 1993. The 58% increase in the provision during 1994 reflected the increased volume of loans in CBG's portfolio and management's assessment of the risk of future loan losses in the growing loan portfolio.

     Net loan charge-offs were $142,000, or .12% of average loans outstanding, during 1994 versus $215,000, or .19% of average loans, in 1993. Recoveries of amounts previously charged off were $75,000 in 1994 and $32,000 in 1993. Although it is CBG's policy to charge off loans in the period in which a loss is considered probable, there are additional risks for future losses that cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

     The allowance for loan losses increased 39% in 1994 to $2.0 million at December 31, 1994. At December 31, 1994, the allowance for loan losses was 1.45% of loans outstanding.

     The following table presents an analysis of CBG's loan loss experience for the years ended December 31:

                                                                        1994         1993
                                                                       ------       ------
                                                                         (IN THOUSANDS)
    Balance of reserve for loan losses at beginning of year..........  $1,413       $1,189
                                                                       ------       ------
    Charge-offs:
      Commercial, financial and agricultural.........................    (104)        (166)
      Real estate -- construction....................................      --           --
      Real estate -- mortgage........................................      (3)          --
      Installment and other consumer.................................    (110)         (81)
                                                                       ------       ------
                                                                         (217)        (247)
                                                                       ------       ------
    Recoveries:
      Commercial, financial and agricultural.........................      40           30
      Real estate -- construction....................................      --           --
      Real estate -- mortgage........................................      --           --
      Installment and other consumer.................................      35            2
                                                                       ------       ------
                                                                           75           32
                                                                       ------       ------
              Net charge-offs........................................    (142)        (215)
                                                                       ------       ------
    Additions to reserve charged to operating expenses...............     695          439
                                                                       ------       ------
    Balance of reserve for loan losses at end of year................  $1,966       $1,413
                                                                       ======       ======
    Ratio of net loan charge-offs to average loans outstanding during
      the year.......................................................    0.12%        0.19%
                                                                       ======       ======

     Nonperforming Assets. Nonperforming assets include nonaccrual loans and other real estate owned. Accruals on loans are discontinued when management believes, after consideration of economic and business conditions and collection efforts, that collection of interest is doubtful. Additionally, all loans contractually past due 90 days or more which are not in the process of collection and adequately secured are placed on nonaccrual status. Other real estate owned represents real property acquired through foreclosure or through a deed in lieu of foreclosure.

     CBG's nonaccrual loans at December 31, 1994 totaled $770,000. Loans, the terms of which were restructured due to the deterioration of the borrowers' financial position, totaled $1.0 million at December 31, 1994.

     There may be additional loans within CBG's portfolio that may become nonperforming. However, management was not aware of any such loans that are material in amount at December 31, 1994. Management continues to emphasize the need to maintain a low level of nonperforming assets and to return nonperforming assets to earning status.

     Other real estate owned totaled $1.5 million at December 31, 1994. The primary component of other real estate is a 159 acre single family housing development located in Fulton County, Georgia, obtained through foreclosure in 1992. Management determined the best strategy to obtain the highest value for this property was to liquidate the property in two phases. Phase one, consisting of 34 building lots already developed, would be sold to builders. In Phase two, 52 acres would be developed into 36 building lots and sold to builders and the remaining 30 acres divided into large tracts and marketed to individuals and builders. The property had an original book value of $1.6 million, which had been reduced to $936,000 at December 1994 through the sale of building lots and the recording of a $200,000 reserve on the property due to uncertainties in the real estate market and a recent appraisal of the property.

     Noninterest Income. Noninterest income consists of revenue generated from a broad range of financial services and activities, including fee-based services, gains on sales of loans and investment securities gains and losses. Noninterest income increased $81,000, or 4%, to $2.2 million in 1994 from $2.1 million in 1993.

     Mortgage origination fees totaled $164,000 in 1994, a decrease of $310,000, or 65%, from $474,000 in 1993. This decrease resulted from management's decision to pursue mortgage-related business only as an adjunct to its core business base and the closing of the mortgage department.

     Gains on sales of loans of $526,000 in 1994 remained relatively constant compared to $530,000 in gains in 1993. In addition, loan servicing fees increased $69,000, or 37%, to $255,000, due to a larger servicing portfolio outstanding in 1994.

     Service charges on deposits were $919,000 in 1994, an increase of $247,000, or 37%, over the 1993 amount of $672,000. The increase in 1994 was attributable to a repricing of service charges assessed to deposit account customers and an increase in the average volume of noninterest-bearing demand deposit accounts.

     CBG's electronic banking department completed its first full year of operations in 1994 and provided $116,000 in income from debit card servicing fees. These fees are from the department's debit card sponsorship program.

     Other operating income increased 14%, or $29,000, to $235,000 in 1994 compared to $206,000 in 1993, primarily due to an increase in miscellaneous income.

     CBG had no gains or losses on securities transactions in 1994 as compared to gains of $67,000 in 1993. The future results of securities sales are dependent on factors such as movements in interest rates and changes in the securities markets, neither of which can be predicted with certainty.

     Noninterest Expense. Operating expenses of $9.2 million increased $1.3 million, or 17%, during 1994 over the 1993 amount of $7.9 million. Salaries and related expense of $4.5 million increased $472,000, or 12%, from $4.0 million in 1993. These increases reflected the salaries of additional employees hired in connection with the establishment of a new branch facility and loan origination office. Cost reductions regarding personnel were begun in 1994. However, the costs related to various severance agreements nullified the 1994 effects of these reductions. These cost reduction programs did include the closing of one of CBG's branches. However, this branch closing occurred in December 1994, leaving the effects of the salary and occupancy reductions to be felt during 1995.

     Occupancy expense of $1.4 million in 1994 increased $167,000, or 14%, from $1.2 million in 1993. This increase in 1994 reflects costs related to opening a branch facility and loan origination office in 1994.

     Other operating expenses of $2.8 million in 1994 increased $545,000, or 24%, from $2.3 million in 1993. This increase is primarily due to expenses related to the completed merger with the former Commercial Bancorp of Georgia, Inc., as well as general increases due to the growth during the year.

     Income Taxes. The effective tax rate as a percentage of pretax income was 42% in 1994 and 35% in 1993. The increase in the effective tax rate in 1994 is due to the fact that a substantial portion of the merger-related expenses incurred in 1994 are not deductible for federal income tax purposes.

     SFAS No. 109, Accounting for Income Taxes, was issued by the FASB in February 1992. CBG adopted SFAS No. 109 effective January 1, 1993, with a $384,000 increase in earnings due to the adoption. Prior years' financial statements have not been restated to apply the provisions of SFAS No. 109.

     Dividends. CBG's only source of funds for the payment of dividends is dividends paid by Commercial Bank. Bank regulations restrict the amount of dividends which Commercial Bank may pay without obtaining prior approval. If Commercial Bank meets certain requirements pertaining to credit quality and capital ratios, dividends may be paid to CBG if the aggregate amount of dividends declared in the calendar year does not exceed 50% of the net profits after taxes, but before dividends, for the previous calendar year. Commercial Bank has not paid any dividends to CBG in 1994 and 1993.

     Other Accounting Issues. The FASB has issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan. SFAS No. 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, which is the contractual interest rate adjusted for any deferred loan fees or costs, premium, or discount existing at the inception or acquisition of the loan.

SFAS No. 114 is effective for fiscal years beginning after December 15, 1994, with earlier adoption permitted. CBG plans to adopt SFAS 114 in 1995 as required.

     The FASB has issued SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires that a bank's debt securities be classified in one of three categories based on management's ability and intent to hold the securities: (1) trading securities; (2) securities held to maturity; or (3) securities available for sale. Securities held in a trading account are reported at fair value, with unrealized gains and losses included in earnings. Securities designated as held to maturity are reported at amortized cost. Securities classified as available for sale are reported at fair value with unrealized gains and losses, net of taxes, excluded from earnings and shown separately as a component of shareholders' equity. In conjunction with the adoption of SFAS No. 115, in 1994 CBG transferred investment securities totaling $9.3 million to held to maturity and securities totaling $2.6 million to available for sale.

                             BUSINESS OF BANCGROUP

GENERAL


     BancGroup is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. It was organized in 1974 under the laws of Delaware. BancGroup operates as its wholly-owned subsidiary bank in Alabama, Colonial Bank, which conducts a full service commercial banking business in the state of Alabama through 95 banking offices. BancGroup also operates a wholly-owned bank subsidiary in Tennessee, The Colonial Bank of Tennessee, which conducts a general commercial banking business through four offices located in that state, and a wholly owned federal savings bank, Colonial Bank, which operates through three offices in the Atlanta, Georgia area. Colonial Mortgage Company, a subsidiary of Colonial Bank, is a mortgage banking company which has approximately $10 billion in residential loan servicing and which originates residential mortgages in 29 states through 6 regional offices. BancGroup's commercial banking loan portfolio is comprised primarily of commercial real estate loans (22%) and residential real estate loans (49%), a significant portion of which is located within the State of Alabama. BancGroup's growth in loans over the past several years has been concentrated in commercial real estate loans. The lending activities of Colonial Bank are dependent upon the demands within the local markets of its branches. Based on this demand, loans collateralized by commercial real estate have been the fastest growing component of Colonial Bank's loan portfolio.


LENDING ACTIVITIES OF BANCGROUP

     BancGroup, through the branches and offices of its subsidiary banks, makes loans for a range of business and personal uses in response to local demands for credit. Loans are concentrated in Alabama, Georgia and Tennessee and are dependent upon economic conditions in those states. Alabama has historically been a slow growth state. The following broad categories of loans have varying risks and underwriting standards.

     - Commercial Real Estate -- Loans classified as commercial real estate loans are loans which are collateralized by real estate and substantially dependent upon cash flow from income-producing improvements attached to the real estate. For BancGroup, these primarily consist of apartments, hotels, office buildings, shopping centers, amusement/recreational facilities, one to four family residential housing developments, and health service facilities.

      Loans within this category are underwritten based on projected cash flows and loan-to-appraised-value ratios of 80% or less. The risks associated with commercial real estate loans are primarily dependent upon real estate values in local market areas, the equity investments of borrowers, and the borrowers' experience and expertise. BancGroup has diversified its portfolio of commercial real estate loans with less than 10% of its total loan portfolio concentrated in any of the above-mentioned industries.

     - Real Estate Construction -- Construction loans include loans to finance single family and multifamily residential as well as nonresidential real estate. Loan values for these loans are from 80% to 85% of completed appraised values. The principal risks associated with these loans are related to the borrowers' ability to complete the project and local market demand, the sales market, presales or preleasing, and permanent loan commitments. BancGroup evaluates presale requirements, preleasing rates, permanent loan take-out commitments, as well as other factors in underwriting construction loans.

     - Real Estate Mortgages -- These loans consist of loans made to finance one to four family residences and home equity loans on residences. BancGroup may loan up to 95% of appraised value on these loans without other collateral or security. The principal risks associated with one to four family residential loans are the borrowers' debt coverage ratios and real estate values.

     - Commercial, Financial, and Agricultural -- Loans classified as commercial, financial, and agricultural consist of secured and unsecured credit lines and equipment loans for various industrial, agricultural, commercial, retail, or service businesses.

      The risk associated with loans in this category are generally related to the earnings capacity and cash flows generated from the individual business activities of the borrowers. Collateral consists primarily of business equipment, inventory, and accounts receivables with loan-to-value ratios of less than 80%. Credit may be extended on an unsecured basis or in excess of 80% of collateral value in circumstances as described in the paragraph below.

     - Installment and Consumer -- Installment and consumer loans are loans to individuals for various purposes. Automobile loans and unsecured loans make up the majority of these loans. The principal source of repayment is the earnings capacity of the individual borrowers as well as the value of the collateral. Installment and consumer loans are sometimes made on an unsecured basis or with loan-to-value ratios in excess of 80%.

     Collateral values referenced above are monitored by loan officers through property inspections, reference to broad measures of market values, as well as current experience with similar properties or collateral. Loans with loan-to-value ratios in excess of 80% have potentially higher risks which are offset by other factors including the borrower's or guarantors' credit worthiness, the borrower's other banking relationships, the bank's lending experience with the borrower, and any other potential sources of repayment.

     BancGroup's subsidiary banks fund loans primarily with customer deposits approximately 10% of which are considered more rate sensitive or volatile than other deposits.

PROPOSED AFFILIATE BANKS


     BancGroup has entered into a definitive agreement dated as of January 22, 1996, to acquire Dothan Federal Savings Bank, Dothan, Alabama ("Dothan Federal"). Dothan Federal will merge with BancGroup's Alabama bank subsidiary, Colonial Bank. Based on the market price of BancGroup Common Stock as of May 8, 1996, a total of 77,439 shares of Common Stock of BancGroup and $2,600,000 in cash will be offered to the stockholders of Dothan Federal. The actual number of shares of BancGroup Common Stock (but not the cash) to be issued in this transaction will depend upon the market value of such Common Stock at the time of the Merger. This transaction is subject to, among other things, approval by the stockholders of Dothan Federal and approval by appropriate regulatory authorities. At March 31, 1996, Dothan Federal had assets of $49.0 million, deposits of $42.4 million and stockholders' equity of $4.0 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."



     BancGroup has entered into a definitive agreement dated as of February 15, 1996, to acquire Southern Banking Corporation, Orlando, Florida ("Southern"). Southern is a Florida corporation and is a holding company for Southern Bank of Central Florida. Southern will merge with BancGroup and following such merger Southern Bank of Central Florida will become a subsidiary of BancGroup with the name "Colonial Bank". A total of 1,605,235 shares of Common Stock of BancGroup will be offered to the stockholders of Southern, not counting additional shares to be issued to certain persons holding options to purchase Southern common stock under stock option plans. This transaction is subject to, among other things, approval by the stockholders of Southern and approval by appropriate regulatory authorities. At March 31, 1996, Southern had assets of $228.8 million, deposits of $209.3 million and stockholders' equity of $17.3 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."


VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS


     As of May 8, 1996, BancGroup had issued and outstanding 13,575,465 shares of Common Stock with 5,413 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 199,495 shares of Common Stock were subject to issue upon exercise of options pursuant to BancGroup's stock option plans and up to 333,333 shares of Common Stock were issuable upon conversion of BancGroup's 1986 Debentures. There are currently 44,000,000 shares of Common Stock authorized.

     On February 21, 1995, BancGroup concluded a reclassification of its Class A and Class B Common Stock into one class of Common Stock. The reclassification was approved by BancGroup's stockholders on December 8, 1994. On February 24, 1995, the Common Stock of BancGroup was listed for trading on the NYSE.


     The following table shows those persons who are known to BancGroup to be beneficial owners as of May 8, 1996, of more than five percent of BancGroup's outstanding Common Stock.



                                                                         SHARES OF BANCGROUP
                                                                          BENEFICIALLY OWNED
                                                                     ----------------------------
                                                                                     PERCENTAGE
                                                                      COMMON          OF CLASS
                         NAME AND ADDRESS                              STOCK       OUTSTANDING(1)
- -------------------------------------------------------------------  ---------     --------------
Robert E. Lowder(2)................................................  1,437,345(3)       10.37%
  Post Office Box 1108
  Montgomery, AL 36101
James K. Lowder(2).................................................  1,099,649           7.93
  Post Office Box 250
  Montgomery, AL 36142
Thomas H. Lowder(2)................................................  1,073,053           7.74
  Post Office Box 11687
  Birmingham, AL 35202


- ---------------


(1) Percentages are calculated assuming the issuance of 199,495 shares of Common Stock pursuant to BancGroup's stock option plans.

(2) Robert E. Lowder is the brother of James K. and Thomas H. Lowder. Robert E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert E. Lowder's mother, Catherine K. Lowder, owns 85,442 shares of Common Stock. Mr. Lowder disclaims any beneficial interest in such shares.
(3) Includes 90,510 shares of BancGroup Common Stock subject to options under BancGroup's stock option plans.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table indicates for each director, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned as of May 8, 1996.



                                                                        SHARES OF BANCGROUP
                                                                         BENEFICIALLY OWNED
                                                                   ------------------------------
                                                                                     PERCENTAGE
                                                                    COMMON            OF CLASS
                              NAME                                   STOCK         OUTSTANDING(1)
- -----------------------------------------------------------------  ---------       --------------
DIRECTORS
Young J. Boozer..................................................      7,146(2)        *
William Britton..................................................      6,808           *
Jerry J. Chesser.................................................     73,295           *
Augustus K. Clements, III........................................      9,476           *
Robert S. Craft..................................................      5,997           *
Patrick F. Dye...................................................     26,063(3)        *
Clinton O. Holdbrooks............................................    145,932(4)          1.06%
D. B. Jones......................................................      9,861           *
Harold D. King**.................................................     77,729(4)        *
Robert E. Lowder**...............................................  1,437,345(5)         10.37
John Ed Mathison.................................................     14,227           *
Milton E. McGregor...............................................          0           *
John C. H. Miller, Jr............................................     10,243           *
Joe D. Mussafer..................................................     10,000           *
William E. Powell, III...........................................      6,959           *
Jack H. Rainer...................................................      1,345           *
Frances E. Roper.................................................    182,034             1.32
Ed V. Welch......................................................     27,646           *
CERTAIN EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Young J. Boozer, III.............................................     22,914(2)(6)     *
W. Flake Oakley, IV..............................................     11,808(6)        *
Michael R. Holley................................................     16,337(6)        *
All Executive Officers & Directors as a Group....................  2,161,674(7)         15.39


- ---------------

  * Represents less than one percent.
 ** Executive Officer.


(1) Percentages are calculated assuming the issuance of 199,495 shares of Common Stock pursuant to BancGroup's stock option plans.

(2) Includes 500 shares of Common Stock out of 1,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis C. Boozer.
(3) Includes 24,600 shares of Common Stock subject to options exercisable under BancGroup's stock option plans.
(4) Includes 12,262 shares and 12,262 shares of Common Stock subject to options exercisable by Mr. Holdbrooks and Mr. King, respectively, under BancGroup's stock option plans.
(5) These shares include 90,510 shares of Common Stock subject to options under BancGroup's stock option plans. See the table at "Voting Securities and Principal Stockholders."
(6) Young J. Boozer, III, Michael R. Holley, and W. Flake Oakley, IV, hold options respecting 12,500, 5,000, and 3,000 shares of Common Stock, respectively, pursuant to BancGroup's stock option plans.
(7) Includes shares subject to options.

MANAGEMENT INFORMATION

     Certain information regarding the biographies of the directors and executive officers of BancGroup, executive compensation and related party transactions is included in BancGroup's Annual Report on Form 10-K for the fiscal year ending December 31, 1995, at items 10, 11, and 13 and is incorporated herein by reference.

CERTAIN REGULATORY CONSIDERATIONS

     BancGroup is a registered bank holding company subject to supervision and regulation by the Federal Reserve. As such, it is subject to the Bank Holding Company Act of 1956 as amended (the "BHC Act") and many of the Federal Reserve's regulations promulgated thereunder. It is also subject to regulation by the Georgia Department of Banking and Finance and by the OTS as a savings and loan holding company.

     BancGroup's subsidiary banks, Colonial Bank, Colonial Bank of Tennessee and Colonial Bank-Georgia (the "Subsidiary Banks"), are subject to supervision and examination by applicable federal and state banking agencies. Colonial Bank, as a state chartered bank and not a member of the Federal Reserve system, is regulated and examined both by the State of Alabama Banking Department and by the FDIC. Colonial Bank of Tennessee is also state chartered and not a member of the Federal Reserve system and is regulated by both the State of Tennessee Department of Financial Institutions and by the FDIC. Colonial Bank-Georgia, a federal savings bank, is regulated by the OTS. The deposits of the Subsidiary Banks are insured by the FDIC to the extent provided by law. The FDIC assesses deposit insurance premiums the amount of which may, in the future, depend in part on the condition of the Subsidiary Banks. Moreover, the FDIC may terminate deposit insurance of the Subsidiary Banks under certain circumstances. Both the FDIC and the respective state regulatory authorities have jurisdiction over a number of the same matters, including lending decisions, branching and mergers.

     One limitation under the BHC Act and the Federal Reserve's regulations requires that BancGroup obtain prior approval of the Federal Reserve before BancGroup acquires, directly or indirectly, more than five percent of any class of voting securities of another bank. Prior approval also must be obtained before BancGroup acquires all or substantially all of the assets of another bank, or before it merges or consolidates with another bank holding company. BancGroup may not engage in "non-banking" activities unless it demonstrates to the Federal Reserve's satisfaction that the activity in question is closely related to banking and a proper incident thereto. Because BancGroup is a registered bank holding company, persons seeking to acquire 25 percent or more of any class of its voting securities must receive the approval of the Federal Reserve. Similarly, under certain circumstances, persons seeking to acquire between 10 percent and 25 percent also may be required to obtain prior Federal Reserve approval.

     In 1989 Congress expressly authorized the acquisition of savings associations by bank holding companies. BancGroup must obtain the prior approval of the Federal Reserve and the OTS (among other agencies) before making such an acquisition and must demonstrate that the likely benefits to the public of the proposed transaction (such as greater convenience, increased competition, or gains in efficiency) outweigh potential burdens (such as an undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices).

     Following enactment in 1991 of the FDIC Improvement Act, banks now are subject to increased reporting requirements and more frequent examinations by the bank regulators. The agencies also now have the authority to dictate certain key decisions that formerly were left to management, including compensation standards, loan underwriting standards, asset growth, and payment of dividends. Failure to comply with these new standards, or failure to maintain capital above specified levels set by the regulators, could lead to the imposition of penalties or the forced resignation of management. If a bank becomes critically undercapitalized, the bank agencies have the authority to place an institution into receivership or require that the bank be sold to, or merged with, another financial institution.

     In September 1994 Congress enacted the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. This legislation, among other things, amended the BHC Act to permit bank holding companies, subject to certain limitations, to acquire either control or substantial assets of a bank located in states other than that bank holding company's home state regardless of state law prohibitions. This legislation became effective on September 29, 1995. In addition, this legislation also amended the Federal Deposit Insurance Act to permit, beginning on June 1, 1997 (or earlier where state legislatures provide express authorization), the merger of insured banks with banks in other states.

     The officers and directors of BancGroup and the Subsidiary Banks are subject to numerous insider transactions restrictions, including limits on the amount and terms of transactions involving the Subsidiary Banks, on the one hand, and their principal stockholders, officers, directors, and affiliates on the other. There are a number of other laws that govern the relationship between the Subsidiary Banks and their customers. For instance, the Community Reinvestment Act is designed to encourage lending by banks to persons in low and moderate income areas. The Home Mortgage Disclosure Act and the Equal Credit Opportunity Act attempt to minimize lending decisions based on impermissible criteria, such as race or gender. The Truth-in-Lending Act and the Truth-in-Savings Act require banks to provide full disclosure of relevant terms related to loans and savings accounts, respectively. Anti-tying restrictions (which prohibit, for instance, conditioning the availability or terms of credit on the purchase of another banking product) further restrict the Subsidiary Banks' relationships with their customers.

     The Budget Reconciliation Act of 1995 ("Budget Act") was passed by Congress but subsequently vetoed by President Clinton. Congressional leadership and President Clinton began discussions in 1995 to determine whether the Congress and the Administration could reach a compromise on budget reconciliation. It is unknown whether these negotiations will be successful. The Budget Act originally passed by Congress and subsequently vetoed by the President contained a provision which directed the FDIC to set a one-time special assessment on SAIF-insured deposits which would be in an amount sufficient to recapitalize the Savings Association Insurance Fund ("SAIF"). It is anticipated that a special assessment in the range of $0.78 to $0.85 per $100 of SAIF-insured deposits would be necessary in order to recapitalize the SAIF, if the assessment were to be made in the next six months. The recapitalization would allow a reduction in the current $0.23 per $100 of SAIF insured deposits. BancGroup's subsidiary banks maintain deposits which are insured by both the SAIF and the BIF (Bank Insurance Fund). The SAIF insured deposits in all of BancGroup's subsidiary bank's total $679 million, after adjusting for certain allowances in the current proposal, which would be subject to the special assessment. In the event a budget reconciliation agreement is reached between the Congress and the Administration, it is expected that the agreement would include the special assessment provision contained in the original Budget Act. If no agreement is reached by the Congress and the Administration, it is still possible that Congress could attach such a provision to another piece of legislation or pass such a provision as a free-standing bill. The Administration, in testimony before Congress and in the press, has indicated its support of the recapitalization of SAIF in the manner provided in the Budget Act.

     It should be noted that supervision, regulation, and examination of BancGroup and the Subsidiary Banks are intended primarily for the protection of depositors, not stockholders.

                                BUSINESS OF CBG

GENERAL

     CBG was incorporated under the laws of the State of Georgia on April 19, 1989, under the name "Commercial Bancorp of Gwinnett, Inc.," for the purpose of becoming a bank holding company for Commercial Bank. Commercial Bank was originally organized as a federally chartered national bank on July 27, 1990 under the name "Commercial Bank of Gwinnett, N.A." On June 7, 1990, CBG completed its initial public offering of 620,000 shares of CBG Common Stock at a price of $10.00 per share. On July 27, 1990, CBG used $6,000,000 of the proceeds from the offering to acquire all of the capital stock of Commercial Bank. In December 1994, Commercial Bank converted from a national bank charter to a state bank charter under the laws of the State of Georgia and changed its name to "Commercial Bank of Gwinnett".

     On March 2, 1995, CBG acquired in a merger transaction Georgia Bancorp, a Georgia corporation and the bank holding company for Georgia Bank. Georgia Bancorp was incorporated under the laws of the State of Georgia on January 13, 1988, for the purpose of becoming a bank holding company for Georgia Bank. Georgia Bancorp completed its initial public offering of 1,200,000 shares of its Common Stock at a price of $10.00 per share in June 1988. On June 17, 1988, Georgia Bancorp used $8,000,000 of the proceeds from its public offering to acquire all of the capital stock of Georgia Bank.

     At the effective time of the merger transaction in which CBG acquired Georgia Bancorp, CBG changed its name to "Commercial Bancorp of Georgia, Inc." On September 30, 1995, Georgia Bank merged with Commercial Bank and Commercial Bank, as the surviving bank, changed its name to "Commercial Bank of Georgia."

     Currently, CBG does not engage in any significant activities other than its ownership and operation of Commercial Bank. As a result, the results of operations and financial condition of CBG are determined primarily by the results of operations and financial condition of Commercial Bank.

     Commercial Bank is engaged in the commercial banking business in the metropolitan Atlanta area through its main office in Lawrenceville, Gwinnett County, Georgia and through six branch offices located in Gwinnett, Fulton, Cobb and DeKalb Counties, Georgia. Commercial Bank's business consists primarily of attracting deposits from the general public and, with these funds, making consumer loans, commercial loans, residential construction loans and other investments.

     Commercial Bank's earnings are primarily from net interest income which represents the difference or spread between interest and fee income generated from earning assets and the interest expense paid on deposits and borrowed funds. Fluctuations in interest rates as well as volume and mix changes in earning assets and interest-bearing liabilities can materially impact net interest income. A measure of this relationship is the net interest margin and yield on earning assets. For 1995, the yield on earning assets was 9.74% and the rate paid on interest-bearing liabilities was 5.19%. CBG's net interest income for 1995 was $10.6 million and was equivalent to an interest rate spread of 4.55%. Net interest margin, defined as net interest income as a percentage of average earning assets, was 5.43% for 1995. The earnings of CBG are significantly influenced by the direction and magnitude of interest rate movements in the economy. Because of the direct bearing interest rate fluctuations have on the earning ability of CBG, interest rate risk management is an important component of CBG's overall asset and liability management strategy.

LENDING ACTIVITIES

     CBG's loan portfolio consists primarily of commercial, real estate and consumer loans. CBG makes substantially all of its loans to individuals residing in Georgia and to businesses headquartered or conducting a substantial portion of their business in Georgia. Loans at December 31, 1995, totaled $142.3 million net of allowance for loan losses.

     Commercial loans totaled $34.5 million at December 31, 1995, and consisted of loans to individuals, partnerships and businesses for a variety of business purposes such as business expansion, working capital and similar needs. CBG considers small and medium size businesses to be the primary market. The typical loan has an average maturity of 15 months and has a variable interest rate that is tied to prime rate. CBG has no concentrations of loans to particular borrowers and no loans to foreign entities.

     Real estate loans to residential home builders for the construction of single family houses and loans secured by real estate totaled $58.1 million at December 31, 1995. These loans generally have a maturity of less than one year, have variable interest rates tied to prime rate, and have related commitment fees of up to 2% of the loan amount. The risk associated with real estate construction is evaluated closely in the underwriting and loan approval process. During construction and up to the time of the loan payoff, property subject to loans is inspected for work completed, condition and marketing.

     At December 31, 1995, CBG had outstanding $45.0 million in real estate mortgage loans. CBG originates these loans with either fixed or adjustable rates primarily for retention in the loan portfolio. These loans are secured by residential real estate.

     Installment and other consumer loans outstanding at December 31, 1995, of $8.0 million are loans made directly to individuals for various purposes including home improvement, automobile purchases and other consumer purchases. These loans are generally made for a term of five years or less and at a fixed rate of interest.

LOAN ORIGINATION

     Loans are originated by 26 officers who have positions with responsibilities devoted primarily to lending activities. Sources of loan requests include current customers, referrals, individuals and corporations solicited, and customers who seek loans on an unsolicited basis (walk-ins). Loan requests and applications are processed with supporting documentation in a standard manner.

     Loan approval is governed by a written loan policy of CBG. The Board of Directors of Commercial Bank has established lending authorities and reporting limits for each loan officer. Each loan made in excess of a loan officer's limit must be submitted to the next higher lending authority up to a loan request amount of $200,000. All loans over $200,000 must be approved by the Officers' Loan Committee composed of five senior officers of Commercial Bank including the President and Senior Credit Officer of Commercial Bank. This committee meets weekly and can approve loan relationships up to $500,000.

     Each loan relationship of $500,000 or more must be approved by Commercial Bank's Directors' Loan Committee consisting of the President, Chief Credit Officer and four directors. The Loan Committee meets as needed and is authorized by the Board of Directors to approve loan requests up to Commercial Bank's legal lending limit for any single borrower.

     CBG's lending policy is designed to minimize risk in all segments of the portfolio by restricting loans to customers doing business in its immediate market area. Additionally, it is CBG's policy to maintain loan relationships with its deposit customers, rather than seek high yield transactional loans. CBG's policy prohibits loans to borrowers with impaired credit history and prohibits loans with extended terms. Real estate loans not related to construction, acquisition and development are based generally on the borrower's income and ability to repay from normal, ongoing business activities and are not dependent on the sale of real estate collateral for repayment. Construction, acquisition and development loans are restricted to proven builders and developers and are based on the borrower's capital, historical profitability, and the relationship of the project to current market conditions. In addition, all loans to a borrower are reviewed, regardless of classification, each time such borrower requests a renewal or extension of any loan or requests an additional loan. All lines of credit are reviewed annually prior to renewal.

     CBG may sell loan participations to other financial institutions and investors. Loans deemed too large an indebtedness for a single loan relationship are partially sold as participations to other financial institutions. Loans are also sold as participations when the volume of loans exceeds a desired level of concentration in CBG's portfolio. The guaranteed portion of loans originated under the auspices of the SBA are sold to investors to avoid a concentration risk and as a source of income. Total loans sold from CBG's primary lending categories of construction and SBA loans totaled $5.0 million in 1995.

LOAN FEE INCOME

     CBG receives commitment fees and other loan fees for the origination of loans. Fee income derived from these sources varies with competitive conditions, the volume of origination, prepayments, and loans sold or participated. Commitment fees and fees related to loans originated are received from a borrower for granting a loan and are a percentage of the loan amount, generally less than 2%. Fees received from borrowers are recognized in the period received to the extent of the related cost of origination. The remaining loan fees are deferred over the life of the loan and amortized to income as a yield adjustment for the related loan in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Cost Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases." Fee income recognized in this manner totaled $1.8 million in 1995. Fee income received for late payment charges and other services are not a material source of income.

NON-PERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

     It is the policy of CBG that all loans are subject to an independent review. This function is performed by the loan review officer as the mechanism for implementing this policy. The loan review officer is responsible for the independent review of all borrowing relationships involving commitments of funds that exceed $500,000, including total relationships that exceed $500,000, and all loans rated substandard or worse. These loans are reviewed at least annually. The review ensures that the borrowing relationship meets all legal and bank loan policy requirements, loan authorities have been met, credit information is adequate to support the loan, collateral is valid and sufficient liens have been perfected, and legal documentation has been filed.

     All loans classified adversely are reviewed quarterly and past due loans are reviewed monthly by the Officers' Loan Committee. A quarterly status report for each adversely classified loan is submitted by the officer to update management on any deterioration or improvement in the collectibility of the loan.

     As a matter of policy, CBG places loans on nonaccrual status whenever collection becomes doubtful or when payment of interest or principal is 90 days past due unless the loan is adequately secured by collateral. A loan is charged-off when the collection of principal and interest is so questionable that the loan can no longer be considered a sound bankable asset.

     CBG maintains an allowance for loan losses sufficient to meet anticipated future loan losses on the existing loan portfolio. The allowance amount is determined by an internal credit rating system for all loans outstanding and additional allocations for loans which have experienced a deterioration in credit quality. On a monthly basis, the level of the allowance is adjusted based on the internal rating system and management's assessment of other factors such as loan growth trends, net charge-offs, changes in the composition of the loan portfolio, delinquencies, the value of collateral and the general economic factors. At December 31, 1995, the allowance for loan losses was $2.6 million which was 1.81% of total loans outstanding.

INVESTMENT SECURITIES AND FEDERAL FUNDS SOLD

     Investment securities are a major component of earning assets and total $35.8 million at December 31, 1995. The portfolio is managed to provide an acceptable rate of return and provide liquidity necessary to facilitate the funding of loan commitments and to meet deposit withdrawal requests of customers. CBG invests primarily in high grade investment quality securities issued by the U.S. Treasury and U.S. Government agencies with maturities generally less than five years but ranging from less than one year to seven years.

     Federal funds sold totaled $18.9 million at December 31, 1995. Deposits in excess of lending requirements are invested in federal funds because of the need to have liquidity for anticipated loan demand. This category of earning assets is viewed as an excess liquidity portfolio with CBG's overall strategy.

DEPOSITS

     Deposits totaled $206.6 million at December 31, 1995, and consist of a variety of transactional accounts and time deposit accounts for individuals and business customers. CBG accepts deposits at the main office and six branch offices. Interest rates paid on deposit accounts are very competitive in the Atlanta market. CBG offers competitive interest rates in its market area without aggressively pricing its deposit rates. CBG has been successful in obtaining commercial deposits from its loan customers and seeks to cross-sell its retail deposit customers with other services.

BORROWINGS

     CBG has unsecured lines of credit for federal funds purchased available from correspondent banks totaling $8.0 million at December 31, 1995. The use of these lines is infrequent and at December 31, 1995, no amounts were utilized under these lines.

ASSET AND LIABILITY MANAGEMENT

     Asset and liability management functions not only assure adequate liquidity to meet the needs of customers, but also monitor the interest rate sensitivity between interest-sensitive assets and interest-sensitive liabilities. In a banking environment, both assets and liabilities are considered sources of funding, and both are monitored on a daily basis. The asset portion of the balance sheet provides liquidity primarily through loan principal repayments, maturities of investment securities and sales of investment securities. Other short-term investments such as federal funds sold are additional sources of liquidity funding. The liability portion of the balance sheet provides liquidity through various customer deposit accounts. Federal funds purchased is an additional source of short-term liquidity.

     Interest rate sensitivity is a function of the repricing characteristics of CBG's portfolio of assets and liabilities. Interest rate sensitivity management seeks to ensure that both assets and liabilities respond to change in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movement on net interest income. CBG is liability sensitive within a one year time frame in that its interest-bearing liabilities reprice more rapidly than its loans, investment securities and federal funds sold. This provides lower net interest income when the general level of interest rates is rising. Conversely, this sensitivity will result in additional net interest income when rates are declining.

DATA PROCESSING

     CBG's data processing is performed by an unaffiliated independent company. Financial data related to CBG's general accounts and loan and deposit customers' records are accounted for in this manner. Loan servicing for SBA is accounted for on a separate data processing system maintained by CBG.

SUPERVISION AND REGULATION

     CBG is a registered bank holding company subject to regulation by the Federal Reserve Board under the Bank Holding Company Act. CBG is required to file financial information with the Federal Reserve Board periodically and is subject to periodic examinations by the Federal Reserve Board. The Bank Holding Company Act requires Federal Reserve Board approval of bank acquisitions and prohibits a bank holding company from engaging in any business other than banking or bank-related activities.

     Since CBG is incorporated in the State of Georgia, it is also registered with and subject to supervision and regulations by the Georgia Department. CBG files periodic information to keep the Georgia Department informed that CBG has complied with provisions of Georgia law and the regulations and orders issued thereunder by the Georgia Department. The Georgia Department may make examinations of CBG.

     Commercial Bank is a state chartered bank and is subject to supervision, regulation and examination by the Georgia Department and the Federal Deposit Insurance Corporation ("FDIC"), which monitor all operations of Commercial Bank. This monitoring includes review of loan loss reserve, loans, investment securities, establishment of branches and capital. The FDIC has broad authority to prevent the development or continuance of unsound and unsafe banking practices. Pursuant to this authority, the FDIC has adopted regulations which, among other things restrict preferential loans by banks to "insiders" of banks, require banks to keep information on loans to major shareholders and executive officers, and bar certain director and officer interlocks between financial institutions. The FDIC also is authorized to approve conversions, mergers, consolidations and assumption of deposit liability transactions between insured banks and uninsured banks or institutions and to prevent capital or surplus diminution in such transactions where the resulting, continuing, or assumed bank is an insured nonmember state bank. Commercial Bank is a member of the Bank Insurance Fund of FDIC and, as such, its deposits are insured by the FDIC to the extent provided by law.

     Under Georgia law, Commercial Bank may, from time to time, pay dividends on its outstanding shares in cash, property, or its own shares, except when Commercial Bank is insolvent or when the payment thereof would render Commercial Bank insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles, and subject to the following provisions: (1) dividends may be declared and paid in cash or property only out of the retained earnings of Commercial Bank; (2) dividends may not be declared or paid at any time that Commercial Bank does not have the paid-in capital and appropriated retained earnings, in combination, equal to at least 20% of its capital stock; and (3) dividends may not be paid without the prior approval of the Georgia Department in excess of specified amounts as may be fixed by regulations of the Georgia Department.

     Commercial Bank is also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods.

MARKET AREA

     CBG's principal market areas are located in the north metropolitan Atlanta, Georgia, counties of Gwinnett, Fulton, Cobb and DeKalb. This area has experienced sustained growth in population, per capita income, housing starts and other indicators of economic growth. The Atlanta metropolitan area enjoys a diverse, broadly based economy, with above average business concentrations in the real estate industry, distribution services, financial and other industries.

     Management continually monitors the impact of prevailing and expected economic and business conditions in managing the loan portfolio. Weakening economic conditions or strongly rising interest rates could cause a deterioration in the quality of the loan portfolio, particularly as it relates to the real estate and construction loans of CBG.

COMPETITION

     CBG encounters intense competition in its business, generally from other banks located in its market area, and competes for interest-bearing funds with other banks, mutual funds and other financial institutions. Increasingly, in the conduct of certain lending activities, CBG competes with finance companies, savings and loan associations, credit unions, as well as other commercial banks.

     The banking industry continues to experience consolidation into larger banking enterprises. This trend will intensify as barriers to interstate banking are removed through enacted legislation. The competition encountered by CBG for lending opportunities and deposit acquisition will intensify as its market is increasingly dominated by super-regional banks that are much larger in terms of assets and deposits.

EMPLOYEES

     CBG employs 121 people on a full-time equivalent basis, including 106 full-time employees. CBG provides a variety of benefit programs including group health, accident and other insurance, and retirement plans. CBG also maintains training, educational and affirmative action programs designed to equip employees for positions of increasing responsibility in both management and operation positions.

PROPERTIES

     The following table sets forth certain information concerning the offices of CBG.

                                                                YEAR     SQUARE
                          LOCATION                            ACQUIRED   FOOTAGE    OWNED/LEASED
- ------------------------------------------------------------  --------   -------   --------------
MAIN OFFICE:
390 Crogan Street
Lawrenceville, GA 30245.....................................    1990      24,000   Owned
BRANCH OFFICES:
500 Northridge
Atlanta, GA 30350...........................................    1988      11,737   Leased(1)
155 Norcross Street
Alpharetta, GA 30201........................................    1991       2,500   Owned
1041 Windy Hill Road
Smyrna, GA 30080............................................    1992       3,100   Leased(2)
3361 Clairmont Road
Atlanta, GA 30329...........................................    1992       3,115   Land leased
                                                                                   and building
                                                                                   owned(3)
5987 Mableton Parkway
Mableton, GA 30059..........................................    1992       3,000   Owned
5245 Pleasant Hill Road
Duluth, GA 30136............................................    1994       4,809   Owned
ELECTRONIC BANKING OPERATIONS:
175 Gwinnett Drive
Lawrenceville, GA 30245.....................................    1995       3,034   Leased(4)

- ---------------

(1) The lease expires on April 30, 1997.
(2) The lease expires on July 11, 2003.
(3) The lease expires on December 31, 2001.
(4) The lease expires on August 31, 1997.

LEGAL PROCEEDINGS

     CBG is not a party to any material legal proceedings.

CBG COMMON STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of May 21, 1996, regarding the ownership of the CBG Common Stock by each director and executive officer of CBG, by each person known to CBG to be the beneficial owner of more than 5% of the CBG Common Stock and by all directors and executive officers as a group. Unless otherwise indicated, all persons shown in the table have sole voting and investment power with regard to the shares shown.


                                                                               SHARES OF
                                                                           CBG BENEFICIALLY
                        NAME                               POSITION            OWNED(1)        PERCENT OF CLASS
- ---------------------------------------------------- --------------------- -----------------   ----------------
Richard Sikes....................................... Chairman of the              29,000(2)           1.57%
                                                     Board, President and
                                                     Chief Executive
                                                     Officer
Larry D. Key........................................ Executive Vice               26,049(3)           1.42
                                                     President and
                                                     Director
John T. Hopkins, III................................ Executive Vice                   --            *
                                                     President and Chief
                                                     Financial Officer
Richard L. Cravey................................... Director                    135,915(4)           7.32
Paul A. Duke........................................ Director                     86,732(4)           4.67
Samuel N. Frankel................................... Director                     36,087(5)           1.98
Carole E. Kendall................................... Director                    109,771(6)           5.93
Reid Merritt........................................ Director                      5,000            *
Chris A. Peifer..................................... Director                    175,330(4)(7)        9.44
William W. Schultz.................................. Director                    129,334(4)(8)        6.97
T. Michael Tennant.................................. Director                     12,000(9)         *
Worth L. Thompson, Jr............................... Director                     67,000(4)(10)       3.61
James C. Walker..................................... Director                      8,044(11)        *
Isaac H. Willis, M.D................................ Director                    127,020(12)          6.88
All directors and executive officers as a group (14                              947,282(13)         46.00%
  persons)..........................................

- ---------------

  *  Less than 1%.
 (1) The stock ownership information shown has been furnished to CBG by the named persons and group. Beneficial ownership as reported in the table and elsewhere in this Prospectus has been determined in accordance with Securities and Exchange Commission regulations and includes shares of CBG's Common Stock which may be acquired within 60 days upon the exercise of outstanding stock warrants or options.
 (2) The shares shown as owned by Mr. Sikes include 19,000 shares that he may acquire upon exercise of warrants and options.
 (3) The shares shown as owned by Mr. Key include 12,500 shares that he may acquire upon exercise of warrants and options.
 (4) The shares shown as owned by each of Messrs. Cravey, Duke, Peifer, Schultz and Thompson include 30,000 shares that he may acquire upon exercise of warrants. Mr. Cravey's address is 4855 Tanglewood Court, Atlanta, Georgia 30327.
 (5) The shares shown as owned by Mr. Frankel include 36,062 shares held in Mr. Frankel's account under the Frankel, Hardwick, Tanenbaum and Fink, P.C. 401(k) Profit Sharing Plan.
 (6) The shares shown as owned by Ms. Kendall include 25,000 shares that she may acquire upon exercise of warrants, 5,175 shares owned jointly with her two adult children, 25,000 shares owned by her husband's Individual Retirement Account and 5,175 shares owned by her husband.
 (7) The shares shown as owned by Mr. Peifer include 6,210 shares held in trust by Mr. Peifer's wife for the benefit of their minor children. Mr. Peifer's address is 16308 Villa Real de Avila, Tampa, Florida 33613.
 (8) The shares shown as owned by Mr. Schultz include 42,500 shares held in Mr. Schultz's account under the Billy Schultz, Inc. Pension and Profit Sharing Plan. Mr. Schultz's address is Suite 170, 1145 Rottenwood Drive, Marietta, Georgia 30067.

 (9) The shares shown as owned by Mr. Tennant include 6,000 shares that he may acquire upon exercise of warrants.
(10) The shares shown as owned by Mr. Thompson include 29,900 shares owned by Thompson Management, Inc., a company owned by Mr. Thompson, 5,000 shares owned by Mr. Thompson's Individual Retirement Account and 2,000 shares held by Mr. Thompson as custodian for his two daughters.
(11) The shares shown as owned by Mr. Walker include 500 shares owned by Mr. Walker's wife and as to which Mr. Walker disclaims beneficial ownership.
(12) The shares shown as owned by Dr. Willis include 20,000 shares that he may acquire upon exercise of warrants, 73,820 shares owned jointly with his wife and 20,700 shares held by his wife in trust for the benefit of his children. Dr. Willis' address is 1411 Regency Road, N.W., Atlanta, Georgia 30327.
(13) The shares include 28,910 shares which are held in custodianship for minor children, 500 shares owned by spouses of the directors and as to which beneficial ownership is disclaimed and 232,500 shares which may be acquired upon exercise of outstanding stock warrants and options.

                         ADJOURNMENT OF SPECIAL MEETING

     Approval of the Merger by CBG's stockholders requires the affirmative vote of at least a majority of the total votes eligible to be cast at the Special Meeting. In the event there are an insufficient number of shares of CBG Common Stock, represented in person or by proxy at the Special Meeting to approve the Merger, CBG's Board of Directors, in its discretion, may adjourn the Special Meeting to a later date. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting. Proxies voted against the Merger will not be voted to adjourn the Special Meeting.

     The effect of any such adjournment would be to permit CBG to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger, it would afford CBG the opportunity to solicit additional proxies in favor of the Merger.

                                 OTHER MATTERS

     The Board of Directors of CBG is not aware of any business to come before the Special Meeting other than those matters described above in this Prospectus. If, however, any other matters not now known should properly come before the Special Meeting, the proxy holders named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors of CBG.

             DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in BancGroup's proxy solicitation materials for its 1997 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BancGroup's main office at One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101, no later than 120 calendar days in advance of March 18, 1997.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand serves as the independent accountants for BancGroup. The consolidated financial statements of BancGroup as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995 are incorporated by reference in this Prospectus in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing. It is not expected that a representative of such firm will be present at the Special Meeting.

     Bricker & Melton, P.A., serves as the independent accountants for CBG. The financial statements of CBG for the years ending December 31, 1995, 1994 and 1993 are included in this Prospectus in reliance upon the report of such firm included herein and upon the authority of such firm as experts in accounting and auditing. It is expected that a representative of such firm will be present at the Special Meeting and will have an opportunity to answer questions from stockholders.

                                 LEGAL MATTERS

     Certain legal matters regarding the shares of Common Stock of BancGroup offered hereby are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which John C. H. Miller, Jr., a director of BancGroup and of Colonial Bank, is a partner. Such firm received fees from BancGroup and its subsidiaries for 1995 of $1,305,633. John C. H. Miller, Jr. owns 10,243 shares of BancGroup Common Stock. Mr. Miller also received employee-related compensation from BancGroup in 1995 of $58,070.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE PERSON NAMED IN THE NOTICE OF THE SPECIAL MEETING PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY OR BY ATTENDING THE SPECIAL MEETING VOTING IN PERSON.

                         INDEX TO FINANCIAL STATEMENTS

COLONIAL BANCGROUP:

     All required financial statements have been incorporated by reference into this prospectus.


                                                                                              PAGE
                                                                                              ----
COMMERCIAL BANCORP OF GEORGIA, INC.
Independent Auditors' Report...............................................................     F-
Consolidated Balance Sheets, December 31, 1995 and 1994....................................     F-
Consolidated Statements of Income Years Ended December 31, 1995, 1994 and 1993.............     F-
Consolidated Statements of Changes in Stockholders' Equity Years Ended December 31, 1995,
  1994
  and 1993.................................................................................     F-
Consolidated Statements of Cash Flows Years Ended December 31, 1995, 1994 and 1993.........     F-
Notes to Consolidated Financial Statements.................................................     F-
Consolidated Balance Sheets, March 31, 1996 (Unaudited) and December 31, 1995..............     F-
Consolidated Statements of Income Three Months Ended March 31, 1996 and 1995 (Unaudited)...     F-
Consolidated Statements of Cash Flows Three Months Ended March 31, 1996 and 1995
  (Unaudited)..............................................................................     F-
Notes to Consolidated Financial Statements.................................................     F-
SOUTHERN BANKING CORPORATION:
Independent Auditors' Report...............................................................     F-
Consolidated Balance Sheets, December 31, 1995 and 1994....................................     F-
Consolidated Statements of Income Years Ended December 31, 1995, 1994 and 1993.............     F-
Consolidated Statements of Stockholders' Equity Years Ended December 31, 1995, 1994
  and 1993.................................................................................     F-
Consolidated Statements of Cash Flows Years Ended December 31, 1995, 1994 and 1993.........     F-
Notes to Consolidated Financial Statements.................................................     F-
Consolidated Statements of Financial Condition, March 31, 1996 (Unaudited) and December 31,
  1995.....................................................................................     F-
Consolidated Statement of Income for the Three Months Ended March 31, 1996 and 1995
  (Unaudited)..............................................................................     F-
Consolidated Statement of Stockholders' Equity for the Three Months Ended March 31, 1996
  (Unaudited)..............................................................................     F-
Consolidated Statements of Cash Flows Three Months Ended March 31, 1996 and 1995
  (Unaudited)..............................................................................     F-
Notes to Consolidated Financial Statements.................................................     F-
DOTHAN FEDERAL SAVINGS BANK:
Report of Independent Public Accountants...................................................     F-
Statements of Financial Condition, June 30, 1995 and 1994..................................     F-
Statements of Income Years Ended June 30, 1995, 1994 and 1993..............................     F-
Statements of Stockholders' Equity Years Ended June 30, 1995, 1994 and 1993................     F-
Statements of Cash Flows Years Ended June 30, 1995, 1994 and 1993..........................     F-
Notes to Financial Statements..............................................................     F-
Condensed Statements of Financial Condition, March 31, 1996 and 1995 (Unaudited)...........     F-
Condensed Statements of Income for the Nine Months Ended March 31, 1996 and 1995
  (Unaudited)..............................................................................     F-
Condensed Statement of Stockholders' Equity for the Nine Months Ended March 31, 1996
  (Unaudited)..............................................................................     F-
Condensed Statements of Cash Flows for the Nine Months Ended March 31, 1996 and 1995.......     F-
Notes to Condensed Financial Statements....................................................     F-

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Commercial Bancorp of Georgia, Inc.
  and Subsidiary
Lawrenceville, Georgia

     We have audited the accompanying consolidated balance sheets of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Commercial Bancorp of Georgia, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We audited the consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and subsidiary as of December 31, 1993, and for the year then ended, and our report, dated January 25, 1994, expressed an unqualified opinion on those statements. The consolidated financial statements of the former Commercial Bancorp of Georgia, Inc. and subsidiary as of December 31, 1993, and for the year then ended, were audited by other auditors whose report, dated March 2, 1994, expressed an unqualified opinion on those statements.

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) as of December 31, 1994, and for the two years in the period then ended, have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc., as described in Note B of the consolidated financial statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commercial Bancorp of Georgia, Inc. (formerly known as Commercial Bancorp of Gwinnett, Inc.) and subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. We also audited the combination of the accompanying consolidated statements of income and cash flows for the year ended December 31, 1993, after restatement for the 1995 pooling of interests. In our opinion, such consolidated statements have been properly combined on the basis described in Note A to the consolidated financial statements.

     As discussed in Note A to the consolidated financial statements, in 1995 the Company adopted the provisions of Statement of Financial Accounting Standards No. 114 on the accounting for impaired loans.

                                          BRICKER & MELTON, P.A.

March 15, 1996
Duluth, Georgia

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
                                            ASSETS
Cash and due from banks (Note D)..................................  $ 21,606,814   $ 12,164,453
Interest-bearing deposits in other banks..........................            --        200,000
Federal funds sold................................................    18,939,000     14,610,000
Investment securities held to maturity (market value of
  $14,513,114 and $18,226,280 for 1995 and 1994, respectively)
  (Note E)........................................................    14,501,738     19,096,399
Investment securities available for sale (Note E).................    21,310,904      7,311,800
Other investments.................................................            --        180,000
Loans, net of deferred loan fees (Notes F and L)..................   144,930,447    135,702,655
Loans held for sale...............................................            --        189,590
Less: Allowance for loan losses...................................    (2,619,545)    (1,966,411)
                                                                    ------------   ------------
          Loans, net..............................................   142,310,902    133,925,834
Premises and equipment, net (Note G)..............................     5,786,453      5,995,057
Other real estate, net (Note H)...................................     1,102,261      1,480,417
Intangible assets, net of accumulated amortization of $595,781 and
  $432,491 for 1995 and 1994, respectively........................       821,347        984,637
Accrued interest receivable.......................................     1,728,691      1,532,366
Other assets (Note J).............................................     2,598,764      1,896,522
                                                                    ------------   ------------
          TOTAL ASSETS............................................  $230,706,874   $199,377,485
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
     Noninterest-bearing demand...................................  $ 35,030,207   $ 38,075,216
     Interest-bearing demand and money market.....................    49,657,927     46,423,500
     Savings......................................................     5,382,903      5,744,815
     Time deposits of $100,000 or more............................    26,273,745     18,766,716
     Other time deposits..........................................    90,285,240     69,253,881
                                                                    ------------   ------------
          Total Deposits..........................................   206,630,022    178,264,128
                                                                    ------------   ------------
     Note payable (Note L)........................................            --         50,000
     Obligation under capital leases (Note G).....................       103,079        160,692
     Accrued interest payable.....................................     1,694,426      1,066,201
     Accrued merger expenses (Note C).............................     1,272,941             --
     Other liabilities............................................     1,215,759      1,104,624
                                                                    ------------   ------------
          TOTAL LIABILITIES.......................................   210,916,227    180,645,645
                                                                    ------------   ------------
STOCKHOLDERS' EQUITY (Note M)
  Common stock -- $1 par value: 10,000,000 shares authorized,
     1,856,711 shares issued and outstanding......................     1,856,711      1,856,711
  Surplus.........................................................    16,090,386     16,090,386
  Retained earnings...............................................     1,904,740      1,236,769
  Treasury stock, at cost, 30,000 shares..........................      (300,000)      (300,000)
  Market valuation reserve on investment securities available for
     sale (Note E)................................................       238,810       (152,026)
                                                                    ------------   ------------
          TOTAL STOCKHOLDERS' EQUITY..............................    19,790,647     18,731,840
                                                                    ------------   ------------
Commitments and contingent liabilities (Notes N and O)
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $230,706,874   $199,377,485
                                                                     ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                                -------------------------------------------
                                                                   1995            1994            1993
                                                                -----------     -----------     -----------
INTEREST INCOME
  Loans, including fees.......................................  $16,054,571     $12,517,671     $10,853,400
  Investment securities:
    Taxable...................................................    1,690,133       1,217,364       1,123,736
    Tax-exempt................................................       20,539          10,693           2,231
    Dividends.................................................        3,060          10,800          10,800
  Federal funds sold..........................................    1,200,394         586,398         336,179
  Deposits in other banks.....................................        4,558           4,295              --
                                                                -----------     -----------     -----------
         TOTAL INTEREST INCOME................................   18,973,255      14,347,221      12,326,346
                                                                -----------     -----------     -----------
INTEREST EXPENSE
  Interest-bearing demand and money market....................    1,753,461       1,427,552       1,304,223
  Savings.....................................................  164,857....         162,809         118,444
  Time deposits of $100,000 or more...........................    1,360,400         857,799         705,595
  Other time deposits.........................................    5,081,669       2,978,769       2,635,520
  Obligation under capital leases (Note G)....................        7,700          12,171          14,970
  Other (Notes K and L).......................................       21,586          18,906          13,533
                                                                -----------     -----------     -----------
         TOTAL INTEREST EXPENSE...............................    8,389,673       5,458,006       4,792,285
                                                                -----------     -----------     -----------
         NET INTEREST INCOME..................................   10,583,582       8,889,215       7,534,061
PROVISION FOR LOAN LOSSES (Note F)............................    1,345,191         694,967         438,854
                                                                -----------     -----------     -----------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN
           LOSSES.............................................    9,238,391       8,194,248       7,095,207
                                                                -----------     -----------     -----------
OTHER INCOME
  Service charges on deposit accounts.........................      953,343         918,899         671,802
  Investment securities gains, net (Note E)...................           --              --          66,912
  Gains on sales of SBA loan participations...................      394,594         526,400         529,942
  Fees/gains on the origination/sale of mortgage loans........      110,951         164,032         473,574
  Loan servicing fees.........................................      345,606         254,723         185,962
  Debit card servicing fees...................................      241,051         116,307              --
  Other income................................................      192,061         234,886         205,611
                                                                -----------     -----------     -----------
         TOTAL OTHER INCOME...................................    2,237,606       2,215,247       2,133,803
                                                                -----------     -----------     -----------
OTHER EXPENSE
  Salaries and employee benefits (Note K).....................    4,399,640       4,518,188       4,045,739
  Net occupancy and equipment expense (Note G)................    1,251,805       1,403,746       1,237,045
  Other real estate expense (Note H)..........................      315,222         308,872         142,030
  Amortization expense........................................      163,290         157,594         158,540
  Pending merger expense (Note C).............................    1,272,941              --              --
  Other expense (Note P)......................................    2,559,115       2,824,909       2,280,444
                                                                -----------     -----------     -----------
         TOTAL OTHER EXPENSE..................................    9,962,013       9,213,309       7,863,798
                                                                -----------     -----------     -----------
         INCOME BEFORE INCOME TAXES...........................    1,513,984       1,196,186       1,365,212
INCOME TAX EXPENSE (Note J)...................................      846,013         498,408         479,024
                                                                -----------     -----------     -----------
         INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
           ACCOUNTING PRINCIPLES..............................      667,971         697,778         886,188
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES FOR
  INCOME TAXES (Note J).......................................           --              --         383,691
                                                                -----------     -----------     -----------
         NET INCOME...........................................  $   667,971     $   697,778     $ 1,269,879
                                                                ============    ============    ============
EARNINGS PER SHARE (Note A)
  Before cumulative effect of change..........................  $       .37     $       .38     $       .49
  Cumulative effect of change.................................           --              --             .21
                                                                -----------     -----------     -----------
  Primary.....................................................  $.37........    $       .38     $       .70
                                                                ============    ============    ============
  Fully diluted...............................................  $       .33     $       .38     $       .70
                                                                ============    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                    ----------------------------------------------------------------------------
                                                                                          MARKET
                                      COMMON                    RETAINED     TREASURY    VALUATION
                                      STOCK        SURPLUS      EARNINGS       STOCK      RESERVE       TOTAL
                                    ----------   -----------   -----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1992......  $  620,000   $ 5,454,022   $(1,020,736)  $      --   $      --   $ 5,053,286
Effect of merger with the former
  Commercial Bancorp of Georgia,
  Inc. (Note B)...................   1,236,711    10,636,364       289,848    (300,000)         --    11,862,923
Net income........................          --            --     1,269,879          --          --     1,269,879
                                    ----------   -----------   -----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1993......   1,856,711    16,090,386       538,991    (300,000)         --    18,186,088
Net income........................          --            --       697,778          --          --       697,778
Market valuation adjustment.......          --            --            --          --    (152,026)     (152,026)
                                    ----------   -----------   -----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1994......   1,856,711    16,090,386     1,236,769    (300,000)   (152,026)   18,731,840
Net income........................          --            --       667,971          --          --       667,971
Market valuation adjustment.......          --            --            --          --     390,836       390,836
                                    ----------   -----------   -----------   ---------   ---------   -----------
BALANCE AT DECEMBER 31, 1995......  $1,856,711   $16,090,386   $ 1,904,740   $(300,000)  $ 238,810   $19,790,647
                                    ==========   ============  ============  ==========  ==========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                           --------------------------------------------
                                                                               1995            1994            1993
                                                                           ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...............................................................  $    667,971    $    697,778    $  1,269,879
Adjustments to reconcile net income to net cash provided by operating activities:
  Cumulative effect of change in accounting principles...................            --              --        (383,691)
  Provision for loan losses..............................................     1,345,191         694,967         438,854
  Net amortization on investment securities..............................        35,543          58,068         149,280
  Depreciation and amortization..........................................       583,318         656,940         631,128
  Amortization of intangible assets......................................       163,290         157,594         158,540
  Provision for losses on other real estate..............................       238,173         231,939          27,751
  Investment securities gains, net.......................................            --              --         (66,912)
  Deferred income tax benefit............................................      (549,338)       (441,699)        (63,025)
  (Increase) decrease in loans held for sale.............................       189,590       2,617,474        (616,414)
  Gains on sales of SBA loans............................................      (394,594)       (526,400)       (529,942)
  (Increase) decrease in interest receivable.............................      (196,325)       (451,067)         32,917
  Increase in interest payable...........................................       628,225         221,225         195,113
  (Increase) decrease in other assets....................................      (354,243)         54,497         (86,398)
  Increase in accrued merger expenses....................................     1,272,941              --              --
  Increase in other liabilities..........................................       111,135         225,150         592,872
                                                                           ------------    ------------    ------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES........................     3,740,877       4,196,466       1,749,952
                                                                           ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in interest-bearing deposits in other banks........       200,000        (200,000)      1,682,000
  Purchases of investment securities held to maturity....................    (4,051,986)     (6,590,000)     (5,311,044)
  Purchases of investment securities available for sale..................   (18,457,557)     (7,423,081)    (10,305,683)
  Proceeds from sales of investment securities...........................            --              --       6,150,146
  Proceeds from sales of other investments...............................       180,000              --              --
  Maturities of investment securities held to maturity...................     8,610,975       2,956,286       3,496,175
  Maturities of investment securities available for sale.................     5,050,757       4,731,165       6,326,704
  Proceeds from sales of SBA loans.......................................     5,018,637       7,027,300       5,734,588
  Loans originated or acquired, net of principal repayments..............   (15,703,127)    (31,547,292)    (20,447,741)
  Purchases of premises and equipment....................................      (374,714)       (986,397)       (494,501)
  Capital improvements to other real estate..............................       (66,551)       (331,898)        (97,378)
  Proceeds from sales of other real estate...............................     1,365,769       1,558,021       1,512,170
                                                                           ------------    ------------    ------------
        NET CASH USED BY INVESTING ACTIVITIES............................   (18,227,797)    (30,805,896)    (11,754,564)
                                                                           ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in federal funds purchased....................................            --              --      (1,500,000)
  Net increase (decrease) in demand, money market and savings accounts...      (172,494)     13,998,284       8,934,421
  Time deposits accepted, net of repayments..............................    28,538,388      12,211,051      17,267,714
  Reduction of capital lease obligation..................................       (57,613)       (128,498)       (181,085)
  Proceeds from note payable.............................................            --          50,000              --
  Repayment of note payable..............................................       (50,000)             --              --
                                                                           ------------    ------------    ------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES........................    28,258,281      26,130,837      24,521,050
                                                                           ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................    13,771,361        (478,593)     14,516,438
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...........................    26,774,453      27,253,046      12,736,608
                                                                           ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR.................................  $ 40,545,814    $ 26,774,453    $ 27,253,046
                                                                            ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID:
  Interest...............................................................  $  7,761,448    $  5,236,781    $  4,656,511
                                                                            ===========     ===========     ===========
  Income taxes...........................................................  $  1,872,283    $  1,214,700    $    289,500
                                                                            ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:
  Real estate acquired in settlement of loans............................  $  1,159,235    $  1,560,749    $    504,323
                                                                            ===========     ===========     ===========
  Transfers of investment securities to held to maturity.................  $         --    $  9,286,388    $         --
                                                                            ===========     ===========     ===========
  Transfers of investment securities to available for sale...............  $         --    $  2,553,851    $  9,267,563
                                                                            ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Commercial Bancorp of Georgia, Inc. and subsidiary provide a full range of banking services in metropolitan Atlanta through its offices in Gwinnett, Fulton, Cobb and DeKalb counties.

     The accounting and reporting policies of Commercial Bancorp of Georgia, Inc. and subsidiary conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the more significant of these policies.

     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate, for example, to the determination of the allowance for loan losses, the market valuation reserve on investment securities available for sale, and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate, the decline in market value of investment securities available for sale is temporary, and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and valuation of other real estate. Such agencies may require the recognition of additions to the allowance or valuation adjustments to other real estate based on their judgments about information available to them at the time of their examination.

BASIS OF PRESENTATION

     The consolidated financial statements of Commercial Bancorp of Georgia, Inc. (formerly Commercial Bancorp of Gwinnett, Inc.) (Parent Company) and its wholly-owned subsidiary, Commercial Bank of Georgia (formerly known as Commercial Bank of Gwinnett), collectively known as the Company, as of December 31, 1994, and for the two years in the period then ended, have been restated to reflect the 1995 pooling of interests with the former Commercial Bancorp of Georgia, Inc. and subsidiary as described in Note B. These restated consolidated financial statements include the accounts of both entities and their wholly-owned subsidiaries. The stock of the Parent Company held by the former Commercial Bancorp of Georgia, Inc. has been treated as treasury stock. All other significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES

     Investment securities which management has the ability and intent to hold to maturity are reported at cost, adjusted for amortization of premium and accretion of discount. Investment securities available for sale are reported at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of the related tax effect. Other investments are reported at cost. Earnings are reported when interest is accrued or when dividends are received.

     Premium and discount on all investment securities are amortized (deducted) and accreted (added), respectively, to interest income on the effective yield method over the period to the maturity of the related securities. Premium and discount on mortgage-backed securities are amortized (deducted) and accreted (added), respectively, to interest income using a method which approximates a level yield over the period to maturity of the related securities taking into consideration assumed prepayment patterns.

     Gains or losses on disposition are computed by the specific identification method for all securities.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

LOANS

     Loans are reported at the gross amount outstanding less net deferred loan fees and a valuation allowance for loan losses. Interest income on all loans is recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis. Income on impaired loans is recognized using both the interest income and the cash basis methods.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 114 (SFAS 114) on accounting by creditors for impairment of a loan. SFAS 114, as amended by SFAS 118, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's fair value if the loan is collateral dependent. The provisions of SFAS 114 were effective for the Company beginning in 1995. The adoption did not have a significant adverse effect on the Company.

     Loans held for sale represent loans originated for sale by the Company in the secondary market and are reported at the lower of cost or market.

     Gains and losses on sales of loans and participating interests in loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the fair value of the loans sold. Discounts recorded to adjust the value of the portions of the loans retained to fair value are amortized to income over the life of the loan. Gains on sales of SBA loans are deferred and recognized as income when all conditions of the sale have been met.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans and takes into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

PREMISES AND EQUIPMENT

     Premises and equipment are reported at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation and amortization are computed using primarily straight-line methods over the estimated useful lives of the assets. Capital lease assets are amortized over the shorter of the estimated useful lives of the assets or term of the related leases. Expenditures for maintenance and repairs are charged to operations as incurred, while major renewals and betterments are capitalized. When property is disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. For Federal tax reporting purposes, depreciation and amortization are computed using primarily accelerated methods.

OTHER REAL ESTATE

     Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value less estimated selling expenses and a valuation allowance for losses. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY losses at the time of foreclosure. Provisions for subsequent devaluation of other real estate are charged against the current period's operations. Losses on disposal of other real estate are charged to the valuation allowance for losses. Costs associated with improving the property are capitalized to the extent fair value less estimated selling expenses is not exceeded. Holding costs for other real estate are expensed as incurred.

ORGANIZATIONAL COSTS

     The expenses associated with the formation of the Company were capitalized as organizational costs and are being amortized on the straight-line method over five years.

INTANGIBLE ASSETS

     Intangible assets, primarily arising from premiums paid in acquiring deposits of other financial institutions, are amortized on a straight-line basis over a period of 120 months. Certain legal and other costs incurred in connection with the acquisition of branch facilities and related deposits from other financial institutions have been capitalized and are amortized using the straight-line method over 60 months.

INCOME TAXES

     The tax effect of transactions is recorded at current tax rates in the periods the transactions are reported for financial statement purposes. Deferred income taxes are established for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company files its income tax returns on a consolidated basis.

PENDING ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company is required to implement SFAS 121 by December 31, 1996. The provisions of SFAS 121 will require the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption is not expected to have a significant impact on the Company.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 122 (SFAS 122), "Mortgage Servicing Rights," as an amendment to SFAS 65. The Company is required to implement SFAS 122 by December 31, 1996. The provisions of SFAS 122 eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination and those acquired through purchase. The adoption is not expected to have a significant impact on the Company.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." The Company is required to implement SFAS 123 in 1996. SFAS 123 establishes a method of accounting for stock compensation plans based on fair value. Companies are permitted to continue to use the existing method of accounting but are required to disclose pro forma net income and earnings per share as if SFAS 123 had been used to measure compensation cost. The adoption of SFAS 123 is not expected to have a significant impact on the Company.

EARNINGS PER SHARE

     Primary earnings per share is based on the weighted average number of shares outstanding during the period (1,826,711 in 1995, 1994 and 1993) and common stock equivalents which would arise from the assumed exercise of outstanding options and warrants unless their effect would be antidilutive. Stock options and warrants, as described in Note M, are considered to be common stock equivalents. For purposes of the

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY fully diluted computation, the number of shares that would be issued from the exercise of stock options and warrants has been reduced by the number of shares which could have been purchased from the proceeds at the market price of the Company's stock on December 31, 1995, because that price was higher than the average market price during the year. The number of shares used in the computation of fully diluted earnings per share in 1995 is 2,034,063.

FINANCIAL INSTRUMENTS

     In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company uses the following methods and assumptions in estimating fair values of financial instruments:

  Cash and cash equivalents

     The carrying amount of cash and cash equivalents approximates fair value.

  Investment securities

     The fair value of investment securities held to maturity and available for sale is estimated based on quotes received from independent pricing services.

  Loans

     For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other loans, fair values are calculated by discounting the contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan, or by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

  Deposits

     The fair value of deposits with no stated maturity, such as demand, NOW and money market, and savings accounts, is equal to the amount payable on demand at year-end. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities.

  Capital lease obligations

     The fair value of the Company's capital lease obligations is estimated using discounted cash flow analyses based on the current borrowing rate for similar types of arrangements.

  Accrued interest

     The carrying amount of accrued interest receivable and payable approximates fair value.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

  Off-balance-sheet instruments

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrowers' credit standing.

     The requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosure About Fair Value of Financial Instruments," was effective for financial statements of entities with less than $150 million in total assets for fiscal years ending after December 15, 1995. At December 31, 1994, prior to the merger, Commercial Bank of Georgia and the former Commercial Bank of Gwinnett each had less than $150 million in total assets and, therefore, were not required to adopt SFAS 107 until 1995.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, noninterest-bearing amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

RECLASSIFICATIONS

     Certain reclassifications have been made in the 1994 and 1993 financial statements to conform with the 1995 presentation.

NOTE B.  BUSINESS COMBINATION AND RESTATEMENT OF FINANCIAL STATEMENTS

     On March 2, 1995, the former Commercial Bancorp of Georgia, Inc. merged with Commercial Bancorp of Gwinnett, Inc., and Commercial Bancorp of Gwinnett, Inc., the surviving entity, changed its name to Commercial Bancorp of Georgia, Inc. On September 30, 1995, Commercial Bank of Georgia merged with Commercial Bank of Gwinnett, and Commercial Bank of Gwinnett, the surviving entity, changed its name to Commercial Bank of Georgia. A total of 1,236,711 shares of Commercial Bancorp of Gwinnett, Inc. stock was issued for all of the issued and outstanding shares of the former Commercial Bancorp of Georgia, Inc. No cash, except for nominal dissenting shareholders and fractional shares, was paid in the transaction.

     The transaction was accounted for as a pooling of interests. The financial statements as of December 31, 1994, and for the two years in the period then ended, have been restated to include the financial position and results of operations of the former Commercial Bancorp of Georgia, Inc.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

     The Company's consolidated financial data have been restated as follows:

                                                                      FOR THE YEARS ENDED
                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1993
                                                                    ----------   ----------
    Net Interest Income:
      Commercial Bancorp of Gwinnett, before merger.............    $2,988,641   $2,264,431
      Commercial Bancorp of Georgia.............................     5,900,574    5,269,630
                                                                    ----------   ----------
    Total.......................................................    $8,889,215   $7,534,061
                                                                     =========    =========
    Net Income:
      Commercial Bancorp of Gwinnett, before merger.............    $  340,596   $  751,743
      Commercial Bancorp of Georgia.............................       357,182      518,136
                                                                    ----------   ----------
    Total.......................................................    $  697,778   $1,269,879
                                                                     =========    =========
    Net Income Per Share:
      Commercial Bancorp of Gwinnett, before merger.............    $      .55   $     1.21(1)
      Effect of restatement for Commercial Bancorp of Georgia...          (.17)        (.51)
                                                                    ----------   ----------
    Total.......................................................    $      .38   $      .70
                                                                     =========    =========

- ---------------

(1) Includes a $383,691 increase in net income for cumulative effect of change in accounting principles for income taxes.

NOTE C.  PENDING MERGER

     During December 1995, the Company and The Colonial BancGroup, Inc. (Colonial) entered into an agreement to merge the two companies. The agreement provides that, upon consummation of the merger, each outstanding share of Commercial Bancorp of Georgia, Inc. common stock shall be converted and exchanged for the right to receive the number of shares of Colonial common stock equal to $21.07 divided by the market value, as defined, of Colonial's common stock. The merger will be accounted for as a pooling of interests. As of December 31, 1995, the Company has accrued $1,272,941 in expenses related to the pending merger. The merger is subject to regulatory and shareholder approval and is anticipated to be consummated during the third quarter of 1996.

NOTE D.  CASH AND DUE FROM BANKS

     A bank is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks or in cash. The Bank's reserve requirement at December 31, 1995 and 1994, was approximately $1,039,000 and $1,048,000, respectively. The Bank maintained cash balances which were adequate to meet this requirement.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

NOTE E.  INVESTMENT SECURITIES

     The amortized cost and estimated market value of investment securities held to maturity are as follows at December 31:

                                                                      1995
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 3,028,525    $   8,366    $  10,076   $ 3,026,815
    U.S. Government agencies and
      corporations...........................    3,506,950        5,916       21,319     3,491,547
    Mortgage-backed securities...............    7,571,900       45,034       22,067     7,594,867
    States and political subdivisions........      394,363        5,522           --       399,885
                                               -----------   ----------   ----------   -----------
                                               $14,501,738    $  64,838    $  53,462   $14,513,114
                                                ==========     ========     ========    ==========

                                                                      1994
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 6,042,396    $      --    $ 262,964   $ 5,779,432
    U.S. Government agencies and
      corporations...........................    7,558,899           --      368,318     7,190,581
    Mortgage-backed securities...............    4,300,822           --      198,968     4,101,854
    States and political subdivisions........      894,312           --       32,789       861,523
    Other securities.........................      299,970           --        7,080       292,890
                                               -----------   ----------   ----------   -----------
                                               $19,096,399    $      --    $ 870,119   $18,226,280
                                                ==========     ========     ========    ==========

     The amortized cost and estimated market value of investment securities available for sale are as follows at December 31:

                                                                      1995
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 1,702,570    $   8,995    $   1,530   $ 1,710,035
    U.S. Government agencies and
      corporations...........................   17,039,466      321,250        2,420    17,358,296
    Mortgage-backed securities...............    2,207,034       35,539           --     2,242,573
                                               -----------   ----------   ----------   -----------
                                               $20,949,070    $ 365,784    $   3,950   $21,310,904
                                                ==========     ========     ========    ==========

                                                                      1994
                                               ---------------------------------------------------
                                                AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                  COST         GAINS        LOSSES        VALUE
                                               -----------   ----------   ----------   -----------
    U.S. Treasury securities.................  $ 4,697,116    $      --    $ 110,703   $ 4,586,413
    U.S. Government agencies and
      corporations...........................    1,247,515           --       97,128     1,150,387
    Mortgage-backed securities...............    1,597,510           --       22,510     1,575,000
                                               -----------   ----------   ----------   -----------
                                               $ 7,542,141    $      --    $ 230,341   $ 7,311,800
                                                ==========     ========     ========    ==========

     In conjunction with the adoption of SFAS 115, in 1994 the Company transferred investment securities totaling $9,286,388 from available for sale to held to maturity and securities totaling $2,553,851 to available for sale due to management's reevaluation of the investment portfolio.

     The unrealized gain on available for sale securities, net of the related deferred taxes of $123,024, is $238,810 at December 31, 1995, and is included as a separate component of stockholders' equity. The unrealized loss on available for sale securities, net of the related deferred taxes of $78,315, is $152,026 at December 31, 1994, and is included as a separate component of stockholders' equity.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

     The amortized cost and estimated market value of investment securities held to maturity and available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties. Mortgage-backed securities have been allocated based on stated maturity dates after considering assumed prepayment patterns.

                                                INVESTMENT SECURITIES       INVESTMENT SECURITIES
                                                  HELD TO MATURITY           AVAILABLE FOR SALE
                                              -------------------------   -------------------------
                                               AMORTIZED      MARKET       AMORTIZED      MARKET
                                                 COST          VALUE         COST          VALUE
                                              -----------   -----------   -----------   -----------
Due in one year or less.....................  $ 2,381,985   $ 2,395,764   $        --   $        --
Due after one year through five years.......    7,744,780     7,714,781    10,242,037    10,364,629
Due after five years through ten years......           --            --     9,105,498     9,339,342
Due after ten years.........................    4,374,973     4,402,569     1,601,535     1,606,933
                                              -----------   -----------   -----------   -----------
                                              $14,501,738   $14,513,114   $20,949,070   $21,310,904
                                               ==========    ==========    ==========    ==========

     There were no sales of investment securities during 1995 and 1994. Proceeds from sales of investment securities during 1993 were $6,150,146, with gross gains of $66,912 and gross losses of $0 realized on those transactions.

     Investment securities with carrying values of $1,534,254 and $1,542,548 and approximate market values of $1,531,728 and $1,589,798 at December 31, 1995 and 1994, respectively, were pledged to secure public funds and certain other deposits as required by law.

     At December 31, 1995, the Company has no outstanding derivative financial instruments such as swaps, options, futures or forward contracts.

NOTE F.  LOANS

     Major classifications of loans are as follows at December 31:

                                                                        1995           1994
                                                                    ------------   ------------
Commercial, financial and agricultural............................  $ 34,522,237   $ 39,884,915
Real estate -- construction.......................................    58,109,400     50,979,892
Real estate -- mortgage...........................................    45,040,309     36,636,921
Consumer, installment and other loans.............................     8,001,055      8,900,980
                                                                    ------------   ------------
          Total loans.............................................   145,673,001    136,402,708
Less: Net deferred loan fees......................................      (742,554)      (700,053)
                                                                    ------------   ------------
          Loans, net of deferred loan fees........................  $144,930,447   $135,702,655
                                                                     ===========    ===========

     Most of the Bank's business activity is with customers located within the Atlanta metropolitan area. As of December 31, 1995 and 1994, the Bank had a concentration of credit risk aggregating approximately $103,150,000 and $87,617,000, respectively, in loans secured by real estate.

     At December 31, 1995 and 1994, non-accrual loans totaled approximately $734,000 and $770,000, respectively. If such loans had been on a full-accrual basis, interest income would have been approximately $42,000 and $30,000 higher, respectively. At December 31, 1995 and 1994, renegotiated and/or restructured loans totaled approximately $765,000 and $1,026,000, respectively.

     At December 31, 1995, the Bank has approximately $1,787,000 in loans which are impaired under SFAS 114. Loans totaling approximately $1,537,000, which are secured by real estate, have not been allocated a specific impairment reserve. These loans are considered collateral dependent and foreclosure is probable.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

Based on the fair market value of the properties, management expects the Bank to incur no loss upon the subsequent disposition of the collateral. The allowance for impaired loans at December 31, 1995, is approximately $182,000. The average outstanding amount of impaired loans during 1995 is approximately $1,254,000.

     The following is a summary of transactions in the allowance for loan losses for the years ended December 31:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Balance, beginning of year.........................  $1,966,411   $1,412,732   $1,189,398
    Provision charged to expense.......................   1,345,191      694,967      438,854
    Loans charged off..................................    (761,339)    (216,922)    (247,345)
    Recoveries of loans charged off....................      69,282       75,634       31,825
                                                         ----------   ----------   ----------
    Balance, end of year...............................  $2,619,545   $1,966,411   $1,412,732
                                                          =========    =========    =========

NOTE G.  PREMISES AND EQUIPMENT

     Premises and equipment are comprised of the following at December 31:

                                                                       1995         1994
                                                                    ----------   ----------
    Land..........................................................  $1,453,814   $1,453,814
    Buildings.....................................................   3,859,347    3,820,219
    Leasehold improvements........................................     428,203      454,641
    Furniture, fixtures and equipment.............................   2,068,158    1,864,321
    Capital lease assets for furniture, fixtures and equipment....     685,342      610,492
                                                                    ----------   ----------
                                                                     8,494,864    8,203,487
    Less: Accumulated depreciation and amortization...............  (2,112,248)  (1,719,433)
          Accumulated depreciation of capital lease assets........    (596,163)    (488,997)
                                                                    ----------   ----------
                                                                    $5,786,453   $5,995,057
                                                                     =========    =========

     The charge to operating expense for depreciation and amortization, including amortization of capital lease assets, was $583,318, $656,940 and $631,128 in 1995, 1994 and 1993, respectively.

     Future minimum lease payments under capital lease obligations and the present value of the net minimum lease payments at December 31, 1995, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1996......................................................................  $ 89,058
    1997......................................................................    18,271
                                                                                --------
              Total minimum lease payments....................................   107,329
    Less amount representing interest.........................................    (4,250)
                                                                                --------
    Present value of net minimum lease payments...............................  $103,079
                                                                                ========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

     The Company leases office space under noncancelable operating lease agreements with remaining terms in excess of one year. Future minimum annual net rentals required under the terms of these operating leases at December 31, 1995, are as follows:

                                       YEAR                                     AMOUNTS
    --------------------------------------------------------------------------  --------
    1996......................................................................  $224,080
    1997......................................................................   122,452
    1998......................................................................    50,400
    1999......................................................................    50,400
    2000......................................................................    50,400
    Thereafter................................................................   104,400
                                                                                --------
                                                                                $602,132
                                                                                ========

     Rental expense charged to operations was approximately $303,000, $326,000 and $339,000 in 1995, 1994 and 1993, respectively. Rental income of approximately $101,000, $125,000 and $123,000 for 1995, 1994 and 1993,
respectively, is included as a reduction of net occupancy expense in the consolidated statements of income.

NOTE H.  OTHER REAL ESTATE

     The following is a summary of transactions in the valuation allowance for losses on other real estate for the years ended December 31:

                                                                      1995          1994
                                                                    ---------     --------
    Balance, beginning of year....................................  $ 200,000     $  4,000
    Provision charged to expense..................................    238,173      231,939
    Losses charged off............................................   (129,673)     (35,939)
                                                                    ---------     --------
    Balance, end of year..........................................  $ 308,500     $200,000
                                                                    =========     ========

     Net expenses of other real estate totaled $315,222, $308,872 and $142,030 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE I.  SHORT-TERM BORROWINGS

     The Bank utilizes short-term borrowings as needed for liquidity purposes in the form of federal funds purchased. The Bank has unsecured lines of credit for federal funds purchased from other banks totaling $8,000,000. At December 31, 1995 and 1994, there were no amounts outstanding under these lines.

NOTE J.  INCOME TAXES

     The following are the components of income tax expense as provided for the years ended December 31:

                                                            1995         1994         1993
                                                         ----------    ---------    --------
    Current income tax provision.......................  $1,395,351    $ 940,107    $542,049
    Deferred income tax benefit........................    (549,338)    (441,699)    (63,025)
                                                         ----------    ---------    --------
                                                         $  846,013    $ 498,408    $479,024
                                                          =========    =========    ========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

     A reconciliation of income tax computed at the Federal statutory income tax rate to total income taxes is as follows for the years ended December 31:

                                                          1995          1994          1993
                                                       ----------    ----------    ----------
    Pretax income....................................  $1,513,984    $1,196,186    $1,365,212
                                                        =========     =========     =========
    Income tax computed at Federal statutory rate....  $  514,755    $  406,704    $  464,172
    Increase (decrease) resulting from:
      Nondeductible expenses.........................     289,254       100,132         4,509
      State income taxes.............................      63,981        20,315            --
      Other, net.....................................     (21,977)      (28,743)       10,343
                                                       ----------    ----------    ----------
                                                       $  846,013    $  498,408    $  479,024
                                                        =========     =========     =========

     The Company adopted Statement of Financial Accounting Standards No. 109 as of January 1, 1993. The cumulative effect on prior years of this change in accounting principles increased net income in 1993 by $383,691 and is reported separately in the consolidated statement of operations.

     At December 31, 1993, the Company had available net loss carryforwards of approximately $190,000 for financial reporting purposes which were fully utilized in 1994.

     The following summarizes the tax effects of temporary differences which comprise the net deferred tax assets at December 31:

                                                                      1995          1994
                                                                   ----------    ----------
    Allowance for loan losses....................................  $  814,171    $  575,946
    Intangible assets............................................      78,218        62,897
    Net deferred loan fees.......................................     287,551       275,416
    Accumulated depreciation.....................................     169,879       108,268
    Deferred compensation........................................     318,705       122,366
    Other real estate............................................     123,919       110,222
    Market valuation reserve.....................................    (123,024)       78,315
    Other, net...................................................      33,964        21,954
                                                                   ----------    ----------
                                                                   $1,703,383    $1,355,384
                                                                    =========     =========

NOTE K.  SAVINGS AND DEFERRED COMPENSATION PLANS

     The Company has established a 401(k) Savings Plan (Plan) for the benefit of eligible employees and their beneficiaries. Participants under the Plan may elect to contribute up to 20 percent of their gross salaries, excluding bonuses, to the Plan. Any matching contributions are made at the discretion of the Company. For the years ended December 31, 1995, 1994 and 1993, the Company contributed $80,000, $21,000 and $10,000, respectively, to the Plan.

     The former Commercial Bancorp of Georgia, Inc. maintained a deferred compensation plan for directors which provided for the deferral of fees for outside directors. In 1995, in conjunction with the merger, the plan was modified to include the directors of the former Commercial Bancorp of Gwinnett, Inc. All liabilities established under the former plan were assumed by the new plan. The 1995 plan provides that amounts deferred are treated as if applied to purchase the number of shares of common stock of the Company that could have been purchased with the fees at the time of deferral. Participants generally will receive payment in a single cash distribution upon leaving the Board of Directors. Amounts expensed under the plan totaled $30,900, $41,600 and $27,150 in 1995, 1994 and 1993, respectively. During 1995, in conjunction with the pending merger, the Company accrued an additional $181,603 related to the plan.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

     The employment contract between the Company and the President established a retirement plan (Plan) for the benefit of the President. The Plan provides for a monthly benefit of $1,500 to be paid to the President commencing on his sixty-second birthday and continuing until his death. The Plan will remain in effect regardless of the President's employment status with the Company. For the years ended December 31, 1995, 1994 and 1993, the Company recorded total compensation expense of $16,170, $17,531 and $19,000, respectively, and interest expense of $10,265, $8,917 and $5,901, respectively, related to this Plan.

     The employment contract between the Company and the President also established a supplemental deferred compensation benefit (Annuity) for the President. The agreement provides for a monthly benefit of $1,780 to be paid to the President commencing on his sixty-second birthday and continuing for a ten-year period provided the President remains in the Company's employ through April 25, 1996. For the years ended December 31, 1995, 1994 and 1993, the Company recorded compensation expense of $12,830, $13,891 and $15,049, respectively, and interest expense of $8,135, $7,061 and $7,450, respectively, related to this Annuity. An annuity contract was purchased by the Company to fund the Plan. At December 31, 1995, the annuity contract was valued at $138,769, and is included in other assets in the accompanying consolidated balance sheet.

     During 1995, in conjunction with the pending merger, certain Bank officers and employees were awarded a retention bonus for continuing their employment through the merger. At December 31, 1995, the Company accrued $233,750 for retention bonuses, which is included in accrued merger expenses in the accompanying consolidated balance sheet.

NOTE L.  RELATED PARTY TRANSACTIONS

     As of December 31, 1995 and 1994, the Bank had direct and indirect loans which aggregated $2,698,178 and $2,919,404, respectively, outstanding to or for the benefit of certain of the Company's officers, directors, and their related interests. During 1995, $34,000 of such loans were made and repayments totaled $255,226. These loans were made in the ordinary course of business in conformity with normal credit terms, including interest rates and collateral requirements prevailing at the time for comparable transactions with other borrowers. These individuals and their related interests also maintain customary demand and time deposit accounts with the Bank.

     As of December 31, 1994, the Company had a $50,000 short-term unsecured note payable to a related party. The note was scheduled to mature in May 1995 and bore interest at two percentage points above The Wall Street Journal prime rate. The loan was repaid upon maturity.

NOTE M.  STOCKHOLDERS' EQUITY

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY based ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                          1995
                                                     -----------------------------------------------
                                                           REQUIRED                   ACTUAL
                                                     ---------------------     ---------------------
                                                       AMOUNT      (RATIO)       AMOUNT      (RATIO)
                                                     -----------   -------     -----------   -------
Tier 1 Capital (to Average Assets).................  $ 9,202,000     4.0%      $17,662,000      7.7%
Tier 1 Capital (to Risk Weighted Assets)...........  $ 6,355,000     4.0%      $17,662,000     11.1%
Total Capital (to Risk Weighted Assets)............  $12,710,000     8.0%      $19,648,000     12.4%

                                                                          1994
                                                     -----------------------------------------------
                                                           REQUIRED                   ACTUAL
                                                     ---------------------     ---------------------
                                                       AMOUNT      (RATIO)       AMOUNT      (RATIO)
                                                     -----------   -------     -----------   -------
Tier 1 Capital (to Average Assets).................  $ 7,933,000     4.0%      $15,881,000      8.0%
Tier 1 Capital (to Risk Weighted Assets)...........  $ 5,932,000     4.0%      $15,881,000     10.7%
Total Capital (to Risk Weighted Assets)............  $11,864,000     8.0%      $17,736,000     12.0%

     Management believes, as of December 31, 1995, that the Bank meets all capital requirements to which it is subject.

     The Board of Directors has approved an aggregate of 135,611 stock options to be issued to certain officers. Of the options outstanding at December 31, 1995, 61,851 are exercisable for a period of seven years from the date of grant at the book value of the Company's stock at the end of the most recent quarter immediately prior to the award of options, 13,000 are exercisable for a period of seven years from the date of grant at the greater of the market value of the Company's stock at the date of grant or $10 per share, and 22,500 are exercisable at $12 per share for a period of ten years from the date of grant. In the event of a change of control of the Company, all outstanding options will be considered earned.

     Summarized options data is as follows at December 31:

                                                       1995                         1994
                                            ---------------------------  --------------------------
                                            NUMBER OF      PRICE PER     NUMBER OF     PRICE PER
                                             SHARES          SHARE        SHARES         SHARE
                                            ---------   ---------------  ---------   --------------
    Options outstanding at beginning of
      year................................    74,351    $ 9.57 - 10.21     73,351    $9.57 - 10.21
    Options granted.......................    24,000     10.00 - 12.00      1,000        10.00
    Options exercised.....................        --          --               --          --
    Options canceled......................    (1,000)        10.00             --          --
                                            ---------   ---------------  ---------   --------------
    Options outstanding at end of year....    97,351    $ 9.57 - 12.00     74,351    $9.57 - 10.21
                                            ========     ============    ========     ===========
    Options available for grant at end of
      year................................    38,260                       38,760
                                            ========                     ========

     In connection with the Company's formation and initial stock offering, 255,000 non-transferable warrants were issued to organizing stockholders and certain officers. The warrants allow such individuals to purchase one additional share of common stock for each share purchased in connection with the initial offering and are exercisable for ten years from the date that the Company commenced operations (July 27, 1990) at the greater of the Company's book value per common share as of the most recent quarter-end or $10 per share. At December 31, 1995 and 1994, all issued warrants were outstanding.

     The Company's current employment contract with the President and CEO of the Company provides for the right to receive cash payments based upon the appreciation in the value of the Company's common stock over time (Stock Appreciation Rights). This executive has been granted the right to receive a total of 13,565 units of Stock Appreciation Rights over three years beginning in 1990. The value of the units depends on the Bank's performance, as defined in the employment agreement, and the units are exercisable for a period of

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY seven years after the date of grant. At December 31, 1995, all 13,565 units have been granted and none have been exercised. In conjunction with the pending merger, the Company has accrued $46,732 for the payment of these Stock Appreciation Rights.

     Georgia banking laws limit the amount of dividends which the Bank may pay to the Parent Company without obtaining prior approval from the Georgia Department of Banking and Finance. Such approval would be required if either (a) the Bank's ratio of equity capital to adjusted total assets is less than 6%; (b) the aggregate amount of dividends declared by the Bank exceeds 50% of net profits, after taxes but before dividends, for the previous calendar year; or
(c) the percentage of the Bank's assets classified as doubtful as to repayment exceeds 80% of the Bank's equity capital. The Bank paid no dividends in 1995 or 1994.

NOTE N.  OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the customer on the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1995 and 1994, unfunded commitments to extend credit were approximately $49,497,000 and $38,317,000, respectively. The Bank's experience has been that approximately 90 percent of loan commitments are drawn upon by customers.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank had approximately $1,777,000 and $1,184,000 in irrevocable standby letters of credit outstanding at December 31, 1995 and 1994, respectively. The Bank was required to perform on standby letters of credit totaling $10,000 during both 1995 and 1994.

     The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the obligor. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties for those commitments on which collateral is deemed necessary.

NOTE O.  COMMITMENTS AND CONTINGENCIES

     The Company is a defendant in certain legal actions arising from its normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

NOTE P.  SUPPLEMENTAL FINANCIAL DATA

     Components of other expense in excess of 1% of total interest and other income are as follows at December 31:

                                                               1995       1994       1993
                                                             --------   --------   --------
     Legal and professional fees...........................  $307,384   $374,199   $257,353
     FDIC assessment.......................................   233,613    350,559    302,211
     Data processing fees..................................   282,767    214,957    182,988
     Stationery and supplies...............................   202,215    206,355    199,658
     Completed merger expenses.............................    39,141    267,221     14,251

NOTE Q.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows at December 31:

                                                                          1995
                                                              -----------------------------
                                                                                ESTIMATED
                                                                CARRYING           FAIR
                                                                 VALUE            VALUE
                                                              ------------     ------------
    Financial assets:
      Cash and cash equivalents.............................  $ 40,545,814     $ 40,545,814
      Investment securities held to maturity................    14,501,738       14,513,114
      Investment securities available for sale..............    21,310,904       21,310,904
      Loans.................................................   145,673,001      144,427,666
      Accrued interest receivable...........................     1,728,691        1,728,691
    Financial liabilities:
      Noncontractual deposits...............................  $ 90,071,037     $ 90,071,037
      Contractual deposits..................................   116,558,985      115,537,715
      Capital lease obligation..............................       103,079           97,669
      Accrued interest payable..............................     1,694,426        1,694,426
    Off-balance-sheet instruments:
      Undisbursed credit lines..............................                   $ 49,073,858
      Standby letters of credit.............................                      1,761,809

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

NOTE R.  CONDENSED FINANCIAL INFORMATION OF COMMERCIAL BANCORP OF
          GEORGIA, INC.

                            CONDENSED BALANCE SHEETS
                                 (PARENT ONLY)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1995          1994
                                                                      -----------   -----------
                                            ASSETS
Cash on deposit with subsidiary.....................................  $ 1,252,808   $   355,160
Investment in subsidiary............................................   18,720,857    16,697,895
Loans to related parties............................................       31,000        31,000
Other real estate...................................................      465,483       936,436
Other assets........................................................      178,673       795,584
                                                                      -----------   -----------
          TOTAL ASSETS..............................................  $20,648,821   $18,816,075
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Note payable......................................................  $        --   $    50,000
  Accrued merger expenses...........................................      857,588            --
  Other liabilities.................................................          586        34,235
                                                                      -----------   -----------
          TOTAL LIABILITIES.........................................      858,174        84,235
                                                                      -----------   -----------
STOCKHOLDERS' EQUITY
  Common stock......................................................    1,856,711     1,856,711
  Surplus...........................................................   16,090,386    16,090,386
  Retained earnings.................................................    1,904,740     1,236,769
  Treasury stock....................................................     (300,000)     (300,000)
  Market valuation reserve..........................................      238,810      (152,026)
                                                                      -----------   -----------
          TOTAL STOCKHOLDERS' EQUITY................................   19,790,647    18,731,840
                                                                      -----------   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $20,648,821   $18,816,075
                                                                       ==========    ==========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                         CONDENSED STATEMENTS OF INCOME
                                 (PARENT ONLY)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1995          1994         1993
                                                            -----------   ----------   ----------
INCOME
  Interest income.........................................  $     2,816   $   10,558   $    5,670
  Other income............................................           --           --        4,400
                                                            -----------   ----------   ----------
          TOTAL INCOME....................................        2,816       10,558       10,070
                                                            -----------   ----------   ----------
EXPENSE
  Completed merger expenses...............................       39,141      267,221       14,251
  Other real estate expense...............................       47,350      227,147       91,731
  Pending merger expense..................................      857,588           --           --
  Other expense...........................................       80,179      132,792      132,718
                                                            -----------   ----------   ----------
          TOTAL EXPENSE...................................    1,024,258      627,160      238,700
                                                            -----------   ----------   ----------
LOSS BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARY..................................   (1,021,442)    (616,602)    (228,630)
          INCOME TAX BENEFIT..............................       57,287      134,678       64,103
                                                            -----------   ----------   ----------
LOSS BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARY..............................................     (964,155)    (481,924)    (164,527)
          EQUITY IN UNDISTRIBUTED EARNINGS OF
            SUBSIDIARY....................................    1,632,126    1,179,702    1,387,121
                                                            -----------   ----------   ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLES..............................................      667,971      697,778    1,222,594
Cumulative effect of change in accounting principles......           --           --       47,285
                                                            -----------   ----------   ----------
NET INCOME................................................  $   667,971   $  697,778   $1,269,879
                                                             ==========    =========    =========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (PARENT ONLY)

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income............................................  $   667,971   $   697,778   $ 1,269,879
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed earnings of subsidiary.....   (1,632,126)   (1,179,702)   (1,387,121)
     Provision for losses on other real estate..........           --       200,000            --
     (Increase) decrease in other assets................      616,911       (78,515)     (152,352)
     Increase (decrease) in other liabilities...........      823,939        (5,126)       39,361
                                                          -----------   -----------   -----------
          NET CASH PROVIDED (USED) BY OPERATING
            ACTIVITIES..................................      476,695      (365,565)     (230,233)
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiary..............................           --      (515,518)           --
  Proceeds from sales of other real estate..............      537,504       363,347       561,909
  Capital improvements to other real estate.............      (66,551)     (331,898)      (97,378)
                                                          -----------   -----------   -----------
          NET CASH PROVIDED (USED) BY INVESTING
            ACTIVITIES..................................      470,953      (484,069)      464,531
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable............................           --        50,000            --
  Repayment of note payable.............................      (50,000)           --            --
                                                          -----------   -----------   -----------
          NET CASH FLOWS PROVIDED (USED) BY FINANCING
            ACTIVITIES..................................      (50,000)       50,000            --
                                                          -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH.........................      897,648      (799,634)      234,298
CASH AT BEGINNING OF YEAR...............................      355,160     1,154,794       920,496
                                                          -----------   -----------   -----------
CASH AT END OF YEAR.....................................  $ 1,252,808   $   355,160   $ 1,154,794
                                                           ==========    ==========    ==========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1996 AND DECEMBER 31, 1995

                                                                                       1995
                                                                        1996       ------------
                                                                    ------------
                                                                    (UNAUDITED)
                                            ASSETS
Cash and due from banks...........................................  $ 20,753,065   $ 21,606,814
Federal funds sold................................................    22,680,000     18,939,000
Investment securities:
  Held to maturity................................................    13,980,602     14,501,738
  Available for sale..............................................    20,835,479     21,310,904
Loans, net of deferred loan fees..................................   147,361,805    144,930,447
Less: Allowance for loan losses...................................    (2,625,222)    (2,619,545)
                                                                    ------------   ------------
  Loans, net......................................................   144,736,583    142,310,902
Fixed assets, net.................................................     5,728,552      5,786,453
Other real estate, net............................................     1,413,472      1,102,261
Intangible assets, net............................................       780,525        821,347
Accrued interest receivable.......................................     1,702,543      1,728,691
Other assets......................................................     2,542,726      2,598,764
                                                                    ------------   ------------
          TOTAL ASSETS............................................  $235,153,547   $230,706,874
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest-bearing demand......................................  $ 32,736,341   $ 35,030,207
  Interest-bearing demand and money market........................    52,692,852     49,657,927
  Savings.........................................................     5,360,191      5,382,903
  Time deposits of $100,000 or more...............................    28,752,937     26,273,745
  Other time deposits.............................................    91,156,935     90,285,240
                                                                    ------------   ------------
          Total Deposits..........................................   210,699,256    206,630,022
                                                                    ------------   ------------
Obligation under capital leases...................................        76,331        103,079
Accrued interest payable..........................................     1,684,675      1,694,426
Accrued merger expenses...........................................     1,026,834      1,272,941
Other liabilities.................................................     1,248,205      1,215,759
                                                                    ------------   ------------
          TOTAL LIABILITIES.......................................   214,735,301    210,916,227
                                                                    ------------   ------------
STOCKHOLDERS' EQUITY
  Common stock -- $1 par value: 10,000,000 shares authorized,
  1,883,302 and 1,856,711 shares issued...........................     1,883,302      1,856,711
  Surplus.........................................................    16,322,712     16,090,386
  Retained earnings...............................................     2,546,712      1,904,740
  Treasury stock, at cost, 30,000 shares..........................      (300,000)      (300,000)
  Market valuation reserve on investment securities available for
     sale.........................................................       (34,480)       238,810
                                                                    ------------   ------------
          TOTAL STOCKHOLDERS' EQUITY..............................    20,418,246     19,790,647
                                                                    ------------   ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $235,153,547   $230,706,874
                                                                     ===========    ===========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
                                                                             (UNAUDITED)
INTEREST INCOME
  Loans, including fees.............................................  $4,012,271     $3,873,232
  Investment securities.............................................     549,325        356,118
  Federal funds sold and deposits in other banks....................     288,709        122,564
                                                                      ----------     ----------
          TOTAL INTEREST INCOME.....................................   4,850,305      4,351,914
                                                                      ----------     ----------
INTEREST EXPENSE
  Interest-bearing demand and money market..........................     417,179        438,877
  Savings...........................................................      39,264         42,438
  Time deposits of $100,000 or more.................................     408,332        415,918
  Other time deposits...............................................   1,360,420        782,014
  Obligation under capital leases...................................         804          1,814
  Other.............................................................       4,956            973
                                                                      ----------     ----------
          TOTAL INTEREST EXPENSE....................................   2,230,955      1,682,034
                                                                      ----------     ----------
          NET INTEREST INCOME.......................................   2,619,350      2,669,880
PROVISION FOR LOAN LOSSES...........................................      15,852        196,400
                                                                      ----------     ----------
          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.......   2,603,498      2,473,480
                                                                      ----------     ----------
OTHER INCOME
  Service charges on deposit accounts...............................     245,677        250,520
  Gains on sales of SBA loan participations.........................      44,861         72,020
  Fees/gains on the origination/sale of mortgage loans..............      27,999         16,706
  Loan servicing fees...............................................      80,098         69,517
  Debit card servicing fees.........................................     116,194         66,322
  Other income......................................................      29,397         21,455
                                                                      ----------     ----------
          TOTAL OTHER INCOME........................................     544,226        496,540
                                                                      ----------     ----------
OTHER EXPENSE
  Salaries and employee benefits....................................   1,187,094      1,053,544
  Net occupancy and equipment expense...............................     308,055        335,040
  Other real estate expense.........................................      29,911         17,825
  Amortization expense..............................................      40,822         40,822
  Other expense (Note B)............................................     562,792        664,309
                                                                      ----------     ----------
          TOTAL OTHER EXPENSE.......................................   2,128,674      2,111,540
                                                                      ----------     ----------
          INCOME BEFORE INCOME TAXES................................   1,019,050        858,480
INCOME TAX EXPENSE..................................................     377,078        342,576
                                                                      ----------     ----------
          NET INCOME................................................  $  641,972     $  515,904
                                                                       =========      =========
EARNINGS PER SHARE (Note C)
  Primary...........................................................  $      .34     $      .28
                                                                       =========      =========
  Fully diluted.....................................................  $      .32     $      .28
                                                                       =========      =========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                     1996              1995
                                                                  -----------       -----------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................................  $   641,972       $   515,904
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for loan losses..................................       15,852           196,400
     Depreciation and amortization..............................      132,692           139,013
     Amortization of intangible assets..........................       40,822            40,822
     Gains on sales of SBA loans................................      (44,861)          (72,020)
     (Increase) decrease in interest receivable.................       26,148           (41,148)
     (Increase) decrease in other assets........................      196,823           (79,776)
     Increase (decrease) in interest payable....................       (9,751)          135,681
     Decrease in accrued merger expenses........................     (246,107)               --
     Increase in other liabilities..............................       32,446            81,082
                                                                  -----------       -----------
          NET CASH PROVIDED BY OPERATING ACTIVITIES.............      786,036           915,958
                                                                  -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of investment securities held to maturity...........           --                --
  Purchases of investment securities available for sale.........           --                --
  Maturities of investment securities held to maturity..........      521,136           183,849
  Maturities of investment securities available for sale........       61,350           989,205
  Sales of investment securities available for sale.............           --                --
  Proceeds from sales of SBA loans..............................    1,076,250           647,200
  Loans originated or acquired, net of principal repayments.....   (4,097,784)       (8,993,145)
  Purchases of premises and equipment...........................      (74,791)          (11,747)
  Proceeds from sales of other real estate......................      313,651           441,721
                                                                  -----------       -----------
          NET CASH USED BY INVESTING ACTIVITIES.................   (2,200,188)       (6,742,917)
                                                                  -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand, money market and savings
     accounts...................................................      718,347        (8,248,606)
  Time deposits accepted, net of repayments.....................    3,350,887        11,472,514
  Reduction of capital lease obligation.........................      (26,748)          (33,827)
  Exercise of stock options.....................................      258,917                --
                                                                  -----------       -----------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.............    4,301,403         3,190,081
                                                                  -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    2,887,251        (2,636,878)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD........................................................   40,545,814        26,835,755
                                                                  -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......................  $43,433,065       $24,198,877
                                                                   ==========        ==========
SUPPLEMENTAL DISCLOSURES OF CASH PAID:
  Interest......................................................  $ 2,240,706       $ 1,546,353
                                                                   ==========        ==========
  Income taxes..................................................  $        --       $   100,969
                                                                   ==========        ==========
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING
  ACTIVITIES:
     Real estate acquired in settlement of loans................  $   624,862       $        --
                                                                   ==========        ==========

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996, are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 1995.

NOTE B -- SUPPLEMENTAL FINANCIAL DATA

     Components of other operating expense in excess of one percent of total interest and other income for the periods ended March 31, 1996 and 1995 are as follows:

                                                                          1996      1995
                                                                         -------   -------
    FDIC Insurance Assessment..........................................  $11,293   $97,077
    Stationery and Supplies............................................  $59,603   $54,954
    Data Processing Fees...............................................  $84,952   $54,583

NOTE C -- EARNINGS PER SHARE

     Earnings per share has been computed based on the weighted average number of common stock and common stock equivalents outstanding during the period, which totaled 1,840,006 and 1,826,711 shares, respectively, for primary earnings per share and 2,004,548 and 1,826,711 shares, respectively, for fully diluted earnings per share for the three-month periods ended March 31, 1996 and 1995.

NOTE D -- PENDING ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company is required to implement SFAS 121 by December 31, 1996. The provisions of SFAS 121 will require the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption is not expected to have a significant impact on the Company.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 122 (SFAS 122), "Mortgage Servicing Rights," as an amendment to SFAS 65. The Company is required to implement SFAS 122 by December 31, 1996. The provisions of SFAS 122 eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination and those acquired through purchase. The adoption is not expected to have a significant impact on the Company.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." The Company is required to implement SFAS 123 in 1996. SFAS 123 establishes a method of accounting for stock compensation plans based on fair value. Companies are permitted to continue to use the existing method of accounting but are required to disclose pro forma net income and earnings per share as if SFAS 123 had been used to measure compensation cost. The adoption of SFAS 123 is not expected to have a significant impact on the Company.

               COMMERCIAL BANCORP OF GEORGIA, INC. AND SUBSIDIARY

NOTE E -- PENDING ACQUISITION

     During December 1995, the Company and The Colonial BancGroup, Inc. entered into an agreement to merge the two companies. For further discussion, see Note C to the Notes to Consolidated Financial Statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 1995.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Southern Banking Corporation and Subsidiary:

     We have audited the accompanying consolidated balance sheet of Southern Banking Corporation and subsidiary as of December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Banking Corporation and subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Orlando, Florida
January 26, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Southern Banking Corporation and Subsidiary
Altamonte Springs, Florida

     We have audited the accompanying consolidated balance sheet of Southern Banking Corporation and Subsidiary as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Banking Corporation and Subsidiary as of December 31, 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 2, effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                          COOPERS & LYBRAND L.L.P.


Orlando, Florida
January 13, 1995

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                        1995           1994
                                                                    ------------   ------------
                                            ASSETS
Cash and cash equivalents:
  Cash and due from banks.........................................  $ 19,547,844   $ 13,590,206
  Federal funds sold..............................................    13,200,000             --
                                                                    ------------   ------------
          Total cash and cash equivalents.........................    32,747,844     13,590,206
Interest bearing deposits in banks................................       894,989      1,305,057
Investment securities available for sale..........................    33,118,517     18,104,538
Investment securities held to maturity (estimated market value of
  $544,300 and $16,050,406 in 1995 and 1994, respectively)........       544,300     16,630,592
Loans, less allowance for loan losses of $1,958,423 for 1995 and
  $1,608,656 for 1994.............................................   153,089,355    121,530,420
Premises and equipment, net.......................................     4,884,690      5,028,758
Accrued interest receivable.......................................     1,416,321      1,136,962
Goodwill..........................................................     2,118,897      2,211,876
Prepaid expenses and other assets.................................     1,454,589      1,823,409
                                                                    ------------   ------------
          Total assets............................................  $230,269,502   $181,361,818
                                                                     ===========    ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest bearing.............................................  $ 45,337,294   $ 36,665,552
  Interest bearing:
     Demand.......................................................    25,999,459     22,724,259
     Savings......................................................    69,619,117     43,022,947
     Time, $100,000 and over......................................    25,097,258     16,569,300
     Other time...................................................    45,556,645     35,751,950
                                                                    ------------   ------------
          Total deposits..........................................   211,609,773    154,734,008
Federal funds purchased...........................................            --     12,000,000
Accrued interest payable..........................................       633,889        365,886
Accounts payable and other liabilities............................     1,501,263        526,443
                                                                    ------------   ------------
          Total liabilities.......................................   213,744,925    167,626,337
                                                                    ------------   ------------
Stockholders' equity:
  Common stock, par value $1.00 per share; authorized 10,000,000 shares, issued and outstanding 3,362,000 and 3,350,000 shares
     for 1995 and 1994, respectively..............................     3,362,000      3,350,000
  Surplus.........................................................     7,405,082      7,382,042
  Retained earnings...............................................     5,665,188      3,574,412
  Unrealized gain (loss) on investment securities available for
     sale, net....................................................        92,307       (570,973)
                                                                    ------------   ------------
          Total stockholders' equity..............................    16,524,577     13,735,481
Commitments and contingencies
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $230,269,502   $181,361,818
                                                                     ===========    ===========

        See accompanying notes to the consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                              1995          1994          1993
                                                           -----------   -----------   ----------
Interest income and fees:
  Loans..................................................  $14,427,934   $ 8,793,436   $6,045,913
  Investment securities held to maturity and investment
     securities available for sale.......................    2,126,296     1,290,968      630,670
  Interest bearing deposits..............................       55,206        84,806       70,377
  Federal funds sold.....................................      657,319       156,966      184,026
                                                           -----------   -----------   ----------
          Total interest income..........................   17,266,755    10,326,176    6,930,986
Interest expense:
  Deposits...............................................    6,132,712     2,894,899    2,047,577
                                                           -----------   -----------   ----------
          Net interest income............................   11,134,043     7,431,277    4,883,409
Provision for loan losses................................      525,000       330,000      466,425
                                                           -----------   -----------   ----------
          Net interest income after provision for loan
            losses.......................................   10,609,043     7,101,277    4,416,984
                                                           -----------   -----------   ----------
Other income:
  Service charges on deposit accounts....................    1,560,061     1,061,899      664,047
  Other income...........................................      417,727       231,722      214,109
                                                           -----------   -----------   ----------
          Total other income.............................    1,977,788     1,293,621      878,156
                                                           -----------   -----------   ----------
Other expenses:
  Salaries and wages.....................................    3,307,967     2,332,796    1,643,898
  Employee benefits......................................    1,258,344       342,038      250,147
  Net occupancy expense..................................      963,371       674,168      515,211
  Equipment expense......................................      427,838       296,650      207,418
  Other noninterest expenses.............................    3,256,888     2,026,742    1,500,022
                                                           -----------   -----------   ----------
          Total other expenses...........................    9,214,408     5,672,394    4,116,696
                                                           -----------   -----------   ----------
          Income before income tax taxes.................    3,372,423     2,722,504    1,178,444
Income taxes.............................................    1,281,647       988,901      415,250
                                                           -----------   -----------   ----------
          Income before cumulative effect of change in
            accounting principle.........................    2,090,776     1,733,603      763,194
Cumulative effect of change in accounting principle......           --            --       46,874
                                                           -----------   -----------   ----------
          Net income.....................................  $ 2,090,776   $ 1,733,603   $  810,068
                                                            ==========    ==========    =========
Net income per common share..............................  $       .62   $       .64   $      .37
                                                            ==========    ==========    =========
Weighted average shares outstanding......................    3,356,500     2,704,109    2,200,000
                                                            ==========    ==========    =========

        See accompanying notes to the consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                             UNREALIZED
                                                                             GAIN (LOSS)
                                                                            ON INVESTMENT
                                                                             SECURITIES         TOTAL
                                       COMMON                   RETAINED    AVAILABLE FOR   STOCKHOLDERS'
                                       STOCK       SURPLUS      EARNINGS      SALE, NET        EQUITY
                                     ----------   ----------   ----------   -------------   -------------
Balance, December 31, 1992.........  $2,200,000   $3,397,677   $1,030,741     $      --      $  6,628,418
Net income.........................          --           --      810,068            --           810,068
                                     ----------   ----------   ----------   -------------   -------------
Balance, December 31, 1993.........   2,200,000    3,397,677    1,840,809            --         7,438,486
Adjustment to beginning balance for
  change in accounting principle,
  net of income taxes of $4,607....          --           --           --        (7,636)           (7,636)
Issuance of common stock (net of
  issuance costs of $40,635).......   1,150,000    3,984,365           --            --         5,134,365
Unrealized losses on investment
  securities available for sale,
  net..............................          --           --           --      (563,337)         (563,337)
Net income.........................          --           --    1,733,603            --         1,733,603
                                     ----------   ----------   ----------   -------------   -------------
Balance, December 31, 1994.........   3,350,000    7,382,042    3,574,412      (570,973)       13,735,481
Issuance of common stock...........      12,000       23,040           --            --            35,040
Change in unrealized gain (loss) on
  investment securities -- available
  for sale.........................          --           --           --       663,280           663,280
Net income.........................          --           --    2,090,776            --         2,090,776
                                     ----------   ----------   ----------   -------------   -------------
Balance, December 31, 1995.........  $3,362,000   $7,405,082   $5,665,188     $  92,307      $ 16,524,577
                                      =========    =========    =========    ==========        ==========

          See accompanying notes to consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995           1994           1993
                                                                 ------------   ------------   ------------
Cash flows from operating activities:
  Net income...................................................  $  2,090,776   $  1,733,603   $    810,068
  Adjustments to reconcile net income to net cash provided by operating activities:
    Cumulative effect of change in accounting principle........            --             --        (46,874)
    Depreciation and amortization..............................       581,832        368,458        225,989
    Deferred income taxes......................................      (472,944)            --             --
    Net amortization of premiums and accretion of discounts on investment securities held to maturity and investment
      securities available for sale............................       (71,714)       456,555         (1,321)
    Provision for loan losses..................................       525,000        330,000        466,425
    Deferred loan origination fees.............................       416,935        226,636         47,285
    (Gain) loss on sale of investment securities available for
      sale.....................................................       (22,414)         5,264        (13,750)
    Gain on sale of loan.......................................       (26,941)            --             --
    Loss on sale of other real estate owned....................        10,418             --             --
    Gain on sale of fixed assets...............................       (19,969)            --             --
    Writedown to fair value on other real estate owned.........        10,000             --             --
    Cash provided by (used in) changes in:
      Accrued interest receivable..............................      (279,359)      (364,738)      (148,433)
      Prepaid expenses and other assets........................       299,520        241,434        218,143
      Accrued interest payable.................................       268,003        (98,083)       162,868
      Accounts payable and other liabilities...................       974,820       (293,838)       156,487
                                                                 ------------   ------------   ------------
         Net cash provided by operating activities.............     4,283,963      2,605,291      1,876,887
                                                                 ------------   ------------   ------------
Cash flows (used in) investing activities:
  Loans (net of collections)...................................   (33,208,790)   (20,946,882)   (17,994,865)
  Purchases of investment securities available for sale........    (7,862,849)    (9,497,570)   (13,487,394)
  Proceeds from sales and maturities of investment securities
    available for sale.........................................     9,938,930      4,173,181      8,114,067
  Acquisition of Osceola National Bank.........................            --     (3,121,275)            --
  Proceeds from sale of fixed assets...........................       117,340             --             --
  Proceeds from maturities of interest bearing deposits........       410,068        400,000        300,000
  Proceeds from sale of Federal Reserve Bank stock.............       150,000             --             --
  Purchase of premises and equipment...........................      (442,156)    (1,770,970)    (1,324,129)
  Purchase of interest bearing deposits in banks...............            --             --       (996,778)
  Proceeds from the sale of other real estate owned............       281,972             --             --
  Proceeds from sale of loan...................................       578,355             --             --
                                                                 ------------   ------------   ------------
         Net cash used in investing activities.................   (30,037,130)   (30,763,516)   (25,389,099)
                                                                 ------------   ------------   ------------
Cash flows provided by financing activities:
  Net increase in demand deposits, NOW accounts and passbook
    savings accounts...........................................    38,543,112     13,750,315     22,525,126
  Net increase (decrease) in certificates of deposit...........    18,332,653     (1,247,893)       751,746
  Net (decrease) increase in Federal funds purchased...........   (12,000,000)    12,000,000             --
  Net proceeds from issuance of common stock...................        35,040      5,134,365             --
  Payments on note payable.....................................            --             --        (75,000)
                                                                 ------------   ------------   ------------
         Net cash provided by financing activities.............    44,910,805     29,636,787     23,201,872
                                                                 ------------   ------------   ------------
         Net increase (decrease) in cash and cash
           equivalents.........................................    19,157,638      1,478,562       (310,340)
Cash and cash equivalents at beginning of year.................    13,590,206     12,111,644     12,421,984
                                                                 ------------   ------------   ------------
Cash and cash equivalents at end of year.......................  $ 32,747,844   $ 13,590,206   $ 12,111,644
                                                                 =============  =============  =============
Cash paid during the year for:
  Interest.....................................................  $  5,864,709   $  2,992,982   $  1,884,709
                                                                 =============  =============  =============
  Taxes........................................................  $  1,251,787   $  1,281,284   $    485,598
                                                                 =============  =============  =============
Supplemental disclosures of non-cash transactions:
  Transfer of loans to other real estate owned.................  $    156,506   $         --   $         --
                                                                 =============  =============  =============
  Market value adjustment -- investment securities available for sale:
    Market value adjustment -- investments.....................       139,860       (919,780)            --
    Deferred income tax liability (asset)......................        47,553       (348,807)            --
                                                                 ------------   ------------   ------------
         Unrealized gain (loss) on investments available for
           sale, net...........................................  $     92,307   $   (570,973)  $         --
                                                                 =============  =============  =============

        See accompanying notes to the consolidated financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

(1) ORGANIZATION

     Southern Banking Corporation (the Company) is a bank holding company with a wholly-owned subsidiary, Southern Bank of Central Florida (the Bank), a state-chartered bank headquartered in Altamonte Springs, Florida. The Company commenced operations on August 29, 1988. As of December 31, 1995, the Bank operates eight branches: four in Seminole County, two in Osceola County and two in Orange County. The Bank's primary market is Central Florida.

     The Company's deposits are insured by the Federal Deposit Insurance Corporation.

     On September 30, 1994, the Bank acquired substantially all of the outstanding common stock of Osceola National Bank (ONB). The acquisition has been accounted for under the purchase method, whereby the purchase price of $6,069,000 has been allocated to the underlying assets and liabilities based on their respective fair values at the date of acquisition. A summary of the purchase price allocation as referenced in the accompanying consolidated balance sheet is as follows:

    Cash and cash equivalents...............................................  $ 2,948,000
    Investment securities...................................................   16,542,000
    Loans, net..............................................................   23,820,000
    Premises and equipment..................................................    1,053,000
    Goodwill................................................................    2,242,000
    Other assets............................................................      784,000
    Deposits................................................................   40,867,000
    Other liabilities.......................................................      453,000

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles.

  (a) Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (b) Principles of Consolidation

     The consolidated financial statements of the corporation include the accounts of Southern Banking Corporation and its wholly owned subsidiary, Southern Bank. The operations of the Company consist primarily of the operations of the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

  (c) Investment Securities Held to Maturity and Investment Securities Available for Sale

     At January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS 115 requires the reporting of certain securities at fair value except for those securities in which the Company has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY and losses are included in stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities are computed using the specific identification method.

     Securities that management has the intent and the Company has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the consolidated statements of income.

     In November 1995, the Bank elected to transfer investment securities previously classified as held to maturity into the available for sale category, in accordance with guidelines issued by the Financial Accounting Standards Board which permitted such a one-time election.

     The cumulative effect of adopting SFAS No. 115 as of January 1, 1994 was a decrease in the opening balance of stockholders' equity of $7,636 (net of $4,607 in deferred income taxes) to reflect the unrealized losses on securities classified as available-for-sale that were previously classified as investment securities and carried at amortized cost.

  (d) Loans

     Loans receivable that the Company has the intent and ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance reduced by any charge-offs or specific valuation accounts, net of any deferred fees on originated loans.

     Loan origination fees are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Company's historical prepayment experience.

     Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure", on January 1, 1995. The Company, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses through a charge to the provisions for loan losses. Cash receipts on impaired loans are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

     Adoption of SFAS No. 114 as amended by SFAS No. 118 had no impact on the level of the overall allowance for loan losses or on operating results, and does not affect the Company's policies regarding write-offs, recoveries or income recognition.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

  (e) Allowance for Loan Losses

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. The allowance is an estimated amount that management believes will be adequate to absorb losses inherent in the loan portfolio and commitments to extend credit, based on evaluations of its collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

     In accordance with SFAS No. 114 as amended by SFAS No. 118, the Company records impairment in the value of its loans as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revision in estimates are reported as adjustments to provision expenses in the same manner in which impairment initially was recognized.

     Regulatory examiners may require the Company to recognize additions to the allowance based upon their judgments about the information available to them at the time of their examination.

  (f) Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation which is computed principally on the straight-line method over the estimated useful lives (3-40 years) of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives (10-20 years) of the improvements or the terms of the related lease.

  (g) Intangible Assets

     The Company recorded goodwill for the excess of the purchase price of Osceola National Bank over the estimated fair value of the net assets required. The Company assesses the recoverability of goodwill based on its best estimates of expected future cash flows on an undiscounted basis. The goodwill is being amortized on a straight-line basis over 20 years. Amortization expense was $92,979 and $30,541 for 1995 and 1994, respectively.

     The premium paid for the core deposit base in connection with the acquisition of deposits has been recorded as a core deposit intangible and is included in prepaid expenses and other assets in the accompanying consolidated balance sheets. The core deposit intangible is being amortized over the estimated life of the core deposits which is approximately seven years.

  (h) Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

  (i) Other Real Estate Owned

     Real estate acquired in the settlement of loans is initially recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, net of estimated selling

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY costs, at the date of acquisition. Subsequently, such real estate acquired is carried at the lower of cost or fair value less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

     Other real estate owned is included in prepaid expenses and other assets in the accompanying consolidated financial statements.

  (j) Net Income Per Common Share

     Net income per common share has been computed using the weighted average number of shares outstanding during the year.

  (k) Reclassifications

     Certain previously reported amounts have been reclassed to conform to current presentation.

(3) INVESTMENT SECURITIES HELD TO MATURITY AND INVESTMENT SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated market values of investment securities held to maturity and available for sale at December 31, 1995 and 1994 are as follows:

                                                                GROSS         GROSS        ESTIMATED
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                  COST          GAINS         LOSSES         VALUE
                                               -----------    ----------    ----------    -----------
INVESTMENT SECURITIES HELD TO MATURITY:
1995:
  Federal Home Loan Bank and Federal Reserve
     Stock...................................  $   544,300     $     --     $       --    $   544,300
                                                ==========      =======      =========     ==========
1994:
  Federal Home Loan Bank and Federal Reserve
     Stock...................................      694,300           --             --        694,300
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies................................    3,963,351           --       (105,823)     3,857,528
  Mortgage-backed securities.................    8,690,465       15,393       (303,798)     8,402,060
  Obligations of states and political
     subdivisions............................    3,282,476           --       (185,958)     3,096,518
                                               -----------    ----------    ----------    -----------
                                               $16,630,592     $ 15,393     $ (595,579)   $16,050,406
                                                ==========      =======      =========     ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                GROSS         GROSS        ESTIMATED
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                  COST          GAINS         LOSSES         VALUE
                                               -----------    ----------    ----------    -----------
INVESTMENT SECURITIES AVAILABLE FOR SALE:
1995:
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies................................  $23,071,497     $  39,299    $       --    $23,110,796
  Mortgage-backed securities.................    4,425,773        82,028            --      4,507,801
  Obligations of states and political
     subdivisions............................    4,981,387        26,533            --      5,007,920
  Other debt securities......................      500,000            --        (8,000)       492,000
                                               -----------    ----------    ----------    -----------
                                               $32,978,657     $ 147,860    $   (8,000)   $33,118,517
                                                ==========      ========     =========     ==========
1994:
  U.S. Treasury securities and obligations of
     U.S. Government corporations and
     agencies................................   12,917,751           941      (403,886)    12,514,806
  Mortgage-backed securities.................    5,506,567            --      (384,120)     5,122,447
  Obligations of states and political
     subdivisions............................      100,000            --        (3,965)        96,035
  Other debt securities......................      500,000            --      (128,750)       371,250
                                               -----------    ----------    ----------    -----------
                                               $19,024,318     $     941    $ (920,721)   $18,104,538
                                                ==========      ========     =========     ==========

     During November 1995, the Bank transferred investment securities classified as held to maturity to the available for sale category in accordance with the guidelines issued by the Financial Accounting Standards Board which permitted such a one-time election. The amortized cost of the investment securities transferred was $16,407,809, the estimated market value was $16,666,942 and the unrealized gain was $259,133.

     The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       AMORTIZED      ESTIMATED
                                                                         COST       MARKET VALUE
                                                                      -----------   -------------
INVESTMENT SECURITIES AVAILABLE FOR SALE:
Due in one year or less.............................................  $ 5,890,406    $  5,927,785
Due after one year through five years...............................   14,925,266      15,071,702
Due after five years through ten years..............................    4,744,119       4,786,787
Due in more than ten years..........................................    7,418,866       7,332,243
                                                                      -----------   -------------
                                                                      $32,978,657    $ 33,118,517
                                                                       ==========      ==========
INVESTMENT SECURITIES HELD TO MATURITY:
Federal Home Loan Bank stock........................................  $   544,300    $    544,300
                                                                       ==========      ==========

     Proceeds from sales and maturities of investments available for sale during 1995, 1994 and 1993 were $10,088,930, $4,173,181 and $8,114,067, respectively.
Gross realized gains and losses on the sale of investments available for sale during 1995 were $59,344 and $36,930, respectively. Gross realized losses on the sale of investments during 1994 were $5,264 and gross gains on the sale of investments in 1993 were $13,750.

     Investment securities with book values of $4,702,835 and $1,505,266 at December 31, 1995 and 1994, respectively, and with market values of approximately $4,793,984 and $1,479,843 at December 31, 1995 and 1994,
respectively, were pledged as collateral for public funds and treasury tax and loan deposits.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

(4) LOANS

     A summary of loan distribution at December 31, 1995 and 1994 follows:

                                                                   1995           1994
                                                               ------------   -------------
     Commercial..............................................  $ 36,668,890   $  32,148,230
     Mortgage................................................     9,886,837      11,211,674
     Real estate.............................................    97,791,120      69,836,655
     Installment.............................................    10,472,877      10,120,846
                                                               ------------   -------------
                                                                154,819,724     123,317,405
     Overdrafts..............................................       658,976         297,396
     Unearned discounts......................................       (10,949)        (33,255)
     Deferred loan fees......................................      (419,973)       (442,470)
                                                               ------------   -------------
                                                                155,047,778     123,139,076
     Allowance for loan losses...............................    (1,958,423)     (1,608,656)
                                                               ------------   -------------
                                                               $153,089,355   $ 121,530,420
                                                                ===========     ===========

     The recorded investment in loans for which an impairment has been recognized and the related allowance for loan losses at December 31, 1995 were $1,139,523 and $-0-, respectively. The average recorded investment in impaired loans during 1995 was $1,170,626. Interest income recognized on impaired loans during 1995 was $59,264.

     Changes in the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 were as follows:

                                                            1995         1994        1993
                                                         ----------   ----------   ---------
     Balance, beginning of year........................  $1,608,656   $  900,000   $ 639,860
     Osceola National Bank loan loss reserve at
       acquisition.....................................          --      473,645          --
     Provision charged to operations...................     525,000      330,000     466,425
     Recoveries on previous charge-offs................      25,714           --       3,755
     Loans charged-off.................................    (200,947)     (94,989)   (210,040)
                                                         ----------   ----------   ---------
     Balance, end of year..............................  $1,958,423   $1,608,656   $ 900,000
                                                          =========    =========   =========

     At December 31, 1995, 1994 and 1993, nonaccrual loans were $505,706, $199,614 and $43,241, respectively. If interest due on all nonaccrual loans had been accrued at the original contract rates, estimated interest income would have been increased by $33,000 in 1995, $25,000 in 1994 and $2,500 in 1993.

(5) PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, 1995 and 1994 follows:

                                                                      1995          1994
                                                                   -----------   ----------
    Land.........................................................  $   827,004   $  827,004
    Bank premises................................................    2,433,116    2,433,116
    Leasehold improvements.......................................      625,464      575,274
    Furniture, fixtures and equipment............................    2,548,087    2,066,183
    Construction in process......................................       54,704           --
                                                                   -----------   ----------
                                                                     6,488,375    5,901,577
    Less accumulated depreciation................................   (1,603,685)    (872,819)
                                                                   -----------   ----------
                                                                   $ 4,884,690   $5,028,758
                                                                    ==========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

(6) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for financial instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

          Cash and Cash Equivalents -- The carrying amount of cash and cash equivalents (demand deposits maintained by the Company at various financial institutions) and federal funds sold represents fair value.

          Investment Securities Available for Sale and Held to Maturity -- The Company's investment securities available for sale and held to maturity represent investments in equity securities, U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Company's equity investments at year end represents a stock investment in the Federal Home Loan Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

          Interest Bearing Deposits in Banks -- The carrying amount of the interest bearing deposits in banks approximates their fair value.

          Loans -- For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

          Deposits -- The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1995 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Commitments -- Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", defines fair value of a financial instrument as the amount at which the instrument would be exchanged in a current transaction between willing parties.

                                                                      CARRYING         FAIR
                                                                       AMOUNT         VALUE
                                                                    ------------   ------------
Financial assets:
  Cash and due from banks and federal funds sold..................  $ 32,747,844   $ 32,747,844
  Interest bearing deposits in banks..............................       894,989        894,989
  Investment securities available for sale........................    33,118,517     33,118,517
  Investment securities held to maturity..........................       544,300        544,300
  Loans (carrying amount less allowance for loan losses of
     $1,958,423)..................................................   153,089,355    152,000,000

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                      CARRYING         FAIR
                                                                       AMOUNT         VALUE
                                                                    ------------   ------------
Financial liabilities:
  Deposits:
     Without stated maturities....................................  $140,955,870   $140,956,000
     With stated maturities.......................................    70,653,903     71,923,592
Commitments:
  Letter of credit................................................            --      2,853,000
  Loan commitments................................................            --     34,501,000

     The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

(7) INCOME TAXES

     The provision for income taxes for 1995, 1994 and 1993 consists of the following:

                                                          CURRENT      DEFERRED      TOTAL
                                                         ----------   ----------   ----------
    Year ended December 31, 1995:
      Federal..........................................  $1,602,230   $ (404,885)  $1,197,345
      State............................................     152,361      (68,059)      84,302
                                                         ----------    ---------   ----------
                                                         $1,754,591   $ (472,944)  $1,281,647
                                                         ==========    =========   ==========
    Year ended December 31, 1994:
      Federal..........................................  $  999,859   $ (106,703)  $  893,156
      State............................................     114,010      (18,265)      95,745
                                                         ----------    ---------   ----------
                                                         $1,113,869   $ (124,968)  $  988,901
                                                         ==========    =========   ==========
    Year ended December 31, 1993:
      Federal..........................................  $  456,679   $  (74,752)  $  381,927
      State............................................      41,304       (7,981)      33,323
                                                         ----------    ---------   ----------
                                                         $  497,983   $  (82,733)  $  415,250
                                                         ==========    =========   ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below.

                                                                            1995        1994
                                                                         ----------   --------
Deferred tax assets:
  Unrealized loss on investment securities available for sale..........  $       --   $348,807
  Loan receivable, due to allowance for loan losses....................     600,738    526,338
  Accrued stock appreciation rights....................................     237,069         --
  Acquisition costs accrual............................................     112,891         --
  Deferred loan fee amortization.......................................      84,234     97,307
  Deferred rent........................................................      29,005      2,402
  Other................................................................      19,145         --
                                                                         ----------   --------
          Total deferred tax assets....................................   1,083,082    974,854
  Less valuation allowance.............................................          --         --
                                                                         ----------   --------
          Net deferred tax assets......................................   1,083,082    974,854
                                                                         ----------   --------

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                                                                            1995        1994
                                                                         ----------   --------
Deferred tax liabilities:
  Unrealized gain on investment securities available for sale..........      47,553         --
  Premises and equipment, due to differences in depreciation methods
     and useful lives..................................................      70,469     91,919
  Investments, due to accretion........................................      22,838         --
  Other................................................................          --     17,297
                                                                         ----------   --------
          Total deferred tax liabilities...............................     140,860    109,216
                                                                         ----------   --------
          Net deferred tax asset.......................................  $  942,222   $865,638
                                                                          =========   ========

     The Company has recorded a deferred tax asset of $942,222 and $865,638 as of December 31, 1995 and 1994, respectively. Although realization of the deferred tax asset is not assured, the Company believes that it has paid sufficient taxes in prior carryback years which will enable it to realize the deferred tax asset. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced. No valuation allowance as defined by SFAS 109, "Accounting for Income Taxes", is required at December 31, 1995 and 1994.

     A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate tax rate of 34% to earnings before income taxes) is as follows:

                                                              1995        1994       1993
                                                           ----------   --------   --------
     "Expected" tax expense..............................  $1,146,624   $925,651   $400,671
     State income tax expense, net of federal benefit....      55,639     63,192     18,936
     Life insurance premiums on officers.................         389        190        190
     Meals and entertainment and dues....................      18,851     14,171      4,085
     Tax exempt interest.................................     (48,128)   (29,221)    (8,632)
     Goodwill amortization...............................      37,949     10,384         --
     Other...............................................      70,323      4,534         --
                                                           ----------   --------   --------
               Actual tax expense........................  $1,281,647   $988,901   $415,250
                                                            =========   ========   ========

(8) STOCK BASED COMPENSATION PLANS

     The Company's stock option plans adopted prior to December 31, 1992 authorize the granting of options for up to 160,000 shares of common stock of organizing directors and key officers and employees of the Company. Under the plans, options are granted at a price determined in each case by a committee of the Board of Directors, but shall not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the option is granted, the book value thereof or $5.825 per share, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

     During the year ended December 31, 1993, the Company adopted a stock option plan authorizing the granting of options of shares of common stock to directors and certain key employees of the Company. The total number of shares which may be issued under this plan and other plans adopted by the Company shall not exceed twenty percent (20%) of the Company's total authorized shares. Under the plan, the options are granted at a price determined in each case by the committee of the Board of Directors, but shall not be less than one hundred percent (100%) of the fair market value of the stock as of the date the option is granted or the par value of such shares, whichever is greater. Such options are exercisable over a period of ten years from the date of grant.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     Information with respect to the Company's organizing director stock option plan is as follows:

                                                                      NUMBER OF   OPTION PRICE
                          SHARES UNDER OPTION:                         SHARES      PER SHARE
    ----------------------------------------------------------------  ---------   ------------
    Outstanding at December 31, 1994................................   216,000       $ 2.92
      Granted.......................................................        --           --
      Exercised.....................................................   (12,000)        2.92
      Cancelled.....................................................        --           --
                                                                      ---------      ------
    Outstanding at December 31, 1995................................   204,000       $ 2.92
                                                                      ========    =========

     Information with respect to the Company's employee incentive stock options plan is as follows:

                                                                     NUMBER OF   OPTION PRICE
                         SHARES UNDER OPTION:                         SHARES      PER SHARE
    ---------------------------------------------------------------  ---------   ------------
    Outstanding at December 31, 1994...............................   104,000    $2.92 - 3.38
      Granted......................................................        --              --
      Exercised....................................................        --              --
      Cancelled....................................................   (10,000)    2.92 - 3.38
                                                                     ---------   ------------
    Outstanding at December 31, 1995...............................    94,000    $2.92 - 3.38
                                                                     ========      ==========

     Information with respect to the Company's director and key employee stock option plan is as follows:

                                                                     NUMBER OF   OPTION PRICE
                         SHARES UNDER OPTION:                         SHARES      PER SHARE
    ---------------------------------------------------------------  ---------   ------------
    Outstanding at December 31, 1994...............................   814,000    $3.04 - 4.50
      Granted......................................................        --              --
      Exercised....................................................        --              --
      Cancelled....................................................        --              --
                                                                     ---------   ------------
    Outstanding at December 31, 1995...............................   814,000    $3.04 - 4.50
                                                                     ========      ==========

     During 1994, the Company adopted an employee stock appreciation plan in which hypothetical investments in shares of the Company's common stock are awarded to key employees. The benefits vest over 5 years and are paid at the close of the vesting period based upon the appreciation of the shares between the grant and the exercise date. Under the plan, 84,000 shares were granted, none of which were exercised or cancelled as of December 31, 1995. Compensation expense pursuant to the plan was approximately $630,000 in 1995 (see note 16).

(9) EMPLOYEE BENEFIT PLAN

     Effective January 1, 1993, the Company adopted a deferred savings plan under Internal Revenue Code Section 401(k), which covers substantially all of the Company's employees who meet minimum length of service requirements. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis. The Company matches the employee contribution 25% up to a maximum of 4%. The Company's contribution to the plan was $14,354, $26,431 and $13,955 for the years ended December 31, 1995, 1994 and 1993, respectively.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

(10) COMMITMENTS AND CONTINGENCIES

  Lease Commitments

     The Company leases several of its facilities under operating leases which expire at various periods through September 2004. Future minimum lease payments, by year and in the aggregate, under all operating leases as of December 31, 1995 are as follows:

                            YEAR ENDING DECEMBER 31,
     -----------------------------------------------------------------------
               1996.........................................................  $  525,339
               1997.........................................................     378,144
               1998.........................................................     391,126
               1999.........................................................     405,296
               Thereafter...................................................   1,662,419
                                                                              ----------
                                                                              $3,362,324
                                                                               =========

     Rent expense was approximately $582,000, $385,000 and $342,000 for 1995, 1994 and 1993, respectively.

(11) RETAINED EARNINGS

     The payment of dividends by the Company is subject to certain regulatory restrictions.

(12) REGULATORY CAPITAL

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within 90 days.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

     The following table summarizes the capital thresholds for each prompt corrective action capital categories. An institution's capital category is based on whether it meets the threshold for all three capital ratios within the category.

                                                                       TIER 1           TOTAL
                                                     LEVERAGE        RISK-BASED       RISK-BASED
                   CATEGORIES                         RATIO            RATIO            RATIO
- ------------------------------------------------  --------------   --------------   --------------
"Well capitalized"..............................  5% or higher     6% or higher     10% or higher
"Adequately capitalized"........................  4% or higher     4% or higher     8% or higher
"Undercapitalized"..............................  less than 4%     less than 4%     less than 8%
"Significantly undercapitalized"................  less than 3%     less than 3%     less than 6%
"Critically undercapitalized"...................  An institution is considered "critically under capitalized" if its ratio of tangible equity to
                                                  total assets is 2% or less.

     At December 31, 1995, the Bank's total leverage ratio (unaudited) was 7.06%, Tier 1 risk-based ratio (unaudited) was 8.86%, and total risk-based ratio (unaudited) was 10.07%. Accordingly, at December 31, 1995, the Company's management believes the Bank is in the "well capitalized" category.

(13) CREDIT COMMITMENTS

     The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written at December 31, 1995 and 1994 are as follows:

                                                                     1995          1994
                                                                  -----------   -----------
    Standby letters of credit...................................  $ 2,853,000   $ 1,877,000
    Unfunded firm loan commitments..............................   34,501,000    33,162,000

     Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

     The majority of loan commitments have terms up to one year, and have variable interest rates which range from 9% to 9.5%.

     Loan commitments written have off-balance-sheet credit risk because only original fees are recognized in the statement of financial position until the commitments are fulfilled or expire. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that, in accordance with the requirements of FASB Statement No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", collateral or other security is of no value.

     The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income producing commercial properties.

     Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

(14) CONCENTRATION OF CREDIT RISK

     The Bank originates real estate, consumer and commercial loans primarily in its Central Florida market area. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to honor their contracts is dependent upon the economy of Central Florida. The Bank does not have a significant exposure to any individual customer or counterparty.

(15) RELATED PARTY TRANSACTIONS

  Loans

     Loans receivable from principal stockholders, directors, executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $3,333,000 and $3,672,000 at December 31, 1995 and 1994,
respectively. All loans were made in the ordinary course of business. At December 31, 1995, principal stockholders, directors and executive officers of the Company and their related interests had $344,393 available in lines of credit and commitments.

  Deposits

     Deposits of principal stockholders, directors, executive officers and companies in which they have a 10% or more beneficial interest aggregated approximately $9,369,000 and $10,196,000 at December 31, 1995 and 1994,
respectively.

(16) PROPOSED ACQUISITION

     In January 1996, the Company entered into a definitive agreement with the Colonial BancGroup, Incorporated to acquire the Company in a stock for stock transaction. The expected effective date of the acquisition is June 1996 subject to shareholder and regulatory approval.

(17) SOUTHERN BANKING CORPORATION (PARENT COMPANY ONLY)

     Presented below are the financial statements of Southern Banking
Corporation:

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
                                            ASSETS
Cash and cash equivalents...........................................  $    30,265   $    31,266
Investment in subsidiary bank, Southern Bank of Central Florida.....   16,472,370    13,645,379
Other assets........................................................       46,942        58,836
                                                                      -----------   -----------
                                                                      $16,549,577   $13,735,481
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other liabilities..............................  $    25,000   $        --
Common stock, par value $1.00 per share; 10,000,000 shares
  authorized; 3,362,000 and 3,350,000 shares issued and outstanding
  in 1995 and 1994..................................................    3,362,000     3,350,000
Surplus.............................................................    7,405,082     7,382,042
Retained earnings...................................................    5,665,188     3,574,412
Unrealized gain (loss) on investments available for sale, net.......       92,307      (570,973)
                                                                      -----------   -----------
                                                                      $16,549,577   $13,735,481
                                                                       ==========    ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
Equity in subsidiary's undistributed net income............  $2,246,670   $1,746,870   $  831,515
Dividends received.........................................          --       10,000           --
Interest income............................................          --        4,184           --
Other expense..............................................    (155,894)     (41,489)     (34,386)
Income tax benefits........................................          --       14,038       12,939
                                                             ----------   ----------   ----------
  Net income...............................................   2,090,776    1,733,603      810,068
Retained earnings, beginning of period.....................   3,574,412    1,840,809    1,030,741
                                                             ----------   ----------   ----------
Retained earnings, end of year.............................  $5,665,188   $3,574,412   $1,840,809
                                                              =========    =========    =========

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                              1995          1994         1993
                                                           -----------   -----------   ---------
Operating activities:
  Net income.............................................  $ 2,090,776   $ 1,733,603   $ 810,068
  Adjustments to reconcile net income to net cash used by
     operating activities:
     Undistributed earnings of subsidiary................   (2,246,670)   (1,746,870)   (831,515)
     Amortization........................................       11,894        11,894      11,895
     (Increase) in other assets..........................           --       (26,977)         --
     Increase in accounts payable and other
       liabilities.......................................       25,000            --          --
                                                           -----------   -----------   ---------
          Net cash used in operating activities..........     (119,000)      (28,350)     (9,552)
                                                           -----------   -----------   ---------
Investing activities:
  Dividends received from bank...........................           --            --      94,811
  Investment in bank.....................................       82,959    (5,087,061)         --
                                                           -----------   -----------   ---------
          Net cash provided by (used in) investing
            activities...................................       82,959    (5,087,061)     94,811
                                                           -----------   -----------   ---------
Financing activities:
  Proceeds from the issuance of common stock.............       35,040     5,134,365          --
  Retirement of note payable.............................           --            --     (75,780)
                                                           -----------   -----------   ---------
          Net cash provided by (used in) financing
            activities...................................       35,040     5,134,365     (75,780)
                                                           -----------   -----------   ---------
          Net increase (decrease) in cash and cash
            equivalents..................................       (1,001)       18,954       9,479
Cash and cash equivalents, beginning of year.............       31,266        12,312       2,833
                                                           -----------   -----------   ---------
Cash and cash equivalents, end of year...................  $    30,265   $    31,266   $  12,312
                                                            ==========    ==========   =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY



                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION





                                                                   MARCH 31,       DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     ------------
                                                                  (UNAUDITED)
                                            ASSETS
Cash and due from banks.........................................  $ 15,825,690     $ 19,547,844
Federal funds sold..............................................    22,400,000       13,200,000
Investment securities...........................................    29,052,217       34,013,506
Loans receivable, net...........................................   150,420,224      153,089,355
Federal Home Loan Bank stock, at cost...........................       690,800          544,300
Office properties and equipment, net............................     4,876,611        4,884,690
Accrued interest receivable.....................................     1,296,223        1,416,321
Other assets....................................................     4,245,956        3,573,486
                                                                  ------------     ------------
          Total assets..........................................  $228,807,721     $230,269,502
                                                                   ===========      ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits......................................................  $209,247,704     $211,609,773
  Accrued expenses and other liabilities........................     2,274,867        2,135,152
                                                                  ------------     ------------
          Total liabilities.....................................   211,522,571      213,744,925
                                                                  ------------     ------------
Stockholders' Equity:
  Common stock, $1.00 par value, authorized 10,000,000 shares;
     issued and outstanding shares 3,362,000 at 03/31/96 and
     12/31/95...................................................  $  3,362,000     $  3,362,000
  Additional paid-in capital....................................     7,405,082        7,405,082
  Net unrealized gain (loss) on AFS Securities..................          (773)          92,307
  Retained earnings.............................................     6,518,841        5,665,188
                                                                  ------------     ------------
          Total stockholders' equity............................    17,285,150       16,524,577
                                                                  ------------     ------------
          Total liabilities and stockholders' equity............  $228,807,721     $230,269,502
                                                                   ===========      ===========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY


                        CONSOLIDATED STATEMENT OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995


                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                        -----------------------
                                                                           1996         1995
                                                                        ----------   ----------
                                                                              (UNAUDITED)
INTEREST INCOME:
Loans.................................................................  $3,724,318   $2,975,614
Other investments.....................................................     700,271      623,319
                                                                        ----------   ----------
          Total interest income.......................................   4,424,589    3,598,933
                                                                        ----------   ----------
INTEREST EXPENSE:
Deposits..............................................................   1,619,491    1,320,989
Advance and other borrowings..........................................          --           --
                                                                        ----------   ----------
          Total Interest Expense......................................   1,619,491    1,320,989
                                                                        ----------   ----------
          Net Interest Income.........................................   2,805,098    2,277,944
Provision for possible loan losses....................................      55,000       75,000
                                                                        ----------   ----------
Net interest income after provision for possible loan losses..........   2,750,098    2,202,944
                                                                        ----------   ----------
OTHER INCOME:
Loan fees and service charges.........................................     719,325      624,865
Mortgage loan servicing fees..........................................       8,546        5,297
Gain (loss) on sale of securities.....................................          --      (36,941)
Other operating income, net...........................................      52,382       76,944
                                                                        ----------   ----------
                                                                           780,253      670,165
                                                                        ----------   ----------
GENERAL AND ADMINISTRATIVE EXPENSES:
Compensation, payroll taxes, and fringe benefits......................   1,116,545      949,796
Occupancy and equipment expense.......................................     363,057      340,711
Other.................................................................     681,896      780,914
                                                                        ----------   ----------
          Total general and administrative expenses...................   2,161,498    2,071,421
                                                                        ----------   ----------
          Income before income taxes..................................   1,368,853      801,688
                                                                        ----------   ----------
Income tax expense....................................................     515,200      306,975
                                                                        ----------   ----------
  Net income..........................................................  $  853,653   $  494,713
                                                                         =========    =========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                               COMMON STOCK
                          ----------------------   ADDITIONAL                NET UNREALIZED      TOTAL
                          NUMBER OF                 PAID-IN      RETAINED      GAIN/LOSS      STOCKHOLDERS'
                           SHARES       AMOUNT      CAPITAL      EARNINGS        ON AFS          EQUITY
                          ---------   ----------   ----------   ----------   --------------   ------------
Balance at December 31,
  1995..................  3,362,000   $3,362,000   $7,405,082   $5,665,188     $     92,307   $ 16,524,577
Purchase and retirement
  of common stock.......         --           --           --           --               --             --
MVA to AFS Securities
  (unaudited)...........         --           --           --           --          (93,080)       (93,080)
Net income
  (unaudited)...........         --           --           --      853,653               --        853,653
                          ---------   ----------   ----------   ----------   --------------   ------------
Balance at March 31,
  1996 (unaudited)......  3,362,000   $3,362,000   $7,405,082   $6,518,841     $       (773)  $ 17,285,150
                           ========    =========    =========    =========      ===========     ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY



                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                     THREE MONTHS ENDED MARCH
                                                                                31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
                                                                            (UNAUDITED)
Net cash provided (used) by operating activities..................  $ 1,340,000     $ 1,084,999
                                                                    -----------     -----------
Cash flows from investing activities:
  Net (increase) decrease in investment securities................    4,646,546       2,959,578
  Net (increase) decrease in loans made to customer...............    1,931,315      (2,024,329)
  Purchase of premises and equipment..............................     (117,126)       (125,513)
                                                                    -----------     -----------
          Net cash used in investing activities...................  $ 6,460,735     $   809,736
                                                                    -----------     -----------
Cash flows from financing activities:
Net increase (decrease) in demand deposits and savings accounts...   (6,005,483)     14,813,988
Net increase in time deposits.....................................    3,643,415      15,527,480
Net decrease in federal funds purchased...........................          -0-     (12,000,000)
Net proceeds from the issuance of common stock....................          -0-             -0-
                                                                    -----------     -----------
          Net cash provided by financing activities...............   (2,362,060)     18,341,468
                                                                    -----------     -----------
Net increase in cash and cash equivalents.........................    5,438,667      20,236,203
Cash and cash equivalents: beginning of year......................   32,787,023      13,855,410
                                                                    -----------     -----------
Cash and cash equivalents: March 31, 1996 and 1995................  $38,225,690     $34,091,613
                                                                    -----------     -----------
Reconciliation of net income to net cash provided (used) by
  operating activities:
  Net income......................................................      853,653         494,713
                                                                    -----------     -----------
  Adjustments to reconcile net income to net cash provided (used)
     by operating activities:
     Depreciation and amortization................................      125,205         118,145
     (Gains) losses on sales of investments.......................          -0-          36,931
     Net increase (decrease) in allowance for loan losses.........      (16,141)          4,203
     Amortization of premiums and accretion of discounts on
      investment securities.......................................      (11,965)        (12,723)
     Increase (decrease) in deferred loan fees....................       11,655         (28,913)
     (Increase) decrease in accrued interest receivable...........      120,098          13,113
     (Increase) decrease in other assets..........................      117,764         (57,659)
     Increase (decrease) in accrued interest payable..............      (47,587)        144,195
     Increase in other liabilities................................      187,318         372,994
                                                                    -----------     -----------
          Total adjustments.......................................      486,347         590,286
                                                                    -----------     -----------
Net cash provided (used) by operating activities..................  $ 1,340,000     $ 1,084,999
                                                                     ==========      ==========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest                                                       $ 1,667,078     $ 1,176,794
                                                                    -----------     -----------
     Income taxes                                                   $    40,308     $       -0-
                                                                     ==========      ==========
Supplemental disclosures of non-cash investing activities:
  Loans receivable transferred to real estate acquired through
     foreclosure                                                    $       -0-     $       -0-
                                                                     ==========      ==========
  Loan originations to finance the sale of real estate acquired
     through foreclosure                                            $       -0-     $       -0-
                                                                     ==========      ==========

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY

                        NOTES TO THE UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- ACCOUNTING POLICIES


     The accompanying unaudited condensed consolidated financial statements of Southern Banking Corporation and its Subsidiary ("the Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. These unaudited interim financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's 1995 annual report.



     In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of operations and cash flows for the interim periods ended March 31, 1996 and 1995. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results of operations to be expected for the year.


NOTE B -- COMMITMENTS AND CONTINGENCIES

     The Company's subsidiary bank makes loan commitments and incurs contingent liabilities in the normal course of business which are not reflected in the consolidated statements of condition.

NOTE C -- ACCOUNTING CHANGES


     On January 1, 1996 the Company adopted the Financial Standards Board issued SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. This statement also requires that long-lived assets and certain intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. Management believes that the adoption of SFAS No. 121 will not have a material impact on the Company's financial statements.



     On January 1, 1996 the Company adopted the Financial Standards Board issued SFAS 122, "Accounting for Mortgage Servicing Rights". This Statement amends certain provisions of SFAS No. 65 to substantially eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. The Statement requires the allocation of the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights), based on their relative fair values, if it is practicable to estimate those fair values. Mortgage servicing rights are then amortized in proportion to and over the period of estimated net servicing income and should be evaluated for impairment based on their fair value. Management believes that the adoption of SFAS No. 122 will not have a material impact on the Company's financial statements.



     On January 1, 1996 the Company adopted Financial Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation". SFAS 123 establishes a fair value based method of accounting for stock-based compensation plans. The Statement permits an entity, however, in determining its net income to continue to apply the accounting provisions of Opinion 25 to its stock-based employee compensation arrangements. The Company has both director and employee stock compensation plans. Management believes that the adoption of SFAS No. 123 will not have a material impact on the Company's financial statements.

                  SOUTHERN BANKING CORPORATION AND SUBSIDIARY



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995



                                                                        1996           1995
                                                                     -----------   ------------
Cash flows from operating activities:
  Net income.......................................................  $   853,653   $    494,713
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.................................      156,182        118,145
     Net amortization of premiums and accretion of discounts
       on investment securities held to maturity and investment
      securities available for sale................................      (11,965)       (12,723)
     Provision for loan losses.....................................       55,000         75,000
     Deferred loan origination fees................................       11,655         28,913
     Loss on sale of investment securities available for sale......           --         36,941
     Cash provided by (used in) changes in:
       Accrued interest receivable.................................      120,098         13,113
       Other assets................................................     (703,447)       407,677
       Accrued expenses and other liabilities......................      139,715        490,211
                                                                     -----------   ------------
          Net cash provided by operating activities................      620,891      1,651,990
                                                                     -----------   ------------
Cash flows from investing activities:
  Loans, net of collections........................................    2,602,476     (2,382,833)
  Proceeds from sales and maturities of investment securities
     available for sale............................................    4,880,174      3,212,625
  Purchase of Federal Home Loan Bank stock.........................     (146,500)            --
  Proceeds from sale of Federal Reserve Bank stock.................           --        150,000
  Purchase of premises and equipment...............................     (117,126)      (125,513)
                                                                     -----------   ------------
          Net cash provided by investing activities................    7,219,024        854,279
                                                                     -----------   ------------
Cash flows from financing activities:
  Net increase (decrease) in deposits..............................   (2,362,069)    30,310,201
  Net decrease in Federal funds purchased..........................           --    (12,000,000)
                                                                     -----------   ------------
          Net cash provided by (used in) financing activities......   (2,362,069)    18,310,201
                                                                     -----------   ------------
          Net increase in cash and cash equivalents................    5,477,846     20,816,470
Cash and cash equivalents at beginning of year.....................   32,747,844     13,590,206
                                                                     -----------   ------------
Cash and cash equivalents at end of year...........................  $38,225,690   $ 34,406,676
                                                                     ===========   ============
Cash paid during the year for:
  Interest.........................................................  $ 1,667,078      1,176,794
                                                                     ===========   ============
  Taxes............................................................       40,308             --
Supplemental disclosures of non-cash transactions:
  Transfer of loans to other real estate owned.....................  $        --        229,880
                                                                     ===========   ============
     Transfer of loans to other real estate owned..................  $        --        229,880
                                                                     ===========   ============
  Market value adjustment -- investment securities available for sale:
     Market value adjustment -- investments........................  $    (1,171)      (445,971)
     Deferred income tax asset.....................................         (398)      (173,572)
                                                                     -----------   ------------
          Unrealized loss on investment available for sale, net....  $      (773)      (272,399)
                                                                     ===========   ============



        See accompanying notes to the consolidated financial statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dothan Federal Savings Bank:

     We have audited the accompanying statements of financial condition of DOTHAN FEDERAL SAVINGS BANK (a federally chartered savings bank) as of June 30, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dothan Federal Savings Bank as of June 30, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, effective June 30, 1994, the Bank changed its method of accounting for investment securities and mortgage-backed securities.

                                          Arthur Andersen LLP

Birmingham, Alabama
July 28, 1995, (except with
respect to the matter
discussed in Note 14, as to which
the date is February 19, 1996)

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF FINANCIAL CONDITION
                          AS OF JUNE 30, 1995 AND 1994

                                                                         1995          1994
                                                                      -----------   -----------
ASSETS
CASH AND CASH EQUIVALENTS:
Cash on hand and in banks...........................................  $   543,604   $   396,328
Interest-bearing deposits in other banks............................      369,732       417,151
                                                                      -----------   -----------
                                                                          913,336       813,479
                                                                      -----------   -----------
SECURITIES AVAILABLE FOR SALE (Notes 1 and 2).......................    5,280,789     5,713,879
SECURITIES HELD TO MATURITY, fair values of $1,504,690 and
  $2,486,016, respectively (Notes 1 and 2)..........................    1,498,130     2,507,212
LOANS RECEIVABLE, net of allowance for loan losses of $255,722 and
  $212,313, respectively (Notes 1 and 3)............................   35,457,409    29,916,526
LAND, BUILDINGS, AND EQUIPMENT, less accumulated depreciation of
  $180,194 and $202,981, respectively (Notes 1 and 4)...............    1,048,117       771,369
REAL ESTATE OWNED (Note 5):
Held pending sale...................................................            0        27,000
Properties under mortgage loans to facilitate sale..................       28,765        69,746
ACCRUED INTEREST AND DIVIDENDS RECEIVABLE (Note 6)..................      331,692       293,312
OTHER ASSETS (Note 1)...............................................       98,823        69,583
                                                                      -----------   -----------
          Total assets..............................................  $44,657,061   $40,182,106
                                                                       ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits (Note 7).................................................  $37,627,012   $32,191,484
  Federal Home Loan Bank advances (Note 8)..........................    2,666,667     3,833,333
  Advance payments by borrowers for taxes and insurance.............      186,094       161,947
  Accrued interest payable..........................................      179,610        93,418
  Income taxes payable (Notes 1 and 9):
     Current........................................................       15,465       193,458
     Deferred.......................................................       41,765        14,286
                                                                      -----------   -----------
                                                                           57,230       207,744
                                                                      -----------   -----------
  Accrued expenses and other liabilities............................       42,538        40,860
                                                                      -----------   -----------
          Total liabilities.........................................   40,759,151    36,528,786
                                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY (Note 1):
  Preferred stock, 1,000,000 shares authorized, none issued, par value
     of $.01........................................................            0             0
  Common stock, 4,000,000 shares authorized, 399,688 issued and
     outstanding, par value of $.01.................................        3,997         3,997
  Paid-in capital...................................................    3,329,339     3,329,339
  Retained earnings.................................................      605,099       447,845
  Unrealized loss on securities available for sale, net (Notes 1 and
     2).............................................................      (40,525)     (127,861)
                                                                      -----------   -----------
          Total stockholders' equity................................    3,897,910     3,653,320
                                                                      -----------   -----------
          Total liabilities and stockholders' equity................  $44,657,061   $40,182,106
                                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
INTEREST INCOME:
Interest and fees on loans.................................  $2,873,845   $2,797,004   $2,852,402
Interest and dividends on securities available for sale....     309,585      242,319            0
Interest on mortgage-backed securities.....................           0            0      103,364
Interest and dividends on securities.......................      73,136       88,334       73,034
Other interest income......................................      36,875       32,248       59,482
                                                             ----------   ----------   ----------
          Total interest income............................   3,293,441    3,159,905    3,088,282
                                                             ----------   ----------   ----------
INTEREST EXPENSE:
Interest on deposits (Note 7)..............................   1,619,537    1,278,586    1,371,427
Interest on other borrowings (Note 8)......................     255,341      180,976      138,727
                                                             ----------   ----------   ----------
          Total interest expense...........................   1,874,878    1,459,562    1,510,154
                                                             ----------   ----------   ----------
          Net interest income..............................   1,418,563    1,700,343    1,578,128
PROVISION FOR LOAN LOSSES (Notes 1 and 3)..................      60,000       60,000       90,000
                                                             ----------   ----------   ----------
          Net interest income after provision for loan
            losses.........................................   1,358,563    1,640,343    1,488,128
                                                             ----------   ----------   ----------
OTHER INCOME:
Service charges............................................      47,251       38,794       32,620
Gain on sale of securities.................................       7,169            0       34,531
Gain/(loss) on sale of loans...............................       3,304       25,847            0
Other income...............................................         490        6,612        2,289
                                                             ----------   ----------   ----------
          Total other income...............................      58,214       71,253       69,440
                                                             ----------   ----------   ----------
OTHER EXPENSES:
Salaries and employee benefits (Note 11)...................     508,742      500,980      426,802
Office building and equipment..............................     143,657      127,668      101,183
Federal deposit insurance premiums.........................      75,682       74,159       66,894
Data processing............................................      79,042       64,244       63,140
Real estate owned (income)/expense, net....................      (3,838)     (13,739)      47,643
Other expenses.............................................     253,359      203,111      216,159
                                                             ----------   ----------   ----------
          Total other expenses.............................   1,056,644      956,423      921,821
                                                             ----------   ----------   ----------
INCOME BEFORE PROVISION FOR INCOME TAXES...................     360,133      755,173      635,747
Provision for income taxes (Notes 1 and 9).................     142,926      278,125            0
                                                             ----------   ----------   ----------
NET INCOME.................................................  $  217,207   $  477,048   $  635,747
                                                              =========    =========    =========
EARNINGS PER SHARE (Note 1)................................  $      .54   $     1.19   $     1.59
                                                              =========    =========    =========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                  COMMON STOCK                    RETAINED     UNREALIZED        TOTAL
                               -------------------    PAID-IN     EARNINGS    GAIN (LOSS),   STOCKHOLDERS'
                               SHARES     AMOUNT      CAPITAL     (DEFICIT)       NET           EQUITY
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1992.......  399,688   $ 399,688   $2,933,648   $(664,950)   $        0     $ 2,668,386
Net income...................        0           0            0     635,747             0         635,747
Change in par value (Note
  1).........................        0    (395,691)     395,691           0             0               0
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1993.......  399,688       3,997    3,329,339     (29,203)            0       3,304,133
Net income...................        0           0            0     477,048             0         477,048
Unrealized loss on securities
  available for sale, net
  (Notes 1 and 2)............        0           0            0           0      (127,861)       (127,861)
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1994.......  399,688       3,997    3,329,339     447,845      (127,861)      3,653,320
Net income...................        0           0            0     217,207             0         217,207
Dividends paid...............        0           0            0     (59,953)            0         (59,953)
Change in unrealized loss on
  securities available for
  sale, net (Notes 1 and
  2).........................        0           0            0           0        87,336          87,336
                               -------   ---------   ----------   ---------   ------------   -------------
BALANCE, JUNE 30, 1995.......  399,688   $   3,997   $3,329,339   $ 605,099    $  (40,525)    $ 3,897,910
                               =======   =========    =========   =========     =========      ==========

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                                       1995          1994          1993
                                                                   ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income.......................................................  $    217,207   $   477,048   $   635,747
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization..................................        65,200        78,351        83,071
  Accretion of deferred income...................................       (84,431)     (149,915)      (89,051)
  Provision for losses on loans and real estate owned............        60,000        60,000       165,000
  Provision for deferred taxes...................................        17,482        80,125             0
  Loan fees deferred, net........................................        49,169        95,325       127,461
  Federal Home Loan Bank stock dividend..........................             0       (10,300)      (14,400)
  Loss (gain), net, on sale of:
    Loans........................................................        (3,304)      (25,847)            0
    Real estate owned............................................        (5,980)      (15,145)      (31,433)
    Securities available for sale................................        (7,169)            0             0
    Securities...................................................             0             0       (34,531)
    Equipment....................................................        27,704        (2,353)        3,364
  Change in assets and liabilities:
    Increase in accrued interest and dividends receivable........       (38,380)      (31,856)       (3,015)
    Decrease in other assets.....................................         3,390         3,077         1,065
    Increase (decrease) in current income taxes payable..........      (262,680)      193,458             0
    Increase (decrease) in accrued expenses and other
      liabilities................................................         1,678           727        (6,590)
    Increase in accrued interest payable.........................        86,192        39,046         9,338
                                                                   ------------   -----------   -----------
         Net cash provided by operating activities...............       126,078       791,741       846,026
                                                                   ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of securities held to maturity..........     1,500,000             0             0
Proceeds from sales of securities available for sale.............       184,508             0             0
Proceeds from sales of loans.....................................     1,756,117     3,534,550             0
Proceeds from sales of mortgage-backed securities................             0             0       496,354
Proceeds from sales of equipment.................................        10,500        14,077             0
Proceeds from sales of real estate owned.........................        40,000        40,000        95,000
Repayments on securities available for sale......................       437,139             0             0
Repayments on mortgage-backed securities.........................             0       514,469       424,130
Purchases of securities held to maturity.........................      (496,328)   (1,508,047)     (300,000)
Purchases of mortgage-backed securities..........................             0    (3,002,680)   (1,455,195)
Loans originated, net of repayments..............................    (3,368,654)     (512,306)   (3,828,340)
Loans and participations purchased...............................    (3,902,260)            0    (3,850,752)
Capital expenditures.............................................      (367,099)      (77,823)      (12,640)
Purchase of Federal Home Loan Bank stock.........................       (53,200)      (19,900)       (4,300)
                                                                   ------------   -----------   -----------
         Net cash used in investing activities...................    (4,259,277)   (1,017,660)   (8,435,743)
                                                                   ------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in deposits, net.............................     5,435,528      (967,403)    5,013,703
Principal payments on capital lease obligation...................             0             0       (40,933)
Advances from Federal Home Loan Bank.............................    16,850,000     7,000,000     3,000,000
Repayments of Federal Home Loan Bank advances....................   (18,016,666)   (6,666,667)   (1,500,000)
Increase (decrease) in advance payments by borrowers for taxes
  and insurance..................................................        24,147        (2,706)       57,075
Cash dividends paid..............................................       (59,953)            0             0
                                                                   ------------   -----------   -----------
         Net cash (used in) provided by financing activities.....     4,233,056      (636,776)    6,529,845
                                                                   ------------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................................        99,857      (862,695)   (1,059,872)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....................       813,479     1,676,174     2,736,046
                                                                   ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...........................  $    913,336   $   813,479   $ 1,676,174
                                                                   =============  ============  ============

        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SECURITIES

     Securities designated as available for sale are reported at fair value. The unrealized difference between amortized cost and fair value on securities available for sale is excluded from earnings and is reported net of deferred taxes as a component of stockholders' equity. This caption includes securities that management intends to use as part of its asset/liability management strategy or that may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs, or for other purposes.

     Securities designated as held to maturity are reported at amortized cost, as the Bank has both the ability and positive intent to hold these securities to maturity. There are no securities classified as trading as of June 30, 1995 or 1994.

     Amortization of premium and accretion of discount are computed under the interest method. The adjusted cost of the specific security sold is used to compute realized gain or loss on the sale of securities.

     On June 30, 1994, Dothan Federal Savings Bank (the "Bank") adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Initial adoption of SFAS No. 115 was accomplished by transferring certain securities previously shown as investment securities or mortgage-backed securities to the available for sale portfolio and had the effect of decreasing stockholders' equity by $127,861 at June 30, 1994; it had no effect on 1994 income.

     Prior to the adoption of SFAS No. 115, securities determined to be held on a long-term basis or until maturity were accounted for in a manner similar to securities held to maturity.

LOANS RECEIVABLE

     Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan origination fees and premiums.

     An allowance is established for uncollectible interest on loans that are 60 days past due based on management's periodic evaluations. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has been demonstrated, in which case the loan is returned to accrual status.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained through provisions charged to expense at levels which management considers adequate to absorb losses inherent in the loan portfolio. The allowance is decreased by charge-offs, net of recoveries. Management's evaluation of the allowance includes a review of all loans for which full collectibility is not reasonably assured and considers, among other factors, prior years' loss experience, economic conditions, distribution of loans by risk class, and the estimated value of underlying collateral. Though management believes the allowance for loan losses to be adequate, ultimate losses may vary from these evaluations; however, the allowance is reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the

                          DOTHAN FEDERAL SAVINGS BANK

FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a
Loan -- Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

LOAN ORIGINATION FEES, PREMIUMS, AND DISCOUNTS

     Loan origination fees, net of direct costs associated with originating or acquiring loans, are treated as an adjustment to the yield of the related loans using the interest method over the contractual term of the loans. Such adjustments are reflected in "Interest and fees on loans" in the accompanying statements of income. Loan commitment fees are recognized into income upon expiration of the commitment period, unless the commitment results in the loan being funded and maintained in the loan portfolio.

     Premiums paid and discounts received in connection with loans receivable are amortized to interest income over the lives of the loans using the interest method.

LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets (40 years for buildings and 3 to 25 years for equipment).

INTANGIBLE ASSETS

     Intangible assets, included in "Other Assets" in the accompanying statements of financial condition, consist of premiums paid to acquire the deposits of other financial institutions. These costs ($33,498 and $50,562 at June 30, 1995 and 1994, respectively) are being amortized using an accelerated method over an eight year period which approximates the expected deposit relationship lives. Amortization expense totaled $17,064, $20,565, and $24,065 in fiscal 1995, 1994, and 1993, respectively.

INCOME TAXES

     The financial statements have been prepared on an accrual basis. Because some income and expense items are recognized in different periods for financial reporting purposes and for purposes of computing currently payable income taxes, a provision or credit for deferred income taxes is made for such temporary differences.

     Effective July 1, 1991, the Bank adopted the asset and liability approach for financial accounting and reporting of income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes."

     No provision for income taxes was reflected in the statement of income for the year ended June 30, 1993 due to the utilization of net operating loss ("NOL") carryforwards. The Bank utilized all of its federal and state NOL carryforwards during fiscal 1994.

CHANGE IN PAR VALUE

     On October 22, 1992, the Bank changed the par value of all authorized preferred and common stock from $1.00 per share to $.01 per share.

                          DOTHAN FEDERAL SAVINGS BANK

STATEMENTS OF CASH FLOWS

     Cash and cash equivalents, for purposes of reporting cash flows, include cash on hand and in banks and interest-bearing deposits in banks.

                                                                1995         1994         1993
                                                             ----------   ----------   ----------
Supplemental cash flow information:
  Cash paid during the period for:
     Income taxes..........................................  $  388,095   $    4,513   $        0
                                                              =========    =========    =========
     Interest..............................................  $1,788,686   $1,420,516   $1,500,816
                                                              =========    =========    =========
  Noncash transactions:
     Transfers of loans receivable to real estate owned....  $    6,000   $        0   $        0
                                                              =========    =========    =========
     Transfer of mortgage-backed and investment securities
       to securities available for sale at fair value......  $        0   $5,713,879   $        0
                                                              =========    =========    =========
     Increase/(decrease) in unrealized net loss on
       securities available for sale, net of deferred tax
       provision/(benefit) of $44,961 and $(65,839),
       respectively........................................  $  (87,336)  $  127,861   $        0
                                                              =========    =========    =========

EARNINGS PER SHARE

     Earnings per share have been calculated on the basis of the weighted average number of shares of common stock outstanding, which were 399,688 during fiscal years 1995, 1994, and 1993.

FINANCIAL STATEMENT RECLASSIFICATION

     The financial statements for the prior years have been reclassified in certain instances in order to conform with the 1995 financial statement presentation. The reclassification did not change total assets or net income in the prior years.

PENDING ACCOUNTING STANDARDS

  Financial Instruments

     In December 1991, the FASB issued SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", adoption of which is required for fiscal years ending after December 15, 1995. In October 1994, the FASB issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," adoption of which is required for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of these statements before the required date.

DISCLOSURE OF CERTAIN RISKS

     In December 1994, the Accounting Standards Division of the AICPA approved SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 requires disclosures in the financial statements beyond those now being required or generally made in the financial statements about the risks and uncertainties existing as of the date of those financial statements in the following areas: nature of operations, use of estimates in the preparation of financial statements, certain significant estimates, and current vulnerability due to certain concentrations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995. The Bank has elected not to adopt the provisions of SOP 94-6 before the required date.

                          DOTHAN FEDERAL SAVINGS BANK

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for evaluating the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Bank has elected not to adopt the provisions of SFAS No. 121 until the required date, though management does not believe that the adoption of SFAS No. 121 will have a significant impact on the Bank's financial position or on the results of its operations.

MORTGAGE SERVICING RIGHTS

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," an amendment to SFAS No. 65. SFAS No. 122 amends certain provisions of SFAS No. 65 to eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. Management does not intend to adopt the provisions of SFAS No. 122 before the required date. Based on the Bank's current operating activities, management does not believe that the adoption of this Statement will have a material impact on the Bank's financial condition or results of operations.

2. SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY

     The amortized historical cost, approximate fair value, and gross unrealized gains and losses of the Bank's securities available for sale and securities held to maturity at June 30, 1995 and 1994 were as follows:

                                                           SECURITIES AVAILABLE FOR SALE
                          ------------------------------------------------------------------------------------------------
                                               1995                                             1994
                          -----------------------------------------------  -----------------------------------------------
                          AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                          HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                             COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
FHLB stock............... $  340,300    $    0     $       0   $  340,300  $  287,100   $      0   $        0   $  287,100
Mortgage-backed
  securities.............  4,701,892     6,416       (66,317)   4,641,991   5,320,479     10,740     (199,635)   5,131,584
Mutual Fund..............    300,000         0        (1,502)     298,498     300,000          0       (4,805)     295,195
                          ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                          $5,342,192    $6,416     $ (67,819)  $5,280,789  $5,907,579   $ 10,740   $ (204,440)  $5,713,879
                          ==========  ========     =========   ==========  ==========   ========   ==========   ==========

                                                              SECURITIES HELD TO MATURITY
                            ------------------------------------------------------------------------------------------------
                                                 1995                                             1994
                            -----------------------------------------------  -----------------------------------------------
                            AMORTIZED     GROSS       GROSS                  AMORTIZED     GROSS       GROSS
                            HISTORICAL  UNREALIZED  UNREALIZED      FAIR     HISTORICAL  UNREALIZED  UNREALIZED      FAIR
                               COST        GAIN       (LOSS)       VALUE        COST        GAIN       (LOSS)       VALUE
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
U.S. Treasury securities... $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ----------  ----------  ----------   ----------  ----------  ----------  ----------   ----------
                            $1,498,130   $ 11,295    $ (4,735)   $1,504,690  $2,507,212    $1,602     $ (22,798)  $2,486,016
                            ==========   ========    ========    ==========  ==========  ========     =========   ==========

     The amortized historical cost and approximate fair value of securities available for sale and securities held to maturity at June 30, 1995 by contractual maturity, are shown below. Expected maturities will differ from

                          DOTHAN FEDERAL SAVINGS BANK
contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AVAILABLE FOR SALE         HELD TO MATURITY
                                                  -----------------------   -----------------------
                                                  AMORTIZED                 AMORTIZED
                                                  HISTORICAL      FAIR      HISTORICAL      FAIR
                                                     COST        VALUE         COST        VALUE
                                                  ----------   ----------   ----------   ----------
Due in one year or less.........................  $  300,000   $  298,498   $1,001,142   $  996,407
Due after one year through five years...........           0            0      496,988      508,283
Due after five years through ten years..........   4,701,892    4,641,991            0            0
                                                  ----------   ----------   ----------   ----------
                                                   5,001,892    4,940,489    1,498,130    1,504,690
FHLB stock......................................     340,300      340,300            0            0
                                                  ----------   ----------   ----------   ----------
                                                  $5,342,192   $5,280,789   $1,498,130   $1,504,690
                                                   =========    =========    =========    =========

     Mortgage-backed securities totaling $934,227 have been pledged as collateral against certain large deposits at June 30, 1995. Deposits (public monies) associated with pledged mortgage-backed securities had an aggregate balance of $750,000 at June 30, 1995.

     Proceeds from sales of securities available for sale during 1995 were $184,508 with gross gains of $7,169 realized on the sales. There were no securities sales during fiscal 1994.

3. LOANS RECEIVABLE

                                                                         1995          1994
                                                                      -----------   -----------
Mortgage loans:
  Conventional loans:
     Construction loans, primarily on one-to-four family
      residences....................................................  $ 2,400,460   $ 3,670,870
     Loans on existing property:
       Residential..................................................   26,673,402    20,621,089
       Commercial...................................................    1,940,483     2,657,103
       FHA and VA loans.............................................    1,937,669     2,601,330
Other loans, primarily consumer and lines of credit.................    3,717,059     2,772,807
Less:
  Undisbursed portion of mortgage loans.............................     (679,809)   (1,879,760)
  Unearned loan fees................................................     (249,452)     (282,972)
  Allowance for loan losses.........................................     (255,722)     (212,313)
  Net acquisition discount..........................................      (26,681)      (31,628)
                                                                      -----------   -----------
          Total loans receivable, net...............................  $35,457,409   $29,916,526
                                                                       ==========    ==========

     As a savings bank, the Bank has a credit concentration in residential mortgage loans. The majority of the Bank's customers are located in Dothan, Alabama, and the surrounding area. The ability of these borrowers to repay is highly dependent on local economic conditions.

     Loans receivable at June 30, 1995 and 1994 included $145,531 and $10,452, respectively, in loans that had been placed on nonaccrual status. Interest income recognized on the nonaccrual loans outstanding at June 30, 1995 and 1994 was $2,217 and $1,119, respectively, as compared to $11,184 and $1,340 of interest income in 1995 and 1994, respectively, that would have been recorded under the original terms of the loans.

     At June 30, 1995 and 1994, loans to key officers, directors and principal stockholders and their affiliates amounted to $894,331 and $831,373, respectively. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as comparable transactions with

                          DOTHAN FEDERAL SAVINGS BANK
unrelated parties and do not involve more than normal risks of collectibility. During fiscal 1995, new loans totaled $613,939 and repayments were $550,981.

     An analysis of the Bank's allowance for loan losses for the years ended June 30, 1995 and 1994 is as follows:

                                                                       1995         1994
                                                                     --------     --------
    Beginning balance..............................................  $212,313     $177,336
    Provision......................................................    60,000       60,000
    Charge-offs....................................................   (16,591)     (25,523)
    Recoveries.....................................................         0          500
                                                                     --------     --------
    Ending balance.................................................  $255,722     $212,313
                                                                     ========     ========

4. LAND, BUILDINGS, AND EQUIPMENT

     Land, buildings, and equipment, as reflected in the accompanying statements of financial condition at June 30, 1995 and 1994 consisted of the following:

                                                                     1995          1994
                                                                  ----------     ---------
    Land........................................................  $  222,707     $ 222,707
    Buildings...................................................     773,399       419,329
    Furniture, fixtures and equipment...........................     232,205       293,173
    Construction in progress....................................           0        39,141
                                                                  ----------     ---------
                                                                   1,228,311       974,350
    Less accumulated depreciation and amortization..............    (180,194)     (202,981)
                                                                  ----------     ---------
                                                                  $1,048,117     $ 771,369
                                                                   =========     =========

5. REAL ESTATE OWNED

     Real estate owned consists either of properties acquired through foreclosure and held pending sale or properties sold under mortgage loans to facilitate sale and accounted for under the deposit method. Real estate owned is carried at the lower of loan balance or fair value, less estimated costs of disposition. Subsequent to foreclosure, real estate owned is evaluated on an individual basis for changes in fair value. Future declines in fair value of the asset less costs of disposition below its carrying amount result in an increase in the valuation allowance account. Future increases in fair value of the asset less costs of disposition above its carrying amount reduce the valuation allowance account, but not below zero. Minor costs relating to holding and maintaining the property are expensed and amounts incurred to improve the property are capitalized. The amounts expensed in fiscal 1995, 1994, and 1993 were $2,142, $4,280, and $10,699, respectively. The amount capitalized in fiscal 1995 was $1,020. No amounts were capitalized in fiscal 1994 or 1993. Valuations are periodically performed by management and a provision for estimated losses on real estate is charged to earnings when such losses are anticipated. No property was held pending sale at June 30, 1995. Property held pending sale at June 30, 1994 consisted of residential property with a basis of $27,000 and no valuation allowance.

     There were no valuation allowances for real estate owned for the years ended June 30, 1995 and 1994 and there was no related activity in the valuation allowances.

                          DOTHAN FEDERAL SAVINGS BANK

6. ACCRUED INTEREST AND DIVIDENDS RECEIVABLE

     Accrued interest and dividends receivable at June 30, 1995 and 1994 is summarized as follows:

                                                                       1995         1994
                                                                     --------     --------
    Securities held to maturity....................................  $ 29,086     $ 52,378
    Securities available for sale..................................    31,353       28,748
    Loans receivable...............................................   271,253      212,186
                                                                     --------     --------
                                                                     $331,692     $293,312
                                                                     ========     ========

7. DEPOSITS

     The weighted average rate payable on all deposits at June 30, 1995 and 1994 was 5.48% and 4.10%, respectively. Deposits at June 30, 1995 and 1994 and the related range of interest rates payable for deposits outstanding at June 30, 1995 consisted of the following:

                                                                   1995            1994
                                                                -----------     -----------
    Statement savings, 3.0%...................................  $ 1,522,588     $ 1,312,254
    NOW accounts, 2.5% to 2.75%...............................    2,837,515       2,905,669
    Money market accounts, 3.0% to 4.0%.......................    4,414,154       5,624,221
    Certificates of deposit, 2.62% to 10.50%..................   28,852,755      22,349,340
                                                                -----------     -----------
                                                                $37,627,012     $32,191,484
                                                                 ==========      ==========

     Certificates of deposit above included $4,620,069 and $3,719,531, respectively, of certificates in excess of $100,000 at June 30, 1995 and 1994.

     At June 30, 1995 and 1994, scheduled maturities of certificates of deposit were as follows:

                                                                   1995            1994
                                                                -----------     -----------
    Within one year...........................................  $16,507,873     $12,535,224
    One to three years........................................   12,141,196       8,629,291
    Thereafter................................................      203,686       1,184,825
                                                                -----------     -----------
                                                                $28,852,755     $22,349,340
                                                                 ==========      ==========

     Interest expense on deposits consisted of the following:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Statement savings..................................  $   53,089   $   24,852   $   20,319
    NOW accounts.......................................      58,338       53,240       49,201
    Money market accounts..............................     198,978      216,652      278,288
    Certificates of deposit............................   1,309,132      983,842    1,023,619
                                                         ----------   ----------   ----------
                                                         $1,619,537   $1,278,586   $1,371,427
                                                          =========    =========    =========

                          DOTHAN FEDERAL SAVINGS BANK

8. FEDERAL HOME LOAN BANK ADVANCES

     Federal Home Loan Bank advances outstanding at June 30, 1995 and 1994 mature as follows:

                                                             INTEREST
                                                               RATE        1995         1994
                                                             --------   ----------   ----------
    July 8, 1994...........................................    6.70%    $        0   $  500,000
    September 28, 1995.....................................    4.25%       166,667      833,333
    September 27, 1998.....................................    4.73%     2,500,000    2,500,000
                                                                        ----------   ----------
                                                                        $2,666,667   $3,833,333
                                                                         =========    =========

     The Bank is required by its blanket floating lien agreement with the Federal Home Loan Bank to maintain qualifying collateral for its advances in an amount at least equal to 175% of such advances. In addition, the Bank's investment in Federal Home Loan Bank stock is pledged as collateral on outstanding advances.

     In 1994, the Bank maintained a $3,000,000 line of credit with the Federal Home Loan Bank at a variable rate, which was 6.70% at June 30, 1994, which matured July 8, 1994. The amount outstanding under this line of credit at June 30, 1994 was $500,000 and is included in the outstanding advances disclosed above.

9. INCOME TAXES

     The provision for income taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Current:
      Federal........................................................  $144,943   $173,000
      State..........................................................    15,465     25,000
                                                                       --------   --------
                                                                        160,408    198,000
    Deferred.........................................................   (17,482)    80,125
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

     No provision for income taxes was recorded for the year ended June 30, 1993 due to utilization of net operating loss carryforwards (see Note 1).

     The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before taxes for the years ended June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Expected income tax expense at federal tax rate..................  $122,445   $256,758
    Add (deduct):
      Utilization of NOL carryforwards...............................         0    (78,452)
      State income tax, net of federal tax benefit...................    10,207     16,716
      Restoration of deferred tax liability..........................         0     75,583
      Other, net.....................................................    10,274      7,520
                                                                       --------   --------
              Totals.................................................  $142,926   $278,125
                                                                       ========   ========

                          DOTHAN FEDERAL SAVINGS BANK

     The components of the net deferred tax liability as of June 30, 1995 and 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Deferred tax asset:
      Unrealized loss................................................  $ 20,878   $ 65,839
                                                                       --------   --------
    Deferred tax liability:
      FHLB stock dividend............................................   (21,852)   (23,340)
      Depreciation...................................................   (14,047)   (10,786)
      Capital leases.................................................   (29,332)   (32,319)
      Other..........................................................     2,588    (13,680)
                                                                       --------   --------
              Total deferred tax liability...........................   (62,643)   (80,125)
                                                                       --------   --------
              Net deferred tax liability.............................  $(41,765)  $(14,286)
                                                                       ========   ========

10. COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business, primarily to meet the financing needs of its customers. These financial instruments consisted of commitments to extend credit and amounted to $182,000 at June 30, 1995. The Bank's policies as to collateral and assumption of credit risk for off-balance sheet items are essentially the same as those for extension of credit to its customers.

LITIGATION

     The Bank is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial statements.

FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate and reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

11. COMPENSATION AND BENEFITS

     During fiscal 1994, the Bank adopted a profit sharing plan and distributes funds earned to employees on a semiannual basis. Total distributions during 1995 related to this plan were $18,954, which are included in "Salaries and employee benefits" in the accompanying statements of income. The Bank also adopted a defined-contribution 401(k) plan, but does not contribute or match the employees' contributions.

     In December 1990 and November 1992, the FASB issued SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", respectively. The Bank does not offer these benefits, as defined, to its employees and, accordingly,

                          DOTHAN FEDERAL SAVINGS BANK

SFAS No. 106 had no effect on the Bank's 1995 financial statements and SFAS No. 112 at the date of adoption will have no effect on the Bank's financial condition based on current activity.

12. REGULATION

     As a federally chartered savings bank, the Bank is required by its primary regulator, the Office of Thrift Supervision ("OTS"), to maintain capital sufficient to meet three requirements, as defined: (1) a tangible capital requirement equal to 1.5% of adjusted total assets; (2) a leverage or core capital requirement of 3% of adjusted total assets, though it is anticipated that most institutions will be required by the regulators to maintain capital of an additional 100 to 200 basis points; and (3) a risk-based capital requirement equal to 8% of risk-weighted assets, which were approximately $21,895,200 at June 30, 1995. Assets and off-balance sheet commitments are assigned a credit-risk weighting based upon their relative risk ranging from 0% for assets backed by the full faith and credit of the United States Government or that pose no credit risk to the Bank, to 100% for assets such as commercial loans, delinquent, or repossessed assets.

     The following is a reconciliation of the Bank's total stockholders' equity to the Bank's tangible, core, and risk-based capital available to meet its regulatory requirements:

                                                                              JUNE 30, 1995
                                                                              -------------
    Stockholders' equity as reported in the accompanying financial
      statements............................................................   $ 3,897,910
    Intangible assets required to be deducted...............................       (33,498)
    Unrealized loss on debt securities available for sale...................        39,534
                                                                              -------------
    Tangible capital........................................................     3,903,946
    Required deductions.....................................................             0
                                                                              -------------
    Core capital............................................................     3,903,946
    General allowance for loan losses.......................................       135,322
                                                                              -------------
    Risk-based capital......................................................   $ 4,039,268
                                                                                ==========

     The following presents the Bank's capital levels and ratios compared to its minimum capital requirements:

                                                                       AMOUNT     PERCENTAGE
                                                                     ----------   ----------
    Tangible capital, as defined...................................  $3,903,946       8.74%
    Required minimum...............................................     669,946       1.50
                                                                     ----------   ----------
              Excess...............................................  $3,234,000       7.24%
                                                                      =========   ========
    Core capital, as defined.......................................  $3,903,946       8.74%
    Required minimum (a)...........................................   1,339,893       3.00
                                                                     ----------   ----------
              Excess...............................................  $2,564,053       5.74%
                                                                      =========   ========
    Risk-based capital.............................................  $4,039,268      18.45%
    Required minimum...............................................   1,751,616       8.00
                                                                     ----------   ----------
              Excess...............................................  $2,287,652      10.45%
                                                                      =========   ========

- ---------------

(a) The required minimum based on 5% would be $2,233,155, leaving an excess of $1,670,791.

     Capital requirements continue to be under study by the OTS. Management continues to monitor these requirements and contemplated changes and believes that the Bank will continue to exceed its regulatory minimum requirements.

                          DOTHAN FEDERAL SAVINGS BANK

     The Bank has not been required by the OTS to incorporate an interest rate risk component to the risk-based capital requirement. This regulation requires a deduction from risk-based capital based on an institution's exposure to interest rate risk. Management believes the Bank would continue to exceed its regulatory minimum requirements if the interest rate risk component is ever required.

     Effective December 19, 1992, the Bank became subject to additional capital standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). These regulations established capital standards in five categories ranging from "critically undercapitalized" to "well capitalized," and defined "well capitalized" as at least 5% for core (leverage) capital and at least 10% for risk-based capital. Institutions with a core capital less than 4% or risk-based capital less than 8% are considered "undercapitalized," and subject to increasingly stringent prompt corrective action measures. The Bank's capital ratios above place it in the "well capitalized" category.

13. INTEREST RATE SENSITIVITY

     A portion of the Bank's interest earning assets are long-term fixed rate mortgage loans and mortgage-backed securities (approximately 79%), while its principal source of funds are savings deposits with maturities of three years or less (approximately 99%). Because of the short-term nature of the savings deposits, their cost generally reflects returns currently available in the market. Accordingly, the savings deposits have a high degree of interest rate sensitivity while the mortgage loan portfolio, to the extent of fixed rate loans, is relatively fixed and has much less sensitivity to changes in current market rates. Although these conditions are somewhat mitigated by the Bank's risk management strategies of selling long-term fixed rate loans and reinvesting in adjustable-rate mortgage-backed securities, changes in market interest rates tend to directly affect the level of net interest income.

14. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by The Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price of approximately $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller pursuant to which each could receive cash payments following the merger, should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                          DOTHAN FEDERAL SAVINGS BANK

                  CONDENSED STATEMENTS OF FINANCIAL CONDITION

                            MARCH 31, 1996 AND 1995



                                                                         1996          1995
                                                                      -----------   -----------
                                                                             (UNAUDITED)
                                            ASSETS
Cash................................................................  $ 3,853,521   $ 1,487,601
Securities available for sale.......................................    4,900,823     5,456,746
Securities held to maturity.........................................    2,248,026     1,498,386
Loans receivable....................................................   36,380,791    35,465,079
Land, buildings, and equipment......................................    1,025,705     1,090,831
Real estate owned...................................................       27,479       102,352
Accrued interest and dividends receivable...........................      362,161       309,226
Other assets........................................................      168,988       292,083
                                                                      -----------   -----------
                                                                      $48,967,494   $45,702,304
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits............................................................  $42,362,182   $35,011,092
Federal Home Loan Bank advances.....................................    2,083,333     6,333,333
Advance payments by borrowers for taxes and insurance...............      134,203       157,050
Accrued interest payable............................................      134,324       139,444
Accrued expenses and other liabilities..............................      191,433       258,874
                                                                      -----------   -----------
          Total Liabilities.........................................  $44,905,475   $41,899,793
                                                                      -----------   -----------
Stockholders' Equity
Preferred stock, 1,000,000 shares authorized, none issued, par value
  of $.01...........................................................  $         0   $         0
Common Stock, 4,000,000 shares authorized, 399,688 issued and
  outstanding, par value of $.01....................................        3,997         3,997
Paid-in Capital.....................................................    3,329,339     3,329,339
Retained Earnings...................................................      733,190       594,746
Unrealized loss on securities available for sale, net...............       (4,507)     (125,571)
                                                                      -----------   -----------
          Total Stockholders' Equity................................  $ 4,062,019     3,802,511
                                                                      -----------   -----------
                                                                      $48,967,494   $45,702,304
                                                                       ==========    ==========


        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                         CONDENSED STATEMENTS OF INCOME

               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995



                                                                    NINE MONTHS ENDED MARCH 31,
                                                                    ---------------------------
                                                                       1996             1995
                                                                    ----------       ----------
                                                                            (UNAUDITED)
Interest Income:
  Loans...........................................................  $2,259,446       $2,104,612
  Other investments...............................................     456,540          301,087
                                                                    ----------       ----------
          Total interest income...................................   2,715,986        2,405,699
                                                                    ----------       ----------
Interest Expense
  Deposits........................................................   1,716,440        1,139,741
  Other Borrowings................................................      86,450          187,456
                                                                    ----------       ----------
          Total interest expense..................................   1,802,890        1,327,197
                                                                    ----------       ----------
          Net Interest income.....................................     913,096        1,078,502
Provision for possible loan losses................................      45,000           45,000
                                                                    ----------       ----------
Net interest income after provision for possible loan losses......     868,096        1,033,502
                                                                    ----------       ----------
Other Income:
  Other loan fees and charges.....................................      32,877           28,799
  Demand deposit fees.............................................      25,822           22,187
  Other income....................................................      22,929           14,184
                                                                    ----------       ----------
          Total other income......................................      81,628           65,170
                                                                    ----------       ----------
Other Expenses:
  Salaries and employee benefits..................................     321,292          357,197
  Office building and equipment...................................      87,785           99,029
  Federal deposit insurance premiums..............................      65,204           56,500
  Data processing.................................................      51,475           59,460
  Other expenses..................................................     204,708          190,125
                                                                    ----------       ----------
          Total other expenses....................................     730,464          762,311
                                                                    ----------       ----------
          Income before provision for income taxes................     219,260          336,361
                                                                    ----------       ----------
Provision for income taxes........................................      91,169          129,508
                                                                    ----------       ----------
          Net Income..............................................  $  128,091       $  206,853
                                                                     =========        =========
Earnings Per Share................................................  $     0.32       $     0.52
                                                                     =========        =========


        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR THE NINE MONTHS ENDED MARCH 31, 1996



                                                      COMMON STOCK
                                                   ------------------                                 UNREALIZED        TOTAL
                                                   NUMBER OF              ADDITIONAL      RETAINED   GAIN/(LOSS),   STOCKHOLDERS'
                                                    SHARES     AMOUNT   PAID-IN CAPITAL   EARNINGS       NET           EQUITY
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at June 30, 1995.........................   399,688    $3,997     $ 3,329,339     $605,099     $(40,525)     $ 3,897,910
Net income.......................................         0        0                0      128,091            0          128,091
Change in unrealized loss on securities available
  for sale, net..................................         0        0                0            0       36,018           36,018
                                                   ---------   ------   ---------------   --------   ------------   -------------
Balance at March 31, 1996........................   399,688    $3,997     $ 3,329,339     $733,190     $ (4,507)     $ 4,062,019


        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                            STATEMENTS OF CASH FLOWS

               FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1994



                                                                                   1996          1995
                                                                                -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................  $   128,090   $   206,853
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................       39,548        63,778
    Accretion of deferred income..............................................      (48,374)      (57,490)
    Provision for losses on loans and real estate owned.......................       45,000        45,000
    Loan fees deferred, net...................................................       35,738        35,978
    Loss (gain), net, on sale of:
      Loans and REO...........................................................       (5,267)       (5,427)
      Equipment...............................................................       (3,355)            0
    Change in assets and liabilities:
      Increase in accrued interest and dividends receivable...................      (30,469)      (15,914)
      Increase in other assets................................................     (125,831)     (235,627)
      Increase (decrease) in current income taxes payable.....................       29,600       (42,905)
      Increase in accrued expenses and other liabilities......................       88,678        51,996
      Increase (decrease) in accrued interest payable.........................      (45,286)       46,026
                                                                                -----------   -----------
         Net cash provided by operating activities............................      108,072        92,268
                                                                                -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of securities held to maturity.....................    1,500,000     1,500,000
  Proceeds from sales of securities available-for-sale........................        2,500             0
  Proceeds from sales of loans................................................    1,691,667     1,028,550
  Proceeds from sales of equipment............................................        7,100         7,562
  Repayments on securities available for sale.................................      425,921       311,416
  Purchases of FHLB stock.....................................................            0       (53,200)
  Purchases of securities held to maturity....................................   (2,249,531)     (496,328)
  Loans originated, net of repayments.........................................   (1,758,007)   (3,050,170)
  Loans and participations purchased..........................................     (871,619)   (3,555,698)
  Capital expenditures........................................................      (15,863)     (365,036)
                                                                                -----------   -----------
         Net cash used in investing activities................................   (1,267,832)   (4,672,904)
                                                                                -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net........................................    4,735,170     2,819,608
  Advances from Federal Home Loan Bank........................................            0    16,350,000
  Repayments of Federal Home Loan Bank advances...............................     (583,334)  (13,850,000)
  Decrease in advance payments by borrowers for taxes and insurance...........      (51,891)       (4,897)
  Cash dividends paid.........................................................            0       (59,953)
                                                                                -----------   -----------
         Net cash (used in) provided by financing activities..................    4,099,945     5,254,758
                                                                                -----------   -----------
INCREASE IN CASH AND CASH EQUIVALENTS.........................................    2,940,185       674,122
CASH AND CASH EQUIVALENTS, beginning of period................................      913,336       813,479
                                                                                -----------   -----------
CASH AND CASH EQUIVALENTS, end of period......................................    3,853,521     1,487,601
                                                                                ============  ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Income taxes..............................................................       61,570       172,413
                                                                                ============  ============
    Interest..................................................................    1,848,176     1,281,171
                                                                                ============  ============
  Noncash transactions:
    Transfers of loans receivable to real estate owned........................            0         6,000
                                                                                ============  ============
    Increase in unrealized net loss on securities available for sale, net of
     deferred tax benefit of $18,452 and $1,179, respectively.................       54,471         3,470
                                                                                ============  ============


        The accompanying notes are an integral part of these statements.

                          DOTHAN FEDERAL SAVINGS BANK

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                            MARCH 31, 1996 AND 1995


1. BASIS OF PRESENTATION


     The condensed financial statements were prepared by Dothan Federal Savings Bank (the "Bank") without audit, but in the opinion of management, reflect all adjustments necessary for the fair presentation of the Bank's financial position and results of operations for the nine month periods ended March 31, 1996 and 1995. Results of operations for the interim 1996 period are not necessarily indicative of results expected for the full year. While certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Bank believes that the disclosures herein are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Bank's statements of financial condition for the year ended June 30, 1995. The accounting policies employed are the same as those shown in Note 1 to the statements of financial condition.


2. IMPLEMENTATION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NOS. 114 AND
   118

     During 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114 requires that impaired loans be valued based on the present value of those loans' estimated cash flows at each loan's effective interest rate or the loan's observable market price or the fair value of the underlying collateral. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures", an amendment to SFAS No. 114. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. Management adopted SFAS Nos. 114 and 118 as of July 1, 1995; however, given the Bank's current loan portfolio composition, the impact of adoption was not material.

3. FDIC ASSESSMENTS

     The FDIC-SAIF assessments became effective January 1, 1990. The FDIC assessment rate was 20.8 basis points of insured deposits through December 31, 1990, and has been 23 basis points since January 1, 1991. However, significant debate has ensued in Congress and within the industry as to the disparity between bank and thrift deposit insurance premiums which arose during 1995 when bank premiums were reduced when the target capitalization of the Bank Insurance Fund ("BIF") was achieved. To eliminate or reduce the disparity and provide for the recapitalization of the Savings Association Insurance Fund ("SAIF"), a special recapitalization premium for SAIF deposits has been discussed approximating 85 basis points. No decision has been finalized as to the resolution of BIF/SAIF premium disparity or the fund recapitalization issue. In the event of an 85 basis point assessment, the Bank would incur approximately $320,000 in expense.

4. SUBSEQUENT EVENT

     On January 22, 1996, the Bank entered into a definitive agreement for the acquisition of the Bank by the Colonial BancGroup, Inc. ("BancGroup"), in which BancGroup will acquire all of the outstanding stock of the Bank, consideration consisting of both shares of BancGroup's common stock and cash for an aggregate purchase price approximating $5,200,000. This transaction is subject to, among other things, approval by the stockholders of the Bank and approval by the appropriate regulatory authorities. In connection with the pending acquisition, the Bank has entered into agreements with its president and chief executive officer and its vice president and controller, pursuant to which each could receive cash payments following the merger should they terminate employment with the Bank or BancGroup following the merger. Total payments possible under the agreements, if exercised, would approximate $54,000.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into and is effective as of the 21st day of December, 1995 (the "Agreement"), by and among The Colonial BancGroup, Inc., a Delaware corporation ("Acquiror"), and Commercial Bancorp of Georgia, Inc., a Georgia corporation ("CBG"). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Appendix A hereto.

                              W I T N E S S E T H:

     WHEREAS, Acquiror owns all of the issued and outstanding shares of capital stock of Colonial Bank; and

     WHEREAS, CBG is a one-bank holding company that owns all of the issued and outstanding capital stock of Commercial Bank; and

     WHEREAS, the Boards of Directors of Acquiror, and CBG have approved the merger of CBG with and into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, at the Effective Time (as defined in Section 1.02 below) CBG shall be merged with and into Acquiror and the separate existence of CBG shall thereupon cease. Acquiror shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and the name of the Surviving Corporation shall be "The Colonial BancGroup, Inc." As a result of the Merger, Commercial Bank will become a wholly-owned subsidiary of Acquiror.

     1.02 Effective Time of the Merger. The Merger shall become effective at the time (the "Effective Time") specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware. The filing of the Certificate of Merger shall be made simultaneously with or as soon as possible following the closing of the transactions contemplated by this Agreement in accordance with Article XII hereof. It is the intent of the parties hereto that the Effective Time shall be within five business days from the date of the last required approval and the expiration of any applicable waiting periods or as soon as practicable thereafter.

     1.03 Further Acts. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Surviving Corporation, title to and possession of any property or right of CBG or Acquiror, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, CBG or Acquiror and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all reasonable acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of CBG or Acquiror, or otherwise, to take any and all such action.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     2.01 Articles of Incorporation. The Certificate of Incorporation of Acquiror in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.02 Bylaws. The Bylaws of Acquiror in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.03 Directors and Officers of the Surviving Corporation. The directors of Acquiror in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation following the Effective Time. The officers of Acquiror in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation following the Effective Time.

                                  ARTICLE III

                              CONVERSION OF SHARES

     3.01 Conversion of Shares. Subject to the provisions of this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Colonial Bank, CBG, Commercial Bank, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of capital stock of Acquiror (the "Acquiror Capital Stock"), including the Common Stock, $2.50 par value per share of Acquiror ("Acquiror Common Stock"), and any associated rights to acquire Acquiror Capital Stock, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Common Stock of Colonial Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (c) Each share of Common Stock, $1.00 par value per share, of CBG ("CGB Common Stock") issued and outstanding at the Effective Time (other than treasury stock or shares held by Acquiror which shares shall be canceled) shall cease to be outstanding and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for the right to receive the number of shares of Acquiror Common Stock equal to $21.07 divided by the Market Value (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Acquiror Common Stock prior to the Effective Time) (the "Exchange Ratio") upon surrender of the certificate representing such shares of CBG Common Stock. The Market Value shall represent the per share market value of the Acquiror Common Stock at the Effective Time and shall be equal to the average of the Daily Average Value (as defined below) of the Acquiror Common Stock as reported by The New York Stock Exchange ("NYSE") on the thirty (30) trading days ending on the trading day immediately preceding the Effective Time. The Daily Average Value on each trading day shall be the average of the high and low sales price of the Acquiror Common Stock for such trading day as reported by the NYSE.

          (d) Each share of Common Stock of Commercial Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be wholly owned by the Surviving Corporation.

     3.02 Anti-Dilution Provisions. In the event Acquiror changes the number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Market Value and, as a result, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or other recapitalization.

     3.03 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CBG Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the Market Value. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.04 Conversion of Stock Options, Warrants and Stock Appreciation
Rights. (a) At the Effective Time, all rights with respect to CBG Common Stock pursuant to stock options, stock purchase warrants or similar rights, including rights under contracts with employees of Commercial Bank (collectively, "CBG Options"), granted by CBG or Commercial Bank, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Acquiror Common Stock, and Acquiror shall assume each CBG Option, in accordance with the terms of the agreement or plan by which it is evidenced, except that from and after the Effective Time, (i) each CBG Option assumed by Acquiror may be exercised solely for shares of Acquiror Common Stock,
(ii) the number of shares of Acquiror Common Stock subject to such CBG Option shall be equal to the number of shares of CBG Common Stock subject to such CBG Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such CBG Option shall be adjusted by dividing the per share exercise price under each such CBG Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (ii) of the preceding sentence, Acquiror shall not be obligated to issue any fraction of a share of Acquiror Common Stock upon exercise of CBG Options and any fraction of a share of Acquiror Common Stock that otherwise would be issued upon the exercise of a converted CBG Option shall represent the right to receive a cash payment upon exercise of such converted CBG Option equal to the product of such fraction and the difference between the market value of one share of Acquiror Common Stock at the time of exercise of such Option and the per share exercise price of such CBG Option as adjusted pursuant to clause (iii) of the preceding sentence. The market value of one share of Acquiror Common Stock at the time of exercise of a CBG Option shall be the last sale price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror) on the last trading day preceding the date of exercise. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CBG Options remain outstanding. Schedule 3.04(a) lists the names of all persons holding CBG Options, the number of shares of CBG Common Stock issuable upon exercise of such CBG Options and the per share exercise price of such CBG Options.

     As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of each CBG Option an appropriate notice setting forth such holder's rights pursuant to such CBG Option following the Merger. At or prior to the Effective Time, Acquiror shall take all corporate action necessary to reserve for issuance sufficient shares of Acquiror Common Stock for delivery upon the exercise of CBG Options assumed by it in accordance with this Section 3.04.

     (b) At the Effective Time, all obligations of CBG or Commercial Bank under stock appreciation rights or similar rights, including rights under the Commercial Bancorp of Georgia, Inc. and Commercial Bank of Georgia Deferred Compensation Plan for Directors, as amended, the Commercial Bancorp of Georgia, Inc., Commercial Bank of Georgia and Commercial Bank of Gwinnett 1995 Deferred Compensation Plan for Directors (such plans are referred to herein collectively as the "Deferred Compensation Plans") and under contracts with employees of CBG or Commercial Bank (such stock appreciation rights and similar rights are referred to as "CBG Stock Appreciation Rights"), granted by CBG or Commercial Bank shall be assumed by Acquiror. Within ten (10) days following the Effective Time, Acquiror shall pay to each holder of CBG Stock Appreciation Rights cash equal to the value of such holder's CBG Stock Appreciation Right(s) determined in accordance with the terms of the plan or agreement under which such rights were granted except that, solely for purposes of determining the amount of cash to be paid to participants in the Deferred Compensation Plans,

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


each Stock Unit (as defined in the respective Deferred Compensation Plan) credited to a participant's account under the Deferred Compensation Plans shall be deemed to have a value of $21.07 without regard to the fair market value of the CBG Common Stock on the immediately preceding Valuation Date (as defined in the Deferred Compensation Plans). Effective as of the day immediately following the date hereof, no additional director fees will be deferred under the Deferred Compensation Plans. Schedule 3.04(b) sets forth the names of all persons holding CBG Stock Appreciation Rights, the number of units of stock appreciation rights and the current method of determining the value of such stock appreciation rights.


     3.05 Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause the exchange agent selected by Acquiror (the "Exchange Agent") to mail to the former stockholders of CBG appropriate transmittal materials. After the Effective Time, each holder of shares of CBG Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.01 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.06 of this Agreement. To the extent required by Section 3.03 of this Agreement, each holder of shares of CBG Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Acquiror Common Stock to which such holder may be otherwise entitled (without interest). Acquiror shall not be obligated to deliver the consideration to which any former holder of CBG Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of CBG Common Stock for exchange as provided in this
Section 3.05. The certificate or certificates of CBG Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Acquiror, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of CBG Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     3.06 Rights of Former CBG Stockholders. At the Effective Time, the stock transfer books of CBG shall be closed as to holders of CBG Common Stock immediately prior to the Effective Time and no transfer of CBG Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.05 of this Agreement, each certificate theretofore representing shares of CBG Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.01 and 3.03 of this Agreement in exchange therefor. Whenever a dividend or other distribution is declared by Acquiror on the Acquiror Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of Acquiror Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CBG Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.05 of this Agreement. However, upon surrender of such CBG Common Stock certificate, both the Acquiror Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     3.07 Dissenters' Rights. Notwithstanding Section 3.01, no outstanding share of CBG Common Stock shall be converted into or represent a right to receive any shares of Acquiror Common Stock pursuant to Section 3.01 if the holder thereof has demanded and perfected his demand for payment of the fair value of such share in accordance with the applicable provisions of Article 13 of the Georgia Business Corporation Code (the "Dissenter Provisions") and has not effectively withdrawn or lost his right to such payment. All such shares of CBG Common Stock shall represent only the rights granted with respect to such shares pursuant to the Dissenter Provisions. CBG shall give notice to Acquiror upon receipt by CBG of any written demands for payment of the fair value of CBG Common Stock and of withdrawals of such demands and any other written communications provided in accordance with or pursuant to the Dissenter Provisions (any stockholder duly making such a demand being hereinafter called a "Dissenting Stockholder"). Acquiror shall have the right to participate in all negotiations and proceedings with respect to any Dissenting Stockholder. CBG agrees that it will not, except with the prior consent of Acquiror, make any determination of fair value or any payment with respect to, or settle or offer to settle any matter arising out of, any dissent. Each Dissenting Stockholder, if any, who becomes entitled to payment for his shares of CBG Common Stock pursuant to the Dissenter Provisions shall receive payment therefor from Acquiror (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Dissenter Provisions) and such dissenting shares of CBG Common Stock shall be canceled. If any holder of shares of CBG Common Stock who demands payment of the fair value of his shares under the Dissenter Provisions shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, the shares of CBG Common Stock of such holder shall be converted into a right to receive the consideration set forth in Section 3.01 hereof.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBG

     CBG represents and warrants to Acquiror as follows:

     4.01 Organization. CBG is a corporation validly existing and in good standing under the laws of the State of Georgia. CBG has all requisite corporate power and authority to carry on and conduct its business as now being conducted and to own, lease or operate its material properties and assets. CBG is duly qualified as a foreign corporation, and is in good standing, in each state and foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified except for such states and jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect on CBG.

     4.02 Power and Authority. CBG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of CBG (subject to receipt of appropriate approval by the stockholders of CBG). Subject to such stockholder approval, this Agreement constitutes CBG's legal, valid and binding obligation, enforceable against CBG in accordance with its terms.

     4.03 Capitalization.  (a) The authorized capital stock of CBG consists of
(i) 10,000,000 shares of CBG Common Stock, of which 1,826,708 shares are issued and outstanding (not including shares reserved for issuance upon the exercise of CBG Options) and 35,000 shares were held as treasury shares as of the date of this Agreement, and (ii) 10,000,000 shares of serial preferred stock, $1.00 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of CBG are duly and validly issued and outstanding and are fully paid and nonassessable under the Georgia Business Corporation Code. None of the outstanding shares of capital stock of CBG has been issued in violation of any preemptive rights of the current or past stockholders of CBG. CBG has reserved 348,351 shares of CBG Common Stock for issuance upon the exercise of outstanding CBG Options.

     (b) Except as set forth in Schedule 4.03(b) hereto, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CBG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CBG or obligating CBG to grant, extend or enter into any such agreement or commitment.

     4.04 Subsidiaries. CBG has no direct or indirect Subsidiaries other than Commercial Bank, which is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority necessary for it to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Commercial Bank is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on CBG. Commercial Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured by the Bank Insurance Fund to the extent permitted by applicable law. All of the outstanding shares of capital stock of Commercial Bank are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by CBG free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of Commercial Bank, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     4.05 Information Supplied for Use in Registration Statement. Written information supplied by CBG to Acquiror and designated specifically for use in the Registration Statement (as hereinafter defined) or any amendment or supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement on Form S-4 including the Proxy Statement/Prospectus set forth therein, to be filed by Acquiror with the Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Acquiror Common Stock, as amended at the time it becomes effective and as thereafter amended, is referred to herein as the "Registration Statement." The Proxy Statement/Prospectus in the form included in the Registration Statement at the time it becomes effective and at the time it is delivered to the stockholders of CBG is referred to herein as the "Proxy Statement/Prospectus."

     4.06 Financial Statements. (a) CBG has filed and made available to Acquiror all forms, reports, and documents filed by CBG with the Commission since December 31, 1994 (collectively the "CBG SEC Reports"). The CBG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CBG SEC Reports or necessary in order to make the statements in such CBG SEC Reports, in light of the circumstances under which they were made, not misleading in any material respects.

     (b) Schedule 4.06(b) contains (i) the audited consolidated balance sheets (including related notes and schedules) of CBG as of December 31, 1994, the related audited consolidated statements of income, retained earnings, and cash flows (including related notes and schedules) for each of the three years in the period ended December 31, 1994 (the "Audited Financial Statements"); and (ii) the unaudited consolidated balance sheet (including related notes and schedules) of CBG as of September 30, 1995, the related unaudited consolidated statements of income, retained earnings, and cash flows (including related notes and schedules), for the three and nine month periods then ended (such unaudited consolidated financial statements hereinafter are referred to as the "Interim Financial Statements," and the Interim Financial Statements and the Audited Financial Statements are referred to collectively as the "CBG Financial Statements"). The Audited Financial Statements present fairly in all material respects the consolidated financial position of CBG and the results of its operations as of the respective dates and for the respective periods covered by the Audited Financial Statements. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles applicable to banks and bank holding companies applied on a consistent basis. The Interim Financial Statements have been prepared in accordance with GAAP or regulatory accounting principles applicable to banks and bank holding companies (in each case as applicable to interim unaudited financial statements) and present fairly in all material respects the consolidated financial position of CBG and the results of its operations as of the respective dates and for the respective periods covered by the Interim Financial Statements, subject to normal and recurring year-end adjustments which are not expected to be material in amount.

     (c) Since September 30, 1995, except as disclosed in the CBG Financial Statements, the CBG and SEC Reports or in Schedule 4.06(c) hereto, there have been no events, changes, or occurrences which have had, or will have, a Material Adverse Effect on CBG.

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

     4.07 No Undisclosed Liabilities. Except as reflected and reserved against in the CBG Financial Statements, or disclosed in the notes thereto, or as shown in Schedule 4.07, neither CBG nor Commercial Bank has incurred since September 30, 1995 any material liability or obligation which will have a Material Adverse Effect on CBG, except for liabilities and obligations incurred by CBG or Commercial Bank in the ordinary course of its business. Except as set forth in
Schedule 4.07, since September 30, 1995, neither CBG nor Commercial Bank has incurred or paid any material liability or obligation which would have a Material Adverse Effect on CBG except for liabilities and obligations incurred by CBG or Commercial Bank in the ordinary course of its business.

     4.08 No Violation of Law. Each of CBG and Commercial Bank has in effect all Permits necessary for it to carry on its business as now conducted, except for those Permits the absence of which will not have a Material Adverse Effect on CBG, and there has occurred no Default under any such Permit, other than defaults which will not have a Material Adverse Effect on CBG. Except as disclosed in Schedule 4.08 hereto, neither CBG nor Commercial Bank:

          (a) to the knowledge of CBG, is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which will not have a Material Adverse Effect on CBG; and

          (b) since January 1, 1994, has received any notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that CBG or Commercial Bank is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces, where such noncompliance will have a Material Adverse Effect on CBG, (ii) threatening to revoke any Permits, the revocation of which will have a Material Adverse Effect on CBG or (iii) requiring CBG or Commercial Bank to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     4.09 Assets. (a) Except as disclosed in Schedule 4.09 hereto or as disclosed or reserved against in the CBG Financial Statements, CBG and Commercial Bank have good and marketable title, free and clear of all Liens, to all of their respective material Assets reflected in CBG's most recent balance sheet referred to in Section 4.06.

     (b) Schedule 4.09(b) sets forth a list and description of all material real and personal property owned or leased by CBG or Commercial Bank, either as lessor or lessee.

     (c) Except as disclosed in Schedule 4.09(c) hereto, there are presently no claims pending under any policies of insurance and no notices have been given by CBG or Commercial Bank under such policies.

     4.10 Indebtedness. Schedule 4.10 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of CBG and Commercial Bank (other than deposit liabilities), as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by CBG or Commercial Bank. CBG has made available to Acquiror a true, correct and complete copy of each of the items listed in Schedule 4.10.

     4.11 Litigation. Except as set forth in Schedule 4.11 or in the CBG SEC Reports, there are no claims, suits, actions or known investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) of which CBG has received notice pending or, to the knowledge of CBG, threatened in writing, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against CBG or Commercial Bank or involving any of its property or business which, if determined adversely to CBG or Commercial Bank, would have a Material Adverse Effect on CBG. There are no judgments, orders, writs, injunctions, decrees or known indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to CBG or Commercial Bank or involving any of its property or business.

     4.12 Employees. Schedule 4.12 sets forth the names and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees of CBG and Commercial Bank. Other than as set forth in Schedule 4.12 or as contemplated by this Agreement, neither CBG nor Commercial Bank is a party to any employment or other contracts with any of its employees.

     4.13 Employee Benefits. (a) To the knowledge of CBG, all employee benefit plans of CBG and Commercial Bank have been established in compliance with, and such plans have been operated in material compliance with, all applicable laws. Except as set forth on Schedule 4.13, neither CBG nor Commercial Bank sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the CBG 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present.
Schedule 4.13 includes a copy of the Internal Revenue Service determination letter respecting the CBG 401(k) plan. To the knowledge of CBG, no employee benefit plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on CBG.

     (b) CBG has no reason to believe that any amount payable to any employee of CBG or Commercial Bank will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

     4.14 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, between CBG or Commercial Bank and any union or labor organization covering any of CBG's or Commercial Bank's employees and none of said employees are represented by any union or labor organization.

     4.15 Labor Disputes. CBG and Commercial Bank are in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. CBG and Commercial Bank are not and have not been engaged in any unfair labor practice, and, to the knowledge of CBG, no unfair labor practice complaint against CBG or Commercial Bank is pending before the National Labor Relations Board. Relations between management and the employees are amicable and there have not been, nor to the knowledge of CBG are there presently, any attempts to organize employees, nor to the knowledge of CBG are there plans for any such attempts.

     4.16 Bank Accounts. Schedule 4.16 sets forth a complete and accurate list of each bank or financial institution in which CBG or Commercial Bank has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

     4.17 Environmental Requirements. To the knowledge of CBG, except as disclosed in Schedule 4.17, neither CBG nor Commercial Bank owns any property (including other real estate owned but excluding any property in which CBG or Commercial Bank has only a security interest), which is in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation will result in or have a Material Adverse Effect on CBG, and CBG and Commercial Bank have received all permits, licenses or other approvals as may be required of and under applicable federal and state environmental laws and regulations to conduct its respective business as currently conducted, except where the failure to have such permits, licenses or other approvals will not have a Material Adverse Effect on CBG. CBG and Commercial Bank are in compliance in all material respects with the terms and conditions of any such permit, license or approval, and has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et. seq. or any state superfund law except where such failure to comply with the terms and conditions of any such permit, license or approval will not have a Material Adverse Effect on CBG. CBG and Commercial Bank have complied in all material respects with applicable laws and regulations with respect to the disposal of all of its hazardous substances, hazardous materials and other waste products.

     4.18 Contracts and Commitments. Except as set forth in Schedule 4.18 or in the CBG SEC Reports and contracts made in the ordinary course of business:

          (a) Neither CBG nor Commercial Bank has any agreement or contract that is material to its business, operations or prospects other than those agreements which have been furnished to Acquiror;

          (b) Neither CBG nor Commercial Bank has any outstanding material agreement or contract, written or oral, with any officer, employee, agent, consultant, advisor, or broker that is not cancelable by CBG or Commercial Bank, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind; and

          (c) Except as noted in Schedule 4.10 and except for negotiable instruments in the process of collection, neither CBG nor Commercial Bank has any power of attorney outstanding or any material contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity.

     4.19 No Conflict. The execution and delivery of this Agreement by CBG and Commercial Bank, the consummation of the transactions contemplated herein by CBG and Commercial Bank, and the performance of the covenants and agreements of CBG and Commercial Bank herein, subject to fulfillment of the conditions set forth in this Agreement, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of CBG or Commercial Bank; or (ii) conflict with or result in a breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, or other material agreement, document or instrument to which CBG or Commercial Bank is a party or by which CBG or Commercial Bank or its properties may be bound which breach, default or violation would cause a Material Adverse Effect to CBG; or (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which CBG or Commercial Bank is a party or by which it or its properties may be bound and which violation would have a Material Adverse Effect on CBG.

     4.20 Agreements in Full Force and Effect. All material contracts, agreements, plans, leases, policies and licenses to which CBG or Commercial Bank is a party and which are described in the Proxy Statement/ Prospectus and/or referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding, and are in full force and effect in all material respects and are enforceable in accordance with their material terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

     4.21 Required Consents and Approvals. Other than the approval of the consummation of the Merger by CBG's stockholders and by applicable bank regulatory agencies, no Consent or approval is required by virtue of the execution hereof by CBG or Commercial Bank or the consummation of any of the transactions contemplated herein by CBG or Commercial Bank the failure of which to obtain would have a Material Adverse Effect on CBG or on the transactions contemplated by this Agreement.

     4.22 Absence of Certain Changes and Events.  Except as set forth in
Schedule 4.22 or in the ordinary course of business, since September 30, 1995, CBG and Commercial Bank, taken as a whole, have not:

          (a) suffered any damage or destruction adversely and materially affecting CBG;

          (b) made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to its capital stock, or any direct or indirect redemption, purchase or other acquisition of such stock, or otherwise made any payment of cash or any transfer of other assets;

          (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition or business prospects other than as a result of this Agreement and the transactions contemplated hereby;

          (d) suffered any material adverse change in the collectibility of its loan portfolio not subject to loan loss reserves;

          (e) except for customary increases based on term of service, performance or regular promotion of employees, increased (or announced any increase in) the compensation payable or to become payable to any employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees, or entered into or amended any employment, consulting, severance or similar agreement;

          (f) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice or in connection with this transaction;

          (g) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the ordinary course of business consistent with past practice;

          (h) permitted any of its assets to be subjected to any Lien;

          (i) waived any material claims or rights;

          (j) sold, transferred or otherwise disposed of any of its material Assets, except in the ordinary course of business consistent with past practice;

          (k) made any material capital expenditure or investment except in the ordinary course of business consistent with past practice;

          (l) made any change in any material method, practice or principle of financial or tax accounting;

          (m) managed working capital components, including cash, loans, deposits and other current liabilities in a fashion inconsistent in any material respect with past practice, including failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

          (n) paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits and except for loans to officers and directors;

          (o) issued or sold any of its capital stock (other than pursuant to the exercise of any CBG Options) or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

          (p) received notice that any of its substantial customers has terminated or intends to terminate its deposit or lending relationship with Commercial Bank other than in the ordinary course of business, which termination would have a Material Adverse Effect on CBG;

          (q) failed to operate its business in the ordinary course in all material respects;

          (r) except in the ordinary course of business, made or permitted any amendment or termination of any material contract, agreement or license to which it is a party if such amendment or termination would have a Material Adverse Effect on CBG; or

          (s) agreed in writing, or otherwise, to take any action described in this Section.

     4.23 Tax Matters.

     (a) Definitions. For purposes of this Agreement, the term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, PBGC premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which CBG or Commercial Bank is required to pay, withhold or collect.

     (b) Returns Filed and Taxes Paid. (i) All Tax returns required to be filed by or on behalf of CBG or Commercial Bank have been duly filed on a timely basis and such Tax returns are true, complete and correct in all material respects;
(ii) all Taxes shown to be payable on the returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by CBG and Commercial Bank with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns) or with respect to any period prior to the date of this Agreement; (iii) CBG and Commercial Bank have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of CBG or Commercial Bank with respect to Taxes, other than liens for Taxes not yet due and payable.

     (c) Tax Deficiencies; Audits; Statutes of Limitations. (i) The Tax returns of CBG and Commercial Bank have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to the knowledge of CBG, threatened; (ii) no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of CBG or Commercial Bank and neither CBG nor Commercial Bank has received notice that it has not filed a Tax return or paid Taxes required to be filed or paid by it; (iii) neither CBG nor Commercial Bank is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of CBG, threatened against CBG or Commercial Bank; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax returns of CBG or Commercial Bank; (v) CBG and Commercial Bank have disclosed on its federal income tax returns all positions taken therein that could give rise to a "substantial understatement of income tax" within the meaning of Section 6662 of the Code; and (vi) neither CBG nor Commercial Bank has made an application or request (either in writing or verbally, formally or informally) to the Internal Revenue Service to change methods of accounting or taxable year.

     (d) Tax Sharing Agreements. Except as otherwise disclosed in Schedule 4.23(d), neither CBG nor Commercial Bank is (or have they ever been) a party to any tax sharing agreement.

     4.24 Loan Loss Reserves. Commercial Bank's allowances for possible loan losses is reasonably adequate as of the date hereof in all material respects based upon the classification of the outstanding loans to provide for all anticipated losses, net of recoveries related to loans previously charged-off, on loans outstanding as of the date hereof.

     4.25 Brokers. Except for services provide for CBG by The Robinson-Humphrey Company, Inc., all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by CBG directly with Acquiror and without intervention of any other person, either as a result of any act of CBG or Commercial Bank, or otherwise, in such manner as to give rise to any valid claim against CBG or Commercial Bank for a finder's fee, brokerage commission or other like payment.

     4.26 Derivative Contracts. Neither CBG nor Commercial Bank is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in the CBG Financial Statements which is a financial derivative contract (including various combinations thereof).

     4.27 Material Contract Defaults. Neither CBG nor Commercial Bank is in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and which default will have a Material Adverse Effect on CBG and, to the knowledge of CBG, there is no event which, with notice or lapse of time, or both, may be or become an event of default under such material contract, agreement, lease or other commitment in respect of which reasonable steps have not been taken to prevent such a default from occurring.

     4.28 Insurance. Schedule 4.28 sets forth a list of all insurance policies and bonds in effect for CBG or Commercial Bank. All such insurance policies and bonds are valid, enforceable and in full force and effect, and neither CBG nor Commercial Bank has received any notice of a premium increase or cancellation with respect to any of such insurance policies or bonds. Since January 1, 1994, to the knowledge of CBG, neither CBG nor Commercial Bank has been refused any insurance coverage which it has sought or applied for, and CBG has no knowledge that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable in all material respects as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each such company at all times from the date hereof to the Effective Time. To the knowledge of CBG, there are no pending or threatened claims against CBG's or Commercial Bank's director's and officer's liability insurance policy.

     4.29 Buy-Sell Agreement. To the knowledge of CBG, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of CBG (other than in connection with the pledge of such shares), any similar agreement or any voting agreement or voting trust in respect of any such shares.

     4.30 Transfer of Shares. CBG has not received written notice of any plan or intention on the part of CBG's shareholders to sell or otherwise dispose of any of the Acquiror Common Stock to be received by them in the Merger that would reduce such shareholders' aggregate ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of CBG common stock outstanding immediately before the Merger.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND COLONIAL BANK

     Acquiror hereby represents and warrants to CBG as follows:

     5.01 Organization. Acquiror is a corporation validly existing and in good standing under the laws of the State of Delaware. Colonial Bank has been duly incorporated and is validly existing as a commercial bank under the laws of the State of Alabama. Each of Acquiror and its Subsidiaries has all requisite corporate power and authority to carry on and conduct its respective business as now being conducted and to own, lease or operate its material properties and assets. Acquiror and each of its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each state (including, in the case of Acquiror, the State of Georgia) and foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified except for such states and jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect on Acquiror.

     5.02 Power and Authority. Acquiror has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Acquiror. This Agreement constitutes Acquiror's legal, valid and binding obligation, enforceable against Acquiror in accordance with its terms.

     5.03 Authorized and Outstanding Stock. The authorized Acquiror Capital Stock and the number of issued and outstanding shares thereof as of the date hereof is set forth in Schedule 5.03 hereto. All of such issued and outstanding shares of capital stock of Acquiror are duly and validly issued and outstanding and are fully paid and nonassessable. The shares of Acquiror Common Stock to be issued and delivered to the stockholders of CBG pursuant to the Merger have been duly reserved for issuance and, upon issuance to the stockholders of CBG pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable. All issuances of the capital stock of Acquiror have been, and the issuance of shares to the stockholders of CBG will be, in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon have been paid.

     5.04 No Conflict. The execution and delivery of this Agreement by Acquiror and Colonial Bank, the consummation of the transactions contemplated herein by Acquiror and Colonial Bank, and the performance of the covenants and agreements of Acquiror and Colonial Bank, subject to the fulfillment of the conditions to Acquiror's and Colonial Bank's obligations set forth in this Agreement, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaws of Acquiror or Colonial Bank; (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, or other material agreement, document or instrument to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their properties may be bound which breach, default or violation would cause a Material Adverse Effect on Acquiror; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Acquiror or Colonial Bank is a party or by which Acquiror or Colonial Bank or their properties may be bound.

     5.05 Financial Statements. (a) Acquiror has filed and made available to CBG all forms, reports and documents required to be filed by Acquiror with the Commission since December 31, 1994, other than registration statements on Form S-8 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements of Acquiror (including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Effective Time (collectively, the "Acquiror Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     (c) Since September 30, 1995, except as disclosed in the Acquiror SEC Reports, there have been no events, changes or occurrences which have had, or will have, a Material Adverse Effect on Acquiror.

     5.06 No Material Changes. Neither Acquiror nor any of its Subsidiaries has sustained, directly or indirectly, since September 30, 1995, any material loss or interference with its business. Except as set forth on Schedule 5.06, since September 30, 1995, there has not been any change in the capital stock or long-term debt of Acquiror or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the collectibility of the loan portfolio of Acquiror or its Subsidiaries or in or affecting the general affairs, management, financial position, stockholders' equity, assets, results of operations or prospects of Acquiror or any of its subsidiaries, whether or not arising in the ordinary course of business. Except as disclosed in the notes to the latest audited consolidated financial statements of Acquiror included in the Acquiror SEC Reports or on Schedule 5.06, neither Acquiror nor any of its subsidiaries has incurred or undertaken any liability or obligation, direct, indirect or contingent, which is material to the business or condition (financial or other) of Acquiror, except for liabilities or obligations incurred in the ordinary course of business.

     5.07 Required Consents and Approvals. Other than the approval of the consummation of the Merger by applicable bank regulatory agencies, no consent or approval is required by virtue of the execution hereof by Acquiror or Colonial Bank or the consummation of any of the transactions contemplated herein by Acquiror or Colonial Bank.

     5.08 No Undisclosed Liabilities. Except as and to the extent reflected and adequately reserved against in the financial statements included in the Acquiror SEC Reports, neither Acquiror nor any subsidiary of Acquiror has any material liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

     5.09 No Violation of Law. Neither Acquiror nor any subsidiary of Acquiror, to its knowledge, is, has been and will be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on any of them, or relating to their property or business or their advertising, sales or pricing practices (including, without limitation, any banking laws or regulations, antitrust laws or regulations, and the statutes, rules and regulations commonly referred to as the Environmental Protection Act, the Americans With Disabilities Act, and the statutes and regulations of any state or other jurisdiction in which Acquiror or any of its Subsidiaries does business), nor will Acquiror or any of its Subsidiaries hereafter suffer or incur any material loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.


     5.10 Litigation. Other than as disclosed in the Acquiror SEC Reports, there are no charges, suits, actions, investigations of a material nature pending or threatened against Acquiror or any of its Subsidiaries.



     5.11 Securities and Exchange Commission Matters. On the effective date of the Registration Statement, at all times subsequent thereto and including the closing date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Proxy Statement/Prospectus (as amended or as supplemented), including the financial statements included or incorporated by reference in the Proxy Statement/Prospectus, did or will comply with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act and the Exchange Act (collectively, the "Rules and Regulations"), and will contain all statements required to be stated therein in accordance with the Securities Act, the Exchange Act, and the Rules and Regulations. On the effective date of the Registration Statement and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Proxy Statement/Prospectus, any such amendment or supplement or any documents incorporated therein by reference did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the effective date of the Registration Statement, the date the Proxy Statement/Prospectus or any amendment or supplement to the Proxy Statement/Prospectus is filed with the Commission and at the Effective Time the Proxy Statement/Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 5.11 do not apply to any statements or omissions made in reliance on and in conformity with information relating to CBG furnished in writing to Acquiror by CBG specifically for inclusion in the Registration Statement or Proxy Statement/Prospectus or any amendment or supplement thereto.


     Any documents or filings that are incorporated by reference, when they were or shall be filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act, or the Exchange Act, as applicable, and the Rules and Regulations.

     5.12 Loan Loss Reserves. Acquiror's allowances for possible loan losses is reasonably adequate as of the date hereof in all material respects to provide for all anticipated losses based on the classification of such loans, net of recoveries related to loans previously charged-off, on loans outstanding as of the date hereof.

     5.13 Assets. Except as disclosed in the Acquiror SEC Reports or as disclosed or reserved against in the Acquiror Financial Statements, Acquiror and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective material Assets reflected in Acquiror's most recent balance sheet referred to in Section 5.05.

     5.14 Tax Matters.

     (a) Returns Filed and Taxes Paid. (i) All Tax returns required to be filed by or on behalf of Acquiror and any of its Subsidiaries have been duly filed on a timely basis and such Tax returns are true, complete and correct in all material respects; (ii) all Taxes shown to be payable on the returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Acquiror or its Subsidiaries with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns) or with respect to any period prior to the date of this Agreement; (iii) Acquiror and its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of Acquiror or its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable.

     (b) Tax Deficiencies; Audits; Statutes of Limitations. (i) No deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of Acquiror or any of its Subsidiaries and neither Acquiror nor any of its Subsidiaries has received notice that it has not filed a Tax return or paid Taxes required to be filed or paid by it; (ii) neither Acquiror nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries; (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax returns of Acquiror or any of its Subsidiaries; (iv) Acquiror and its Subsidiaries have disclosed on its federal income tax returns all positions taken therein that could give rise to a "substantial understatement of income tax" within the meaning of Section 6662 of the Code; and (v) neither Acquiror nor any of its Subsidiaries has made an application or request (either in writing or verbally, formally or informally) to the Internal Revenue Service to change methods of accounting or taxable year.

     5.15 Tax Treatment. Acquiror has no present plans to sell or otherwise dispose of any of the Assets of CBG, or to liquidate any Subsidiaries (except that Acquiror may merge Commercial Bank into a subsidiary of Acquiror), subsequent to the Merger and Acquiror intends to continue the historic business of CBG.

     5.16 Employee Benefits. To the knowledge of Acquiror, all employee benefit plans of Acquiror and each of its Subsidiaries have been established in compliance with, and such plans have been operated in material compliance with, all applicable laws. Except as set forth on Schedule 5.16, neither Acquiror nor any of its Subsidiaries sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the Acquiror 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. To the knowledge of Acquiror, no employee benefit plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on Acquiror.

     5.17 Environmental Requirements. To the knowledge of Acquiror, except as disclosed in Schedule 5.17, neither Acquiror nor any of its Subsidiaries owns any property (including other real estate owned but excluding any property in which Acquiror or any of its Subsidiaries has only a security interest), which is in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation will result in or have a Material Adverse Effect on Acquiror, and Acquiror and its Subsidiaries have received all permits, licenses or other approvals as may be required of and under applicable federal and state environmental laws and regulations to conduct its respective business as currently conducted, except where the failure to have such permits, licenses or other approvals will not have a Material Adverse Effect on Acquiror. Acquiror and its Subsidiaries are in compliance in all material respects with the terms and conditions of any such permit, license or approval, and has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et. seq. or any state superfund law except where such failure to comply with the terms and conditions of any such permit, license or approval will not have a Material Adverse Effect on Acquiror. Acquiror and its Subsidiaries have complied in all material respects with applicable laws and regulations with respect to the disposal of all of its hazardous substances, hazardous materials and other waste products.

     5.18 Derivative Contracts. Neither Acquiror nor any of its Subsidiaries is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in the Acquiror Financial Statements which is a financial derivative contract (including various combinations thereof).

     5.19 Material Contract Defaults. Neither Acquiror nor any of its Subsidiaries is in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and which default will have a Material Adverse Effect on Acquiror and, to the knowledge of Acquiror, there is no event which, with notice or lapse of time, or both, may be or become an event of default under such material contract, agreement, lease or other commitment in respect of which reasonable steps have not been taken to prevent such a default from occurring.

                                   ARTICLE VI

                                COVENANTS OF CBG

     6.01 Pre-Closing Operations of CBG. CBG hereby covenants and agrees that, except as consented to in writing by Acquiror, pending the Closing, CBG and Commercial Bank will operate and conduct its business only in the ordinary course consistent in all material respects with prior practices. Pursuant thereto and not in limitation of the foregoing, from and after the date hereof:

          (a) CBG and Commercial Bank shall manage its working capital, including cash, loans, other current assets, deposits and other current liabilities, in a fashion consistent in all material respects with past practice.

          (b) CBG and Commercial Bank shall maintain its physical Assets in their present state of repair (ordinary wear and tear excepted).

          (c) CBG and Commercial Bank shall not take any of the following actions after the date of this Agreement without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed:

             (i) Incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $25,000 except in the ordinary course of the business consistent in all material respects with past practices (which shall include, for Commercial Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose or suffer the imposition, on any asset of CBG or Commercial Bank of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof);

             (ii) Mortgage, pledge or subject to Liens any assets having a value of $25,000 or more in the aggregate; except Liens that exist as of the date of this Agreement;

             (iii) Except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person, or otherwise acquire direct or indirect control over any

        Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Commercial Bank in its fiduciary capacity;


             (iv) Except as set forth in Schedule 4.12, increase (or announce any increase of) any salaries, wages or employee benefits, modify, alter or amend any CBG Options, Deferred Compensation Plans or CBG Stock Appreciation Rights or hire any new employees with individual salaries in excess of $35,000 (except to replace existing employees) other than in the ordinary course of business consistent in all material respects with past practice;


             (v) Amend any charter document or bylaw;

             (vi) Issue or sell any of its capital stock (other than upon exercise of outstanding CBG Options or warrants), redeem, purchase or otherwise acquire any shares of its capital stock, or make any other change in its issued and outstanding capital stock, or, except as set forth in Schedule 6.01(c)(vi), issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or declare any dividends or make any other distribution with respect to its capital stock;

             (vii) Adjust, split, combine or reclassify any capital stock of CBG or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBG Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of Commercial Bank;

             (viii) Incur, assume or guarantee any obligation or liability for borrowed money, or exchange, refund or renew any outstanding indebtedness of CBG or Commercial Bank in such a manner as to reduce the principal amount of such indebtedness or increase the interest rate or balance outstanding other than in the ordinary course of business consistent in all material respects with past practice;

             (ix) Amend or terminate any material agreement, excluding loan contracts but including any insurance policy, in force on the date hereof;

             (x) Except as set forth in Schedule 6.01(c)(x), enter into or amend any employment contract or agreement between any CBG or Commercial Bank and any person (unless such amendment is required by applicable law) that CBG or Commercial Bank does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

             (xi) Adopt any new employee benefit plan of CBG or Commercial Bank or make any material change in or to any existing employee benefit plans of CBG or Commercial Bank other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

             (xii) Make any material changes in financial or tax accounting methods, principles or practices except as may be appropriate to conform to changes in applicable law or regulatory accounting requirements or GAAP.

     6.02 Access. From the date of this Agreement through the Closing Date, CBG and Commercial Bank shall (i) provide Acquiror and its respective designees (officers, employees, counsel, accountants, and other authorized representatives who shall be bound by Section 8.03 hereof) with such information as Acquiror may from time to time reasonably request with respect to CBG and Commercial Bank and the transactions contemplated by this Agreement; (ii) provide Acquiror and its designees reasonable access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of CBG and Commercial Bank as Acquiror or its designees may from time to time reasonably request; and (iii) permit Acquiror and its designees to make such inspections thereof as Acquiror may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of CBG and Commercial Bank.

     6.03 Interim Financials. As promptly as practicable after each regular accounting period subsequent to September 30, 1995 and prior to the Closing Date, CBG will deliver to Acquiror periodic financial reports concerning CBG and Commercial Bank in the form which it customarily prepares for its internal purposes and, if available, unaudited statements of the financial position of CBG and Commercial Bank as of the last day of each accounting period and unaudited statements of income and cash flows of CBG and Commercial Bank for the period then ended.

     6.04 Meeting of Stockholders. As soon as practicable following the execution of this Agreement, CBG shall call a meeting of its stockholders to be held after the effective date of the Registration Statement for the purpose of considering and voting upon the Merger.

     6.05 Notice of Breach or Potential Breach or Adverse Change. CBG shall promptly notify Acquiror of any change, circumstance or event which would cause any of the representations or warranties made by CBG and Commercial Bank pursuant to this Agreement to be untrue as of the date hereof or at the Closing or which prevents CBG and Commercial Bank from complying with any of its obligations hereunder.


                                  ARTICLE VII


                             COVENANTS OF ACQUIROR

     Acquiror hereby covenants and agrees as follows:

     7.01 Access. From the date of this Agreement through the Closing Date, Acquiror and Colonial Bank shall (i) provide CBG and its designees (officers, employees, counsel, accountants, actuaries, and other authorized representatives) with such information as CBG and Commercial Bank may from time to time reasonably request with respect to Acquiror and its Subsidiaries and the transactions contemplated by this Agreement; (ii) provide CBG and its designees access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of Acquiror and its Subsidiaries, as CBG or its designees may from time to time reasonably request; and (iii) permit CBG and its designees to make such inspections thereof as CBG may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of Acquiror and its Subsidiaries.

     7.02 Interim Financials. As promptly as practicable after each quarterly accounting period subsequent to September 30, 1995 and prior to the Closing Date, Acquiror will deliver to CBG periodic financial reports in the form which it customarily prepares for its internal purposes and, if available, Acquiror will deliver to CBG unaudited statements of the consolidated financial position of Acquiror as of the last day of each accounting period and unaudited consolidated statements of income and cash flow of Acquiror for the period then ended.

     7.03 Notice of Breach or Potential Breach or Adverse Change. Acquiror shall promptly notify CBG of any change, circumstance or event which would cause any of the representations or warranties made by Acquiror or Colonial Bank pursuant to this Agreement to be untrue as of the date hereof or at the Closing or which prevents Acquiror or Colonial Bank from complying with any of its obligations hereunder.

     7.04 New York Stock Exchange Listing. Acquiror shall cause the shares of Acquiror Common Stock to be issued in the Merger to be listed for trading on the NYSE on or before the Effective Time.


     7.05 Employee Benefit Matters. At the Effective Time, all employees of CBG or Commercial Bank shall, at Acquiror's option, either (i) remain employees of Commercial Bank or become employees of the Surviving Corporation or its Subsidiaries ("Retained Employees") or (ii) be entitled to severance benefits in accordance with Colonial Bank's severance policy in effect as of the date of this Agreement, with credit being given to each such employee for the years of service of such employee with CBG or Commercial Bank as if he or she had been an employee of Colonial during such period for purposes of determining the level of severance. All Retained Employees shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of Acquiror and/or Colonial Bank to the same extent as Colonial Bank employees. Retained Employees shall be allowed to participate as of the Effective Time in the medical and dental benefits plans of Acquiror and/or Colonial Bank as new employees of Colonial Bank with a waiver of the any waiting period and of any pre-existing condition limitations. To the extent permitted by applicable law, the period of service with CBG and Commercial Bank of all Retained Employees shall be recognized for vesting and eligibility purposes under Colonial Bank's benefit plans provided that no credit shall be given for the purpose of calculating the accrued benefits under Acquiror's defined benefit plan. In addition, if the Effective Time falls within an annual period of coverage under any group health plan or group dental plan of the Surviving Corporation or its Subsidiaries, each Retained Employee shall be given credit for covered expenses paid by that employee under the comparable employee benefit plans of CBG and Commercial Bank during the applicable coverage period through the Effective Time towards the satisfaction of any deductible limitation and out-of-pocket maximum that may apply under the group health plan or group dental plan of the Surviving Corporation and its Subsidiaries.


     7.06 Georgia Board of Directors. Effective as of the Effective Time, Acquiror shall cause to be elected to the Board of Directors of Commercial Bank certain of the current directors of CBG who shall be agreed upon by Acquiror and CBG prior to the Effective Time.

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

     Acquiror and CBG hereby covenant to and agree with one another as follows:

     8.01 Approvals of Third Parties; Satisfaction of Conditions to
Closing. Acquiror, Colonial Bank, CBG and Commercial Bank will use their reasonable efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by Sections 9.05 and 9.06 hereof. In connection therewith, Acquiror shall promptly prepare and file applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents and approvals to such transactions. Acquiror, Colonial Bank, CBG and Commercial Bank will use their reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in Article X. Acquiror and Colonial Bank will use their reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in Article IX.


     8.02 Preparation of Registration Statement and the Proxy Statement/Prospectus. Acquiror and CBG shall promptly prepare the Proxy Statement/Prospectus and Acquiror shall promptly prepare and file with the Commission the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of CBG and Acquiror shall use all reasonable efforts to file the Registration Statement as soon as practicable after the date hereof and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Acquiror Common Stock in the Merger.


     8.03 Confidentiality. In connection with this Agreement, the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information". Each party hereby agrees that the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives. If the transactions contemplated hereunder are not consummated, the parties shall return the Information to the other promptly upon request and no party shall retain any copies. In the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other parties prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or (iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

     8.04 Press Releases. Prior to the Effective Time, CBG and Acquiror shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or to transactions contemplated hereby; provided that nothing in this Section 8.04 shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

                                   ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF CBG

     Each of the obligations of CBG to be performed hereunder shall be subject to the satisfaction (or waiver by CBG) at or prior to the Effective Time of the covenants of Acquiror set forth herein and of each of the following conditions:

     9.01 Representations and Warranties True at Closing Date. Each of Acquiror's and Colonial Bank's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; Acquiror and Colonial Bank shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by them on or before the Effective Time; and Acquiror and Colonial Bank shall have delivered to CBG and Commercial Bank a certificate in form and substance reasonably satisfactory to CBG confirming such matters and such other matters as may be reasonably requested by CBG.


     9.02 Litigation. There shall not be any Litigation or threat of Litigation against any party hereto (a) challenging the validity or legality of this Agreement or (b) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of CBG, based upon advice of counsel, would have a Material Adverse Effect on Acquiror, Colonial Bank, CBG, Commercial Bank or the consummation of the transactions contemplated by this Agreement.


     9.03 Opinion of Counsel. CBG and Commercial Bank shall have received from counsel to Acquiror an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to CBG and its counsel.

     9.04 Tax Opinion. CBG and Commercial Bank shall have received from Miller, Hamilton, Snider & Odom, L.L.C., counsel to Acquiror, an opinion in form and substance reasonably satisfactory to CBG and its counsel to the effect that (i) the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code, (ii) no gain or loss will be recognized by CBG or Commercial Bank in connection with the Merger, (iii) no gain or loss will be recognized by the shareholders of CBG who receive shares of Acquiror Common Stock in the Merger except to the extent of any taxable "boot" received by such persons from Acquiror, and except to the extent of any dividends received from CBG prior to the Effective Time, (iv) the tax basis of the Acquiror Common Stock received by such shareholders from Acquiror in connection with the Merger will be equal to the sum of the tax basis of their shares of CBG Common Stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging CBG shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger, (v) the holding period of the Acquiror Common Stock will include the holding period of the shares of CBG Common Stock exchanged therefor if such shares of CBG Common Stock were capital assets in the hands of the exchanging CBG shareholder, and
(vi) cash received by a CBG shareholder in lieu of a fractional share interest of Acquiror Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Acquiror Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the CBG Common Stock was a capital asset in his hands as of the Effective Time).

     9.05 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by Acquiror or Colonial Bank to CBG and Commercial Bank hereunder or in connection herewith shall be in form and substance satisfactory to counsel for CBG and Commercial Bank, in the exercise of such counsel's reasonable judgment.

     9.06 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.07 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of CBG Common Stock entitled to vote thereon.

     9.08 Absence of Adverse Facts. No fact, event or condition shall exist, or shall be reasonably likely to occur or has occurred that (a) has had a Material Adverse Effect on, or which may be reasonably foreseen to have a Material Adverse Effect on Acquiror or the consummation of the transactions contemplated by this Agreement which has not been waived by CBG (in the exercise of its sole and exclusive discretion), (b) would be materially adverse to the interests of CBG or its stockholders, or (c) would render the transactions contemplated by this Agreement impractical because of any material event including but not limited to a state of war, national emergency, banking moratorium or general suspension of trading on the NYSE, or other national securities exchange.

     9.09 Fairness Opinion. CBG shall have received from The Robinson-Humphrey Company, Inc. a letter in form and substance satisfactory to CBG which provides that this Agreement and the transactions contemplated thereby are fair to the stockholders of CBG from a financial point of view.

                                   ARTICLE X

                     CONDITIONS TO OBLIGATIONS OF ACQUIROR

     The obligations of Acquiror to be performed hereunder shall be subject to the satisfaction (or waiver by Acquiror) on or before the Effective Time of each of the Covenants of CBG set forth herein and of each of the following conditions:

     10.01 Representations and Warranties True at Closing Date. Each of the representations and warranties of CBG and Commercial Bank contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; CBG and Commercial Bank shall have performed and complied in all respects with the covenants and agreements set forth herein to be performed or complied with by CBG or Commercial Bank on or before the Effective Time; and CBG and Commercial Bank shall have delivered to Acquiror and Colonial Bank a certificate in form and substance reasonably satisfactory to Acquiror confirming such matters and confirming such other matters as may be reasonably requested by Acquiror.

     10.02 No Material Change. Other than changes relating to, or resulting from, the existence of, or the terms of, this Agreement and the transactions contemplated hereby, including any related loss of employees or customers of CBG or Commercial Bank, neither Acquiror nor any of its Subsidiaries shall have suffered any material adverse change since September 30, 1995 in its business, operations, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     10.03 Litigation. There shall not be any litigation or threat of litigation against any party hereto (a) challenging the validity or legality of this Agreement or (b) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of either Acquiror or Colonial Bank, would have a material adverse effect on Acquiror, Colonial Bank, Commercial Bank or the consummation of the transactions contemplated by this Agreement.

     10.04 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     10.05 Opinion of Counsel to CBG. Acquiror shall have received from counsel to CBG an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Acquiror, and its counsel.

     10.06 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by CBG and Commercial Bank to Acquiror and Colonial Bank hereunder shall be in form and substance satisfactory to counsel for Acquiror, in the exercise of such counsel's reasonable judgment.

     10.07 Accountants' Letters. Acquiror and Colonial Bank shall have received a letter from CBG's independent accountants with respect to the financial, accounting and statistical data regarding CBG and Commercial Bank set forth in the Registration Statement dated within five days prior to the Closing Date.

     10.08 Limitation on Dissenting Stockholders. All periods for notification of demands by Dissenting Stockholders pursuant to the Dissenter Provisions shall have expired. Neither CBG, Commercial Bank, Acquiror nor Colonial Bank shall have received notification of demands from Dissenting Stockholders who hold an aggregate of ten percent (10%) or more of the outstanding CBG Common Stock.

     10.09 Controlling Shareholders. Each shareholder of CBG who may be an "affiliate" of CBG within the meaning of Rule 145 of the Rules and Regulations under the Securities Act shall have executed and delivered to Acquiror a commitment and undertaking to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Acquiror Common Stock which he receives upon the Effective Time and that such Acquiror Common Stock will be held subject to all applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder.

     10.10 Pooling of Interests. Acquiror shall have received the written opinion of Coopers & Lybrand, L.L.P. that the Merger will qualify for the pooling of interests method of accounting under generally accepted accounting principles.


     10.11 Tax Opinion. The opinion of Miller, Hamilton, Snider & Odom, L.L.C., rendered pursuant to Section 10.11 hereof shall be in form and substance reasonably satisfactory to Acquiror.


                                   ARTICLE XI

                                INDEMNIFICATION

     11.01 Indemnification. (a) Acquiror shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless the present and former directors, officers, employees and agents of the CBG and Commercial Bank (each an "Indemnified Party") against all Liabilities arising out of or in connection with actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time or alleged to have occurred at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent provided in the Articles of Incorporation of CBG in effect immediately prior to the Effective Time.

     (b) If Acquiror or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person or entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror or Surviving Corporation, as the case may be, shall assume the obligations set forth in this Article XI.

     (c) The provisions of this Article XI are intended to be for the benefit of, and enforceable by, each Indemnified Party, his or her heirs and representatives.

     (d) In addition to the foregoing provisions of this Section 11.01, Acquiror shall purchase from a reputable insurance company director and officer liability insurance that will provide "tail" liability insurance coverage during the two year period following the Closing for the benefit of all of the current directors and officers of CBG and/or Commercial Bank, which coverage shall provide substantially the same coverage for such persons as CBG's and Commercial Bank's existing director and officer insurance policy. In the event such insurance policy is not available from any insurance company, Acquiror shall not be required to comply with this subsection (d). Acquiror shall not be required to purchase such a policy if the annual premium exceeds two times the annual premiums currently paid by CBG or Commercial Bank.

                                  ARTICLE XII

                                    CLOSING

     12.01 Closing Date. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the Merger (the "Closing") shall take place at 10:00 a.m. on June 28, 1996 in the offices of Long, Aldridge & Norman, Suite 5300, One Peachtree Center, 303 Peachtree Street, Atlanta, Georgia, or on such other date or at such other time and place as the parties shall agree (the "Closing Date").

                                  ARTICLE XIII

                          TERMINATION PRIOR TO CLOSING

     13.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) By the mutual written consent of Acquiror and CBG;

          (b) By CBG in writing, without liability, if Acquiror or Colonial Bank shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or
     (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after CBG and Commercial Bank has notified Acquiror or Colonial Bank of its intent to terminate this Agreement pursuant to this subparagraph
     (b);

          (c) By Acquiror or in writing, without liability, if CBG shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Acquiror has notified CBG of its intent to terminate this Agreement pursuant to this subparagraph (c).

          (d) By either Acquiror or CBG in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Acquiror, Colonial Bank, CBG or Commercial Bank, which prohibits or restrains Acquiror, Colonial Bank, CBG or Commercial Bank from consummating the transactions contemplated hereby, provided that Acquiror, Colonial Bank, CBG or Commercial Bank shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted, and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency;

          (e) By either Acquiror or CBG, in writing, without liability, if for any reason the Closing has not occurred by September 30, 1996;

          (f) By either Acquiror or CBG if any event has occurred which would have a Material Adverse Effect on any other party to this Agreement or their respective Subsidiaries;

          (g) By Acquiror or CBG in the event that any conditions precedent to the obligations of such party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled by September 30, 1996.

     13.02 Termination of Obligations. Termination of this Agreement pursuant to this Article XIII shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to subparagraphs (b) or (c) of
Section 13.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto for knowing or willful defaults or breaches.

                                  ARTICLE XIV

                                    EXPENSES

     14.01 Expenses. Acquiror, Colonial Bank, CGB and Commercial Bank each agrees to pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Surviving Corporation shall pay the fees and expenses of The Robinson-Humphrey Company, Inc. in connection with the transactions contemplated hereby.

                                   ARTICLE XV

                                 MISCELLANEOUS

     15.01 Survival. The representations and warranties of Acquiror, Colonial Bank, CBG and Commercial Bank contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not survive the Closing.

     15.02 Entire Agreement. This Agreement (including the Schedules) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

     15.03 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     15.04 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

     15.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     15.06 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     15.07 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     15.08 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to CBG or Commercial Bank, to:

     Commercial Bancorp of Georgia, Inc.
     390 Crogan Street
     Lawrenceville, Georgia 30245
     Attention: Richard Sikes, President
            and Chief Executive Officer

with a copy to:

     Long, Aldridge & Norman
     Suite 5300
     303 Peachtree Street
     Atlanta, Georgia 30308
     Attention: David M. Calhoun

if to Acquiror or Colonial Bank, to:

     W. Flake Oakley, IV
     Chief Financial Officer
     One Commerce Street, Suite 800
     Montgomery, Alabama 36104

with a copy to:


     Miller, Hamilton, Snider & Odom, L.L.C.

     One Commerce Street, Suite 802
     Montgomery, Alabama 36104
     Attention: Michael D. Waters

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     15.09 Governing Law. This Agreement is executed by the parties in, and shall be construed in accordance with and governed by the laws of, the State of Georgia without giving effect to the principles of conflicts of law thereof.


     15.10 Acquisition Proposals. From and after the date of this Agreement and until any termination pursuant to Article XIII, CBG and Commercial Bank shall not (and shall use its best efforts to ensure that its directors and officers shall not), directly or indirectly, solicit or encourage any inquiries or proposals from any Person (other than Acquiror or a Subsidiary thereof) or (ii) knowingly furnish any information about or with respect to CBG or its Subsidiaries or participate in any negotiations or discussions concerning any acquisition, merger, combination or sale of a significant amount of assets of CBG or Commercial Bank (collectively, a "Business Combination"); except in a situation in which a majority of the full Board of Directors of CBG has determined upon advice of counsel that such Board has a fiduciary duty to consider and respond to a bona fide proposal by a third party, regardless of whether such proposal was directly or indirectly received as a result of conduct sought to be prohibited by this Section 15.10. Upon the occurrence of such determination by the Board of Directors of CBG, such Board shall provide written notice of its determination and intention to consider such proposal to Acquiror at least two business days before responding to the proposal or providing any information with respect to CBG or Commercial Bank in response to the proposal, indicating the material terms of such proposal; provided, however, that if such proposal by its terms requires a response in a shorter period, CBG shall provide such notice, information and undertaking to Acquiror as promptly as practicable in the circumstances.



     In the event that CBG enters into a letter of intent or definitive agreement regarding a Business Combination with any third party (other than Acquiror or any of its Subsidiaries) prior to the earlier of (i) the Closing or
(ii) the termination of this Agreement pursuant to Article XIII hereof, CBG covenants and agrees that it shall be a condition precedent to the consummation of such Business Combination that such third party pay to Acquiror at the time of consummation of such Business Combination the principal sum of $1,000,000 as liquidated damages to compensate Acquiror for its direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including Acquiror's management time devoted to negotiation and preparation for the Merger and Acquiror's loss as a result of the Merger not being consummated. Acquiror acknowledges that such payment shall be the sole and exclusive remedy of Acquiror under this Agreement in the event of such a Business Combination. Upon payment of such amount, Acquiror shall have no cause of action or claim (either in law or in equity) whatsoever against CBG, Commercial Bank or the directors and officers of CBG or Commercial Bank with respect to this Agreement or in connection with the Business Combination.


     15.11 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     15.12 "Including." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

     15.13 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.

     15.14 Return of Information. In the event of termination of this Agreement prior to the Effective Time, each party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

     15.15 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either party, the other party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching party, the non-breaching party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other party, and no attempt on the part of the non-breaching party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching party that would preclude the non-breaching party from obtaining any remedies at law to which it would otherwise be entitled.

     15.16 No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Agreement must be in writing and be executed by the parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

     15.18 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

ATTEST:                                    COLONIAL BANCGROUP, INC.
By: /s/ Walter Thompson                    By: /s/ W. Flake Oakley, IV
   -----------------------------              -----------------------------------------
Title: Senior Vice President               Title: Chief Financial Officer

ATTEST:                                    COMMERCIAL BANCORP OF GEORGIA, INC.
By: /s/ John P. Hopkins                    By: /s/ Richard Sikes
   -----------------------------              -----------------------------------------
Title: Secretary                           Title: President and Chief Executive Officer

                                  DEFINITIONS


     (a) The following terms, which are capitalized in the Agreement, shall have the meanings set forth below for the purpose of the Agreement:

     "Acquiror" shall mean The Colonial BancGroup, Inc., a Delaware corporation with its principal offices in Montgomery, Alabama.

     "Acquiror Common Stock" shall mean Acquiror's Common Stock, $2.50 par value per share, authorized and defined in the Restated Certificate of Incorporation of Acquiror, as amended.

     "Agency" or "Agencies" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the parties to the Agreement and their respective Subsidiaries, and the Commission.

     "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a party shall mean all of the assets, properties, and rights of such party of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such party's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such party, and whether or not owned in the name of such party or any Subsidiary of such party and wherever located.

     "CBG" shall mean Commercial Bancorp of Georgia, Inc., a Georgia corporation with its principal offices in Georgia.

     "CBG Common Stock" shall mean CBG's Common Stock, $1.00 par value per share, authorized and defined in the Articles of Incorporation of CBG.

     "Closing" shall mean the closing of the transactions contemplated hereby as described in Section 12.01 of the Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commercial Bank" shall mean Commercial Bank of Georgia, a Georgia state chartered commercial bank with its home office in Georgia.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "Contract" shall mean any material written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease or obligation, of any kind or character, or other material agreement to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any material breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a material breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.02 of the Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" shall mean generally accepted accounting principles as applicable to banks and their holding companies.

     "Knowledge" shall mean, in the case of CBG or Commercial Bank, the actual knowledge of the Chairman of the Board, President, Chief Financial Officer and Chief Credit Officer of CBG or Commercial Bank and, in the case of Acquiror or Colonial Bank, means the knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or any Senior or Executive Vice President of Acquiror or it Subsidiaries.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Agency.

     "Liability" shall, unless otherwise defined, mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default or title, easement, encroachment, encumbrance, hypothecating, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to, any property or property interest, other than (i) Liens for current property taxes not yet due and payable, (ii) for depository institution Subsidiaries of a party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements, restrictive covenants and other encumbrances on real property which do not materially adversely affect the use of such property by the current owner thereof.

     "Litigation" shall mean any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

     The term "material," for purposes of this Agreement, shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" with respect to any party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial position, business or results or operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (z) the effect of this Agreement, including compliance with this Agreement, on the operating performance of the parties, including expenses incurred by the parties in connection with this Agreement and the loss of employees and/or customers of a party as a result of this Agreement and the transactions contemplated thereby.

     "Merger" shall mean the merger of CBG with Acquiror as contemplated in this Agreement.

     "NYSE" shall mean The New York Stock Exchange.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus used by CBG to solicit the approval of its stockholders of the transactions contemplated by this Agreement and used by Acquiror in connection with the issuance of the Acquiror Common Stock to the stockholders of CBG.

     "Registration Statement" shall mean the registration statement on Form S-4, or such other appropriate form, to be filed with the Commission by Acquiror, and which has been agreed to by CBG, to register the shares of Acquiror Common Stock offered to stockholders of CBG pursuant to this Agreement, including the Proxy Statement/Prospectus).

     "Resulting Corporation" shall mean the Acquiror as the surviving corporation resulting from the Merger.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiaries" shall mean those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     (b) The following terms shall have the meanings ascribed to such terms in the Section of the Agreement referenced below:

                                        TERM                                       SECTION
    -----------------------------------------------------------------------------  -------
    "Acquiror Capital Stock".....................................................    3.01
    "Acquiror Financial Statements"..............................................    5.05(b)
    "Acquiror SEC Reports".......................................................    5.05(a)
    "Audited Financial Statements"...............................................    4.06(b)
    "CBG Financial Statements"...................................................    4.06(b)
    "CBG Option".................................................................    3.04(a)
    "CBG SEC Reports"............................................................    4.06(a)
    "CBG Stock Appreciation Rights"..............................................    3.04(b)
    "Dissenter Provisions".......................................................    3.07
    "Dissenting Stockholder".....................................................    3.07
    "Exchange Agent".............................................................    3.05
    "Exchange Ratio".............................................................    3.01(c)
    "Indemnified Party"..........................................................   11.01(a)
    "Interim Financial Statements"...............................................    4.06(b)
    "Market Value"...............................................................    3.01(c)
    "Retained Employees".........................................................    7.05
    "Rules and Regulations"......................................................    3.11
    "Surviving Corporation"......................................................    1.01
    "Taxes"......................................................................    4.23(a)

                                                                      APPENDIX B

PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC. 14-2-1301.  DEFINITIONS.

     As used in this article, the term:

          a. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          b. "Corporate Action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          c. "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          d. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          e. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          f. "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          g. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          h. "Shareholder" means the record shareholder or the beneficial shareholder.

SEC. 14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

SEC. 14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SEC. 14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

SEC. 14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

SEC. 14-2-1322.  DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

SEC. 14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

SEC. 14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SEC. 14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

SEC. 14-2-1326.  FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

SEC. 14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3.  JUDICIAL APPRAISAL OF SHARES

SEC. 14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

SEC. 14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

SEC. 14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                      APPENDIX C

                                                               December 21, 1995

Board of Directors
Commercial Bancorp of Georgia, Inc.
390 Crogan Street, N.W.
Lawrenceville, Georgia 30246

Ladies and Gentlemen:

     In connection with the proposed acquisition of Commercial Bancorp of Georgia, Inc. ("CBGA") by Colonial BancGroup, Inc. ("CNB") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement and Plan of Merger dated as of December 21, 1995 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of CBGA. Under the terms of the Merger, holders of all outstanding shares of CBGA stock will receive consideration equal to $21.07 shares of CNB common stock for each CBGA share held. Based on a closing price per share for CNB of $32.875, the implied purchase price per share as of December 20, 1995 was .6409 shares of CNB stock for each share of CBGA.

     Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.

     In connection with our study for rendering this opinion, we have reviewed the Definitive Agreement, CBGA's financial results for fiscal years 1990 through 1994 and through the quarter ended September 30, 1995 and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of CBGA for the purpose of reviewing the historical and current operations of, and outlook for CBGA, industry trends, the terms of the proposed Merger, and related matters.

     We have also studied published financial data concerning certain other publicly traded banks which we deem comparable to CBGA as well as certain financial data relating to acquisitions of other banks that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.

     We have reviewed similar information and data relating to CNB including its historical financial statements, from fiscal 1990 up through and including the quarter ended September 30, 1995.

     In rendering this opinion, we have relied upon the accuracy of the Definitive Agreement, the financial information listed above, and other information furnished to us by CBGA and CNB. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of CBGA and CNB.

     Based upon the foregoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the consideration as provided in the Agreement and Plan of Merger is fair to the stockholders of CBGA.

                                        Very truly yours,

                                        THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                      APPENDIX D


                                  May 15, 1996


                                 Mobile Office

The Colonial BancGroup, Inc.
One Commerce Street
Suite 800
Montgomery, Alabama 36104

Commercial Bancorp of Georgia, Inc.
390 Crogan Street
Lawrenceville, Georgia 30245

     RE: TAX OPINION

Gentlemen:

     We have acted as counsel to The Colonial BancGroup, Inc., a Delaware corporation ("BancGroup"), in connection with the merger of Commercial Bancorp of Georgia, Inc. ("CBG") with and into BancGroup (the "Merger") pursuant to the Agreement and Plan of Merger, dated December 21, 1995 (the "Agreement") by and between BancGroup and CBG. This opinion is being rendered to you pursuant to paragraph 9.03 of the Agreement.

     In rendering this opinion, we have relied upon the facts, which are not restated herein, but rather, as they have been presented to us in the Agreement, and in a preliminary joint proxy statement-prospectus of BancGroup and CBG to be filed with the Securities and Exchange Commission. We have assumed, with your consent, that the facts presented to us provide an accurate and complete description of the facts and circumstances concerning the proposed transaction. Any changes to the facts, representations, or documents referred to in this opinion may affect the conclusions stated herein.

     In connection with this opinion, we have assumed, with your consent, the following:

          (1) BancGroup does not plan to sell or otherwise dispose of any of the stock or assets of Commercial Bank of Georgia, a wholly-owned subsidiary of CBG (the "Bank") or to liquidate the Bank after the merger, except that the Bank may be merged into BancGroup's subsidiary federal savings bank located in Georgia, referred to as Colonial Bank -- Georgia.

          (2) BancGroup will continue the historic business of CBG or will use a significant portion of the historic business assets of CBG in a business.

          (3) CBG and the Bank have no knowledge of any plan or intention on the part of the CBG stockholders to sell or otherwise dispose of the BancGroup Common Stock to be received by them that would reduce their holdings to a number of shares having, in the aggregate, a fair market value of less than fifty percent of the total fair market value of the CBG Common Stock outstanding immediately before the merger.

          (4) As a result of the Merger, each share of the issued and outstanding CBG Common Stock will be converted into the right to receive BancGroup Common Stock.

          (5) No fractional shares will be issued in the Merger. In the event fractional shares result in the exchange, the CBG stockholders entitled to fractional shares will be paid cash by BancGroup for their fractional shares.

          (6) The fair market value of the BancGroup Common Stock to be received by the CBG stockholders will be approximately equal to the fair market value of the CBG stock exchanged therefor.

          (7) The proposed Merger will be effected for substantial non-tax business purposes.

          (8) BancGroup will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by CBG immediately prior to the Merger. For purposes of this representation, CBG assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CBG immediately preceding the Merger and all payments to dissenters, if any, will be included as assets of CBG held immediately prior to the Merger.

          (9) CBG is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of sec. 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     On the basis of the foregoing and our consideration of such other matters as we have considered necessary, we advise you that, in our opinion, for federal income tax purposes:

          (1) The Merger of CBG with and into BancGroup in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the Code. CBG and BancGroup will each be a "party to a reorganization" under Section 368(b) of the Code.


          (2) No gain or loss will be recognized by CBG upon the transfer of its assets and liabilities to BancGroup. Sections 357(a) and 361(a) of the Code. No gain or loss will be recognized by BancGroup upon the receipt of the assets and liabilities of CBG. Section 1032(a) of the Code.



          (3) The basis of the assets of CBG acquired by BancGroup will be the same as the basis of the assets in the hands of CBG immediately prior to the Merger. Section 362(b) of the Code.



          (4) The holding period of the assets of CBG in the hands of BancGroup will include the period during which such assets were held by CBG. Section 1223(2) of the Code.



          (5) A CBG stockholder who exchanges shares of CBG stock solely for shares of BancGroup Common Stock as described in the Agreement will not recognize gain or loss. Section 354 of the Code.



          (6) A dissenting CBG stockholder, who is not deemed to own any shares of BancGroup under the constructive ownership rules of Section 318 of the Code (see the discussion below of Section 318 of the Code), and who receives only cash in exchange for his shares of CBG stock, will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the shares of CBG stock surrendered. Section 1001 of the Code. Such gain or loss will be capital gain or loss if the CBG shares are capital assets in the hands of the stockholder.



          (7) The constructive ownership rules of Section 318 of the Code apply in determining whether the receipt of cash has "the effect of the distribution of a dividend" and whether a dissenting CBG stockholder who actually has received all cash is deemed to have received a combination of cash and BancGroup Common Stock. Under these rules, shares subject to options and shares owned (or, in some cases, constructively owned) by members of the stockholder's family, and by related entities (such as corporations, partnerships, trusts, and estates) in which the stockholder, a member of his family, or a related entity has an interest, may be counted as owned by the stockholder. Similarly, an entity may be treated as owning shares owned by related persons or entities (such as stockholders, partners, or beneficiaries).



          (8) The tax basis of the BancGroup Common Stock received by an CBG stockholder will be the same as the adjusted tax basis of the shares of CBG stock exchanged, decreased by the amount of cash received and increased by the amount treated as a dividend and the amount of gain recognized on the exchange. Section 358(a)(1) of the Code.



          (9) The holding period of the BancGroup Common Stock received by a CBG stockholder will include the holding period of the shares of CBG stock exchanged therefor if such shares were capital assets in the hands of the exchanging shareholder. Section 1223(1) of the Code.



          (10) Cash received in lieu of a fractional share interest in BancGroup Common Stock will be treated as received in payment for such interest. Rev. Rul. 66-365, 1966 - 2 C.B. 116. The stockholder will recognize gain or loss equal to the difference between the cash received and the basis of such fractional share interest.

     No opinion is expressed as to the tax treatment of any conditions existing at the time of, or effects resulting from, the Merger that are not specifically covered by the above opinion, including the effect, if any, of the Merger on the tax consequences of the Merger in March, 1995, of Commercial Bancorp of Georgia, Inc., a Georgia corporation into Commercial Bancorp of Gwinnett, Inc., or the Merger in September, 1995, of Commercial Bank of Georgia into Commercial Bank.

                                        Very truly yours,

                                        MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant (or "BancGroup"), officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements (the "Indemnification Agreements") with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

         The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

         Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met.
Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

         The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification
Agreements: (i) BancGroup is under no obligation to advance expenses to a director or officer, and (ii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

         The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

         The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

         The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

         The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

         The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

         The benefits of the Indemnification Agreements would not be available if (i) the action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements);
(ii) the officer or director is paid for such expense or liability under an insurance policy; (iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or (v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

         The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended. BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.


                                  DESCRIPTION


Exhibit 2 Plan of acquisition, reorganization, arrangement, liquidation of successor:

                 Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Commercial Bancorp of Georgia, Inc., dated as of December 21, 1995, included in the Prospectus portion of this Registration Statement at Appendix A and incorporated herein by reference.


Exhibit 3        Articles of Incorporation and Bylaws:

(A) Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

Exhibit 4        Instruments defining the rights of security holders:

(A) Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Article II of the Bylaws of the Registrant filed as Exhibit
                 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.

(D)              Trust Indenture dated as of March 25, 1986, included as
                 Exhibit 4 to the Registrant's Amendment No. 1 to Registration Statement on Form S-2, file number 33-4004, effective March 25, 1986, and incorporated herein by reference.


Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered, filed as Exhibit 5 to the Registration Statement (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.



Exhibit 8 Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C., included in the Prospectus portion of this Registration Statement at Appendix D and incorporated herein by reference.


Exhibit 10       Material Contracts:

(A)(1) Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2) Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)           1992 Incentive Stock Option Plan of the Registrant, filed as
                 Exhibit 4-1 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4) 1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1) Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January 18, 1988, included as
                 Exhibit 10(B)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2) Loan Agreement between the Registrant and SunBank, National Association, dated August 25, 1995, filed as Exhibit 10(B)(2) to the Registrant's Registration Statement on Form S-4, registration number 33-01163 and incorporated herein by reference.

(B)(3) 1993 Term Loan Agreement between the Registrant and SunBank, National Association, and related Pledge Agreement filed as
                 Exhibit 10(B)(1) to Amendment No. 2 of the Registrant's Registration Statement on Form S-4, registration number 33-63826 and incorporated herein by reference.

(C)(1) The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as amended, included as
                 Exhibit 10(C)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2) The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.


(E) Amended and Restated Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Southern Banking Corporation dated as of February 15, 1996 included as Exhibit 10(F) to the Registrant's Registration Statement on Form S-4, Registration No. 333-01163 and incorporated herein by reference.


Exhibit 21 List of subsidiaries of the Registrant filed as Exhibit 21 to the Registration Statement (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.


Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand, L.L.P.

(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)              Consent of Bricker & Melton, P.A.

(D)              Consent of The Robinson-Humphrey Company, Inc.

(E)              Consent of Coopers & Lybrand, L.L.P.

(F)              Consent and report of Price Waterhouse LLP

(G)              Consent of Arthur Andersen LLP

(H)              Consent of KPMG Peat Marwick LLP


Exhibit 24 Power of Attorney filed as Exhibit 24 to the Registration Statement (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.



Exhibit 99       Additional exhibits:


(A)              Form of Proxy of Commercial Bancorp of Georgia, Inc., filed as
                 Exhibit 99(A) to the Registration Statement (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.



         (b)     Financial Statement Schedules

                 The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.


ITEM 22.         UNDERTAKINGS.

         (a)     The undersigned hereby undertakes as follows as required by
                 Item 512 of Regulation S-K:

                 (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (d)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 20th day of May, 1996.



                                         THE COLONIAL BANCGROUP, INC.



                                         By:  /s/ Robert E. Lowder
                                              --------------------------
                                                 Robert E. Lowder
                                                 Its Chairman of the Board
                                                 of Directors, Chief
                                                 Executive Officer, and
                                                 President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                         TITLE                                     DATE
- ----------                                         -----                                     ----

/s/ Robert E. Lowder                               Chairman of the Board                     **
- ---------------------------                        of Directors, President
Robert E. Lowder                                   and Chief Executive
                                                   Officer


/s/ W. Flake Oakley, IV                            Chief Financial                           **
- ---------------------------                        Officer, Secretary
W. Flake Oakley, IV                                and Treasurer (Principal
                                                   Financial Officer and
                                                   Principal Accounting
                                                   Officer)


          *                                        Director                                  **
- --------------------------
Young J. Boozer


          *                                        Director                                  **
- --------------------------
William Britton




          *                                        Director                                  **
- --------------------------
Jerry J. Chesser




          *                                        Director                                  **
- --------------------------
Augustus K. Clements, III





         *                                         Director                                  **
- -------------------------
Robert C. Craft




                                                   Director
- -------------------------
Patrick F. Dye




        *                                          Director                                  **
- -------------------------
Clinton O. Holdbrooks




        *                                          Director                                  **
- -------------------------
D. B. Jones




       *                                           Director                                  **
- -------------------------
Harold D. King


         *                                         Director                                  **
- -------------------------
John Ed Mathison




         *                                         Director                                  **
- -------------------------
Milton E. McGregor




         *                                         Director                                  **
- -------------------------
John C. H. Miller, Jr.




        *                                          Director                                  **
- -------------------------
Joe D. Mussafer




        *                                          Director                                  **
- -------------------------
William E. Powell




        *                                          Director                                  **
- -------------------------
Jack H. Rainer




        *                                          Director                                  **
- -------------------------
Frances E. Roper




        *                                          Director                                  **
- -------------------------
Ed V. Welch


* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.



/s/ W. Flake Oakley, IV
- --------------------------
W. Flake Oakley, IV
Attorney-in-Fact


**  Dated:  May 20, 1996

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549





                          _________________________





                                 EXHIBITS TO
                               AMENDMENT NO. 1

                                      TO

                                   FORM S-4


                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933





                          _________________________





                         THE COLONIAL BANCGROUP, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 EXHIBIT INDEX



EXHIBIT                                                                                                              PAGE
- -------                                                                                                              ----
Exhibit 2        Plan of acquisition, reorganization, arrangement, liquidation of successor:

                 Agreement and Plan of Merger between The Colonial BancGroup, Inc., and Commercial
                 Bancorp of Georgia, Inc., dated as of December 21, 1995, included in the Prospectus portion of this registration statement at Appendix A and incorporated herein by reference.


Exhibit 3        Articles of Incorporation and Bylaws:

(A)              Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the
                 Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Bylaws of the Registrant, as amended, filed as Exhibit 4.2 to the Registrant's Current
                 Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.


Exhibit 4        Instruments defining the rights of security holders:

(A)              Article 4 of the Restated Certificate of Incorporation of the Registrant filed as
                 Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's
                 Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(C)              Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated
                 January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as
                 Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-
                 07015), effective July 15, 1986, and incorporated herein by reference.

(D)              Trust Indenture dated as of March 25, 1986, included as Exhibit 4 to the Registrant's
                 Amendment No. 1 to Registration Statement on Form S-2, file number 33-4004, effective
                 March 25, 1986, and incorporated herein by reference.

Exhibit 5        Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered, filed as Exhibit 5 to the Registration Statement
                 (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.

Exhibit 8        Tax Opinion of Miller, Hamilton, Snider & Odom, L.L.C., included in the Prospectus portion of this
                 Registration Statement at Appendix D and incorporated herein by reference.

Exhibit 10       Material Contracts:

(A)(1)           Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as
                 Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No.
                 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2)           Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration
                 No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)           1992 Incentive Stock Option Plan of the Registrant, filed as Exhibit 4-1 to Registrant's
                 Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4)           1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's
                 Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1)           Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated
                 January 18, 1988, included as Exhibit 10(B)(1) to the Registrant's Registration Statement as
                 Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2)           Loan Agreement between the Registrant and SunBank, National Association, dated August 29, 1995, filed as Exhibit 10(B)(2) to the Registrant's Registration Statement on Form S-4, registration number 33-01163 and incorporated herein by reference.

(B)(3)           1993 Term Loan Agreement between the Registrant and SunBank, National Association, and related Pledge
                 Agreement filed as Exhibit 10(B)(1) to Amendment No. 2 of the Registrant's Registration Statement on
                 Form S-4, registration number 33-63826 and incorporated herein by reference.

(C)(1)           The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as
                 amended, included as


                 Exhibit 10(C)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2)           The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D)              Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial
                 BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and
                 Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.

(E)              Amended and Restated Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Southern Banking
                 Corporation dated as of February 15, 1996 included a Exhibit 10(F) to the Registrant's Registraton Statement
                 on Form S-4, Registration No. 333-01163 and incorporated herein by reference.

Exhibit 21       List of subsidiaries of the Registrant, filed as Exhibit 21 to the Registration Statement (Registration No.
                 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.


Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand, L.L.P.

(B)              Consent of Miller, Hamilton, Snider & Odom, L.L.C.

(C)              Consent of Bricker & Melton, P.A.

(D)              Consent of The Robinson-Humphrey Company, Inc.

(E)              Consent of Coopers & Lybrand, L.L.P.

(F)              Consent and report of Price Waterhouse LLC

(G)              Consent of Arthur Andersen LLP

(H)              Consent of KPMG Peat Marwick LLP

Exhibit 24       Power of Attorney, filed as Exhibit 24 to the Registration Statement (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.

Exhibit 99       Additional exhibits:

(A)              Form of Proxy of Commercial Bancorp of Georgia, Inc., filed as Exhibit 99(A) to the Registration Statement
                 (Registration No. 333-01345) of which this filing is Amendment No. 2, and incorporated herein by reference.